As filed with the Securities and Exchange Commission on December 2, 2011

Registration No. __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PREMIER ALLIANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-0443575
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4521 Sharon Road
Suite 300
Charlotte, North Carolina 28211
(704) 521-8077

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Mark S. Elliott, President
4521 Sharon Road
Suite 300
Charlotte, North Carolina 28211
(704) 521-8077

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Stuart M. Sieger Ruskin Moscou Faltischek, P.C. 1425 RXR Plaza Uniondale, NY 11556 (516) 663-6600	Seth I. Rubin Ruskin Moscou Faltischek, P.C. 1425 RXR Plaza Uniondale, NY 11556 (516) 663-6600	Peter Campitiello Tarter Krinsky & Drogin LLP 1350 Broadway New York, NY 10018 (212) 216-8000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions under the merger agreement described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		☐	Accelerated filer
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	☒	Smaller reporting company
☐	If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common Stock, par value $.001 per share	10,000,000	.55	$5,500,000	$630.30

(1)	This Registration Statement relates to Common Stock, par value $.001 per share, of the registrant issuable to holders of Common Stock, par value $.001 per share (“GreenHouse common stock”), of GreenHouse Holdings, Inc., a Nevada corporation (“GreenHouse”), pursuant to the Agreement and Plan of Merger, dated as of December 1, 2011, by and among the registrant, GHH Acquisition Company, Inc., and GreenHouse.
(2)	Omitted in reliance on Rule 457(o) of the Securities Act of 1933.
(3)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933 and computed pursuant to Rule 457(c) and 457(f) of the Securities Act of 1933. The proposed maximum offering price is equal to (i) the product of (a) $.55, the average of the high and low prices per share of the common stock of the registrant as reported on the OTC:BB and (b) 10,000,000, the maximum possible number of shares of GreenHouse common stock to be converted into the right to receive the merger consideration pursuant to the merger.
(4)	Computed in accordance with Section 6(b) of the Securities Act of 1933 by multiplying .0001161 by the proposed maximum aggregate offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION CONTAINED IN THIS PRELIMINARY PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROXY STATEMENT/PROSPECTUS
SUBJECT TO COMPLETION, DATED DECEMBER 2, 2011

GREENHOUSE HOLDINGS, INC.
5171 SANTA FE STREET, SUITE I, SAN DIEGO, CALIFORNIA 92109
(858) 273-2626

To the Stockholders of
GreenHouse Holdings, Inc.:

GreenHouse Holdings, Inc., a Nevada corporation (“GreenHouse”) is furnishing this proxy statement/prospectus to the stockholders of GreenHouse.

The Board of Directors of GreenHouse and Premier Alliance Group, Inc. (“Premier”) have approved a merger between GreenHouse and a wholly-owned subsidiary of Premier, such that after the merger, GreenHouse will be a wholly-owned subsidiary of Premier, and the GreenHouse stockholders will own, collectively, approximately 40% of the combined company. The shares to be issued to certain controlling shareholders, officers and directors of GreenHouse, representing approximately 30% of all of the shares being issued in the merger by Premier, will be escrowed and will be released upon the realization of certain revenue targets described elsewhere in this proxy statement/prospectus and the satisfaction of certain indemnification obligations.

Premier’s common stock is quoted on the OTC: Bulletin Board, as is the common stock of GreenHouse. Premier expects the new shares issued on the merger to likewise be quoted on the OTC: Bulletin Board.

This proxy statement/prospectus provides a detailed description of the merger agreement and the proposed merger. We urge you to read this information statement/prospectus, and any documents incorporated into this proxy statement/prospectus by reference, carefully. Please pay particular attention to the section entitled “Risk Factors” beginning on page 37.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this proxy statement/prospectus, passed upon the merits or fairness of the merger or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated __________, 2011 and is first being mailed to the shareholders of GreenHouse on or about ________, 2012.

This document, which forms part of a registration statement on Form S-4 filed with the Securities and Exchange Commission (“SEC”) by Premier (File No. _________), constitutes a prospectus of Premier under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Premier common stock to be issued to GreenHouse stockholders as required by the merger agreement. This document also constitutes a proxy statement of GreenHouse under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

You should rely only on the information contained in this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated as of __________, 2012. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of such incorporated document. Neither our mailing of this proxy statement/prospectus to GreenHouse stockholders nor the issuance by Premier common stock in connection with the merger will create any implication to the contrary.

This information statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this proxy statement/prospectus regarding GreenHouse has been provided by GreenHouse and information contained in this proxy statement/prospectus regarding Premier has been provided by Premier.

GREENHOUSE HOLDINGS, INC.

5171 Santa Fe Street, Suite I
San Diego, California 92109

Notice of Special Meeting of Stockholders
To Be Held on , 2012

To our Stockholders:

A special meeting (the “Special Meeting”) of stockholders of GreenHouse Holdings, Inc., a Nevada corporation, will be held at 5171 Santa Fe St., Suite I, San Diego, CA 92109, on , 2012, at  a.m., local time. The meeting is being held for the purpose of considering and voting on the following matters:

1.  Approval of the merger between GreenHouse Holdings, Inc. (“GreenHouse”) and GHH Acquisition Company, Inc. (“MergerSub”), a wholly-owned subsidiary of Premier Alliance Group, Inc. (“Premier”).

2.  Such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

All stockholders of record as of the close of business on , 2012 will be entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

By Order of the Board of Directors	/s/ John Galt Chief Executive Officer

, 2012

Your Vote Is Important

Whether or not you plan to attend the special meeting in person, you are urged to promptly submit your proxy so that your shares may be voted in accordance with your wishes and the presence of a quorum may be assured. Your prompt action will help us reduce the expense of proxy solicitation.

i

GREENHOUSE HOLDINGS, INC.

Special Meeting of Stockholders
, 2012

PROXY STATEMENT

This proxy statement and form of proxy are furnished in connection with the solicitation of proxies on behalf of our Board of Directors for use at the Special Meeting of stockholders to be held at 5171 Santa Fe St., Suite I, San Diego, CA 92109, on __________, ___________, 2012, at _________ a.m., local time, and at any or all adjournments or postponements of the meeting. The address of our principal executive offices is 5171 Santa Fe Street, Suite I, San Diego, California, 92109 and our telephone number is (858) 273-2626. This proxy statement and form of proxy are being mailed to stockholders on or about ____________, 2012.

THE SPECIAL MEETING OF GREENHOUSE STOCKHOLDERS

Date, Time and Place

The Special Meeting of GreenHouse stockholders will be held on ___________, 2012, at 5171 Santa Fe St., Suite I, San Diego, CA 92109, commencing at _____ a.m., Pacific Time. GreenHouse is sending this proxy statement/prospectus to its stockholders in connection with the solicitation of proxies by the GreenHouse board of directors for use at the Special Meeting and any adjournments or postponements of the Special Meeting. This proxy statement/prospectus is first being furnished to stockholders of GreenHouse on or about ____________, 2012.

Purposes of the GreenHouse Special Meeting of Stockholders

The purposes of the GreenHouse Special Meeting are:

1.  Approval of the merger between GreenHouse and MergerSub.

2.  Such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Recommendation of GreenHouse’s Board of Directors

THE GREENHOUSE BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS ADVISABLE TO AND IN THE BEST INTERESTS OF GREENHOUSE AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED SUCH PROPOSAL. THE GREENHOUSE BOARD OF DIRECTORS RECOMMENDS THAT GREENHOUSE STOCKHOLDERS VOTE “FOR” THE MERGER.

Record Date and Voting Power

Only holders of record of GreenHouse common stock at the close of business on the record date, __________, 2012, are entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. At the close of business on the record date, ______ shares of GreenHouse common stock were issued and outstanding and entitled to vote. Each share of GreenHouse common stock entitles the holder thereof to one vote on each matter submitted for stockholder approval.

Voting and Revocation of Proxies

The GreenHouse proxy accompanying this proxy statement/prospectus is solicited on behalf of the board of directors of GreenHouse for use at the Special Meeting.

If you are a stockholder of record of GreenHouse as of the record date referred to above, you may vote in person at the Special Meeting or vote by proxy. You may provide your proxy instructions in three different ways:

•	You can mail your signed proxy card in the enclosed return envelope.
•	You can provide your proxy instructions via the toll-free call center set up for this purpose by calling the toll-free number on your proxy card and following the instructions. Please have your proxy card available when you call. You will be prompted to enter the control number from you proxy card that will identify you as a stockholder of record. If you vote by telephone, you do not need to return your proxy card.
•	You can provide your proxy instructions via the Internet at the web address shown on your proxy card by following the on-screen instructions. Please have your proxy card available when you access the web page. You will be prompted to enter the control number from your proxy card that will identify you as a stockholder of record. If you vote over the Internet, you do not need to return your proxy card.

Whether or not you plan to attend the Special Meeting, GreenHouse urges you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote in person even if you have already voted by proxy.

All properly executed proxies that are not revoked will be voted at the Special Meeting and at any adjournments or postponements thereof in accordance with the instructions contained in the proxy. If a holder of GreenHouse common stock executes and returns a proxy and does not specify otherwise, the shares represented by that proxy will be voted “FOR” the merger.

A GreenHouse stockholder of record as of the record date described above who has submitted a proxy may revoke it at any time before it is voted at the Special Meeting by executing and returning a proxy bearing a later date, filing written notice of revocation with the secretary of GreenHouse stating that the proxy is revoked or attending the GreenHouse Special Meeting and voting in person.

If the shares you own are held in street name, your broker, bank or other nominee, as the record holder of your shares, is required to vote your shares according to your instructions. Your broker, bank or other nominee is required to send you directions on how to vote those shares. If you do not give instructions to your broker, bank or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. The merger would be a non-discretionary item. In the case of non-discretionary items, the shares that do not receive voting instructions will be treated as “broker non-votes.”

Required Vote

The presence, in person or represented by proxy, at the Special Meeting of the holders of a majority of the shares of GreenHouse common stock outstanding and entitled to vote at the Special Meeting is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes will be counted toward a quorum. Approval of the merger requires the affirmative vote of holders of a majority of the voting power of the shares of GreenHouse common stock casting votes in person or by proxy at the Special Meeting.

Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count “FOR,” “WITHHOLD,” and “AGAINST” votes, and abstentions and broker non-votes. With respect to approval of the merger, abstentions and broker non-votes will not be counted toward the vote total.

At the record date for the Special Meeting, the directors and executive officers of GreenHouse held [—]% of the outstanding shares of GreenHouse common stock entitled to vote at the Special Meeting.

Solicitation of Proxies

The GreenHouse board of directors is soliciting proxies of GreenHouse stockholders to vote at the Special Meeting, and the cost of such solicitation will be borne by GreenHouse. Further solicitation of GreenHouse stockholders may be made by GreenHouse directors, officers and regular employees personally, by e-mail, telephone, or facsimile. These persons will not receive any additional compensation for assisting in the solicitation. GreenHouse also will reimburse brokerage firms, nominees, custodians and fiduciaries for their reasonable expenses in forwarding solicitation materials to beneficial owners.

Other Matters

As of the date of this proxy statement/prospectus, the GreenHouse board of directors does not know of any business to be presented at the Special Meeting other than as set forth in the notice accompanying this proxy statement/prospectus. If any other matters should properly come before the Special Meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting the proxies.

QUESTIONS ABOUT THE MERGER

Q:  Why am I receiving this document?

GreenHouse has entered into a merger agreement with GHH Acquisition Company, Inc., a Nevada corporation (“MergerSub”) and a wholly-owned subsidiary of Premier. Before the merger can be consummated, each GreenHouse stockholder is entitled to receive this proxy statement/prospectus and to vote at the Special Meeting.

Q:  What vote is required to adopt the merger agreement?

The affirmative vote of a majority of the outstanding voting stock of GreenHouse.

Q:  What will happen in the merger?

In the merger, MergerSub will be merged with and into GreenHouse, the GreenHouse outstanding shares will be cancelled and in place thereof, the GreenHouse stockholders will receive shares of Premier. Premier will receive 100 newly issued shares of GreenHouse, and GreenHouse will become a wholly-owned subsidiary of Premier.

Q:  What will Greenhouse stockholders receive in the merger?

The GreenHouse stockholders will receive, in the aggregate, common stock of Premier representing approximately 40% of the fully diluted Premier common stock (excluding Premier options and warrants) after issuance of the same. Some of such shares, which otherwise would be delivered to the controlling shareholders of GreenHouse, and certain officers and directors, will not be delivered following the merger, but will be delivered to an escrow agent, to be delivered by the escrow agent at a later date upon the achievement of certain revenue goals and the satisfaction of certain indemnification obligations. Premier holds $500,000 of GreenHouse convertible debt and will deduct the Premier shares allocable to the conversion of such debt from such 40% amount. In addition, if any of the following debt exists on the Effecitve Date: (a) accounts payble 60 days or older; (b) advances from Premier to GreenHouse for transaction expenses, less any reimbursement and (c) project financing from Premier to GreenHouse, less any reimbursement, such debt will be deemed to be the equivalent of that number of shares of GreenHouse common stock derived by dividing the same by 70% of the volume weighted average price of GreenHouse common stock for the 20 days prior to the Effective Date, and the number of shares of Premier common stock into which the same would have been converted on the merger shall also be deducted from the 40% figure discussed above.

Q.  How will I receive the merger consideration to which I am entitled?

Following consummation of the merger, Premier will designate an exchange agent. The exchange agent will provide you with a transmittal letter requesting your delivery of your certificates representing GreenHouse shares, following which the exchange agent will cause to be delivered to you shares of Premier common stock issuable to you as a result of the merger unless your shares of Premier common stock are then subject to escrow.

Q:  Where will shares of Premier common stock be traded following the merger?

Following the merger, the Premier common stock will continue to be traded on the OTC: Bulletin Board. At a later date, Premier may seek to list its common stock on a national securities exchange, but there can be no assurance that such listing will take place.

Q:  Am I entitled to appraisal rights in connection with the merger?

GreenHouse stockholders who do not vote in favor of the merger, including providing their proxy, and who timely notify GreenHouse of their intention to seek appraisal for their shares, will be entitled to appraisal following consummation of the merger. However, the merger agreement provides that if the holders of more than 2% of the outstanding GreenHouse shares seek appraisal, Premier may terminate the merger agreement and not consummate the merger.

Q:  When is the merger expected to be completed?

It is expected that the merger will take place shortly after an affirmative vote at the Special Meeting, upon satisfaction of waiver of the conditions in the merger agreement.

Q.  Is the merger taxable to Greenhouse stockholders for U.S. Federal income tax purposes?

Premier has received an opinion of counsel to GreenHouse that the merger shall be treated as an IRC Section 368(a) reorganization and should not be taxable to stockholders of GreenHouse. However, such opinion is not binding on the Internal Revenue Service.

Q.  Do Premier shareholders need to approve the merger?

Premier is not a party to the merger, and the Premier stockholders will not be requested to approve the merger.

Q.  Will Premier shareholders receive any shares or other consideration as a result of the merger?

The Premier stockholders will not receive any shares or other consideration in connection with the merger.

Q.  What are the conditions to consummation of the merger?

There are a number of conditions to consummation of the merger, notably the following: with respect to GreenHouse, its representation and warranties shall be true in all material respects; it shall have performed its covenants in all material respects; there will be no appraisal demands of GreenHouse stockholders in excess of 2% of the outstanding GreenHouse shares; there will be no outstanding GreenHouse preferred stock; there will be no outstanding GreenHouse indebtedness except trade debt incurred in the ordinary course less than 60 days old as of the effective date of the merger, and GreenHouse shall not be subject to a material adverse effect; with respect to Premier, its representation and warranties shall be true in all material respects, it shall have performed its covenants in all material respects and Premier will not be subject to a material adverse effect.

Q.  What happens if the merger is not completed?

If the merger is not consummated, other than due to a breach of agreement by GreenHouse or Premier, the merger agreement shall be terminated, and each party shall bear its respective expenses.

Q.  Are there any risks in the merger that I should consider?

There are a number of risks that relate to the business of Premier and GreenHouse, and relating to consummation of the merger. Risk factors are discussed beginning at page 37, and should be read with care.

Q.  Where can I find more information about the parties to the merger?

Each of the parties is a reporting company under the Exchange Act and its reports can be found by going to www.sec.gov, and then search for companies, and inserting name of Premier Alliance Group, Inc. and/or GreenHouse Holdings, Inc. Such information is not deemed a part of this proxy statement/prospectus.

SUMMARY

This Summary, together with the “Questions about the Merger,” summarizes the material information in this proxy statement/prospectus, including the merger agreement attached as Exhibit A to this proxy statement/prospectus. We encourage you to read carefully this entire proxy statement/prospectus, its exhibits and the documents referred to in this proxy statement/prospectus. Each item in this Summary Term Sheet includes a page reference directing you to a more complete description of that topic in this proxy statement/prospectus.

The Companies

Premier (see p. 52)

Premier’s business consists of providing professional services (business and technology consulting focused services) to its customers. Premier’s services began a transformation in 2005 from a pure technology focus to a business consulting focus which can encompass technology impact and effort. Premier’s consulting team provides business 360° Intelligence Delivery or knowledge based expertise which helps its customers drive key initiatives forward. Much of its expertise is focused on core areas of business processes used throughout the corporate world including project management, business analysis, business consulting, and strategic consulting. Typical initiatives in which Premier provides expertise include compliance and regulatory, merger and acquisition, and business process reengineering efforts.

GreenHouse (see p. 52)

GreenHouse is a provider of energy efficiency and sustainable facilities services and solutions. GreenHouse audits, designs, engineers and installs products and technologies that enable its clients to reduce their energy costs and carbon footprint. GreenHouse has two business segments, energy efficiency solutions (“EES”) and sustainable facilities solutions (“SFS”). GreenHouse is focused on industrial, commercial, government and military markets in the United States and abroad. Substantially all of GreenHouse’s revenue has historically come from its EES business segment to this point, but GreenHouse anticipates that the SFS business segment will be a significant contributor in 2012 and thereafter.

MergerSub (see p. 53)

MergerSub is a wholly-owned subsidiary of Premier formed in Nevada on November 22, 2011. MergerSub does not conduct any business and was formed to act as the other party to the merger with GreenHouse. In such merger, MergerSub will not survive and GreenHouse will become a wholly-owned subsidiary of Premier.

The Merger (see p. 74)

The merger will take place between MergerSub and GreenHouse. MergerSub will not survive. All of the existing GreenHouse shares will be cancelled. Premier will receive 100 newly issued shares of GreenHouse, so that GreenHouse will become a wholly-owned subsidiary of Premier. The former holders of GreenHouse shares will receive, in place thereof, shares of common stock of Premier other than shares placed in escrow.

Merger Consideration (see p. 74)

The GreenHouse stockholders will receive, in the aggregate, common stock of Premier representing approximately 40% of the fully diluted Premier common stock (excluding Premier options and warrants) after issuance of the same. Some of such shares, which otherwise would be delivered to the controlling shareholders of GreenHouse, and certain officers and directors, will not be delivered following the merger, but will be delivered to an escrow agent, to be delivered by the escrow agent at a later date upon the achievement of certain revenue goals and the satisfaction of certain indemnification obligations. Premier holds $500,000 of GreenHouse convertible debt and will deduct the Premier shares allocable to the conversion of such debt from such 40% amount. In addition, if any of the following debt exists on the Effective Date: (a) accounts payable 60 days or older; (b) advances from Premier to GreenHouse for transaction expenses, less any reimbursement and (c) project financing from Premier to GreenHouse, less any reimbursement, such debt will be deemed to be the equivalent of that number of shares of GreenHouse common stock derived by dividing the same by 70% of the volume weighted average price of GreenHouse common stock for the 20 days prior to the Effective Date, and the number of shares of Premier common stock into which the same would have been converted on the merger shall also be deducted from the 40% figure discussed above.

Reasons for the Merger (see p. 52)

GreenHouse has an expanding business and does not have the infrastructure to efficiently manage the same and all of its regulatory responsibilities at the same time. Premier, as a business consultant, has the skills and infrastructure to manage the GreenHouse business, and in addition GreenHouse would be relieved of its separate reporting responsibilities under the Exchange Act.

Further, GreenHouse’s businesses require substantial additional financing, which it has not been able to obtain for itself. The parties believe the combined company will be able to meet GreenHouse’s present and foreseeable financing needs.

Premier is seeking businesses such as GreenHouse which will enable Premier to expand its knowledge based expertise and capabilities and bring new business opportunities, as it believes that the acquisition of GreenHouse will achieve these objectives in the energy sector (a primary target of Premier) by adding to current capability of Premier IT, data and compliance audits to include energy and technology audits as well as other services and objectives.

Risk Factors (see p. 37)

There are risks associated with the merger, and with Premier and GreenHouse, which are described in the section entitled “Risk Factor”. You should carefully read and consider these risks.

Recommendation of the Greenhouse Board of Directors (see p. 1)

The Board of Directors of GreenHouse has unanimously approved the merger.

Opinion of Financial Advisor to GreenHouse (see p. 60)

GreenHouse has engaged Watts Capital LLC as its financial advisor to render an opinion on the merger. Watts Capital LLC has rendered an opinion which is an exhibit to the registration statement of which this proxy statement/prospectus is a part. In such opinion, Watts Capital LLC rendered its opinion that the merger is fair to the GreenHouse shareholders from a financial point of view. This opinion was provided to the Board of Directors of GreenHouse for consideration as part of its deliberations leading up to its approval of the merger.

Opinion of Financial Advisor to Premier (see p. 53)

Premier has engaged Burnham Securities Inc. as its financial advisor to render an opinion on the merger. Burnham Securities Inc. has rendered an opinion which is an exhibit to the registration statement of which this proxy statement/prospectus is a part. In such opinion, Burnham Securities Inc. rendered its opinion that the merger is fair to the Premier shareholders from a financial point of view. This opinion was provided to the Board of Directors of Premier for consideration as part of its deliberations leading up to its approval of the merger.

Interests of Greenhouse Directors and Executive Officers in the Merger (see p. 65)

In addition to receiving a pro-rata portion of the Merger Shares, certain directors and officers have interests in the merger that differ from other shareholders.

Each of the following executive officers of GreenHouse will enter into an employment agreement with Premier or GreenHouse, including John Galt, Russ Earnshaw, Brian Stevens, Robert L. Davis, Carlos Carillo, and David Lautner. In addition to compensation and severance benefits, such employment agreements include restrictions or disclosure of confidential information, competition and solicitation of customers, suppliers and employees of the combined company.

Conditions to the Merger (see p. 77)

The conditions of each party to consummate the merger include the material correctness of the other party’s representations, the compliance of the other party with its covenants in all material respects, the absence of proceedings related to the merger, the absence of a material adverse effect affecting the other party, the obtaining of necessary consents and approvals, closing deliveries and other documents reasonably requested of the other party.

Termination of the Merger Agreement (see p. 78)

Either party can terminate the merger agreement if the other party is in breach and has failed to cure the same, or if the merger has not taken place by July 31, 2012 (except due to the wrongful conduct of the party purporting to terminate the merger agreement) or in the case of Premier, if holders of more than 2% of the GreenHouse shares have demanded appraisal for their shares. In addition, Premier can terminate the merger agreement if it is not satisfied with the results of its continuing due diligence.

Notification of FINRA (see p. 70)

The merger shares will be quoted on the OTC: Bulletin Board, together with the other Premier shares, under the symbol PIMO. The shares of GreenHouse will, on consummation of the merger, be withdrawn from quotation on the OTC: Bulletin Board.

No Regulatory Approvals Required for the Merger (see p. 70)

No approval of any federal or state regulator is required for consummation of the merger.

Appraisal Rights

Each GreenHouse stockholder that does not vote in favor of the merger, including signing a proxy for such purpose, and who notifies GreenHouse before the vote that such stockholder intends to seek appraisal, will be entitled to appraisal under applicable Nevada law if and when the merger is consummated. It should be noted that if the holders of more than 2% of the outstanding GreenHouse shares demand appraisal for their shares, Premier has the right to terminate the merger agreement.

Material U.S. Federal Income Tax Consequences of the Merger (see p. 70)

Premier and GreenHouse have been advised of the following by GreenHouse’s tax counsel.

•	The merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code;
•	Premier, MergerSub, GreenHouse and the Premier stockholders will not recognize any gain or loss solely as a result of the merger;
•	GreenHouse stockholders will not recognize any gain or loss upon receipt of solely Premier common stock in exchange for their GreenHouse common stock;
•	the aggregate tax basis of the shares of Premier common stock received by a GreenHouse stockholder in the merger will be equal to the aggregate tax basis of the shares of GreenHouse common stock surrendered; and
•	the holding period of the shares of Premier common stock received by a GreenHouse stockholder in the merger will include the holding period of the shares of GreenHouse capital stock formerly held therefor.

Accounting Treatment (see p. 73)

Premier will account for this transaction under the acquisition method as described in Financial Accounting Standards Board Accounting Standards Codification 805 — “Business Combinations”, under which all assets and liabilities will be recorded at their fair market values as of the date of the acquisition. Purchase consideration in excess of the net assets acquired will be recorded as goodwill.

Comparative Rights of Stockholders (see p. 65)

GreenHouse stockholders are presently governed by the GreenHouse articles of incorporation and bylaws, and the Nevada Revised Statutes. Following the merger, GreenHouse stockholders will become Premier stockholders and be governed by the Premier certificate of incorporation and bylaws, and by the Delaware General Corporation law. While these governing documents and laws are similar in a number of respects, there are material and significant differences in the same, and on their impact on the GreenHouse stockholders.

Litigation Related to the Merger (see p. 73)

There is no pending, nor to the knowledge of Premier and GreenHouse, threatened, litigation related to or affecting the proposed merger.

Premier Alliance Group, Inc.

Management’s Discussion and Analysis or Plan of Operation
For the Nine Months Ended September 30, 2011 and 2010

You should read the following discussion and analysis in conjunction with our condensed Financial Statements as of September 30, 2011 and 2010 and the related notes thereto included in this proxy statement/prospectus. In addition to historical financial information, this discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Actual results could differ from these expectations as a result of factors including those described under “Risk Factors and elsewhere in this proxy statement/prospectus.

Certain information contained herein includes forward-looking statements that reflect the Company’s current views with respect to future events and financial performance. Certain factors, such as unanticipated technological difficulties, changes in domestic and foreign economic, market and regulatory conditions, the inherent uncertainty of financial estimates and projections, instabilities arising from terrorist actions and responses thereto, and other considerations described in this report could cause actual results to differ materially from those in the forward-looking statements. We assume no obligation to update the matters discussed in this report. In this section, “we”, “our” or similar words relate to Premier.

Operations

Our business consists of providing business consulting services to our customers. Our services began a transformation in 2005 from a pure technology focus to a business consulting focus which can encompass technology impact and effort. Our consulting team provides deep business knowledge which helps our customers drive key initiatives forward. Much of our expertise is focused on core areas of business processes used throughout the corporate world including: project management, business analysis, business consulting, and strategic consulting. Typical initiatives in which we provide expertise include compliance and regulatory, merger and acquisition, and business process reengineering efforts. With technology being such an integral part of business, many of our consultants possess solid knowledge and experience that encompasses technology and are typically well versed in the IT business-solution software development life cycle.

A typical customer is an organization with complex business processes, large amounts of data to manage, and changing business requirements. We promote our services through our three delivery channels, our GRC (Governance, Risk and Compliance), BP&T (Business Performance and Technology), and F&A (Finance and Accounting) practice areas. These divisions operate as one from an accounting and overall management perspective; however they are differentiated from a marketing and customer presentation perspective only. Management reviews and oversees the divisions as one combined entity, utilizes resources across both areas, and makes operational assessments and plans together. In light of this, Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 280 “Segment Reporting” does not require separate financial reporting and the three channels are consolidated in all financial report presentations.

Advisory services are provided by our Knowledge Based Experts within our core areas of expertise: Governance, Risk and Compliance (GRC), Business Performance & Technology (BP&T) and Finance & Accounting (F&A). Advisory engagements within this realm include: 1) GRC efforts with enterprise risk management, control and governance frameworks, internal audit services, regulatory and compliance, 2) BP&T efforts with systems planning, organizational effectiveness, business process re-engineering, workflow analysis, and 3) F&A efforts with financial reporting and financial advisory services. Engagements are typically structured in a Statement of Work and can be billed on fixed fee / delivery based arrangements or on a time-and-materials basis for all work performed. We are focused on providing Knowledge Based Expertise (KBE) and because of the expertise involved and the complexity of a typical initiative, customers seeking such services from us typically engage us on strategic or high priority initiatives.

Consulting services are provided across a broad range of knowledge, skills and expertise including project management, systems implementation and architecture, information management, business intelligence, business expertise and analysis. We recruit, retain, manage, and provide to our clients skilled business, technical, financial and accounting expertise to help lead and train our customers or supplement their knowledge requirements. In these engagements we typically bill our customers on a time-and-materials basis for all work performed. Because of the expertise involved and the complexity of a typical initiative, many customers seeking such services from us commit to long-term engagements that are usually a minimum of 9 months in which our consultants work on site at customer facilities under the daily direction of the customer management.

Summary

Our focus is to provide subject matter expertise through our consulting team in a variety of ways that continue to help our clients navigate the changing business climate they must deal with. Our approach is built 100% around our people — it is about knowledge, expertise and execution. We have a focus on building our knowledge practices with talent in core areas we feel offer opportunity: compliance and regulatory, mergers and acquisitions, business process reengineering/analysis, and finance & accounting. Our recruiting and sales organization work with customers closely — a consultative approach — to understand the business direction, initiatives or issues they are dealing with. It is our focus to then provide subject matter experts that can bring the expertise and knowledge to the client to allow for successful efforts. If, as we expect, we continue to grow and attract specialized expertise in our focused areas of discipline, we will continue to be recognized as a value add partner for existing customers, add new customers, and will identify new opportunities to provide additional value add services to our customers.

Our typical customers cross many spectrums, including Fortune 500 companies (including AIG, Lincoln Financial Group, Duke Power, Bank of America, and Wells Fargo), biotech early stage companies, utility customers, established software and technology based firms among others. They all share a trait where because of various change elements they continually seek expertise and knowledge in areas such as GRC, project management, business process and improvement, business consulting, finance and accounting.

Results of Operations

Net revenue for the three months ended September 30, 2011 was $4,604,000, a decrease of 3.6%, compared to $4,779,000 for the same period in 2010. For the 2011 year-to-date period revenue was $13,652,000 compared to $11,627,000 for the 2010 year-to-date period, an increase of 17.4%. The year-to-date increase reflects the addition of four months of revenues from the ISG acquisition, and eight months of revenues from the Q5Group acquisition, as compared to last year.

Cost of revenues, defined as all costs for billable staff were $3,361,000 or 73.0% of revenue for the three months ended September 30, 2011, as compared to $3,583,000 or 74.9% of revenue for the same period in 2010. For the 2011 year-to-date period costs were 74.1% of revenue, and for the 2010 year-to-date period costs were 76.9% of revenue.

General and administrative (G&A) expenses were $1,476,000 or 32.2% of revenue for the three months ended in September 30, 2011, as compared to $1,056,000 or 22.1% for the same period in 2010. For the 2011 year-to-date period it was 32.3% as compared to 21.6% for the 2010 year-to-date period. For 2010 a non-cash charge for stock option (warrants) expenses issued to a firm for M&A consulting services, of $47,805 was incurred. For 2011 G&A expenses included $709,000 of expenses related to M&A, (legal, accounting, transaction costs) and funding activity (broker, legal, accounting, board fees). In addition one time expenses related to a marketing, branding, and public relations effort were incurred totaling $160,000 year-to-date. Overhead wages increased 67% via the 2 acquisitions completed in 2010. Other G&A expenses were mostly comparable as costs were managed effectively on many items including rent, travel, recruiting, and standard professional services (accounting, legal, consulting), and meals and entertainment. Redundant duplicate charges from the acquisitions are being eliminated or phased out while cost controls have been put in place for new parts of the organization.

Operating loss for the three months ended in September 30, 2011, was $239,000 as compared to income of $138,000 for the same period in 2010. For the 2011 year-to-date period, the operating loss was $871,000 compared to income of $168,000 for the 2010 year-to-date period. The operating loss in 2011 is primarily attributed to one time merger costs associated with the acquisition strategy: including legal, accounting, funding, consulting costs, and board expenses, exceeding $700,000 thru September 30, 2011.

Other income and expense for the three months ended September 30, 2011 resulted in an expense of $261,000 as compared to an expense of $36,000 for the same period in 2010. For the 2011 year-to-date period, the other income and expense resulted in an expense of $557,000 compared to an expense of $116,000 for the 2010 year-to-date period. The loss in 2011 was primarily attributable to the following book charges: $81,929 for a decrease in the value of officer’s life insurance policies, $235,859 for derivative expense related to warrants, $137,248 recorded as interest expense-debt discount related to convertible debentures, and $80,316 recorded as a loss on extinguishment related to conversion of portions of the convertible debenture.

The effective income tax expense for the first nine months of 2011 is 33% compared to an effective income tax expense of 38% for the same period in 2010. The change in rate is a direct result of permanent differences of officer’s life insurance, and derivative expense.

Net loss for the three months ended in September 30, 2011, was $337,000 or $.04 per diluted share, compared with net income of $85,000 for the same period in 2010, or $.01 per diluted share. For the 2011 year-to-date period the net loss was $952,000 or $.33 per diluted common share, compared to net income of $33,000 or ($.03) per common share, based on recording of the deemed dividend, for the 2010 year-to-date period.

Dividend

No dividend for common stock has been declared as of September 30, 2011, and the Company does not anticipate declaring dividends in the future.

Critical Accounting Policies

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of any agreement exists, services have been rendered, and collectibility is reasonably assured, therefore, revenue is recognized when the Company invoices customers for completed services at contracted rates and terms.

Income Taxes

We make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in calculating tax credits, tax benefits, and deductions that arise from differences in the timing of recognition of revenue and expense for tax and financial-statement purposes.

We assess the likelihood that we will be able to recover deferred tax assets. If recovery is not more likely than not, we must increase the provision for taxes by recording a valuation allowance against the estimated deferred tax assets that will not ultimately be recoverable. As of September 30, 2011, we believed that it was more likely than not all of the deferred tax assets recorded on our balance sheet would ultimately be recovered. However, should there be a change in our ability to recover our deferred tax assets, our tax provision would increase in the period in which we determine that the recovery is unlikely.

Financial Condition and Liquidity

As of September 30, 2011, we had cash and cash equivalents of $3,982,000 representing an increase of $3,477,000 from September 30, 2010. Net working capital at September 30, 2011, was $3,179,000, as compared to $584,000 on September 30, 2010. Current assets at September 30, 2011, were $7,610,000. We had noncurrent liabilities of $66,000. Shareholders’ equity as of September 30, 2011, was $7,151,000, which represented 61% of total assets.

During the nine months ended September 30, 2011, the net cash used by operating activities was $196,000 and was primarily a result of increases in accounts receivable of $143,000, income taxes receivable of $266,000, net deferred tax assets of $221,000, prepaid expenses and other current assets of $72,000 offset by depreciation and amortization of $259,000, issuance of stock options and warrants for services of $139,000, decreases in deposits of $9,200, cash surrender value of officers’ life of $82,000 and increases of accounts payable of $429,000, accrued expenses of $213,000, a change in value of derivatives of $236,000 and loss on extinguishment of $80,000.

Cash flows from investing activities used for the nine months ended September 30, 2011 was $76,000 and were primarily a result of upfront cash of $60,000 for the purchase of business from an individual and purchase of fixed assets for $16,000.

Financing activities provided $3,849,000 of cash for the nine months ended September 30, 2011. Of that increase, $4,200,000 was the net result of shares of Series C Preferred Stock sold. This was offset by the repayment of our revolving line of credit of $86,000, payment of dividends of $44,000, payment of $70,000 toward principal of the convertible debentures and net payments on long-term debt of $166,000.

Outlook

Major trends that we must deal with involve the following: 1) consolidation of customer’s primary vendor lists for all types of professional services and 2) customers are differentiating between the service firms that provide commodity based services and those that provide value added services. Premier must ensure our services are focused and delivered as knowledge based expertise, hence recognized as value add capabilities versus a commodity service where price is the only differentiator.

Premier Alliance Group is addressing these trends from two perspectives. First we have laid the foundation and made a shift of our core services from a pure technology focus to a complete business consulting focus. This shift is focused on specific areas where we believe Knowledge Based Expertise is, and will be, a key driver for customers. By building our capabilities, expertise and knowledge in these focused areas customers will engage us on strategic and key initiatives. Secondly we are working to diversify and enhance our business model geographically as well as in our service offerings. This will allow us to expand our internal skills and capabilities as well as reach other markets more effectively.

By providing key business consulting skills and establishing internal “subject matter groups of knowledge” we will be better positioned to advise and consult with customers on a strategic basis. Our growth focus encompasses organic growth as well as merger and acquisition strategies. We have retooled our sales and recruiting efforts to increase our focus on key business consulting services. Key initiatives have been to attract specific talent to our consulting team and to target efforts that require (1) more specialized process skills: project management, business analysis, and process reengineering and (2) specialized business skills such as: regulatory and compliance, merger knowledge, and financial expertise. We see these areas as growth areas in the future. These types of customer based initiatives will allow us to separate ourselves from the “general” vendor perspective and allow us to be a strategic partner, increasing opportunity and long term viability.

Our top priority is to broaden the range of services and capabilities we offer by building “areas of business expertise” and at the same time build a more geographically diverse client base. We believe that achieving this goal will continue to require a combination of merger activity and organic growth. This will in part depend on continued improvement in the U.S. business market.

Off-Balance-Sheet Arrangements

As of September 30, 2011, and during the prior three months then ended, there were no other transactions, agreements or other contractual arrangements to which an unconsolidated entity was a party under which we (1) had any direct or contingent obligation under a guarantee contract, derivative instrument, or variable interest in the unconsolidated entity, or (2) had a retained or contingent interest in assets transferred to the unconsolidated entity.

Premier Alliance Group, Inc.

Management’s Discussion and Analysis or Plan of Operation
For the Years Ended December 31, 2010 and 2009

You should read the following discussion and analysis in conjunction with our audited Financial Statements as of December 31, 2010 and 2009 and the related notes thereto included in this proxy statement/prospectus. In addition to historical financial information, this discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Actual results could differ from these expectations as a result of factors including those described under “Risk Factors” and elsewhere in this proxy statement/prospectus..

Certain information contained in this section includes forward-looking statements that reflect the Company’s current views with respect to future events and financial performance. Certain factors, such as unanticipated technological difficulties, changes in domestic and foreign economic, market and regulatory conditions, the inherent uncertainty of financial estimates and projections, and other considerations described as “Risk Factors” in this proxy statement/prospectus could cause actual results to differ materially from those in the forward-looking statements. We assume no obligation to update the matters discussed in this section, “we”, “our” or similar words relate to Premier.

Results of Operations

2010 As Compared to 2009

In 2010, we recorded revenue of $17.1 million, an increase of 83.8% when compared to 2009 revenue of $9.3 million. We attribute this increase to 2 items, 1) the addition of revenue from the 3 acquisitions completed in October 2009, April 2010 and September 2010 and 2) continued progress made in transitioning to more business consulting initiatives versus pure technology focused efforts. The business consulting work we have focused on includes governance/compliance/regulatory and business process/reengineering efforts. This work has been less impacted from economic downturn allowing us to avoid the significant drops in revenue that affected pure technology consulting companies. The legacy business without the acquisitions grew 19.5% from 2009 to 2010.

Cost of goods, defined as all costs for billable staff, were $12.9 million or 75.8% of revenue in 2010 as compared to $6.9 million or 74.2% of revenue in 2009. Major components making up Cost of goods are wages, subcontract labor, payroll taxes, and benefit costs.

General and administrative (G&A) expenses were $3.9 million or 22.7% of revenue in 2010 as compared to $2.1 million or 22.7% of revenue in 2009. We were able to effectively manage the overall key G&A expense items to offset any increases; such as overhead benefit costs, legal, accounting, other professional services, rent, travel, business insurance and network/phone expenses. The items that had significant increases in 2010 were all tied to M&A activity (increases in professional services for legal, accounting, M&A, and funding, non billable travel, public relations and investor relations) and a non cash charge of $163,842 for stock option grants in 2010.

Operating income was $245,955 or 1.4% of revenue in 2010 as compared to $295,006 or 3.1% of revenue in 2009. Adding back M&A related expenses totaling $397,000 would provide an adjusted operating income of $643,000 or 3.8%.

Other income and expense consisted of net expense of $19,268 in 2010 compared to net income of $71,757 in 2009. The net expense in 2010 is primarily attributable to four items, 1) debt expense recorded for convertible debenture, related to funding, of $12,735, 2) an increase in value of life insurance policies based on market fluctuation of $37,371 3) interest expense of $55,869, and 4) Derivative income related to fair value of warrants issued.

Income taxes for 2010 resulted in an effective tax rate of 34.3%, compared to 31.4% in 2009.

In 2010 our Net loss was $124,754, or ($.02) per diluted share as compared to 2009 with net income of $251,588, or $.04 per diluted share. The Net Loss includes a non cash charge (deemed dividend) of $273,663 related to the preferred stock containing an embedded beneficial conversion feature.

2009 As Compared to 2008

In 2009, we recorded revenue of $9.3 million, an increase of 3.4% when compared to 2008 revenue of $9.0 million. We attribute this slight increase to 2 items, 1) the addition of revenue from the PeopleSource acquisition completed in October and 2) progress made in transitioning to more business consulting initiatives versus pure technology focused efforts. The business consulting work we have focused on includes compliance/regulatory, M&A, and business process/engineering efforts. This work has been less impacted from economic downturn allowing us to avoid the significant drops in revenue that affected pure technology consulting companies.

Cost of goods, defined as all costs for billable staff, were $6.9 million or 74.2% of revenue in 2009 as compared to $6.5 million or 72.2% of revenue in 2008. Major components making up Cost of goods are wages, subcontract labor, payroll taxes, and benefit costs.

General and administrative (G&A) expenses were $2.1 million or 22.6% of revenue in 2009 as compared to $2.3 million or 25.6% of revenue in 2008. We were able to effectively manage the overall key G&A expense items to offset any increases; such as overhead benefit costs, legal, accounting, other professional services, rent, travel, business insurance and network/phone expenses. The decrease in dollars for G&A is attributed to two main cost categories from 2008, we had higher overhead wages as we had more overhead personnel in 2008 as well as we had a non cash charge of $50,700 for stock option grants in 2008.

Operating income was $295,006 or 3.1% of revenue in 2009 as compared to $223,662 or 2.5% of revenue in 2008.

Other income and expense consisted of net income of $71,757 in 2009 compared to a net expense of $1,490,821 in 2008. The net expense in 2008 is primarily attributable to three items, 1) a one time impairment of goodwill relating to the merger in 1999 of SDS of $1,179,464, 2) decline in value of life insurance policies based on market fluctuation of $276,787 and 3) interest expense of $35,411.

Income taxes for 2009 resulted in an effective tax rate of 31.4%, compared to 5.9% in 2008.

In 2009 our Net income was $251,588, or $.04 per diluted share as compared to 2008 with a net loss of $1,341,653, or ($.23) per diluted share. This Net loss includes a one time charge of $1,179,464 for goodwill impairment.

Critical Accounting Policies

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of any agreement exists, services have been rendered, and collectability is reasonably assured, therefore, revenue is recognized when the Company invoices customers for completed services at contracted rates and terms.

Other Income

The most significant changes in other income were in the following areas.

In 2001 North Carolina Premier purchased variable life insurance policies for its shareholders. In 2010 no premiums were paid, income of $37,371 was recorded as a result of the cash surrender value exceeding premiums, the cash surrender value equaled $407,403 on December 31, 2010. In 2009 no premiums were paid, income of $76,274 was recorded as a result of the increase in cash surrender value, the cash surrender value equaled $370,032.

Net interest expense increased $55,141 from $12,232 in 2009 to $67,373 in 2010.

Marketable securities are accounted for as trading securities and are stated at market value with unrealized gains and losses accounted for in net income before income taxes. In 2010 marketable securities were a gain of $828, as compared to a gain of $12,522 in 2009.

Income Taxes

Income taxes for 2010 resulted in an effective tax rate of 34.3%, compared to 31.4% in 2009.

Property and Equipment

Furniture, fixtures, and equipment are stated at cost. We provide for depreciation on a straight-line basis over estimated useful life of five years (for computer equipment) and seven years (for furniture and fixtures).

Business Combinations and Goodwill

In 1999 the Company merged Software Data Services into North Carolina Premier. The client base represented the most substantial asset acquired during the merger. An annual analysis of clients acquired and the annual billing are factors used to determine goodwill impairment. The percentage of retained client billings (which remains significant) to the overall billing of the company and then compared to the value factor of the company. The value factor was calculated using the most recent share price as quoted on the OTC and the percentage of ownership represented by those shares to extrapolate a fair market value for the company as a whole. Based on these calculations, the value of the client base acquired and retained to that of the company as a whole are significantly higher then the value reported on the books and therefore no impairment has been recorded.

Purchased goodwill in the amount of $2,718,385 was being amortized over 15 years until December 31, 2001. Accumulated amortization at December 31, 2001 was $487,101. North Carolina Premier adopted SFAS No. 142 effective January 1, 2002. SFAS No. 142 requires that all goodwill and indefinite life intangibles no longer be amortized. Goodwill must be evaluated for impairment on an annual basis. In accordance with SFAS No. 142, an annual impairment test is performed under which the estimated fair value of goodwill is compared with its carrying value. On December 31, 2008 we recorded a non-cash goodwill impairment charge in the amount of $1,179,464. This included a tax benefit of $27,000 for the impairment of tax deductible goodwill of $72,000. No goodwill impairment was recognized in 2009. We have completed our annual impairment evaluation for the year ended December 31, 2010,and have concluded that there is no goodwill impairment loss to be recognized. As of December 31, 2010 and December 31, 2009 we have goodwill of $2,894,075 and $1,450,578.

In September 2004, North Carolina Premier invested in Critical Analytics Inc, a company that is developing a unique trading platform for analysts, traders, and investors. The venture combines our software development and support strengths with the architectural and industry specific business knowledge of Critical Analytics. We own 350,000 shares of stock representing approximately a 35% ownership interest in Critical Analytics. We use the equity method for recording earnings and losses. We recorded a loss on this investment of $12,670 for 2010 as compared to a loss of $9,607 for 2009.

In October 2009, Premier completed an Asset Purchase of Peoplesource Inc. The client base and goodwill represented the most substantial assets acquired during the purchase. An annual analysis of clients acquired and the annual billing are factors used to determine goodwill impairment. No impairment has been recorded as of December 31, 2010.

In April 2010, Premier completed an Asset Purchase of Intronic Solutions Group LLC. The client base and goodwill represented the most substantial assets acquired during the purchase. An annual analysis of clients acquired and the annual billing are factors used to determine goodwill impairment. No impairment has been recorded as of December 31, 2010.

In August 2010, Premier completed a Merger with Q5Group Inc. and purchased all the shares of stock of Q5Group. The purchase included fixed assets in the amount of $25,562, other tangible assets of $407,693, net liabilities of $151,430, goodwill in the amount of $731,497 which included stock options which were valued at $67,800 using the Black-Scholes method of valuation, intangibles in the amount of $100,000, non competition allocation of $57,500, and sign on bonuses of $57,500. The client base and goodwill represented the most substantial assets acquired during the purchase. An annual analysis of clients acquired and the annual billing are factors used to determine goodwill impairment. No impairment has been recorded as of December 31, 2010.

We own one unit of ownership (representing 3% of the entire ownership interest) in Sharon Road Properties LLC, the entity that owns the property where our offices are located. We purchased that unit for $100,000. We recognize income as we receive distributions.

Executive Compensation Agreements

We have executive compensation agreements with 3 original executives of Premier. We own three separate life insurance policies (Flexible Premium Multifunded Life), each with a face amount of $3,000,000. We pay all scheduled monthly premiums and retain all interests in each policy. If an insured employee were to die, we would pay the employee’s designated beneficiary an annual survivor’s benefit of $300,000 per year for 10 consecutive years after the employee’s death.

Stock Option Plan

We account for stock-based compensation using the provisions of ASC 718 Compensation-Stock Compensation. ASC 718 requires companies to recognize the fair value of stock-based compensation expense in the financial statements based on the grant date fair value of the options. We have only awarded stock options since May 2008. We measure the fair value of restricted shares based upon the closing market price of our common stock on the date of grant. Restricted stock awards that vest in accordance with service conditions are amortized over their applicable vesting period using the straight-line method. The fair value of our stock option awards or modifications is estimated at the date of grant using the Black-Scholes option pricing model.

The Black-Scholes valuation calculation requires us to estimate key assumptions such as future stock price volatility, expected terms, risk-free rates and dividend yield. Due to the limited trading history of our common stock, expected stock price volatility for stock option grants prior to 2008 is based on an analysis of the actual realized historical volatility of our common stock. The expected volatility assumption for stock option grants or modifications during 2008 was based on actual historical volatility of our common stock from the period after our initial trading date on January 31, 2007 through May 2008. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant. We have never paid cash dividends on our common stock, and do not currently intend to pay cash dividends, and thus have assumed a 0% dividend yield. If our actual experience differs significantly from the assumptions used to compute our stock-based compensation cost, or if different assumptions had been used, we may have recorded too much or too little stock-based compensation cost.

On May 16, 2008, 600,000 non-statutory stock options were granted to three officers and directors and no vesting was involved. The options have an exercise price of $0.75 per share and expire on May 16, 2018. The estimated fair value of the options of $50,700 was calculated using the Black-Scholes option valuation method with the following assumptions: a risk free interest rate of 4.57 percent, an estimated volatility of 5.32 percent and no dividend yield.

On June 1, 2010, 325,000 incentive stock options were granted to five employees and the options vest over one to four years. The options have an exercise price of $1.00 per share and expire on June 1, 2020. Compensation expense related to these options will be recognized as vested totaling $20,138 in 2011, $12,083 in 2012, $12.083 in 2013, and $8,054 in 2014. The Compensation expense totaling $52,358 was calculated using the Black-Scholes option valuation method with the following assumptions: a risk free interest rate of 4.03 percent, an estimated volatility of 8.5 percent and no dividend yield.

On September 1, 2010, the Board granted an aggregate of 250,000 incentive stock options to four Q5Group shareholders as part of the merger agreement. The options had no vesting schedule, are exercisable at $1.00 per share and expire on September 1, 2020.The estimated fair value of the options of $67,800 was calculated using the Black-Scholes option valuation method with the following assumptions: a risk free interest rate of 3.35 percent, an estimated volatility of 9.2 percent and no dividend yield. In addition, 25,000 incentive stock options were also granted to the president of Q5Group. These options vest after 1 year and are exercisable at $1.00 per share and expire on September 1, 2020. The estimated fair value of the options using the Black-Scholes option valuation method and assumptions above was $6,780, which will be recorded as compensation expense.

On December 1, 2010, 225,000 incentive stock options were granted to three executives for personal guarantees of the company line of credit, and no vesting was involved. The options have an exercise price of $1.00 per share and expire on December 1, 2020. The Stock option expense totaling $19,643 was calculated using the Black-Scholes option valuation method with the following assumptions: a risk free interest rate of 3.95 percent, an estimated volatility of 8.5 percent and no dividend yield.

On December 31, 2010, 100,000 incentive stock options were granted to one executive and no vesting was involved. The options have an exercise price of $1.00 per share and expire on December 1, 2020. The compensation expense totaling $14,780 was calculated using the Black-Scholes option valuation method with the following assumptions: a risk free interest rate of 4.13 percent, an estimated volatility of 8.6 percent and no dividend yield.

On April 30, 2010 the Board granted an aggregate of 150,000 warrants to consultants. The warrants are exercisable at $0.77, and expire on April 30, 2015. The estimated fair value of the options of $40,920 was calculated using the Black-Scholes option valuation method with the following assumptions: a risk free interest rate of 4.36 percent, an estimated volatility of 8.9 percent and no dividend yield.

On December 1, 2010 the Board granted an aggregate of 70,000 warrants to a consultant. The warrants are exercisable at $1.00, and expire on December 1, 2015. The estimated fair value of the options of $1,134 was calculated using the Black-Scholes option valuation method with the following assumptions: a risk free interest rate of 3.95 percent, an estimated volatility of 8.5 percent and no dividend yield.

Employee Benefit Plan

We have a 401(k) plan that covers substantially all employees. Plan participants can make voluntary contributions of up to 15% of compensation, subject to certain limitations, and we match a portion of employee contributions. Total contributions to the plan for the years ended December 31, 2010 and 2009 were approximately $26,600 and $10,253 respectively, not including forfeitures that are applied to the contributions by the company.

Financial Condition and Liquidity

As of December 31, 2010, we had cash and cash equivalents of $404,588, a change of $404,588 from the prior year. We continue to use our revolving Line of Credit to fund operations and increased our end of year balance by $128,000 over the prior year balance. Net working capital at December 31, 2010, was $632,050, representing an increase of $509,985. Non current liabilities of $141,177 is made up of long term debt of $22,177 related to the purchase of equipment and the balance made up of deferred tax liability. Shareholders’ equity as of December 31, 2010, was $4,613,674, which represented 66% of total assets.

During the year ended December 31, 2010, the net cash used by operating activities was $157,233 and was primarily attributable to increases in accounts receivable of $795,000, prepaid expenses of $13,000, decreases in income taxes payable of $52,000 and income from change in value of derivatives of $15,000 offset by depreciation of $78,000, the issuance of stock warrants and stock options of $76,000, increases in tax deferred assets of $39,000, accounts payable of $388,000 and loss in equity-method investee of $12,000.

Cash flows from investing activities used $556,000. Of that decrease, $217,000 was for the purchase of Q5 Group, $300,000 was for the purchase of Intronic Solutions Group, and $39,000 for the purchase of equipment.

Financing activities provided $1,118,158 of cash in 2010. Of that increase, $128,000 was due to advances on our revolving line of credit, $840,000 was from the issuance of Class B Preferred Stock, $284,000 was from the issuance of convertible debentures, $104,000 was for additional payments due to People Source Inc. and the capital lease obligation of purchase of equipment. We borrow or repay the revolving debt as needed based upon our working capital obligation.

We believe that internally generated funds, current cash on hand, and available borrowings under our revolving credit line will be adequate to meet foreseeable liquidity needs for the next 12 months.

Because of the nature of our business, we are able to monitor variable expenses tied to our revenue generation and we are able to manage and adjust our fixed costs based on overall profitability.

The following table represents the company’s most liquid assets:

	2010	2009
Cash and cash equivalents	$559,711	$0
Marketable securities	31,748	30,918
Officers life insurance cash surrender value	407,403	370,032
Investment in cost method investee	100,000	100,000
	1,098,862	500,950

The company manages cash and liquid investments in order to internally fund operating needs. The company plans to use its available resources including any borrowing under its line of credit to invest in its operations.

The company has entered into a loan agreement for a line of credit with a financial institution which provides credit to 75% of accounts receivable aged less than 90 days up to $1,500,000. Borrowings under the agreement bear interest at the LIBOR rate plus 2.75 percent with a 4% floor, payable monthly. Management believes cash flows generated from operations, along with current cash and investments as well as borrowing capacity under the line of credit should be sufficient to finance capital requirements required by operations. No additional requirements are anticipated. If new business opportunities do arise additional outside funding may be required.

Outlook

Major trends or issues that we must deal with involve the following: 1) consolidation of customer’s primary consulting lists and standardized pricing and 2) competitive nature of attracting knowledge based experts in our core areas of focus.

Customers are consolidating their primary consulting lists to much smaller numbers of approved firms to work with while at the same time attempting to standardize pricing and have all the approved firms involved in more opportunities within the customer. The benefit of this is that in many cases, our pricing is being compared to large specialty and big 4 consulting firms, which is a competitive benefit for us based on our model. This focus by clients however, is opening up much more competition for engagements that in the past might not have been pursued by many of the competitors that are thrust into the forum now. We must continue to build our expertise to be competitive. With the pace of current regulatory and business change, attracting the proper talent is a key to future opportunity. Individuals that have experience or can mold their past experiences to current business times, especially as it relates to regulatory, compliance, or organizational effectiveness are in high demand by many firms.

Premier Alliance Group has addressed these issues from 3 perspectives. First we have laid the foundation and made a shift of our core services from a pure technology focus to a complete business consulting focus. This shift has allowed us to reposition ourselves with our customers, promote our capabilities and Knowledge Based Expertise and increase our visibility with our customers, moving us to a value add provider for our customers. Secondly we have structured our organization with a Professional Services and Consulting division that work collaboratively. This allows us to promote the benefits of a focused professional service firm with the advantages of a consulting arm, which is a benefit to our customers and our employees.

Lastly, we have changed our talent acquisition processes to have a more focused approach to effectively identify, source, and qualify the KBE resources, create a pool of talent we can network and utilize, and ensure we are positioned for growth by building practice areas within the company.

Our top priority is to broaden the range of services we offer by building “areas of business expertise and knowledge” and at the same time build a more geographically diverse client base. We believe that achieving this goal will require a combination of merger activity and organic growth. This will in part depend on continued improvement in the U.S. business market.

In 2010, the Company completed two acquisitions with firms based in Kansas City, MO and San Diego, CA. These transactions contributed to a broader customer base crossing additional industries (engineering, technology, life sciences), better geographic coverage, added to our professional services strengths (GRC and F&A) and added more capabilities on the business development and fulfillment ends. Back office operations were successfully integrated 100% within 60 days from the transaction date with the rest of processes and roles integrated successfully by the end of December.

Contractual Obligations

As of December 31, 2010, our contractual obligations consisted of the following lease and contractual obligations:

2011	$347,889
2012	$170,263

The leases cover office premises and leased vehicles. Of these leases a total of $58,396 is allocated for vehicle leases and $432,145 is for office premises. Non-cancellable contracts with talent acquisition engines or search firms account for $26,856 of the obligations.

We have a loan agreement for a line of credit with a financial institution that provides us with a maximum credit line of $1,500,000. The line of credit is due on demand. We may only borrow up to 75% of accounts receivable aged at 90 days or less. Borrowings under the agreement bear interest at the LIBOR rate plus 2.75%, payable monthly. In addition, the loan is collateralized by substantially all our assets and personal guarantees by three members of the executive management team. Outstanding borrowings under the loan agreement were $339,000 and $211,000 at December 31, 2010 and 2009, respectively.

Off-Balance-Sheet Arrangements

The Class A preferred stock accrues 8 percent per annum dividends on a stated “dividend value”. “Dividend value” is the amount equal to $0.98 per share of Class A preferred stock outstanding. The dividends began accruing June 1, 2004, and are cumulative. No additional dividends were paid in 2008 as the obligation for this dividend ended July 1, 2007. As of December 31, 2010, all shares of Class A Preferred Stock had been converted to common stock.

The Series B preferred stock accrues 7 percent per annum dividends on a stated “dividend value”. “Dividend value” is the amount equal to $0.98 per share for each share of Series B preferred stock outstanding. The dividends began accruing April 30, 2010, and are cumulative. Dividends are payable annually in arrears. At December 31, 2010, $44,427 ($.037 per preferred share) of dividends have accrued on these shares respectively. However, they are unrecorded on the Company’s books until declared.

As of December 31, 2010, and during the prior year then ended, there were no transactions, agreements or other contractual arrangements to which an unconsolidated entity was a party under which we (1) had any direct or contingent obligation under a guarantee contract, derivative instrument, or variable interest in the unconsolidated entity, or (2) had a retained or contingent interest in assets transferred to the unconsolidated entity.

Preferred Stock

On June 7, 2004, North Carolina Premier issued 597,500 shares of Class A preferred stock in a private placement. The holders of shares of the Class A preferred stock were entitled to receive an 8% annual dividend until the earlier of (1) the third anniversary of the date of issuance or (2) automatic conversion of shares of Class A preferred stock into shares of common stock. As of December 31, 2010, all shares of Class A preferred stock have been converted into common stock. On January 11, 2011, the Company withdrew its designation of Class A preferred stock.

On April 30, 2010, the Company issued 520,000 shares of Series B preferred stock in a private placement (the “April Private Placement”). The holders of shares of Series B preferred stock are entitled to receive a 7% annual dividend until the shares are converted to common stock. Attached with each Series B preferred stock was a warrant entitling the holder to purchase common stock at an exercise price of $0.77. The warrants are immediately exercisable and have a term of five years. On May 24, 2010, the Company issued an additional 440,000 shares of Series B preferred stock pursuant to the April Private Placement. On December 6, 2010, the Company issued an additional 240,000 shares of Series B preferred stock pursuant to April Private Placement.

On March 3, 2011, the company issued 2,380,952 shares of Series C preferred stock in a private placement. The holders of the Series C preferred stock are entitled to receive a 7% annual dividend until the shares are converted to common stock. The Company also issued warrants to purchase 7,142,846 common stock at an exercise price of $0.77. The warrants are immediately exercisable and have a term of five years

Material Consulting Agreements

In August 2009, we engaged Equity Source Partners as consultants and financial advisors to act as the exclusive financial advisor to the Company for the purpose of pursuing proposed capital. Fees related to any funding would include a cash fee equal to 8% of the gross proceeds received from the sale of securities and 5 year warrants to purchase a number of shares equal to 8% of the gross number of shares sold at each closing, or 8% of the number of shares of common stock the securities sold are convertible into in the event convertible debt or convertible preferred stock is sold. This agreement is ongoing.

Greenhouse Holdings, Inc. and Subsidiaries

Management’s Discussion and Analysis
of Financial Condition and Results of Operations
For the Nine Months Ended September 30, 2011 and 2010

You should read the following discussion and analysis in conjunction with our Condensed Consolidated Financial Statements as of September 30, 2011 and 2010 and the related notes thereto included in this proxy statement/prospectus. In addition to historical financial information, this discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Actual results could differ from these expectations as a result of factors including those described under “Risk Factors elsewhere in this proxy statement/prospectus.

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This financial statements for the nine months ended September 30, 2011 and 2010 and the following Management’s Discussion and Analysis of Financial Condition and Results of Operations to which this discussion relates, contained herein, contains various forward-looking statements regarding the business, financial condition, results of operations and future plans and projects of GreenHouse Holdings, Inc. and its subsidiaries (hereinafter collectively referred to as “the Company”, “us”, “we” or “our”). Forward-looking statements discuss matters that are not historical facts and can be identified by the use of words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “can,” “could,” “may,” “will,” “would” or similar expressions. In this report, for example, we make forward-looking statements regarding, among other things, our expectations about the rate of revenue growth in specific business divisions and the reasons for that growth and our profitability, our expectations regarding an increase in sales, strategic traction and sales and marketing spending, uncertainties relating to our ability to compete, uncertainties relating to our ability to increase our market share, changes in coverage and reimbursement policies of third-party payors and the effect on our ability to sell our products and services, the existence and likelihood of strategic acquisitions and our ability to timely develop new products or services that will be accepted by the market.

Although these forward-looking statements reflect the good faith judgment of our management, such statements can only be based upon facts and factors currently known to us. Forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, set forth in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission on March 31, 2011. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should not unduly rely on these forward-looking statements, which speak only as of the date on which they were made. They give our expectations regarding the future but are not guarantees. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. In this section, “we”, “our”, the “Company” or similar words relate to GreenHouse.

Corporate History

R Squared Contracting, Inc. (“R Squared”) was incorporated in the State of California on January 2, 2007. Green House Holdings, Inc. (“GHH”) was organized under the laws of the State of Nevada on September 18, 2009. On September 20, 2009, a securities exchange agreement was entered into by and among GHH and R Squared and all of the equity holders of R Squared (“R Squared Shareholders”). Under this agreement, GHH acquired all of the issued and outstanding shares of R Squared from the R Squared Shareholders in exchange for an aggregate of 800,000 shares of GHH common stock. R Squared became a wholly owned subsidiary of GHH and the 800,000 shares represent 100% of the total outstanding shares of GHH.

On January 7, 2010, GreenHouse Holdings, Inc., f/k/a Custom Q, Inc. (“GreenHouse” or the “Company”) approved an amendment to its Articles of Incorporation (the “Amendment”) to change its name to GreenHouse Holdings, Inc. and to effect a forward-split such that 5 shares of common stock were issued for every 1 share of common stock issued and outstanding immediately prior to filing of the Amendment (the

“Forward Split”). On January 7, 2010, GreenHouse entered into an Agreement and Plan of Share Exchange (the “Exchange Agreement”) with Green House Holdings, Inc., a Nevada corporation, and the stockholders of GHH whereby GreenHouse acquired all of the issued and outstanding common stock of GHH in exchange (the “Exchange”) for 19,800,000 newly issued shares of common stock and options to purchase 784,000 shares of common stock (after giving effect to the Forward Split) of GreenHouse. As a result, GreenHouse completed a reverse merger in which GHH merged with the Company and GHH became a wholly-owned subsidiary of the Company (the “Merger”).

On June 2, 2010, the Company incorporated a 99.8% owned subsidiary in Mexico, Green House Soluciones S.A. de C.V. (“GH Soluciones”).

On September 8, 2010, the Company and its wholly-owned subsidiary, Green House Holdings, Inc., entered into an Agreement and Plan of Share Exchange (the “LPI Agreement”) with Life Protection, Inc., a North Carolina corporation (“Life Protection”) and shareholders of Life Protection (the “Life Protection Holders”). Pursuant to the LPI Agreement, the Company acquired, from the Life Protection Holders, all of the capital stock of Life Protection in exchange for an aggregate of 1,118,750 shares of the Company’s newly issued shares of common stock, par value $.001 per share. The purchase price was determined by the total market value of the newly issued shares on September 8, 2010, totaling $3,546,348, which was based on the closing market price of the Company’s common stock on the acquisition date. The acquisition has been accounted for under the purchase method.

On May 23, 2011, the Company entered into an Agreement and Plan of Share Exchange (the “CEI Agreement”) with Control Engineering, Inc., a Delaware corporation (“Control Engineering”), and shareholders of Control Engineering (the “Control Engineering Holders”). Control Engineering is headquartered in Costa Mesa, California and is a provider of automation and control solutions including engineering, installation and integration services to a wide range of industries. Pursuant to the CEI Agreement, the Company acquired, from the Control Engineering Holders, all of the capital stock of Control Engineering in exchange for a maximum aggregate of 800,856 shares of the Company’s newly issued shares of common stock, par value $.001 per share (the “Exchange Shares”). 147,000 of the Exchange Shares shall be deposited in escrow (the “Earn-out Shares”). If CEI generates gross revenues in 2011, including pre-acquisition revenue, from its existing line of business totaling between $2,000,0000 – $3,999,999 for the year ending December 31, 2011, the escrow agent shall release 73,500 of the Earn-out Shares to the Control Engineering Holders. If CEI generates gross revenues in 2011, including pre-acquisition revenue, from its existing line of business in excess of $4,000,000, the escrow agent shall release 147,000 of the Earn-out Shares to the Control Engineering Holders. If CEI fails to generate gross revenues in 2011, including pre-acquisition revenue, from its existing line of business in excess of $2,000,000, then the escrow agent shall return any and all remaining Earn-out Shares to be cancelled and retired on the books and records of the Company and returned to unissued status. The purchase price was determined by the total market value of the newly issued shares on May 23, 2011, totaling $1,209,293, which was based on the closing market price of the Company’s common stock on the acquisition date. The acquisition has been accounted for under the purchase method.

On September 16, 2011, the Company entered into a letter of intent to transact a stock exchange and be acquired by Charlotte, NC-based Premier Alliance Group, Inc. (“Premier”), a leading provider of business and technology advisory and consulting services. The acquisition is subject to certain requirements including due diligence; execution of a definitive purchase agreement, approval by the boards of both companies and various other customary conditions, including the Company’s shareholder approval.

Company Overview

GreenHouse is a provider of energy efficiency and sustainable facilities solutions. The Company designs, engineers and installs products and technologies that enable our clients to reduce their energy costs and carbon footprint. We have two business segments, Energy Efficiency Solutions (EES) and Sustainable Facilities Solutions (SFS). We serve residential, industrial, commercial, government and military markets in the United States and abroad.

The Energy Efficiency Solutions segment offers our clients a full range of services to address their energy efficiency needs based on our ability to identify and deliver significant return on our clients’ investments, improve the quality of their physical workspaces, maximize their operational savings and reduce their maintenance costs. Specifically, the EES segment provides the following services:

•	Energy Efficiency and Demand Response Solutions.
•	Facility Retrofitting.
•	Renewable Energy and Cogeneration.

The Sustainable Facilities Solutions segment develops, designs and constructs rapidly deployable, sustainable facilities primarily for use by the United States military and for disaster relief and security organizations in austere regions. Major customers for these products include the U.S. Department of Defense and local law enforcement.

See footnote disclosures in the accompanying unaudited condensed consolidated financial statements for further segment information.

Results of Operations

Results of Operations for the nine months ended September 30, 2011 compared to the nine months ended September 30, 2010.

Revenues for the nine months ended September 30, 2011 were approximately $2,872,000 compared to approximately $4,428,000 for the nine months ended September 30, 2010, a decrease of approximately $1,556,000 or 35%. This expected decrease in revenues was a direct result of the Company’s decision in the second quarter of this year to significantly reduce its staff involved in the residential market in response to the softening demand for energy efficient products to residential customers in the EES segment that started in the second quarter. The Company continues to focus its efforts in the non-residential market of the EES segment, which grew revenues to $781,831 for the nine months ended September 30, 2011 compared to $0 for the nine months ended September 30, 2010, and on the SFS segment, which grew revenues to $350,867 for the nine months ended September 30, 2011 compared to $0 for the nine months ended September 30, 2010. The gross profit percentage decreased to 35% for the nine months ended September 30, 2011, from 41% for the nine months ended September 30, 2010, due to a lower gross profit percentage from the residential market for the nine months ended September 30, 2011.

The decrease in demand for the Company’s energy efficiency solutions to the residential market has not yet shown signs of improvement, and the Company will continue its reduction of effort in the residential market of the Energy Efficiency Solutions segment. The Company significantly reduced its staff involved in the residential market in the second quarter, and accordingly, the potential for future revenues from the residential market have declined significantly until the staffing levels are restored. Total revenues earned from the residential market during the nine months ended September 30, 2011 and 2010, totaled approximately $1,739,000 and $4,428,000, respectively.

Operating expenses for the nine months ended September 30, 2011 were approximately $4,473,000 compared to approximately $4,321,000 for the nine months ended September 30, 2010, an increase of approximately $152,000 or 4%. Non-cash items included in operating expenses for the nine months ended September 30, 2011 were approximately $797,000 compared to approximately $119,000 for the nine months ended September 30, 2010, an increase of approximately $678,000 or 570%. Approximately $402,000 of this non-cash increase was due to common stock and options issued for services, and the remaining $276,000 of this non-cash increase was due to the depreciation expense of fixed assets and amortization expense of distribution rights and other intangibles. General corporate expenses, including expenses associated with being a publicly-traded company, such as investor relations, public relations, audit and legal fees, director and officer liability insurance, and expenses associated with consummating and integrating our acquisitions, were approximately $902,000 the nine months ended September 30, 2011 compared to approximately $621,000 for the nine months ended September 30, 2010, an increase of approximately $281,000 or 45%. Also included in operating expenses was approximately $115,000 which Life Protection paid in terms of the agreement entered into on November 9, 2010, with the other members of its subsidiary, LPI-R.O.A.D.House, LLC, for the dissolution of the limited liability company. Offsetting these increases in expenses was the reduction in expenses achieved in the residential market of the EES segment. As a result of the decrease in revenue from the residential market, the Company’s sales and marketing expenses consisting primarily of commissions on sales decreased by approximately $548,000. In addition, the Company’s reduction of employees that were targeting residential customers in the EES segment, net of the increase in employee costs in the Company’s non-residential EES segment, resulted in a decrease of approximately $375,000 in the Company’s compensation expenses. The Company continues to focus its resources on its Demand Response Solutions in the EES segment and on the SFS segment, which the Company believes have the greatest potential for more profitable revenue growth.

Interest expense for the nine months ended September 30, 2011 was approximately $642,000 compared to approximately $237,000 for the nine months ended September 30, 2010, an increase of approximately $405,000. Included in interest expense is the non-cash accounting entries to record the expense related to the beneficial conversion of debt of approximately $47,000 and $137,000 for the nine months ended September 30, 2011 and 2010, respectively, a decrease of $90,000. Also included in interest expense is the non-cash amortization expense of the original issue discount and warrant valuation attached to the debentures issued on October 22, 2010 and February 18, 2011 of approximately $454,000 and $0 for the nine months ended September 30, 2011 and 2010, respectively, an increase of $454,000. Also included in interest expense is the non-cash expense of $50,000 related to the stock issued during the nine months ended September 30, 2011 for the extension of the debenture repayment that was due August 1, 2011. The remaining decrease of approximately $9,000 was due to a decrease in accounts payable for the nine months ended September 30, 2011 compared to September 30, 2010.

Change in acquisition liability for the nine months ended September 30, 2011 was $167,580 compared to $0 for the nine months ended September 30, 2010. This other income was due to the revaluation at September 30, 2011, of the acquisition liability for the Earn-out Shares that were issued on the acquisition of Control Engineering on May 23, 2011.

Other expense for the nine months ended September 30, 2011 was $0 compared to $250,000 for the nine months ended September 30, 2010. This expense was due to the one-time costs associated with effecting the reverse merger that took place during the first quarter of 2010.

As a result, net loss was approximately $3,812,000 for nine months ended September 30, 2011 compared to a net loss of approximately $2,975,000 for the nine months ended September 30, 2010.

Results of Operations for the three months ended September 30, 2011 compared to the three months ended September 30, 2010.

Revenues for the three months ended September 30, 2011 were approximately $470,000 compared to approximately $1,724,000 for the three months ended September 30, 2010, a decrease of approximately $1,254,000 or 73%. Revenue from the Company’s residential customers in the EES segment decreased by approximately $1,715,000 in response to the softening demand for energy efficient products to residential customers in the EES segment that started in the second quarter, and the Company’s subsequent decision in the second quarter of this year to significantly reduce its staff involved in the residential market. However, this decrease in revenue was offset by an increase in revenue from the Company’s non-residential customers of approximately $433,000 and an increase in revenue of approximately $28,000 from the Company’s SFS segment. Total revenues earned from the residential market during the three months ended September 30, 2011 and 2010, totaled approximately $9,000 and $1,724,000, respectively. The gross profit percentage decreased from 37% to (2%) for the three months ended September 30, 2011 and 2010, respectively. The primary reason for this decrease was non-recurring job close-out costs related to the residential market of the EES segment.

Continuing from the second quarter, we do not anticipate revenue from the residential market to rebound in the short term, and continue to focus our sales and marketing efforts on our Demand Response and other Energy Efficiency Solutions in the EES segment, which increased revenue from approximately $348,000 for the three months ended June 30, 2011 to approximately $433,000 for the three months ended September 30, 2011, an increase of approximately $85,000 or 24%. Approximately $28,000 of revenue was generated in the SFS segment for the three months ended September 30, 2011 compared to $0 for the three months ended

June 30, 2011, as we continued to focus our sales and marketing efforts on developing the relationships to facilitate the progression of the Company’s multi-year, multi-million dollar OceanSafe and Pinnacle Contracts, as disclosed in Note 3 in the notes to the accompanying condensed consolidated financial statements, from award phase to notice to proceed phase. The SFS segment also continued its sales and marketing efforts by submitting proposals and responding to RFP’s on large contract opportunities nationally as well as in Kenya, Saudi Arabia and the Dominican Republic.

Operating expenses for the three months ended September 30, 2011 were approximately $1,439,000 compared to approximately $1,605,000 for the three months ended September 30, 2010, a decrease of approximately $166,000 or 10%. Approximately $261,000 of the decrease was due to the reduction of employees targeting residential customers in the EES segment described above. Sales and marketing expenses, consisting primarily of commissions on sales, decreased by approximately $244,000 as a result of the decrease in revenues of our energy efficient products and services to residential customers described above. The decrease in operating expenses was offset by an increase of approximately $83,000 due to the non-cash depreciation expense of fixed assets and amortization expense of distribution rights and other intangibles, an increase in stock compensation expense of approximately $190,000, an increase of approximately $50,000 in professional fees related to operating a public company, and the remaining increase of $16,000 was due to an increase in general corporate expenses, including expenses associated with being a publicly-traded company.

Interest expense for the three months ended September 30, 2011 was approximately $268,000 compared to approximately $29,000 for the three months ended September 30, 2010, an increase of approximately $239,000. This increase is due to the non-cash amortization expense of the original issue discount and warrant valuation attached to the debentures issued on October 22, 2010 and February 18, 2011, as well as the non-cash interest expense related to the stock issued during the three months ended September 30, 2011 for the extension of the debenture repayment that was due August 1, 2011.

Change in acquisition liability for the three months ended September 30, 2011 was $34,000 compared to $0 for the three months ended September 30, 2010. This other income was due to the revaluation at September 30, 2011, of the acquisition liability for the Earn-out Shares that were issued on the acquisition of Control Engineering on May 23, 2011.

As a result, net loss was approximately $1,640,000 for three months ended September 30, 2011 compared to a net loss of approximately $991,000 for the three months ended September 30, 2010.

Liquidity and Capital Resources

Overview

For the nine months ended September 30, 2011, we funded our operations through financing activities consisting primarily of private placements of equity and debt securities with outside investors, and by loans from shareholders and officers. Our principal use of funds during the nine months ended September 30, 2011 has been for the ongoing sales and marketing efforts to develop relationships with and to respond to Requests for Proposals (“RFP’s”) from potential corporate and government customers for our Energy Efficiency and Sustainable Facility solutions; for working capital; and for general corporate expenses.

Liquidity and Capital Resources during the nine months ended September 30, 2011 compared to the nine months ended September 30, 2010

During the nine months ended September 30, 2011, the Company raised $552,000 by issuing common stock to outside investors, raised $700,000 by issuing debentures to outside investors, received advances from officers and shareholders of approximately $368,000 and repaid approximately $322,000 of advances from officers and shareholders, and issued notes payable to related parties of approximately $1,166,000 and repaid approximately $112,000 of notes payable to related parties.

During the nine months ended September 30, 2010, the Company raised $3,397,000 by issuing common stock to outside investors, received advances from officers and shareholders of approximately $95,000 and repaid approximately $101,000 of advances from officers and shareholders, issued notes payable to related parties of approximately $390,000 and repaid approximately $610,000 of notes payable to related parties, and issued notes payable to third parties of approximately $311,000 and repaid approximately $105,000 of notes payable to related parties.

During the nine months ended September 30, 2010, the holders of the Company’s Convertible Notes that were issued in 2009 were given the opportunity to convert their notes into shares of common stock at a price of $1.275 per share, prior to the occurrence of the terms stated in the Convertible Notes. All of the holders of the Convertible Notes, which were recorded at $750,000 at December 31, 2009, elected to convert their notes, and accrued interest of $23,533, into 606,693 shares of the Company’s common stock in January and February 2010.

The Company will continue to pursue additional equity and debt financing from outside investors, as well as working capital and project-specific debt financing to develop its Energy Efficiency and Sustainable Facilities solutions for sale or lease to customers. However, there can be no assurance that any such financing will be available to the Company on favorable terms, if at all.

Financial Condition

We believe we have access to sufficient financing to pursue our current limited operations through the fourth quarter of 2011. However, we will require additional funds to fully pursue and implement our business plan, and our working capital requirements will depend upon numerous factors. In any event, we will require substantial funds in addition to those presently available to us to develop all of our programs to meet our business objectives. To ensure the continued level of our operations, we are currently exploring various possible financing options that may be available to us. However, we have no binding commitments for any transactions at this time and there can be no assurance that we will consummate any transaction. If we are unable to obtain such capital, we may not be able to:

•	continue the development of our programs or;
•	continue operations.

Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements as of September 30, 2011.

Critical Accounting Policies

The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions affect the reported amounts of revenues and expenses during the reporting period. We base our estimates on historical experiences and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions and conditions. We continue to monitor significant estimates made during the preparation of our consolidated financial statements. On an ongoing basis, we evaluate estimates and assumptions based upon historical experience and various other factors and circumstances. We believe our estimates and assumptions are reasonable in the circumstances; however, actual results may differ from these estimates under different future conditions.

Our significant accounting policies are summarized in Note 2 of our condensed consolidated financial statements. While all of these significant accounting policies impact the Company’s consolidated financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on the Company and require management to use a greater degree of judgment and estimates. We believe that the estimates and assumptions that are most important to the portrayal of our consolidated financial condition and results of operations, in that they require subjective or complex judgments, form the basis for the accounting for bad debts, our estimate of billings in excess of costs and estimated earnings and percentage of completion on jobs in process, and the allocation of the Control Engineering purchase price to goodwill. We believe estimates and assumptions related to these critical accounting policies are appropriate under the circumstances; however, should future events or occurrences result in unanticipated consequences, there could be a material impact on our future financial conditions or results of operations. We suggest that our significant accounting policies be read in conjunction with this Management’s Discussion and Analysis of Financial Condition.

Additional Information

We file reports and other materials with the Securities and Exchange Commission. These documents may be inspected and copied at the Commission’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. You can obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. You can also get copies of documents that the Company files with the Commission through the Commission’s Internet site at www.sec.gov.

Greenhouse Holdings, Inc. and Subsidiaries

Management’s Discussion and Analysis of Financial Condition and Results of Operations
For the Years Ended December 31, 2010 and 2009

You should read the following discussion and analysis in conjunction with our audited Consolidated Financial Statements as of December 31, 2010 and 2009 and the related notes thereto included in this proxy statement/prospectus. In addition to historical financial information, this discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Actual results could differ from these expectations as a result of factors including those described under “Risk Factors,” and elsewhere in this proxy statement/prospectus.

The following discussion and plan of operations should be read in conjunction with the Consolidated Financial Statements and related Notes included elsewhere in this proxy statement/prospectus. Some of the information contained in this Management’s Discussion and Analysis of Financial Condition and Results of Operations and elsewhere in this discussion includes forward-looking statements based on our current management’s expectations. There can be no assurance that actual results, outcomes or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, among others, our limited operating history, unpredictability of future program dispositions and operating results, competitive pressures and the other potential risks and uncertainties discussed in the Risk Factors section of this proxy statement/prospectus.

GreenHouse Holdings, Inc, f/k/a Custom Q, Inc. (“GreenHouse” “the Company”, “us”, “our” or “we”) was incorporated in the State of Nevada as Custom Q, Inc. as a for-profit company on June 20, 2008 and established a fiscal year end of September 30, which was subsequently changed to December 31 in March 2010. Unless the context requires otherwise, in this section the terms “we,” “us” and “our” refer to GreenHouse Holdings, Inc.

On January 7, 2010, Custom Q, Inc., acquired Green House Holdings, Inc. a privately owned Nevada corporation (“GHH”), pursuant to an Agreement and Plan of Share Exchange (the “Reverse Merger”). In connection with the Reverse Merger, GHH was deemed to be the acquiring company for accounting purposes. Therefore, the accompanying comparative financial information is that of GHH rather than the historical financial statements of Custom Q, Inc. GHH was organized under the laws of the State of Nevada on September 18, 2009. GHH is a holding company whose principal operating company is R Squared Contracting, Inc. (“R Squared”), which was organized under the laws of the State of California on January 2, 2007, is an innovative green solutions provider. Upon consummation of the Reverse Merger, we adopted the business plan of GHH. In this section, “we”, “our”, the “Company” or similar words refer to GreenHouse.

Overview

GreenHouse is a provider of energy efficiency and sustainable facilities solutions. The Company designs, engineers and installs products and technologies that enable our clients to reduce their energy costs and carbon footprint. We have two business segments, Energy Efficiency Solutions (EES) and Sustainable Facilities Solutions (SFS). We serve residential, industrial, commercial, government and military markets in the United States and abroad.

The Energy Efficiency Solutions segment offers our clients a full range of services to address their energy efficiency needs based on our ability to identify and deliver significant return on our clients’ investments, improve the quality of their physical workspaces, maximize their operational savings and reduce their maintenance costs. Specifically, the EES segment provides the following services:

•	Energy Efficiency and Demand Response Solutions.
•	Facility Retrofitting.
•	Renewable Energy and Cogeneration.

The Sustainable Facilities Solutions segment develops, designs and constructs rapidly deployable, sustainable facilities primarily for use by the United States military and for disaster relief and security organizations in austere regions. Major customers for these products include the U.S. Department of Defense and local law enforcement.

See footnote disclosures in the accompanying consolidated financial statements for further segment information.

Results of Operation

Results of Operations for the year ended December 31, 2010 compared to the year ended December 31, 2009.

Revenues for the year ended December 31, 2010 were approximately $6,732,000 compared to approximately $4,490,000 for the year ended December 31, 2009, an increase of approximately $2,242,000 or 50%. Approximately $1,593,000 of this increase was due to increased sales of our energy efficient products and services to residential customers as a result of our expansion of our sales and marketing infrastructure, as well as the addition of solar photovoltaics to our product offering. The remaining increase of $649,000 was revenue generated by Life Protection Inc., which we acquired on September 8, 2010. Gross profit percentage was 38% and 39% for the years ended December 31, 2010 and 2009, respectively.

Operating expenses for the year ended December 31, 2010 were approximately $6,616,000 compared to approximately $3,357,000 for the year ended December 31, 2009, an increase of approximately $3,259,000. Approximately $1,655,000 of the increase was due to the increase in the number of employees and independent contractors, and the related payroll burden costs, needed to support our growth in the EES segment, which included the addition of Demand Response Solutions and Renewable Energy and Cogeneration to our service offerings, and the establishment of our SFS segment. Towards the end of 2010, we had a decrease in the number of employees in the EES segment serving the residential market as a result of the change in our product mix during 2010. Of the employee and independent contractor costs, approximately $228,000 represented non-cash accounting entries to record the expense associated with issuing stock options to the employees and independent contractors. Approximately $626,000 of the increase was due to increased sales and marketing expenses that resulted in the increase in revenues of our energy efficient products and services to residential customers described above, as well as the increase in expenses to support the sales and marketing efforts of our new service offerings in the EES segment and SFS segments. Approximately $241,000 of the increase was due to the non-cash depreciation expense of fixed assets and amortization expense of distribution rights and other intangibles, and the non-cash valuation of stock issued for services. The remaining $694,000 of the increase was due to increases in general corporate expenses, including expenses associated with being a publicly-traded company, such as investor relations, public relations, audit and legal fees, director and officer liability insurance, and expenses associated with our growth, such as general liability insurance.

Interest expense for the year ended December 31, 2010 was approximately $344,000 compared to approximately $64,000 for the year ended December 31, 2009, an increase of approximately $280,000. Approximately $229,000 of the increase was due to the non-cash accounting entries to record the expense related to the beneficial conversion of the Convertible Notes and the related party promissory note which were converted at a 15% discount to the Company’s current equity financing. Approximately $38,000 of the increase was due to amortization expense of the original issue discount and warrant valuation attached to the debentures issued on October 22, 2010. The remaining increase of approximately $13,000 was due to an increase in debt for the year ended December 31, 2010 compared to the year ended December 31, 2009.

Other expense for the year ended December 31, 2010 was $250,000 compared to $-0- for the year ended December 31, 2009. This expense was due to the one-time costs associated with effecting the reverse merger that took place during the first quarter of 2010.

As a result, net loss was approximately $4,645,000 for year ended December 31, 2010 compared to a net loss of approximately $1,687,000 for the year ended December 31, 2009.

Results of Operations for the Year Ended December 31, 2009 compared to the Year Ended December 31, 2008

Revenues for the year ended December 31, 2009 were approximately $4,490,000 compared to approximately $358,000 for the year ended December 31, 2008, an increase of approximately $4,132,000. This increase was due to the increased sales of our energy efficient products and services to residential customers during the year ended December 31, 2009. Gross Profit percentage increased from 29% for the year ended December 31, 2008 to 39% for the year ended December 31, 2009 due to increased sales of our higher margin energy efficient products and services compared to sales of lower margin general construction products and services for the year ended December 31, 2008.

Operating expenses for the year ended December 31, 2009 were approximately $3,357,000 compared to approximately $531,000 for the year ended December 31, 2008, an increase of approximately $2,826,000. Approximately $1,000,000 of this increase was due to the increase in the number of our employees to support our growth, and the related payroll burden costs.

Approximately $1,800,000 of the increase was due to increased sales and marketing expenses that resulted in the increase in revenues of our energy efficient products and services to residential customers described above, as well as the increase in expenses to support the sales and marketing efforts of our alternative energy products and services, such as water purification and vapor compression systems, and ethanol production systems.

As a result, net loss was approximately $1,687,000 for the year ended December 31, 2009, compared with a net loss of approximately $429,000 for the year ended December 31, 2008.

Liquidity and Capital Resources

Overview

For the year ended December 31, 2010, we funded our operations through financing activities consisting primarily of private placements of equity securities with outside investors, and by loans from shareholders and officers. Our principal use of funds during the year ended December 31, 2010 has been for the ongoing development of relationships with potential corporate and government customers for our Energy Efficiency and Sustainable Facility solutions; the expansion of our sales and marketing infrastructure to increase our revenue from our Energy Efficiency solutions to residential customers; the ongoing development of our projects for the efficient conversion of cellulosic and sugar based waste streams into Ethanol; and for general corporate expenses.

Liquidity and Capital Resources during the year ended December 31, 2010 compared to the year ended December 31, 2009

During the year ended December 31, 2010, the Company raised $3,981,610 by issuing common stock to outside investors, raised $389,828 by issuing notes payable to shareholders and repaid $630,364 of notes payable to shareholders. In addition, on October 22, 2010, the Company consummated a Securities Purchase Agreement with certain purchasers, whereby the Company issued debentures in an aggregate amount of $344,828 for cash proceeds of $300,000. This debt financing allowed the Company to pursue the additional issuance of up to $804,598 of debentures.

During the year ended December 31, 2009, the Company did not issue any equity securities, raised approximately $342,000 by issuing notes payable to shareholders, and raised $750,000 by issuing Convertible Notes to outside investors.

During the year ended December 31, 2010, the holders of the Company’s Convertible Notes that were issued in 2009 were given the opportunity to convert their notes into shares of common stock at a price of $1.275 per share, prior to the occurrence of the terms stated in the Convertible Notes. All of the holders of the Convertible Notes, which were recorded at $750,000 at December 31, 2009, elected to convert their notes, and accrued interest of $23,533, into 606,693 shares of the Company’s common stock in January and February 2010.

The Company is also pursuing working capital debt financing as well as project-specific debt financing to develop its energy efficiency and sustainable facilities solutions for sale or lease to customers. However, there can be no assurance that any such financing will be available to the Company on favorable terms, if at all.

Liquidity and Capital Resources during the year ended December 31, 2009 compared to the year ended December 31, 2008.

During the year ended December 31, 2009, the Company did not issue any equity securities but issued $750,000 of convertible notes to outside investors (the “Bridge Investors”). Subsequent to December 31, 2009, the Company offered the Bridge Investors the option of converting their notes into equity in accordance with the terms of their note, even though the Company was not obligated to do so as it had not yet raised gross proceeds of at least $3 million in a debt or equity financing. All of the Bridge Investors converted their notes into equity.

During the years ended December 31, 2009 and 2008, the Company received proceeds of $210,000 and $415,000 from the issuance of debt securities to related parties, respectively.

Financial Condition

We believe we have sufficient working capital to pursue our current limited operations into the second quarter of 2011. On February 18, 2011, the Company authorized the issuance of debentures in the original, principal amount of $804,598, with aggregate proceeds to the Company in the amount of $700,000. If we do not raise the maximum proceeds in our current equity offering, we will require additional funds to pursue our business plan. Our working capital requirements will depend upon numerous factors. In any event, we will require substantial funds in addition to those presently available to develop all of our programs to meet our business objectives. To ensure the continued level of our operations, we are currently exploring various possible financing options that may be available to us, including the current offering described in a prospectus filed in a Registration Statement filed with the Securities and Exchange Commission on Form S-1 on February 14, 2011, which may include a sale of our equity securities. However, we have no binding commitments for any transactions at this time and there can be no assurance that we will consummate this transaction or any other transaction. If we are unable to obtain such capital, we may not be able to:

•	continue the development of our programs or;
•	continue operations.

Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements as of December 31, 2010.

Critical Accounting Policies

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions affect the reported amounts of revenues and expenses during the reporting period. We base our estimates on historical experiences and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions and conditions. We continue to monitor significant estimates made during the preparation of our financial statements. On an ongoing basis, we evaluate estimates and assumptions based upon historical experience and various other factors and circumstances. We believe our estimates and assumptions are reasonable in the circumstances; however, actual results may differ from these estimates under different future conditions.

We believe that the estimates and assumptions that are most important to the portrayal of our financial condition and results of operations, in that they require subjective or complex judgments, form the basis for the accounting for bad debts, our estimate of billings in excess of costs and estimated earnings and percentage of completion on jobs in process, and the allocation of the Life Protection purchase price between the fair value of the assets acquired and goodwill. We believe estimates and assumptions related to these critical accounting policies are appropriate under the circumstances; however, should future events or occurrences result in unanticipated consequences, there could be a material impact on our future financial conditions or results of operations. We suggest that our significant accounting policies be read in conjunction with this Management’s Discussion and Analysis of Financial Condition.

Accounting Policies

Recently issued accounting pronouncements

The Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and the Hierarchy of Generally Accepted Accounting Principles (“GAAP”), which became the single official source of authoritative, nongovernmental GAAP. The historical GAAP hierarchy was eliminated and the ASC became the only level of authoritative GAAP, other than guidance issued by the SEC. All other literature became non-authoritative. ASC is effective for financial statements issued for interim and annual periods ending after September 15, 2009.

Goodwill and other intangible assets

Goodwill represents the excess of acquisition consideration paid over the fair value of identifiable net tangible and identifiable intangible assets acquired. Goodwill and other indefinite-lived intangible assets are not amortized, but are reviewed for impairment at least annually, in the third quarter, or earlier upon the occurrence of certain triggering events.

Goodwill is allocated among and evaluated for impairment at the reporting unit level. We evaluate goodwill for impairment using a two-step process provided by FASB ASC Topic 350, Intangibles — Goodwill and Other. The first step is to compare the fair value of each of our reporting units to their respective book values, including goodwill. If the fair value of a reporting unit exceeds its book value, reporting unit goodwill is not considered impaired and the second step of the impairment test is not required. If the book value of a reporting unit exceeds its fair value, the second step of the impairment test is performed to measure the amount of impairment loss, if any. The second step of the impairment test compares the implied fair value of the reporting unit’s goodwill with the book value of that goodwill. If the book value of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. The Company determined there were no impairments of goodwill and other intangible assets as of December 31, 2010 and 2009. Intangible assets are amortized using the straight-line method over the expected life of the assets.

Impairment of long-lived assets

In accordance with FASB ASC 360, Property, Plant, and Equipment, the Company’s long-lived assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company determined that there were no impairments of long-lived assets as of December 31, 2010 or 2009.

Fair value of financial instruments

FASB ASC 820, Fair Value Measurements and Disclosures, establishes a framework for measuring fair value and expands disclosures about fair value measurements. FASB ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC 820 states that a fair value measurement should be determined based on the assumptions the market participants would use in pricing the asset or liability. In addition, FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the types of valuation information (“inputs”) are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The three broad levels defined by FASB ASC 820 hierarchy are as follows:

Level 1 — quoted prices for identical assets or liabilities in active markets.

Level 2 — pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reported date.

Level 3 — valuations derived from methods in which one or more significant inputs or significant value drivers are unobservable in the markets. These financial instruments are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment to estimation.

Valuations based on unobservable inputs are highly subjective and require significant judgments. Changes in such judgments could have a material impact on fair value estimates. In addition, since estimates are as of a specific point in time, they are susceptible to material near-term changes. Changes in economic conditions may also dramatically affect the estimated fair values.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable, and accrued expenses, approximate their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at December 31, 2010 or 2009, nor gains or losses are reported in the consolidated statements of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the years ended December 31, 2010 or 2009.

Revenue recognition

In accordance with FASB ASC 605, Revenue Recognition, contract revenues are recognized using the percentage of completion method in the ratio that costs incurred bear to total estimated costs at completion. Adjustments to contract cost estimates are made in the periods in which the facts which require such revisions become known. Unapproved change orders are not considered as part of the contract until it has been approved by the customer. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. If final total cost is anticipated to exceed the contract amount, the excess of cost over contract amount is immediately recognized as a loss on the contract.

Customer billings and costs and estimated earnings on uncompleted contracts

The Company classifies cumulative customer billings that exceed the sum of total contract costs incurred plus the gross profit earned to date as billings in excess of costs and estimated earnings. Cumulative costs incurred plus estimated gross profit earned to date that exceeds customer billings are classified as costs and estimated earnings in excess of billings.

Foreign currency translation

On June 2, 2010, the Company incorporated a 99.8% owned subsidiary in Mexico, Green House Soluciones S.A. de C.V. (“GH Soluciones”). This subsidiary utilizes the local currency as its functional currency. Assets and liabilities in the consolidated balance sheets have been translated at the rate of exchange as of the balance sheet date. Revenues and expenses are translated at the average exchange rate for the year. Translation adjustments for the year ended December 31, 2010 were immaterial to the presentation of the consolidated statement of operations and consolidated statement of changes in shareholders’ equity and were therefore not separately disclosed.

Income taxes

The Company follows FASB ASC 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of operations in the period of enactment.

The Company adopted the application of uncertain tax positions of FASB ASC 740, Income Taxes, during 2009. The standard addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FASB ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. FASB ASC 740 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. At the date of adoption, and as of December 31, 2010 and 2009, the Company does not have a liability for unrecognized tax uncertainties.

The Company’s policy is to record interest and penalties on uncertain tax positions as income tax expense. As of December 31, 2010 and 2009, the Company has no accrued interest or penalties related to uncertain tax positions.

Net loss per common share

Net loss per common share is computed pursuant to FASB ASC 260, Earnings Per Share. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of December 31, 2010. As of December 31, 2010, there were 1,301,950 warrants and 1,149,000 options outstanding to purchase shares of common stock. However, these potentially dilutive shares are considered to be anti-dilutive and are therefore not included in the calculation of net loss per share.

Stock based compensation

For employee stock options issued under the Company’s stock-based compensation plans, the fair value of each option grant is estimated on the date of grant using the Black-Scholes pricing model, and an estimated forfeiture rate is used when calculating stock-based compensation expense for the period. For employee restricted stock awards and units issued under the Company’s stock-based compensation plans, the fair value of each grant is calculated based on the Company’s stock price on the date of grant and an estimated forfeiture rate when calculating stock-based compensation expense for the period. The Company recognizes the compensation cost of stock-based awards upon vesting of the award.

The Company accounts for stock-based compensation awards to non-employees in accordance with FASB ASC 505-50, Equity-Based Payments to Non-Employees (“ASC 505-50”). Under ASC 505-50, the Company determines the fair value of the warrants or stock-based compensation awards granted as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Any stock options issued to non-employees are recorded in expense and additional paid-in capital in shareholders’ equity/(deficit) over the applicable service periods using variable accounting through the vesting dates based on the fair value of the options at the end of each period.

Any benefits of tax deductions in excess of recognized stock-based compensation will be reported as a financing activity rather than an operating activity in the statements of cash flows. This requirement will reduce net operating cash flows and increase net financing cash flows in certain periods.

As there is not sufficient public market history for its common stock, the Company determined the volatility for options granted based on an analysis of reported data for a peer group of companies. The expected volatility of options granted has been determined using an average of the historical volatility measures of this peer group of companies as well as the historical volatility of the Company’s common stock. The expected life of options has been determined utilizing the “simplified” method as prescribed by the SEC’s Staff Accounting Bulletin No. 107, Share-Based Payment. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of the stock options. The Company has not paid and does not anticipate paying cash dividends on its common stock; therefore, the expected dividend yield is assumed to be zero.

Recently issued accounting pronouncements

In October 2009, the FASB issued ASU No. 2009-13 “Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements (formerly EITF Issue No. 08-1)”. This standard modifies the revenue recognition guidance for arrangements that involve the delivery of multiple elements, such as product, software, services or support, to a customer at different times as part of a single revenue generating transaction. This standard provides principles and application guidance to determine whether multiple deliverables exist, how the individual deliverables should be separated and how to allocate the revenue in the arrangement among those separate deliverables. The standard also expands the disclosure requirements for multiple deliverable revenue arrangements. This standard is effective for fiscal years beginning on or after June 15, 2010. The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In January 2010, the FASB issued ASU No. 2010-06 “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements”. This Update amends Subtopic 820-10 that require new disclosures about transfers in and out of Levels 1 and 2 and activity in Level 3 fair value measurements. This Update also amends Subtopic 820-10 to clarify certain existing disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010. The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In April 2010, the Financial Accounting Standards Board issued ASU 2010-13, “Compensation — Stock Compensation (Topic 718) — Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades.” Under Topic 718, awards of equity share options granted to an employee of an entity’s foreign operation that provide a fixed exercise price denominated in (1) the foreign operation’s functional currency or (2) the currency in which the employee’s pay is denominated should not be considered to contain a condition that is not a market, performance, or service condition. However, U.S. generally accepted accounting principles do not specify whether a share-based payment award with an exercise price denominated in the currency of a market in which the underlying equity security trades has a market, performance, or service condition.

Diversity in practice has developed on the interpretation of whether such an award should be classified as a liability when the exercise price is not denominated in either the foreign operation’s functional currency or the currency in which the employee’s pay is denominated. ASU 2010-13 provides amendments to Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. ASU 2010-13 is effective for periods beginning after December 15, 2010. The adoption of ASU 2010-13 is not expected to have an impact on the Company’s consolidated financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

RISK FACTORS

The proposed merger involves a high degree of risk. Prospective stockholders should carefully consider, among other things, the following risk factors and the other information in this proxy statement/prospectus, including the Premier and GreenHouse financial statements and the notes to those statements, prior to making a decision concerning the merger.

Risks Related to the Proposed Merger

There is no assurance when or even if the merger will be completed. Failure to obtain required approvals necessary to satisfy closing conditions may delay or prevent completion of the merger.

Completion of the merger is subject to the satisfaction or waiver of a number of conditions. There can be no assurance that Premier and GreenHouse will be able to satisfy the closing conditions or that closing conditions beyond their control will be satisfied or waived.

Neither Premier nor GreenHouse has a widely traded equity security, and the prices may not be a fair determinant of value.

The Common Stock of both Premier and GreenHouse are quoted on the OTC:Bulletin Board. In general, these equities are not widely traded, and prices may not be a fair determinant of value. Accordingly, the Premier common stock owned by GreenHouse stockholders in the merger may be worth either more or less than the GreenHouse common stock formerly held by such stockholders.

Premier and GreenHouse executive officers and directors may have interests in the merger that are different from, or in addition to, those of Premier shareholders and GreenHouse stockholders generally.

The executive officers and directors of Premier and GreenHouse may have interests in the merger that are different from, or are in addition to, those of Premier shareholders and GreenHouse stockholders generally. Some of GreenHouse’s executive officers will serve as executive officers of the combined company.

Prior to the merger, GreenHouse may be unable to enter into a business combination with another party because of restrictions in the merger agreement.

The merger agreement restricts the ability of GreenHouse to make acquisitions or complete other transactions during the pendency of the merger transaction. While the merger agreement is in effect, subject to limited exceptions, GreenHouse is prohibited from soliciting, initiating, encouraging or taking actions designed to facilitate any inquiries or the making of any proposal or offer that could lead to such party entering into certain extraordinary transactions with any third party, such as a sale of assets, an acquisition of equity interest, a tender offer for capital stock or a merger or other business combination outside the ordinary course of business. Any such transactions could have been favorable to GreenHouse stockholders.

The merger may be completed even though material adverse changes may result from the industry-wide changes and other causes set forth in the merger agreement.

In general, either party can refuse to complete the merger if there is a material adverse effect affecting the other party between the date of the merger agreement and the closing of the merger. However, some types of changes, such as industry-wide changes, and changes in applicable laws, among others, do not permit either party to refuse to complete the merger, even if such changes would have a material adverse effect on Premier or GreenHouse. If adverse effects occur but Premier and GreenHouse must still complete the merger, the combined company may suffer.

The rights of GreenHouse stockholders who become Premier stockholders in the merger will be governed by Premier’s certificate of incorporation and bylaws and Delaware law.

GreenHouse stockholders who receive shares of Premier common stock in the merger will become Premier stockholders. As a result, GreenHouse stockholders who become stockholders in Premier will be governed by the Premier’s certificate of incorporation and bylaws, and the Delaware General Corporation Law rather than being governed by GreenHouse’s articles of incorporation and GreenHouse’s bylaws and the Nevada Revised Statutes.

If the merger does not qualify as a reorganization under Section 368(a) of the Internal Revenue Code or is otherwise taxable to U.S. holders of GreenHouse common stock, then such holders may be required to pay substantial U.S. Federal income taxes.

As a condition to the completion of the merger, Tarter Krinsky & Drogin LLP, tax counsel to GreenHouse, will have delivered an opinion, dated as of the closing date of the merger, that the merger will be treated for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. This opinion will be based on certain assumptions and representations as to factual matters from GreenHouse, Premier and MergerSub, as well as certain covenants and undertakings by GreenHouse, Premier and MergerSub. If any of the assumptions, representations, covenants or undertakings is incorrect, incomplete, inaccurate or is violated in any material respect, the validity of the conclusions reached by counsel in its opinion would be jeopardized. Additionally, in general, an opinion of counsel represents counsel’s best legal judgment but is not binding on the United States Internal Revenue Service (“IRS”), or any court, so there can be no certainty that the IRS will not challenge the conclusions reflected in the opinions or that a court will not sustain such a challenge. If the IRS or a court determines that the merger should not be treated as a reorganization, a holder of GreenHouse common stock would recognize taxable gain or loss upon the exchange of GreenHouse common stock for Premier common stock pursuant to the merger.

The combined company will incur significant transaction and merger-related costs in connection with the merger.

Premier and GreenHouse estimate that they will incur significant transaction costs associated with the merger. The costs associated with the merger may increase if any GreenHouse stockholders elect to dissent from the merger and seek payment of the fair value of their shares as permitted by Nevada law. If the total costs of the merger exceed Premier’s and GreenHouse’s estimates, the ability of the combined company to achieve its business plan could be adversely affected.

The combined company may be unable to fully utilize GreenHouse’s net operating loss carryforwards.

Under Section 382 of the Code, if a corporation undergoes an “ownership change” (generally defined as a greater than 50% change by value in its equity ownership over a three-year period), the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes to offset its post-change income would be limited. Further, if the “continuity of business requirement” defined in Section 382 of the Code is not met in a change of control transaction, the pre-transaction net operating loss carryfoward deductions become substantially reduced or unavailable for use by the surviving corporation in the transaction. An ownership change will occur as a result of the merger which will substantially reduce the ability of the combined company to utilize GreenHouse’s net operating loss carryforwards.

The anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected.

The merger involves the integration of two companies that have previously operated independently with principal offices in two distinct locations. Premier and GreenHouse are able to conduct only limited planning regarding the integration of the two companies prior to completion of the merger. Significant management attention and resources will be required to integrate the two companies. Delays in this process could adversely affect the combined company’s business, financial results, financial condition, and stock price following the merger. Even if the combined company was able to integrate its business operations successfully, there can be no assurance that this integration will result in the realization of the full benefits of synergies, innovation and operational efficiencies that may be possible from this integration and that these benefits will be achieved within a reasonable period of time.

Risks Related to Premier’s Business

A decline in the price of, or demand for, any of Premier’s business consulting and solution services, would seriously harm Premier’s revenues and operating margins.

Premier’s business consulting and business solutions account for substantially all of Premier’s revenues. Premier anticipates that revenues from Premier’s business consulting and solution services will continue to constitute substantially all of Premier’s revenues for the foreseeable future. Consequently, a decline in the price of, or demand for, business consulting and solution services would seriously harm Premier’s business.

Premier’s revenues depend on a small number of large sales. If any of these customers decide they will no longer use Premier’s services, Premier’s revenues will decrease and Premier’s financial performance will be severely impacted.

To date, Premier has received a significant portion of its revenues from large sales to a small number of customers. During 2010, Premier’s six largest customers, Duke Energy, Bank of America, GMAC Financial Services, SourceCorp, Wells Fargo, and Charlotte Mecklenburg Board of Education together comprised approximately 61% of its total annual revenues. Premier’s operating results may be harmed if Premier was not able to complete one or more substantial sales to any large customers or Premier is unable to collect accounts receivable from any of its large customers in any future period.

Intense competition in Premier’s target market could impair its ability to grow and to achieve profitability. If Premier does not grow, its competitive ability will be severely restricted, which would decrease its profitability.

Premier’s competitors vary in size and in the scope and breadth of the products and services they offer. Premier’s competitors include Deloitte, Comsys, North Highland, Accenture, CIBER as well as other national firms and a number of regional firms. Many of its competitors have longer operating histories, substantially greater financial, technical, marketing, or other resources, or greater name recognition than it does. Premier’s competitors may be able to respond more quickly than it can to new or emerging technologies and changes in customer requirements. Increased competition is likely to result in price reductions, reduced gross margins, and loss of market share, any one of which could seriously harm Premier’s business.

Premier’s lengthy sales cycle could cause delays in revenue growth, which could make it more difficult to achieve its growth objectives.

The period between Premier’s initial contact with a potential customer and that customer’s purchase of its services is often long. A customer’s decision to purchase Premier’s services involves a significant allocation of resources on Premier’s part, is influenced by a customer’s budgetary cycles, and in many instances involves a preferred-vendor process. To successfully sell its services, generally Premier must educate its potential customers regarding the uses and benefits of its services, which can require significant time and resources. Many of Premier’s potential customers are large enterprises that generally take longer to designate preferred vendors. Its typical sales cycle in connection with becoming an approved vendor has been approximately six to twelve months. Delay or failure to complete sales in a particular quarter could reduce its revenues in that quarter, as well as subsequent quarters over which revenues for the sale would likely be recognized. If Premier’s sales cycle unexpectedly lengthens in general or for one or more large orders, it would adversely affect the timing of its revenues and its revenue growth. If Premier was to experience a delay of several weeks on a large order, it could harm its ability to meet its forecasts for a given quarter.

Premier may not be able to secure necessary funding in the future and may be forced to curtail planned growth, which would slow or stop Premier’s ability to grow, increase revenues, and achieve profitability.

For Premier’s business to grow, it will require substantial working capital. Premier believes that its existing capital resources will be sufficient to meet its capital requirements for the next twelve months, but if its capital requirements increase materially from those currently planned, it may require additional financing sooner than anticipated. One effect of the merger will be to add GreenHouse’s financing needs to those of Premier, materially increasing financial pressure on the combined entity. If Premier raises additional funds by issuing equity securities, the percentage of Premier owned by shareholders, including GreenHouse shareholders would be reduced, and those equity securities may have rights that are senior to those of such holders. Additional financing may not be available when needed on terms favorable to Premier, or at all. If adequate funds are not available or are not available on acceptable terms, Premier may be forced to curtail planned growth, and may be unable to develop or enhance products and services, take advantage of future opportunities, or respond to competitive pressures.

There are risks associated with acquisitions.

An integral part of Premier’s growth strategy is evaluating and, from time to time, consummating acquisitions and strategic transactions. These transactions involve a number of risks and present financial, managerial and operational challenges, including: diversion of management’s attention from running its existing business, increased expenses, including legal, administrative and compensation expenses resulting from newly hired employees; increased costs to integrate personnel, customer base and business practices of the acquired company with its own; adverse effects on Premier’s reported operating results due to possible write-down of goodwill associated with acquisitions; and dilution to stockholders to the extent securities are issued in the transaction. The merger is deemed by Premier to be a major and critical acquisition.

Premier’s executive officers and directors will be able to exert control over Premier to the detriment of minority stockholders, which will limit such stockholders’ ability to influence the outcome of key decisions.

Premier’s executive officers and directors will collectively control approximately 41% of the voting shares of the combined company and 53% of the shares of the company on a fully diluted basis. As a result, if they act together they will be able to control management and affairs and all matters requiring stockholder approval, including significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing any change in control of Premier and might affect the market price of Premier’s common stock.

Miriam Blech and Isaac Blech have substantial control over Premier’s business, giving them the ability to exert control over us to the detriment of minority stockholders, which will limit Premier’s stockholders’ ability to influence the outcome of key decisions.

Miriam Blech currently owns 60% of Premier’s Series C Preferred Stock. Isaac Blech, as sole trustee of a trust that owns our Series C Preferred Stock and warrants to purchase our common stock, currently owns 40% of Premier’s Series C Preferred Stock. Together, Mr. Blech, as trustee, and Mrs. Blech currently control 100% of Premier’s Series C Preferred Stock. The holders of a majority of the shares of Series C Preferred Stock have the right to appoint four members and one observer to Premier’s Board of Directors. In addition, the vote of a majority of the shares of the Series C Preferred Stock are required to approve, among other things, (i) any issuance by Premier of capital stock which is senior to or pari passu with the Series C Preferred Stock; (ii) any issuance of additional shares of preferred stock; (iii) any dividends or payments on outstanding securities; (iv) any liquidation or winding up activities of Premier, (v) any change in control or change in the nature of the Premier’s business, and (vi) any amendment to Premier’s certificate of incorporation, by-laws or other governing documents that would result in an adverse change to the rights, preferences, or privileges of the Series C Preferred Stock. Accordingly, Mr. And Mrs. Blech have substantial control over Premier’s business and may decide the outcome of matters submitted to Premier’s stockholders for approval, including mergers (other than strategic mergers), consolidations and the sale of all or substantially all of Premier’s assets, and can also prevent or cause a change in control. The interests of Mr. and Mrs. Blech may differ from the interests of Premier’s other stockholders. Third parties may be discouraged from making a tender offer or bid to acquire us because of this concentration of ownership.

Risks Related to Premier’s Stock

The market for Premier’s common stock is limited.

Premier’s common stock is thinly-traded and any recently reported sales price may not be a true market-based valuation of Premier’s common stock. There can be no assurance that an active market for Premier’s common stock will develop. In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to operating performance. Consequently, holders of shares of Premier’s common stock may not be able to liquidate their investment in such shares.

The market price and trading volume of Premier’s common stock may be volatile, which could result in rapid and substantial losses for stockholders.

Even if an active trading market develops, the market price of Premier’s common stock may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume of Premier’s common stock may fluctuate and cause significant price variations to occur. If the market price of Premier’s common stock declines significantly, you may be unable to resell your shares of Premier common stock at or above your purchase price, if at all. Premier cannot assure that the market price of its common stock will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect the price of Premier’s common stock, or result in fluctuations in the price or trading volume of the common stock, include:

•	variations in Premier’s quarterly operating results;
•	failure to meet the market’s earnings expectations;
•	publication of research reports about Premier or the investment management industry, or the failure of securities analysts to cover Premier common stock after the merger;
•	departures of Premier executive officers, directors or additions/departures of other key personnel;
•	adverse market reaction to any indebtedness Premier may incur or securities Premier may issue in the future;
•	actions by stockholders;
•	changes in market valuations of similar companies;
•	actual or anticipated poor performance in Premier’s underlying investment strategies; changes or proposed changes in laws or regulation, or differing interpretations thereof, affecting Premier’s business, or enforcement of these laws and regulations, or announcements relating to these matters;
•	adverse publicity about the investment management industry, generally, or individual scandals
•	litigation and governmental investigations

Future sales of Premier’s common stock in the public market could lower its stock price, and any additional capital raised by us through the sale of equity or convertible securities may dilute your ownership in Premier.

The market price of Premier’s common stock could decline as a result of sales of a large number of shares of its common stock, or the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for Premier to raise additional capital by selling equity securities in the future, at a time and price that it deems appropriate.

Premier cannot predict the size of future issuances of Premier’s common stock or the effect, if any, that future issuances and sales of shares of Premier’s common stock may have on the market price of its common stock. Sales or distributions of substantial amounts of Premier common stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may cause the market price of Premier’s common stock to decline. The shares being issued in connection with the merger would be considered a material dilution, and Premier cannot predict the market reaction to the same.

Premier’s preferred stock has liquidation preferences that may affect Premier’s common stock holders.

In the event of Premier’s dissolution, liquidation or change of control, the holders of Premier’s Series B preferred stock and Series C Preferred Stock will receive a liquidation preference in priority over the holders of common stock. A consolidation or merger, a sale of all or substantially all of Premier’s assets, and a sale of 50% or more of Premier’s common stock would be treated as a change of control for this purpose. Therefore, it is possible that holders of common stock will not obtain any proceeds upon any such event.

The issuance of shares upon conversion of Premier’s preferred stock and exercise of outstanding warrants may cause immediate and substantial dilution to Premier’s stockholders.

The issuance of shares upon conversion of Premier’s preferred stock and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion.

Anti-dilution provisions of the preferred stock could result in dilution of stockholders.

The conversion price of the Preferred Stock is subject to “full-ratchet” anti-dilution provisions for a period of 12 months following issuance, and weighted average anti-dilution thereafter, so that upon future issuances of Premier’s common stock or equivalents thereof, subject to specified exceptions, at a price below the conversion price of the Preferred Stock, the conversion price will be reduced, further diluting holders of Premier common stock.

Because Premier has less than 300 record holders of its common stock, Premier may elect at any time to terminate its reporting obligations under the Securities Exchange Act. If Premier chooses to do so, its stock price would likely decline.

Since Premier has less than 300 record holders of its common stock at this time, Premier can suspend its reporting obligations under the Securities Exchange Act at any time by filing a Form 15 with the SEC. If Premier were to terminate its reporting obligations, Premier would no longer be required to file periodic reports, including financial information, proxy solicitation materials, or other information with the SEC. This action would cause Premier’s common stock to be de-listed from the OTC Bulletin Board, which would likely cause Premier’s stock price to decline. If Premier chooses not to periodically report, its ability to raise additional financing would likely be negatively impacted due to a lack of publicly available information about Premier. Following the merger, Premier may have more than 300 record holders, but this has not yet been determined.

Premier’s common stock may be considered a “penny stock.”

The SEC has adopted regulations that generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell Premier’s common stock and may affect the ability of investors hereunder to sell their shares. In addition, since Premier’s common stock is traded on the OTC Bulletin Board, investors may find it difficult to obtain accurate quotations of the stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

There are risks associated with Premier’s stock trading on the OTC Bulletin Board rather than a national securities exchange.

There are significant consequences associated with stock trading on the OTC Bulletin Board rather than a national securities exchange. The effects of not being able to list Premier’s securities on a national securities exchange include:

•	Limited release of the market prices of securities;
•	Limited news coverage of Premier;
•	Limited interest by investors in Premier’s securities;
•	Volatility of Premier’s stock price due to low trading volume;
•	Increased difficulty in selling Premier’s securities in certain states due to “blue sky” restrictions;
•	Limited ability to issue additional securities or to secure financing.

Premier does not intend to pay cash dividends on its common stock. As a result, stockholders will benefit from an investment in Premier’s common stock only if it appreciates in value.

Premier has never paid a cash dividend on its common stock, and does not plan to pay any cash dividends on its common stock in the foreseeable future. Premier currently intends to retain any future earnings to finance its operations and further expand and grow Premier’s business, including growth through acquisitions. As a result, the success of an investment in Premier’s common stock will depend upon any future appreciation in its value. Premier cannot assure that its common stock will appreciate in value or even maintain the price at which stockholders have purchased their shares.

Risks Related to GreenHouse’s Business

GreenHouse’s auditors have issued a going concern opinion which may make it more difficult for GreenHouse to raise capital.

The opinion of the GreenHouse’s independent auditors for the year ended December 31, 2010 expressed substantial doubt as to GreenHouse’s ability to continue as a going concern. GreenHouse’s auditors have included a going concern emphasis in their opinion because GreenHouse has suffered net losses from operations and have a net working capital deficiency. If GreenHouse is unable to continue as a going concern, its stockholders could lose their entire investment in GreenHouse. GreenHouse will need to obtain additional capital and increase sales to become profitable.

A general economic downturn or sudden disruption in business conditions may affect consumer purchases of discretionary items, which could adversely affect GreenHouse’s financial results, and may make it more difficult for GreenHouse to raise capital.

The general level of consumer spending is affected by a number of factors, including general economic conditions, inflation, interest rates, energy costs, and consumer confidence generally. Consumer purchases of discretionary items tend to decline during recessionary periods, when disposable income is lower, and may impact sales of our products. Some commentators believe that the United States economy has not fully recovered from the recessionary period it has just been through. In addition, sudden disruptions in business conditions, for example, as a consequence of the recent decline in financial institutions and capital markets can have a short and, sometimes, long-term impact on consumer spending, and may make it more difficult for GreenHouse to raise capital. A downturn in the economies in which GreenHouse sells its products or a sudden disruption of business conditions in those economies could adversely affect its sales.

GreenHouse is exposed to the risks of operating a subsidiary in Mexico

Adverse economic conditions in Mexico, significant fluctuations in the Mexican peso relative to the U.S. dollar, and political events in Mexico may adversely affect the financial condition and results of operations of GreenHouse’s Mexican subsidiary, GH Soluciones.

GreenHouse expects to continue to incur losses.

GreenHouse has incurred losses since inception and expects to continue to incur losses for the foreseeable future. GreenHouse’s losses are likely to be primarily attributable to personnel costs, working capital costs, research and development costs, and marketing costs. GreenHouse may never achieve sustained profitability.

Changes in laws, regulations and policies that affect GreenHouse’s business could adversely affect GreenHouse’s financial results.

GreenHouse’s business is subject to numerous laws, regulations and policies. Changes in the laws, regulations and policies, including the interpretation or enforcement thereof, that affect, or will affect, GreenHouse’s business, including changes in the scope of regulation by the Food and Drug Administration or other regulatory agencies, accounting standards, tax laws and regulations, trade rules and customs regulations, and the outcome and expense of legal or regulatory proceedings, and any action GreenHouse may take as a result could adversely affect GreenHouse’s financial results.

GreenHouse’s success depends, in part, on the quality and safety of GreenHouse’s products.

GreenHouse’s success depends, in part, on the quality and safety of GreenHouse’s products. If its products are found to be unsafe, or if they otherwise fail to meet consumers’ standards, GreenHouse’s relationships with customers or consumers could suffer, the appeal of GreenHouse’s brand could be diminished, and GreenHouse could lose sales and/or become subject to liability claims, any of which could result in a material adverse effect on GreenHouse’s business, results of operations and financial condition.

GreenHouse’s success depends, in part, on maintaining good relationships with GreenHouse’s distribution channels.

GreenHouse’s success depends, in part, on its maintaining satisfactory relationships with its distribution channels. GreenHouse does not have long term supply or distribution contracts. The vast majority of GreenHouse’s sales are effected on a purchase order basis that requires GreenHouse to meet expectations of delivery, quality and pricing of GreenHouse’s products, at both the distribution channel level and at the level of the ultimate consumer who uses GreenHouse’s products. If GreenHouse fails to meet expected standards, its revenues would decline and this could result in a material adverse effect on its business, results of operations and financial condition.

GreenHouse’s liability insurance may not be adequate in a catastrophic situation.

GreenHouse currently maintains property damage insurance in the aggregate amount of approximately $2,000,000, covering its inventory at its locations. GreenHouse maintains liability insurance of up to $1,000,000 and products liability insurance of up to $1,000,000. Material damage to, or the loss of GreenHouse’s facilities or equipment due to fire, severe weather, flood or other catastrophe, even if insured against, could result in a significant loss to GreenHouse.

GreenHouse may not be able to retain key executives who it needs to succeed and new qualified personnel are extremely difficult to attract.

GreenHouse believes that its continued success will depend to a significant extent upon the efforts and abilities of its senior management team. GreenHouse entered into employment agreements with each of Russ Earnshaw, John Galt, Robert Davis, Carlos Carillo and David Lautner that provide for a four year term. Under the agreements, the executives are subject to traditional non-competition and employee non-solicitation restrictions while they are employed by GreenHouse and for a period of one year thereafter, or two years if the executive resigns. New employment agreements with such persons are expected to be entered into in connection with the merger. Failure to retain Messrs. Earnshaw, Galt, Davis, Carillo and Lautner and other senior officers, or to attract and retain additional qualified personnel, could adversely affect GreenHouse’s operations. GreenHouse may not be able to find appropriate replacements for any of its key personnel. Any loss or interruption of the services of GreenHouse’s key personnel could adversely affect its ability to develop and execute its business plan. It could also result in GreenHouse’s failure to create and maintain relationships with strategic partners that may be critical to GreenHouse’s success.

If GreenHouse is unable to recruit and retain qualified personnel, its business could be harmed.

GreenHouse’s growth and success highly depend on qualified personnel. Accordingly, GreenHouse is making efforts to recruit and retain skilled technical, sales, marketing, managerial, manufacturing, and administrative personnel. Competitions among the industry could cause it difficultly to recruit or retain a sufficient number of qualified technical personnel, which could harm GreenHouse’s ability to develop new products or service customers. If GreenHouse is unable to attract and retain necessary key talents, it will harm GreenHouse’s ability to develop competitive product and keep good customers and could adversely affect GreenHouse’s business and operating results.

Consumers might not adopt GreenHouse’s alternative energy solutions.

The power generation solutions GreenHouse provides are relatively new alternative energy means that consumers may not adopt at levels sufficient to grow this part of GreenHouse’s business. GreenHouse cannot assure that consumers will choose to use its solutions at levels sufficient to sustain its business in this area. This development may be impacted by many factors, including:

•	market acceptance of GreenHouse’s products;
•	the cost competitiveness of these systems;
•	regulatory requirements; and
•	the emergence of newer, more competitive technologies and products.

Loss of favorable tax benefits and other governmental incentives could substantially harm GreenHouse’s operating margins.

Many of GreenHouse’s products and services have been substantially aided by federal tax incentives. Because alternative fuels have historically been more expensive to produce than diesel or petroleum fuel, the biofuels industry has depended on governmental incentives that have effectively brought the price of biofuels more in line with the price of diesel fuel to the end user. These incentives have supported a market for biofuels that might not exist without the incentives. Loss of these incentives may render GreenHouse’s products unmarketable.

The decrease or lack of increase in the cost of energy generated by traditional sources may cause the demand for our services to decline.

Decreases in the costs associated with traditional sources of energy, such as prices for commodities like coal, oil and natural gas, will reduce demand for energy efficiency and renewable energy solutions. Technological progress in traditional forms of electricity generation or the discovery of large new deposits of traditional fuels could reduce the cost of electricity generated from those sources and as a consequence reduce the demand for GreenHouse’s solutions. Any of these developments could have a material adverse effect on GreenHouse’s business, financial condition and operating results.

The reduction or termination of environmental regulations that favor the use of biofuels in motor fuel blends would adversely affect the demand for alternative fuels.

The biofuels industry in the U.S. currently depends on the existence of federal environmental regulations which favor the use of blended or alternative fuels. For instance, under the Clean Air Act Amendment, the U.S. Environmental Protection Agency, or the EPA, in an effort to regulate harmful air emissions, promulgated regulations mandating a reduction in the amount of sulfur content in diesel fuel. Similarly, the Energy Policy Act of 2005, or EPAct 2005, mandates that covered entities, principally producers, distributors and marketers of petroleum-based and alternative fuels, use specified amounts of renewable fuels. Under EPAct 2005, however, the U.S. Department of Energy, in consultation with the Secretary of Agriculture and the Secretary of Energy, may waive the renewable fuels mandate with respect to one or more states if the Administrator of the EPA determines that implementing the requirements would severely harm the economy or the environment of a state, a region or the U.S., or that there is inadequate supply to meet the requirement. Any repeal, substantial modification or waiver of the renewable fuels mandate or other environmental regulations at the federal or state level could reduce the demand for biofuels and have a material adverse effect on GreenHouse’s results of operations and financial condition.

GreenHouse faces intense competition from other alternative fuel producers, some of which have significantly greater distribution and financial resources than GreenHouse.

The biofuels industry is extremely competitive and will continue to be in the future as more production facilities are built and the industry expands. GreenHouse’s business faces competitive challenges from other or larger facilities that can produce a wider range and larger quantity of products than GreenHouse can. In addition, GreenHouse competes directly with traditional petroleum-based fuel and major integrated oil companies, which are among the largest and most successful companies in the world. Producers of petroleum-based diesel have substantially greater financial and other resources and could offer biofuels directly to distributors and users, which is a significant competitive advantage.

The failure of GreenHouse’s subcontractors to properly and effectively perform their services could cause delays in the delivery of GreenHouse’s energy efficiency solutions.

GreenHouse’s success depends on its ability to provide quality, reliable energy efficiency solutions in a timely manner, which in part requires the proper removal and installation of lighting, mechanical and electrical systems and other products by GreenHouse’s contractors and subcontractors upon which we depend. A significant portion of GreenHouse’s energy efficiency solutions are installed by contractors or subcontractors. Any delays, malfunctions, inefficiencies or interruptions in GreenHouse’s energy efficiency solutions caused by improper installation could cause it to have difficulty retaining current clients and attracting new clients. Such delays could also result in additional costs that could affect the profit margin of GreenHouse’s projects. In addition, GreenHouse’s brand, reputation and growth could be negatively impacted.

Risks Related to GreenHouse’s Stock

GreenHouse’s articles of incorporation limit the liability of its directors for monetary damages.

GreenHouse’s articles of incorporation limit the liability of its directors for monetary damages for breach of fiduciary duties to the maximum extent permitted by Nevada law. GreenHouse will also be giving indemnification to its directors and officers to the maximum extent provided by Nevada law. GreenHouse may also have contractual indemnification obligations under future agreements with its officers. The foregoing indemnification obligations could result in GreenHouse incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which GreenHouse may be unable to recoup. These provisions and resultant costs may also discourage GreenHouse from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by GreenHouse’s shareholders against its directors and officers even though such actions, if successful, might otherwise benefit GreenHouse and such shareholders. GreenHouse currently maintain directors and officers liability insurance in the aggregate amount of $5,000,000.

GreenHouse is substantially controlled by a limited number of parties.

GreenHouse’s executive officers, directors and principal stockholders beneficially own approximately 32% of the outstanding shares of GreenHouse’s common stock. Accordingly, and because there is no cumulative voting for directors, these parties will be in a position to influence the election of all of GreenHouse directors and to control through their stock ownership, GreenHouse’s business. These shareholders, acting individually or as a group, could exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions. In addition, because of the percentage of ownership and voting concentration in these principal shareholders, elections of GreenHouse’s board of directors will generally be within the control of these shareholders. While all of our shareholders are entitled to vote on matters submitted to them for approval, the concentration of shares and voting control presently lies with these principal shareholders. As such, it would be difficult for shareholders to propose and have approved proposals not supported by management.

GreenHouse has relied on, among other sources, loans from GreenHouse’s shareholders to fund its operations.

Stockholder loans and advances to GreenHouse amounted to approximately $1,933,232 as of September 30, 2011. Chris Ursitti, GreenHouse’s Chief Innovation Officer, has advanced the sum of approximately $154,784 of the total shareholder loans of $1,933,232 to GreenHouse to help fund GreenHouse’s operations. While these loans have since been purchased by a third party, GreenHouse has generally been unable to obtain loans from banks or other institutional lenders, and recently borrowed $500,000 from Premier to meet its working capital needs.

There is only a limited public market for GreenHouse’s common stock and prospective investors may not be able to resell their shares at any particular price, or at all.

There is only a limited market for the GreenHouse’s common stock and no assurance can be given that an active trading market will develop for the common stock or, if one does develop, that it will be maintained. In the absence of a public trading market, an investor may be unable to liquidate his investment in GreenHouse.

GreenHouse’s common shares are only sporadically or thinly-traded on the OTC: Bulletin Board, meaning that the number of persons interested in purchasing GreenHouse’s common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that GreenHouse is a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if GreenHouse came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow a company such as ours or purchase or recommend the purchase of our shares until such time as GreenHouse became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in GreenHouse’s shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. The stock market in general may experience extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of GreenHouse’s common stock, which could cause a decline in the value of the common stock. Prospective investors should also be aware that price volatility may be worse if the trading volume of the common stock is low.

Risks Related to the Combined Company’s Common Stock

There is limited liquidity on the OTC: Bulletin Board.

When fewer shares of a security are being traded on the OTC: Bulletin Board, volatility of prices may increase and price movement may outpace the ability of the OTC: Bulletin Board to deliver accurate quote information. Due to lower trading volumes in the Common Stock, there may be a lower likelihood of a person’s orders for shares of the Common Stock being executed, and current prices may differ significantly from prices quoted by the OTC Bulletin Board at the time of order entry.

There is a limitation in connection with the revising and canceling of orders on the OTC Bulletin Board.

Orders for OTC: Bulletin Board securities may be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTC: Bulletin Board. Due to the manual order processing involved in handling OTC: Bulletin Board trades, order processing and reporting may be delayed. As a result, it may not be possible to edit orders. Consequently, it may not be possible for the combined company’s stockholders to sell the common stock at optimum trading prices.

The combined company is subject to the periodic reporting requirements of the Exchange Act, which will require it to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will adversely affect potential profitability.

The combined company is required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. To comply with these requirements, the combined company’s independent registered auditors will have to review its quarterly financial statements and audit its annual financial statements. Moreover, its legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time, because factors such as the number and type of transactions that the combined company engages in and the complexity of its reports cannot be determined at this time and will have a major affect on the amount of time to be spent by its auditors and attorneys. However, the incurrence of such costs will obviously be an expense to its operations and thus have a negative effect on its ability to meet it overhead requirements and earn a profit. The combined company may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If the combined company cannot provide reliable financial reports or prevent fraud, the combined company’s business and operating results could be harmed, investors could lose confidence in the combined company’s reported financial information, the trading price of its common stock could drop significantly, or it could become subject to Commission enforcement proceedings.

As currently required under Section 404 of the Sarbanes-Oxley Act of 2002, the combined company will be required to include in our annual report its assessment of the effectiveness of its internal control over financial reporting. During the course of its testing, it may identify deficiencies that it may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if the combined company fails to achieve and maintain the adequacy of its internal controls, as such standards are modified, supplemented, or amended from time to time, it may not be able to ensure that it can conclude on an ongoing basis that it has effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for the combined company to produce reliable financial reports and are important to help prevent financial fraud. If the combined company cannot provide reliable financial reports or prevent fraud, its business and operating results would be harmed, investors could lose confidence in its reported financial information, the trading price of its common stock could drop significantly, or it could become subject to the Commission’s enforcement proceedings.

The combined company common stock would be considered a “penny stock” and may be difficult to sell.

The combined company common stock is considered a “penny stock” The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of the common stock has been less than $5.00 per share. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell the combined company common stock, and may result in decreased liquidity for common stock and increased transaction costs for sales and purchases of common shares as compared to other securities. In addition, since the common stock is currently traded on the OTC: Bulletin Board, investors may find it difficult to obtain accurate quotations of the common sock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

There is a risk of market fraud.

According to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

Because the combined company common stock will have a significant overhang of securities, your ability to sell shares in the secondary trading market may be adversely affected.

At the conclusion of the merger, approximately 1,912,931 shares of common stock of the combined company (approximately 11% of the issued and outstanding common stock) will be held in escrow and may be available for sale in the public markets following their release from escrow in no less than 1 year from the date of closing. This represents a sizeable over hang on the market and could have an adverse affect on the price of the combined company’s common stock.

The trading price of the combined company’s common stock may be subject to significant fluctuations and volatility, and the shareholders of the combined company may be unable to resell their shares at a profit.

There has not been a public market for the combined company’s common stock. The market price of the combined company’s common stock could be subject to significant fluctuation following the merger. Some of the factors that may cause the market price of the combined company’s common stock to fluctuate include:

•	its ability to develop, obtain regulatory clearances or approvals for and market new and enhanced products on a timely basis;
•	changes in governmental regulations or in the status of its regulatory approvals, clearances or future applications;
•	its announcements or its competitors’ announcements regarding new products, product enhancements, significant contracts, acquisitions or strategic investments;
•	quarterly variation in the combined company’s or its competitors’ results of operations;
•	changes in earnings estimates or recommendations by securities analysts, if any, who cover the combined company’s stock;
•	failure to meet estimates or recommendation by securities analysts, if any, who cover the combined company’s stock;
•	changes in environmental policy
•	product liability claims or other litigation involving the combined company;
•	accusations that the combined company has violated a law or regulation;
•	sales of large blocks of the combined company’s common stock, including sales by the company’s executive officers, directors and significant shareholders;
•	disputes or other developments with respect to intellectual property rights;
•	changes in accounting principles; and
•	general market conditions and other factors, including factors unrelated to the combined company’s operating performance or the operating performance of its competitors.

In addition, if securities class action litigation is initiated against the combined company, it would incur substantial costs and its management’s attention would be diverted from operations. All of these factors could cause the price of the combined company’s stock to decline, and you may lose some or all of your investment. Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of the combined company’s common stock.

The combined company plans to issue additional equity securities in the future, which may result in dilution to existing investors.

To the extent the combined company raises additional capital by issuing equity securities, including in a debt financing where the combined company issues convertible notes or notes with warrants, the combined company’s shareholders may experience substantial dilution. The combined company may, from time to time, sell common stock in one or more transactions at prices and in a manner it determines. If the combined company sells common stock, existing shareholders may be materially diluted. In addition, new investors could gain rights superior to existing shareholders, such as liquidation and other preferences. In addition, the number of shares available for future grant under the equity compensation plan.

The concentration of the capital stock ownership with insiders of the combined company will likely limit the ability of the shareholders of the combined company to influence corporate matters.

Following the merger, the executive officers, directors, five percent or greater shareholders, and their respective affiliated entities of the combined company will beneficially own approximately 41% of the combined company’s outstanding common stock. In addition, the holders of the combined company’s Series C Preferred Stock have substantial voting rights. As a result, these stockholders have control over most matters that require approval by the combined company’s stockholders, including the election of directors and approval of significant corporate transactions. Corporate actions might be taken even if other stockholders oppose them. This concentration of ownership might also have the effect of delaying or preventing a corporate transaction that other stockholders may view as beneficial.

If securities analysts do not publish research or reports about the business of the combined company, or if they publish negative evaluations, the price of the combined company’s common stock could decline.

The trading market for the combined company’s common stock will rely in part on the availability of research and reports that third-party industry or financial analysts publish about the combined company. Furthermore, if one or more of the analysts who do cover the combined company downgrade its stock, its stock price would likely decline. If one or more of these analysts cease coverage of the combined company, the combined company could lose visibility in the market, which in turn could cause its stock price to decline.

THE MERGER

The merger will take place between MergerSub and GreenHouse, in which MergerSub will merge with and into GreenHouse, with GreenHouse to be the surviving company and a wholly-owned subsidiary of Premier. The former stockholders of GreenHouse will become stockholders of Premier.

Background of the Merger

On or about August 25, 2011, a meeting took place in New York City between Mark Elliott, President of Premier, Patrick Kolenik, a director of Premier, and John Galt, President of GreenHouse and Charles Duff, a Financial advisor to GreenHouse. The meeting was arranged by Maxim Group LLC, an investment banking firm engaged by Premier, which was represented at the meeting by Chris Brothers. The participants had a general discussion about the business of Premier and GreenHouse to determine if there was a strategic fit of the businesses conducted by Premier and GreenHouse. In addition, the participants discussed their future strategic plans to determine if they were consistent and complementary.

On August 31, 2011 and September 1, 2011 Premier and GreenHouse management teams met at GreenHouse’s offices in San Diego to continue the discussion of their business and of a possible merger. Discussions on business models, structures, service deliveries and customers were held. They considered how a combined company would look and function, and how a merger would impact investors, customers and staff of the respective companies.

Discussions between Premier and GreenHouse management continued from September 2, 2011 onward to obtain further insight into a possible combination and to formulate a letter of intent. Since the proposed transaction was premised in part on future revenues of GreenHouse, Premier was concerned about the revenues being produced in relation to the purchase price on the merger being considered. During this period, a meeting on September 9, 2011 between managements of Premier and GreenHouse took place at the offices of Premier in Charlotte, North Carolina.

In order to deal with the issue of future revenues, the parties agreed in principle that that portion of the shares going to GreenHouse controlling persons, executive officer and directors would be escrowed and released in relation to the generation by GreenHouse of approximately $30 million in revenues during the four full calendar quarters after closing (“Measuring Period”).

Commencing on September 13, 2011 and continuing until September 19, 2011, a letter of intent (“LOI”) was negotiated between the parties culminating with the signing of the same on September 19, 2011.

The LOI set forth the business terms described above. The LOI specified that the withheld shares (“Escrow Shares”) would vest in proportion to the portion of the $30 million of revenues recognized during the Measuring Period, that is, for example, $3 million of revenues would resulting in 10% of the Escrow Shares vesting. The LOI provided that each party would bear its own expenses. The LOI provided that each of the seven executive officers of GreenHouse would enter into an employment agreement with Premier or GreenHouse in connection with consummation of the merger. GreenHouse agreed that for a “standstill” period of 90 days, it would not issue new shares, transfer assets, except in the ordinary course of business, solicit or enter into any transactions that would impair its ability to enter into the merger, and to conduct its business in the ordinary course.

Subsequent to the execution of the LOI and on or about October 6, 2011, based on risk items identified in the initial due diligence process, the parties modified their understanding concerning the LOI, so that the first $12 million of revenues during the Measuring Period would not result in the release of any Escrow Shares, and that release would result pro rata for revenues above $12 million and up to $30 million, so that in order to effect a 10% release, the revenues would have to total $13.8 million, rather than $3 million, and for all Escrow Shares to be released, $30 million of revenue would need to be achieved during the Measuring Period. In addition it was agreed that no Preferred shares of Premier would be required to convert to Common, however they would be included in the calculation base as if they were converted.

Subsequent to the signing of the LOI on September 19, 2011, the parties exchanged documents and had meetings to carry out their respective due diligence activities. Included in these efforts was a due diligence meeting of the management of Premier and GreenHouse at the San Diego, California offices of GreenHouse on October 17, 2011.

On or about November 2, 2011, Premier loaned the sum of $500,000 to GreenHouse for working capital business. The terms of the loan to GreenHouse were as follows: Premier entered into a Secured Convertible Promissory Note where a bridge loan in the amount of $500,000 was made to GreenHouse. The note is due April 30, 2012, and accrues interest at eight percent, compounded quarterly, and is payable at the maturity date. The note is convertible into shares of GreenHouse common stock at the rate of 70% of the volume weighted average price for the twenty (20) trading days prior to the date a notice of conversion is given to GreenHouse. The note is secured by a general security interest in all of the GreenHouse assets. Premier plans to convert this loan at the time of the merger and to reduce the merger consideration by the number of shares of Premier common stock it would have received if it had converted the loan into GreenHouse common stock.

On or about November 17, 2011, the parties discussed debt issues related to accounts payable 60 days or older, unreimbursed transaction expenses advanced by Premier and unreimbursed project funding advanced by Premier. In was decided that outstanding amounts of this debt would reduce the merger consideration by a virtual conversion of the same into merger shares which then would not be issued.

Reasons for the Merger

Premier

In the recent past, Premier has made several acquisitions seeking to expand the scope of its business and achieve growth in revenues and profitability. As a strategic advisory and consulting services firm, its task is to have the capability to help customers deal with external change driven by regulatory or market environments or internal change driven by strategic, growth, and profitability initiatives. To compete more effectively, part of the strategic growth plan for Premier is to identify target firms that expand or enhance the 360° Intelligence Delivery capability. To do this Premier must have the knowledge, history, and experience (Knowledge Based Expertise) as it believes this will be a key to continued growth and opportunity. Premier has focused on expanding its Knowledge Based Expertise in targeted industry sectors which include the energy, health and federal government sectors as well as by enhancing or expanding practice areas which include business process/analysis, risk and compliance, business intelligence, and program management. Premier believes that the GreenHouse business will significantly add to Premier’s expertise in the energy and engineering sectors, will offer the opportunity for substantial growth in different but complementary areas and believes that there is significant growth potential in the GreenHouse businesses if the same are properly financed and managed. Greenhouse is positioned in a market that is a leader regarding strategic direction and approach as it relates to energy use. Greenhouse has skills that complement Premier including: audit capabilities in the energy sector, project management, program management, and engineering capability. With a past acquisition and Premier’s current focus on the southern California market, GreenHouse could expand Premier’s current presence and help Premier establish a stronger foothold in this target market while expanding capability.

GreenHouse

GreenHouse wishes to have additional management and financial resources from Premier for its businesses which it believes have the potential for substantial growth and that Premier is positioned to obtain additional financing as needed. Furthermore, GreenHouse has been focused on sales and believes that Premier’s management will provide a more focused and scalable structure for GreenHouse’s operations. GreenHouse also sees a strong synergy in management objectives as well as significant cross selling opportunities based on Premier’s service offerings. GreenHouse is positioned with past performance with the federal government and believes there is opportunity as it relates to GSA schedule 520 (Financial and Business Solutions) and possibly schedule 70 (Information Technology Services). In addition, the GreenHouse engineering division is frequently involved in technology initiatives that can lead to enterprise resource planning (ERP) technology initiatives of the type which Premier services. Finally, the merger will allow the GreenHouse management to cease involvement in the time consuming matters related to Exchange Act reporting.

MergerSub

MergerSub is a wholly-owned subsidiary of Premier formed in Nevada on November 22, 2011. MergerSub does not conduct any business and was formed to act as the other party to the merger with GreenHouse. In such merger, MergerSub will not survive and GreenHouse will become a wholly-owned subsidiary of Premier.

Opinion of Financial Advisor to Premier

On December 1, 2011, at a meeting of the Board of Directors of Premier that was held to evaluate the proposed merger, Burnham delivered to the Board of Directors of Premier an oral opinion, confirmed by delivery of a written opinion, dated December 1, 2011, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in its opinion, the consideration to be paid in the merger by Premier is fair from a financial point of view to Premier.

The full text of Burnham’s opinion describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Burnham. The opinion is filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part and is incorporated into this proxy statement/prospectus by reference. Burnham’s opinion is directed only to the fairness, from a financial point of view, of the consideration to be paid in the merger and does not address any other aspect of the merger. The opinion does not address the relative merits of the merger or any related transaction as compared to other business strategies or transactions that might be available with respect to Premier or Premier’s underlying business decision to effect the merger or any related transaction. The opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the merger or any related transaction. Premier’s stockholders are encouraged to read the opinion carefully in its entirety. The summary of Burnham’s opinion described below is qualified in its entirety by reference to the full text of its opinion.

For purposes of the opinion set forth herein, Burnham has:

(a)	reviewed certain publicly available financial statements and other business and financial information of Premier and GreenHouse;
(b)	reviewed certain internal financial statements and other financial and operating data concerning Premier and GreenHouse;
(c)	reviewed certain financial projections prepared by management of GreenHouse and provided by management of Premier;
(d)	discussed the past and current operations and financial condition and the prospects of Premier and GreenHouse with senior executives of Premier;
(e)	reviewed the reported prices and trading activity in Premier’s and GreenHouse’s common stock;
(f)	discussed with senior executives of Premier the strategic rationale for, and the potential benefits of, the merger;
(g)	compared the financial performance of GreenHouse with that of certain other publicly-traded companies that we deemed relevant;
(h)	reviewed and compared the financial terms and premiums paid, of certain other transactions, to the extent publicly available, that we deemed relevant;
(i)	reviewed a draft of the Merger Agreement dated December 1, 2011; and
(j)	performed such other analyses and considered such other factors as we have deemed appropriate.

In connection with Burnham’s review, with the consent of the Board of Directors of Premier, Burnham assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Burnham by Premier, and which formed a substantial basis for the opinion. With respect to the financial projections provided to Burnham, Burnham assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of GreenHouse of the future financial performance of GreenHouse, as reviewed by the management of Premier. In addition, Burnham assumed that the merger would be consummated in accordance with the terms set forth in the Merger Agreement without any material waiver, amendment or delay of any terms or conditions. Burnham further noted that Burnham is not a legal, tax, regulatory or actuarial advisor, and that it is a financial advisor only and relied upon, without independent verification, the assessment of Premier and GreenHouse and their respective legal, tax, regulatory or actuarial advisors with respect to such matters. Burnham further noted that it had not made any independent valuation or appraisal of the assets or liabilities of Premier or GreenHouse, nor had it been furnished with any such appraisals. Burnham’s opinion was necessarily based upon economic, monetary and market conditions as they existed and could be evaluated on the date of the opinion, and its opinion does not predict or take into account any changes that may have occurred, or information that may have become available, after the date of the opinion. Burnham has no responsibility for updating, revising or reaffirming its opinion on circumstances or events occurring after the date of the opinion, unless otherwise agreed.

At the direction of the Board of Directors of Premier, Burnham was not asked to, and it did not, offer any opinion as to the terms, other than the merger consideration to the extent expressly specified in Burnham’s opinion, of the Merger Agreement or any related documents or the form of the merger or any related transaction. Burnham expressed no opinion with respect to fairness of the amount or nature of the compensation to any of Premier’s or GreenHouse’s officers, directors or employees, or any class of such persons. The opinion is not, and is not intended to be, a present or future valuation of Premier or GreenHouse or of each company’s shares, nor is it an appraisal of any asset or liability. The opinion does not address, and is not intended to address, whether Premier is able to pay the consideration in the merger or to fund post-merger operations, or the solvency of Premier pre- or post-merger. Specifically, the opinion does not address, and is not intended to address:

•	whether the capital of Premier is a reasonable amount for the business in which it is engaged, and
•	whether post-merger Premier will be able to pay its debt and contingent liabilities as they mature.

Except as described above, the Board of Directors of Premier imposed no other instructions or limitations on Burnham with respect to the investigations made or the procedures followed by Burnham in rendering its opinion. The issuance of Burnham’s opinion was approved by the Fairness Committee of Burnham.

In connection with rendering its opinion to the Board of Directors of Premier, Burnham performed a variety of financial and comparative analyses that are summarized below. The following summary is not a complete description of all analyses performed and factors considered by Burnham in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected public companies analysis and the selected transactions analysis summarized below, no company or transaction used as a comparison was either identical or directly comparable to GreenHouse or the merger. These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

The estimates of the future performance of Premier and GreenHouse provided by the management of Premier in or underlying Burnham’s analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, Burnham considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Premier. Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which companies actually may be sold.

The merger consideration was determined through negotiation between the Board of Directors of Premier and GreenHouse, and the decision by Premier’s Board of Directors to enter into the Merger Agreement was solely that of Premier’s Board of Directors. Burnham’s opinion and financial analyses were among many factors considered by Premier’s Board of Directors in its evaluation of the merger and should not be viewed as determinative of the views of Premier’s Board of Directors or management with respect to the merger or the merger consideration.

Financial Analyses of Burnham Securities Inc.

The following is a brief summary of the material financial analyses performed by Burnham and reviewed with the Board of Directors of Premier in connection with Burnham’s opinion relating to the proposed merger. The financial analyses summarized below include information presented in tabular format. To fully understand Burnham’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Burnham’s financial analyses. Burnham did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses it performed and assessed as a whole. Except as otherwise noted, the following quantitative information is based on market and financial data as it existed on or before December 1, 2011, and is not necessarily indicative of current market conditions.

Implied Valuation, Transaction Multiples and Transaction Premiums.   Based on the equity consideration to be paid to GreenHouse of 40% of Premier’s outstanding common stock immediately following the merger, Burnham calculated the implied “equity purchase price” to be between $5.7 million and $11.1 million, based on Premier’s low and high stock prices over the 52 weeks preceding the announcement of the merger, for an implied acquisition price per fully diluted share of GreenHouse of between $0.14 and $0.27 per share. Equity purchase price is defined as the per share price of Premier’s common stock multiplied by 10,996,121 shares of common stock of Premier to be issued to in exchange for all of the issued and outstanding shares of common stock, par value $0.001 per share, of GreenHouse, excluding options and warrants to purchase GreenHouse capital stock. We understand that approximately 30% of the merger Consideration will be held in escrow subject to certain performance hurdles to be met by GreenHouse. The terms and conditions are more fully set forth in the Merger Agreement. Based on financial projections prepared by management of GreenHouse and provided by management of Premier, we have assumed that all shares held in escrow will be released. In addition, Burnham calculated the implied “total purchase price” to be between $5.7 million and $11.1 million. Total purchase price is defined as the equity purchase price plus the book value of GreenHouse’s total debt and preferred stock, less cash, cash equivalents and marketable securities expected to be delivered to Premier as of the closing of the merger, per the terms of the Merger Agreement. Premier’s management has disclosed to Burnham that Premier has extended project financing to GreenHouse in connection with contracted projects and for GreenHouse to pay merger-related expenses. Premier may also assume certain accounts payable over 60 days and some third-party debt. It has been represented to Burnham that third-party debt is currently approximately $40,000, accounts payable over 60 days is approximately $500,000 and approximately $180,000 in financing has been extended by Premier to GreenHouse, though that financing may increase up to $440,000. The most recent draft of the Agreement and Plan of merger that Burnham has reviewed states that any financing extended by Premier to GreenHouse and accounts payable over 60 days that have not been repaid prior to closing will reduce the Premier shares to be issued to the stockholders of GreenHouse. In reducing the number of Premier shares to be issued to the shareholders of GreenHouse, such assumed liabilities will be deemed to be the equivalent of that number of shares of GreenHouse common stock derived by dividing the assumed liabilities at closing by 70% of the volume weighted average price of the GreenHouse common stock for the 20 days prior to the effective closing date, and the number of shares of Premier common stock into which the same would have been converted on the closing shall be deducted from the shares to be issued to GreenHouse. Based on (i) this 30% discount assigned to the volume weighted average price of GreenHouse’s common stock for the 20 days prior to the effective date and (ii) the current trading price of GreenHouse’s common stock is below the implied purchase price per fully diluted share of GreenHouse common stock currently outstanding, (iii) the amount of third-party debt outstanding, which is expected by Premier management to be non-material at closing, and (iv) that it is the intention of GreenHouse to have converted most, if not all, of the approximately $500,000 of accounts payable over 60 days, it is expected that any such assumed liabilities would not increase the total implied purchase price of GreenHouse to Premier, as calculated by Burnham in this discussion. Burnham then calculated the multiples of the total purchase price to GreenHouse’s revenues and to its earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the last twelve months (“LTM”) ended September 30, 2011. Burnham also then calculated the multiples of the total purchase price to GreenHouse’s projected revenues and to its projected

EBITDA for the twelve months ended December 31, 2012 (“2012E”). Burnham noted that, as per GreenHouse’s SEC filings, EBITDA for the LTM ended September 30, 2011 was negative. The following table summarizes these calculated transaction multiples.

Transaction Multiples
	Revenues	EBITDA
LTM	1.1x to 2.2x	Negative
2012E	0.1x to 0.3x	0.9x to 1.7x

Selected Comparable Publicly Traded Premier Analysis.   Burnham reviewed certain publicly available financial information and stock market information for the publicly traded companies that Burnham deemed relevant to GreenHouse, as listed below.

Premier	Symbol
AMEC plc	AMEC
Ameresco, Inc.	AMRC
Comverge, Inc.	COMV
EnerNOC, Inc.	ENOC
Lime Energy Co.	LIME
Michael Baker Corp.	BKR
Pike Electric Corp.	PIKE
Stantec Inc.	STN
Telkonet, Inc.	TKOI
Tetra Tech Inc.	TTEK
TRC Companies Inc.	TRR
Versar Inc.	VSR

Burnham chose these companies based on a review of publicly traded companies that possessed general business, operating and financial characteristics representative of companies in the industry in which GreenHouse operates. Burnham noted that none of the companies reviewed is identical to GreenHouse and that, accordingly, the analysis of those companies necessarily involves complex considerations and judgments concerning differences in the business, operating and financial characteristics of each company and other factors that affect the public market values of those companies.

For each company, Burnham calculated the “equity market value,” defined as the market price per share of each company’s common stock multiplied by the total number of diluted common shares outstanding of Premier, including net shares issuable upon the exercise of stock options and warrants. In addition, Burnham calculated the “enterprise value,” defined as the equity market value plus the book value of each company’s total debt, preferred stock and minority interests, less cash, cash equivalents and marketable securities. Burnham calculated the multiples of each company’s enterprise value to its most recently disclosed LTM revenues and EBITDA and to its projected 2012E revenues and EBITDA, if publicly available. Burnham then compared the transaction multiples implied in the merger with the corresponding trading multiples for the selected companies. Stock market, historical financial information and projected financial information for the selected companies were based on publicly available information as of November 22, 2011. The following table provides a summary of the implied multiples.

GREENHOUSE

Selected Premier Multiples
	Low	Average	Median	High
LTM Revenues	0.2x	0.7x	0.6x	1.9x
2012E Revenues	0.2x	0.5x	0.5x	1.0x
LTM EBITDA	2.6x	6.9x	6.8x	12.6x
2012E EBITDA	1.7x	7.8x	6.2x	17.0x

In addition, Burnham calculated the implied per share equity values of GreenHouse’s common stock based on the trading multiples of the selected public companies. The following table summarizes the implied per share equity values, based on the multiples that Burnham deemed relevant.

	Implied Per Share Equity Values
	Low	Average	Median	High
LTM Revenues	$0.09	$0.34	$0.29	$0.90
2012E Revenues	$0.55	$1.90	$1.73	$3.43
LTM EBITDA	Negative	Negative	Negative	Negative
2012E EBITDA	$1.06	$4.77	$3.80	$10.42

Selected Precedent M&A Transaction Analysis.   Burnham reviewed certain publicly available financial information concerning completed or pending acquisition transactions that Burnham deemed relevant. The group of selected acquisition transactions is listed below.

Target	Acquiror	Announcement Date
MDEnergy, LLC	EnerNOC, Inc. (NasdaqGS:ENOC)	9/12/2007
Integrys Energy Services, Inc., Energy Management Services Business	U.S. Energy Services, Inc.	7/20/2009
Castrovilla, Inc.	Blue Earth Inc. (OTCBB:BBLU)	1/20/2011
Ecos Consulting, Inc.	Advantage IQ, Inc.	8/31/2009
Energy Maintenance Service, LLC	Broadwind Energy, Inc. (NasdaqGS:BWEN)	12/9/2007
Intergy Corporation	Willdan Group, Inc. (NasdaqGM:WLDN)	6/9/2008
Public Energy Solutions, LLC	Comverge, Inc. (NasdaqGM:COMV)	9/29/2007
JD Consulting	RPS Group plc (LSE:RPS)	12/6/2007
Servidyne, Inc.	Scientific Conservation Inc.	6/27/2011
Applied Energy Management Inc.	Lime Energy Co. (NasdaqCM:LIME)	6/11/2008
Maverick Engineering, Inc.	Platinum Energy Resources Inc.	3/18/2008
Wanzek Construction, Inc.	MasTec North America, Inc.	10/4/2008
Carter & Burgess, Inc.	Jacobs Engineering Group Inc. (NYSE:JEC)	11/2/2007
The PBSJ Corporation	WS Atkins plc (LSE:ATK)	8/2/2010
The LPA Group Incorporated	Michael Baker Corporation (AMEX:BKR)	5/4/2010

Burnham chose these acquisition transactions based on a review of completed and pending acquisition transactions involving target companies that possessed general business, operating and financial characteristics representative of companies in the industry in which GreenHouse operates. Burnham noted that none of the acquisition transactions or subject target companies reviewed is identical to the merger or GreenHouse, respectively, and that, accordingly, the analysis of such acquisition transactions necessarily involves complex considerations and judgments concerning differences in the business, operating and financial characteristics of each subject target company and each acquisition transaction and other factors that affect the values implied in such acquisition transactions.

For each transaction, Burnham calculated the implied “equity purchase price,” defined as the purchase price per share of each target company’s common stock multiplied by the total number of Premier’s diluted common shares outstanding, including gross shares issuable on the exercise of stock options and warrants, less assumed option and warrant proceeds, or alternatively defined as the value attributable to the equity of a target company. In addition, Burnham calculated the implied “enterprise value,” defined as the equity purchase price plus the book value of each target company’s total debt, preferred stock and minority interests, less cash, cash equivalents and marketable securities. Burnham calculated the multiples of each target company’s implied enterprise value to its most recently disclosed LTM Revenues and LTM EBITDA. A summary of the implied multiples is provided in the table below.

Selected Acquisition Multiples
	Low	Average	Median	High
Revenues	0.4x	1.4x	0.6x	4.6x
EBITDA	8.1x	10.3x	10.0x	13.0x

Burnham calculated the implied per share equity values of the GreenHouse’s common stock based on the acquisition transaction multiples of the selected acquisition transactions. The implied per share equity values, based on the multiples that Burnham deemed relevant, are summarized in the table below.

	Implied Per Share Equity Values
	Low	Average	Median	High
Revenues	$0.19	$0.64	$0.30	$2.17
EBITDA	Negative	Negative	Negative	Negative

Discounted Cash Flow Analysis.   In conducting its analysis with respect to this opinion, Burnham considered developing a discounted cash flow analysis of GreenHouse. Burnham was advised by Premier, however, that while projected 2012 revenues and EBITDA were available and provided to Burnham, that cash flow projections and additional periods of projected financial information were not available and that Premier had prepared no such forecasts or the necessary underlying assumptions. Burnham concluded that these facts made it impractical to construct a discounted cash flow analysis upon which it would be reasonable to rely and that such a discounted cash flow analysis would not materially assist in evaluating the fairness of the merger from a financial point of view.

Control Premium Analysis.   Burnham reviewed certain publicly available financial and stock market information for 30 completed transactions with an enterprise value between $5.2 million and $715.3 million involving certain publicly traded target companies in which greater than 50% ownership had been acquired by a financial buyer, excluding acquisitions by strategic buyers to reduce the impact of synergies on the premiums paid, between July 8, 2010 and September 1, 2011. Burnham analyzed the acquisition premiums paid in these transactions for periods of one day prior to announcement, one week prior to announcement and one month prior to announcement. The control premiums paid are summarized in the table below.

	Control Premium
	Low	Average	Median	High
1-Day	0.2%	56.8%	38.1%	209.5%
1-Week	3.7%	53.5%	33.9%	200.9%
1-Month	9.0%	49.9%	36.3%	183.8%

Burnham calculated the implied per share equity values of Premier’s common stock based on the control premiums paid in the selected transactions and the closing value of GreenHouse’s common stock on September 19, 2011, the day before the merger was announced. The implied per share equity values, based on the transactions that Burnham deemed relevant, are summarized in the following table.

	Implied Per Share Equity Values
	Low	Average	Median	High
1-Day	$0.55	$0.86	$0.76	$1.70
1-Week	$0.57	$0.84	$0.74	$1.66
1-Month	$0.60	$0.82	$0.75	$1.56

Premier Trading Premium Analysis.   Burnham reviewed the historical price and trading activity of GreenHouse’s common stock and noted volume-weighted average closing prices for Premier’s common stock over periods ranging from the day prior to announcement to the days between the initiation of trading of GreenHouse stock’s to the day prior to announcement. Burnham calculated the premiums that the consideration to be paid by Premier represented over the volume-weighted average price of Premier’s common stock for various time periods as shown in the table below.

	Implied Per Share Equity Values
	1-Day	30-day	60-day	3-month	6-month	1-year	Since 1/11/2010
Volume-Weighted Average Price	$0.55	$0.69	$0.79	$0.83	$0.91	$1.01	$1.19
Premium to Per Share Purchase Price	-50.9% to -74.5%	-60.8% to -79.7%	-65.8% to -82.2%	-67.5% to -83.1%	-70.3% to -84.6%	-73.4% to -86.2%	-77.3% to -88.2%

Valuation Summary.   The following table provides a summary of the valuation statistics from the analyses presented above.

	Implied Value / Share
	Low	High
Public Comparables
LTM Revenue Multiple	$0.09	$0.90
2012E Revenue Multiple	$0.55	$3.43
LTM EBITDA Multiple	Negative	Negative
2012E EBITDA Multiple	$1.06	$10.42
Precedent M&A Transactions
LTM Revenue Multiple	$0.19	$2.17
LTM EBITDA Multiple	Negative	Negative
Control Premium
Control Premium – 1-Day	$0.55	$1.70
Control Premium – 1-Week	$0.57	$1.66
Control Premium – 1-Month	$0.60	$1.56
Premier Trading Premium Analysis	$0.55	$1.19

Miscellaneous

Under the terms of Burnham’s engagement, Premier has agreed to pay Burnham a transaction fee of $75,000 for its services in connection with the merger:

•	$35,000 of which was paid on the execution of the Board of Directors of Premier’s engagement letter with Burnham; and
•	$40,000 of which was paid on the earlier of delivery of Burnham’s fairness opinion to the Board of Directors of Premier or December 31, 2011.

In addition, Premier has agreed to reimburse Burnham for all of its reasonable out-of-pocket expenses, including reasonable fees of counsel, and to indemnify Burnham and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement. In the two years before the date of its fairness opinion, Burnham did not provide financial advisory services to Premier or GreenHouse, their officers or directors (including the independent directors) or receive any fees from Premier or GreenHouse, their officers or directors (including the independent directors), and there were no material relationships between Burnham and Premier or any other party to the merger and no such material relationships are contemplated. Burnham may seek to provide services to Premier and GreenHouse in the future and would expect to receive fees for such services. In the ordinary course of business, Burnham, its successors and affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of Premier and, accordingly, may at any time hold a long or short position in such securities. The Board of Directors of Premier selected Burnham as its financial advisor in connection with the merger because Burnham is a recognized investment banking firm with substantial experience in similar transactions. Burnham is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, competitive bids and private placements.

Opinion of Financial Advisor to GreenHouse

GreenHouse entered into an engagement letter with Watts Capital, LLC (“Watts”) on November 15, 2011. The engagement was limited to Watts rendering its opinion as to fairness of the consideration to be received by the unaffiliated common stockholders of GreenHouse as a result of its merger with Premier. Watts was not engaged for any other purpose.

At a meeting of GreenHouse’s board of directors on December 1, 2011, Watts delivered its oral opinion, which was subsequently confirmed in writing, to the effect that, as of the date of the opinion and subject to the assumptions, qualifications and limitations set forth in the written opinion, the consideration to be paid by Premier was fair from a financial point of view to the non-affiliated stockholders of GreenHouse. The executed copy of the fairness opinion was delivered to GreenHouse on December 1, 2011, and it has been have attached to the registration statement of which this proxy statement/prospectus is a part. Holders of GreenHouse common stock are urged to read the opinion carefully in its entirety.

The opinion sets for the procedures followed, the assumptions made, the matters considered and the limitations on the review undertaken by Watts. The summary of the Watts opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion.

In reading the discussion of the fairness opinion set forth in this proxy statement/prospectus, you should be aware that:

•	Watts’ opinion does not constitute a recommendation to any stockholder as to how such stockholder or any other person should vote on the merger pursuant to this proxy statement;
•	Watts’ opinion does not address GreenHouse’s underlying business decision to pursue the merger; and
•	No opinion was expressed by Watts as to the price at which shares of GreenHouse common stock or Premier common stock actually will trade following the completion of the merger.

Watts also stated that its opinion was subject to the assumptions and conditions set forth in its opinion and is based upon market, economic, financial and other conditions as they exist and can be evaluated on, and on the information available to Watts, as of the date of its opinion. Watts also assumed that the merger will be consummated on terms similar to the letter of intent that provided the basis for the merger and the draft of the Merger Agreement reviewed by Watts. Watts assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of the opinion.

Although Watts evaluated the fairness, from a financial point of view, of the consideration to be paid by Premier to the non-affiliated common stockholders of Greenhouse as specified by the letter of intent dated September 16, 2011, the terms of the proposed merger were determined by the parties to such letter and Watts did not provide advice to GreenHouse during the course of its negotiations with the other parties. GreenHouse did not provide specific instructions to, or place any limitations on Watts with respect to the procedures to be followed or the factors to be considered by it in performing its analyses or providing its opinion.

In arriving at its opinion, Watts reviewed and analyzed, among other things:

•	Publicly available information concerning GreenHouse and Premier that Watts believed to be relevant to its analyses, including, without limitation, each company’s Form 10-K for 2010 and its Form 10-Qs for the past fiscal year;
•	Certain financial and operating information with respect to the business, operations, and prospects of each of GreenHouse and Premier, including financial and operating projections furnished by each company’s management before and after giving effect to the merger;
•	The historical market prices of GreenHouse and Premier’s publicly-traded securities during the last year, and also for the last five years (for Premier only);
•	A comparison of the historical financial results and present financial condition of GreenHouse with those of other publicly-traded companies that Watts deemed relevant;
•	Recent precedent change-of-control transactions involving other companies in the U.S. engineering services industry that Watts deemed relevant;
•	Information received from GreenHouse’s management with respect to the proposed merger and other matters concerning GreenHouse;
•	The letter of intent dated September 16, 2011 among GreenHouse and Premier; and
•	Such other information, financial studies, analyses and investigations as Watts deemed relevant.

In arriving at its opinion, Watts assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information, and further relied upon the assurances of GreenHouse management that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to financial projections, Watts assumed, with GreenHouse’s consent, that the projections had been reasonably prepared on a basis reflecting the best currently available estimates and judgment of its management as to GreenHouse’s future financial performance, on either a stand-alone basis or after the proposed merger, and that in each case GreenHouse would perform substantially in accordance with such projections. In arriving at its opinion, Watts did not conduct a physical inspection of GreenHouse’s properties and facilities and did not make or obtain from third parties any evaluations or appraisals of GreenHouse’s assets and liabilities.

Watts noted that as of the date of its opinion, it understood that the parties had not completed all negotiations with both the creditors of GreenHouse, including Premier itself, and the preferred stockholders of Premier, that would be relevant to the determination of the final exchange ratio of Premier shares for each share of GreenHouse common stock. As a result, Watts made, with GreenHouse’s consent, certain additional assumptions, including:

•	Certain trade and other creditors of GreenHouse holding approximately $4.2 million in claims would convert those claims into newly-issued shares of GreenHouse common stock at a conversion price of $0.30 per share;
•	Premier will have lent or otherwise advanced GreenHouse a net total of $640,000 by the closing date of the merger, and the parties would agree to convert such balance into newly-issued shares of GreenHouse common stock at a conversion price of approximately $0.07 per share based on estimate of the conversion formula agreed to by Premier and GreenHouse;
•	Premier will deem its Preferred B Stock and Preferred C Stock to be converted into newly-issued shares of Premier common stock solely for the purpose of computing the exchange ratio of the Premier common stock for the GreenHouse common stock;
•	As a result of the foregoing conversion assumptions, the merger exchange ratio that would be consistent with an aggregate ownership by GreenHouse shareholders of 40% of Premier’s common shares outstanding on a post-merger basis, excluding the effect of options and warrants of both Premier and GreenHouse, would be equal to 0.2182 shares of Premier common stock for each share of GreenHouse common stock;

•	In order to enhance its liquidity and to accommodate GreenHouse’s projected capital needs, the first calendar quarter of 2012, Premier would undertake an equity financing whereby it would raise $5 million in gross proceeds from a primary offering or placement of its shares, at a price equal to approximately $0.44 per share, understanding that there can be no assurance of the amount, timing or price of such proposed financing and that the amount, timing and price could be materially different than the above;
•	The definitive documentation for the proposed merger would be consistent with the parties’ letter of intent dated September 16, 2011 and the transactions contemplated therein would be consummated on terms substantially similar to those contained in such letter of intent.

In arriving at its opinion, Watts did not attribute any particular weight to any analyses or factor considered by it. Accordingly, Watts stated that it believed its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.

Watts Review of GreenHouse

In performing its analyses of GreenHouse, Watts reviewed:

•	Its historical financial performance;
•	Financial projections for the three-year period ending December 31, 2014, assuming GreenHouse continued to operate as a stand-alone entity in a manner consistent with its current infrastructure and balance sheet;
•	Financial projections for the three-year period ending December 31, 2014, assuming GreenHouse completed the proposed merger with Premier and therefore had greater access to financial and management resources; and
•	The trading history of the GreenHouse common stock.

Analysis of Comparable Public Companies

Watts reviewed the following publicly-traded engineering & consulting services & energy efficiency companies (the “Comparable Companies”) in terms of their financial and valuation metrics and operating statistics:

•	Ameresco
•	EnerNOC
•	PowerSecure
•	Lime Energy
•	CECO Environmental

For the Comparable Companies, Watts analyzed certain financial metrics and ratios including size (market capitalization, total enterprise value and annual revenue) and profitability (EBITDA margin). Watts also analyzed certain trading information such as average daily trading volume, beta, and the range of closing prices of each Comparable Company’s stock over the last twelve month as compared to the closing price on November 25, 2011. Watts also performed an analysis that calculated the implied valuation multiples of the Comparable Companies based on publicly-available information (including enterprise value to revenue, enterprise value to EBITDA and market capitalization to net income) for actual results from the latest twelve months ended September 30, 2011 as well as estimates for calendar year 2011 and 2012, and compared these multiples to the implied valuation of GreenHouse at its most recent closing price as well as the implied value of the per share consideration to be paid by Premier. Watts noted that GreenHouse’s historical and projected stand-alone EBITDA and net income are not expected to be positive numbers; as a result, Watts believed the only relevant comparison was to determine implied valuation multiples based on trailing and expected revenue. Watts observed a range of implied multiples, adjusted for outliers, as follows:

Period	Comparable Public Companies	GreenHouse closing price on 11/25/2011	Implied Value per GreenHouse Share of Merger Consideration
LTM ended 9/30/2011	0.7x – 1.1x	0.6x	1.2x
2011E	0.6x – 1.0x	0.9x	1.6x
2012E	0.5x – 0.8x	0.5x	1.9x

Watts noted that many of the Comparable Companies are substantially larger and more profitable, operating at greater levels of efficiency, and have meaningfully larger equity values that provide investors with greater liquidity than GreenHouse. These factors were taken into account by Watts in its opinion.

Analysis of Precedent Transactions

Watts performed a precedent transaction analysis that evaluated certain historical merger and acquisition activity within the engineering & consulting services industry. Watts selected twenty-six (26) transactions that occurred between 2007 and 2011 (the “Precedent Transactions”) for this analysis, as follows:

Target / Acquirer	Target / Acquirer
• Servidyne / Scientific Conservation	• CSA Engineering / Moog
• Alteris Renewables / Real Goods Solar	• INTEC Engineering / WorleyParsons
• WPCS International / ManTech Int’l	• Vector Engineering / Ausenco Ltd.
• The PBSJ Corp / WS Atkins PLC	• Marshall Erdman / Cogdell Spencer
• ATC Technology / Genco Distribution	• SPARTA / Cobham PLC
• The LPA Group / Michael Baker	• MTC Technologies / BAE Systems N.A.
• Xorail / Westinghouse Air Brake Tech.	• Carter & Burgess / Jacobs Engineering Group
• Parsons Brinckerhoff / Balfour Beatty	• Sells Chas H / WSP Group
• Corrpro Cos. / Insituform Technologies	• ABB Lummus Global / Chicago Bridge & Iron
• Nsoro LLC / MasTec	• RDSP Acquisition / Offshore Hydrocarbon
• Shaw Energy Delivery / Pike Electric	• D3 Technologies / LMI Aerospace
• Geomatrix Consultants / AMEC PLC	• SEA Engineering / WorleyParsons
• BE&K / KBR

Watts also calculated the implied valuation multiples of the Precedent Transactions based on publicly-available information (including enterprise value to revenue and enterprise value to EBITDA) for actual results from the latest twelve months prior to the announcement of the transaction, and compared these multiples to the implied valuation of GreenHouse at its most recent closing price as well as the implied value of the per share consideration to be paid by Premier. Watts noted that GreenHouse’s historical and projected stand-alone EBITDA are not expected to be positive numbers; as a result, Watts believed the only relevant comparison was to determine implied valuation multiples based on trailing revenue. Watts observed a range of implied multiples, adjusted for outliers, as follows:

Period	Comparable Public Companies	GreenHouse closing price on 11/25/2011	Implied Value per GreenHouse Share of Merger Consideration
LTM ended 9/30/2011	0.7x – 1.2x	0.6x	1.2x

Watts noted that many of the target companies within the Precedent Transactions were substantially larger and more profitable, operating at greater levels of efficiency, and had meaningfully larger enterprise values than GreenHouse. These factors were taken into account by Watts in its opinion.

Discounted Cash Flow Analyses

Watts calculated a range of values for GreenHouse common stock based upon (i) the present value of GreenHouse’s projected unlevered cash flows, (ii) the unlevered terminal value of GreenHouse, based upon exit multiples of EBITDA as of a theoretical exit date of December 31, 2014, and (iii) the capital structure of GreenHouse adjusted for the conversion of all of its debts to newly-issued shares of GreenHouse. In addition, Watts performed a similar analysis on the combined projections of GreenHouse and Premier, taken together with certain adjustments to reflect the merger. In performing these analyses, Watts utilized discount rates ranging from 25% to 35%, which were selected based on Watts’ assessment of the cost of capital of these entities, or, said differently, the expected required annualized rates of return of investors considering a new investment into GreenHouse or Premier common stock. Watts considered other theoretical methodologies to derive the cost of capital for each of GreenHouse and Premier, but in each case concluded that the mathematical result underestimated the realistic cost of capital as those methodologies failed to incorporate relevant data considering the size, illiquidity, creditworthiness and financial condition of these entities. Watts utilized terminal multiples of EBITDA ranging from 6.0x to 8.0x. Watts performed three distinct discounted cash flow analyses:

•	On GreenHouse assuming the merger did not occur and that GreenHouse continued to operate and finance its business on an independent basis (the “Stand-Alone Case”);
•	On the combination of GreenHouse and Premier, after taking into account the terms of the Merger, utilizing certain post-merger projections for GreenHouse provided by its management team (the “Post-Merger Management Case”); and
•	On the combination of GreenHouse and Premier, after taking into account the terms of the Merger, utilizing certain post-merger projections for GreenHouse provided by its management team but after applying discounts to both its revenue assumptions and operating margins (the “Post-Merger Conservative Case”).

In each scenario, Watts calculated the equivalent value per share for GreenHouse, incorporating the expected merger exchange ratio in each set of combined company analyses in order to derive a proportional value per GreenHouse share that could be compared to the values generated from the analysis of the Stand-Alone Case. The results of these analyses are summarized below:

Scenario	Low ($ / Share)	Mid ($ / Share)	High ($ / Share)
Stand-Alone Case	($0.03)	($0.04)	($0.04)
Post-Merger Conservative Case	$0.13	$0.16	$0.19
Post-Merger Management Case	$0.29	$0.35	$0.42

Pro Forma Earnings per Share Analysis

Watts performed a comparative analysis of the projected earnings per share of GreenHouse on a stand-alone and post-merger equivalent basis using financial projections from each of the Status Quo Case, the Post-Merger Conservative Case and the Post-Merger Management Case. In each of the Post-Merger Cases, Watts derived the equivalent GreenHouse projected earnings per share by multiplying the projected post-merger Premier earnings per share by the expected merger exchange ratio:

Scenario	2012E	2013E	2014E
Stand-Alone Case	($0.02)	($0.02)	($0.01)
Post-Merger Conservative Case	$0.01	$0.02	$0.02
Post-Merger Management Case	$0.03	$0.04	$0.07
Accretion / Dilution
Post-Merger Conservative Case vs. Stand-Alone	$0.03	$0.04	$0.03
Post-Merger Management Case vs. Stand-Alone	$0.05	$0.06	$0.08

Compensation to Watts

Under the terms of our engagement letter with Watts, we paid a customary fee to Watts to prepare the fairness opinion. We have agreed to indemnify Watts against certain liabilities in connection with its engagement, other than liabilities determined by a court to have resulted primarily from gross negligence, bad faith or willful misconduct.

Board of Directors of Combined Companies

It is anticipated that following the merger, the Board of Directors will consist of the following persons: Isaac Blech, Kevin Carnahan, Pat Kolenik, Greg Morris, Cary Sucoff, Stephen Yarbrough and Mark Elliott, all of whom are currently directors of Premier. These directors shall serve until the next annual meeting, anticipated to take place in or about June 2012, and until their successors are elected and qualify.

Interest of Premier Executive Officers and Directors in the Merger

There is not anticipation to be a change in the compensation of any executive officer or director of Premier as a result of the merger, nor is it anticipated that any such persons will enter into a new or revised agreement with Premier.

Interest of Executive Officers and Director of GreenHouse in the Merger

Each of the following executive officers or senior managers of GreenHouse, John Galt, Russ Earnshaw, Brian Stevens, Rob Davis, David Lautner and Carlos Carillo will enter into an employment agreement with Premier or GreenHouse in connection with the merger. The agreements will provide for base compensation as follows: Galt- $150,000, Earnshaw- $150,000, Stevens- $96,000, Davis- $160,000, Lautner- $110,000 and Carillo-$110,000. Each agreement has a term of 1 year, except Galt which is 2 years. In addition the agreements provide for additions as follows: for Davis a bonus based on revenue targets being achieved, and for Carillo and Lautner base compensation changes based on revenue targets being achieved. In the event of termination of the term of the agreements by the Company, the agreements have the following severance provisions: if by the Company without cause, the balance of compensation through the term, plus any unused PTO and bonuses that have been earned. Each agreement seeks to protect the combined company’s confidential information, and to ban a former employee from competing for a period of 1 year (2 years if the individual resigns) and from soliciting customers, suppliers and other employees of the combined company for a period of 1 year (2 years if the individual resigns). Finally, outstanding stock options will stop vesting as of the date of termination, and must be exercised as set forth in the option agreements within certain times after termination.

Bridge Working Capital Loan

On or about November 2, 2011, Premier loaned $500,000 to GreenHouse for working capital purposes. The loan bears interest at 8% per annum and is due April 30, 2012. The repayment of the loan is secured by a security interest in all of the assets of GreenHouse. The loan is convertible into GreenHouse common stock at 70% of the volume weighted average price of to GreenHouse common stock on the OTC: Bulletin Board for the 20 days prior to a notice of conversion or the Effective Date, whichever is earlier.

Indemnification of Officers and Directors

The officers and directors are entitled to indemnification under the certificate of incorporation of Premier and applicable under Delaware law for all liabilities arising from their corporate actions excluding improper acts such as fraud, willful malfeasance and gross negligence. GreenHouse officers who become officers of the combined company will benefit from these provisions. Officers and directors of GreenHouse who do not become officers and/or directors of the combined company will continue to be indemnified by the combined company through GreenHouse as a wholly owned subsidiary under the terms of its certificate of incorporation and applicable Nevada law, which provides for board indemnification except for intentional misconduct, fraud or a knowing violation of the law.

Comparison of Delaware and Nevada Corporate Law

As a result of the merger, the stockholders of GreenHouse, which is governed by Nevada law, will become stockholders of Premier, which is governed by Delaware law. There are material differences between the corporate law of Delaware and Nevada, as well as between the certificate of incorporation of Premier and the articles of incorporation of GreenHouse. The following is a discussion of the key differences and the impact on stockholders:

Premier is a Delaware corporation and is governed by the Delaware General Corporation Law (“DGCL”). GreenHouse is a Nevada corporation and is governed by the Nevada Revised Statutes (“NRS”). Premier will continue to be a Delaware corporation, governed by the DGCL, following the merger.

Upon completion of the merger, GreenHouse’s stockholders (other than those who properly exercise and perfect, and do not withdraw or lose, dissenters’ rights under the applicable provisions of the NRS) will become Premier stockholders. The rights of the former GreenHouse stockholders and the Premier stockholders will therefore be governed by the DGCL, the Premier certificate of incorporation and the Premier bylaws, each as amended to date.

The following description summarizes the material differences between the rights of the stockholders of Premier and GreenHouse, respectively, but the following description is not a complete statement of all those differences or a complete description of the specific provisions referred to in this summary. This summary is qualified in its entirety by reference to Delaware law, Nevada law, and Premier’s and GreenHouse’s constituent documents, which GreenHouse stockholders should read. For more information on how to obtain the documents that are not attached to this proxy statement/prospectus, see “Where You Can Find More Information” beginning on page 106.

Capital Stock

The Premier certificate of incorporation authorizes the issuance of up to 50,000,000 shares of stock consisting of 45,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. Premier has outstanding 8,106,325 shares of its common stock as of November 30, 2011. Premier has outstanding 1,200,000 shares of its series B convertible preferred stock as of November 30, 2011 on the following terms: (a) convertible into one share of common stock, subject to certain adjustments, (b) pays 7% dividends per annum, payable annually in cash or shares of common stock, at the Company’s option, (c) automatically converted into common stock should the price of the Company’s common stock exceed $2.50, and (d) for a period of one year from the issuance date provides full-ratchet anti-dilution provisions on issuances of securities at a price less than $0.70 per share of common stock, subject to certain exceptions. Premier has also outstanding as of November 30, 2011 2,380,952 shares of its series C convertible preferred stock, with each share priced at $2.10 and includes 3 warrants at an exercise price of $0.77 which expire in 5 years. The terms of the series C preferred stock include: (a) convertible into three shares of common stock, subject to certain adjustments, (b) pays 7% dividends per annum, payable annually in cash or shares of common stock, at the Company’s option, (c) automatically converted into common stock should the price of the Company’s common stock exceed $2.50 for 30 consecutive trading days.

The GreenHouse articles of incorporation authorizes the issuance of up to 310,000,000 shares of stock consisting of 300,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.0001 per share. GreenHouse has outstanding as of November 30, 2011 31,877,260 shares of its common stock.

Dividends

The NRS provides that no distribution (including dividends on, or redemption or repurchase of, shares of capital stock) may be made if, after giving effect to such distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or, except as specifically permitted by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred stockholders.

Under the DGCL, unless further restricted in the certificate of incorporation, a corporation may declare and pay dividends out of surplus, or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, the DGCL provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

Premier’s bylaws are silent on the declaration of dividends.

GreenHouse’s bylaws allow the Board to declare dividends upon the shares of its capital stock either (1) out of its surplus, or (2) in case there is no surplus, out of its net profits for the fiscal year. Dividends may be paid in cash, property or shares of the capital stock of the Company.

Neither Premier nor GreenHouse has declared dividends.

Voting Rights/Proxy

Under the DGCL, a proxy executed by a stockholder will remain valid for a period of three years, unless the proxy provides for a longer period. Under the NRS, a proxy is effective for a period of six months unless the proxy provides for a longer period but it cannot be effective longer than seven (7) years from the date of its creation. Nevada law also provides for irrevocable proxies but only so long as the irrevocable proxy is coupled with an interest.

According to the Premier bylaws, each share of stock shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except as otherwise provided for elsewhere in the by-laws, in the DGCL or the certificate of incorporation. The Premier bylaws also provide for proxy representation in all matters in which a stockholder is entitled to participate.

GreenHouse’s bylaws provide that each holder of shares of any series or class of stock entitled to vote shall be entitled to one vote for each share of stock having voting power in respect of each matter upon which a vote is to be taken. Further, at all meetings of stockholders for the election of Directors, the persons having the greatest number of votes shall be elected. All other actions shall be decided by a majority of the votes which are present in person or represented by proxy.

Annual Stockholders Meeting

The DGCL provides that a director or a stockholder of a corporation may apply to the Court of Chancery of the State of Delaware if the corporation fails to hold an annual meeting for the election of directors or there is no written consent to elect directors instead of an annual meeting for a period of 30 days after the date designated for the annual meeting or, if there is no date designated, within 13 months after the last annual meeting.

Under the NRS, stockholders having not less than 15% of the voting interest may petition the district court to order a meeting for the election of directors if a corporation fails to call a meeting for that purpose within eighteen (18) months after the last meeting at which directors were elected.

Both sets of bylaws provide that the corporation shall hold an annual meeting at such time and place as the Board determines.

Special Meeting of Stockholders

Under the DGCL, a special meeting of stockholders can be called by the corporation’s board of directors or by any person or persons authorized by the corporation’s certificate of incorporation or bylaws.

Under the NRS a special meeting of stockholders can be called by the corporation’s board of directors, any two directors or the President.

Under Premier’s bylaws, special meetings of the stockholders may be called at any time by the Board, to be held at such date, time and place either within or without the State of Delaware as determined by the Board. Under GreenHouse’s bylaws, special meetings of the stockholders for any purpose or purposes may be called at any time by a majority of the Board, by the Chairman of the Board, or by the President and shall be called by the Secretary at the request of the holders of not less than fifty-one percent of all issued and outstanding shares of the corporation entitled to vote.

Quorum for Stockholders Meetings under Applicable Law

Pursuant to Premier’s bylaws, the holders of at least one-third of the outstanding shares of stock or of the voting power, shall constitute a quorum at a meeting of stockholders, unless the action to be taken at the meeting requires a difference proportion. Pursuant to GreenHouse’s bylaws, the holders of a majority of the total number of outstanding shares of stock entitled to vote, present in person or represented by proxy, shall constitute a quorum for all purposes.

Advance Notice Provisions

The bylaws of both companies provide for advanced notice of not less than ten (10) and no more than sixty (60) days before the date of the meeting to each stockholder entitled to vote.

Stockholder Action by Written Consent

Both the NRS and the DGCL permit corporate action without a meeting of stockholders upon the written consent of the holders of that number of shares necessary to authorize the proposed corporate action being taken, unless the certificate or articles of incorporation or bylaws expressly provide otherwise. If proposed corporate action is taken without a meeting by less than the unanimous written consent of stockholders, the DGCL requires that prompt notice of the taking of the action be sent to those stockholders who have not consented in writing. The NRS does not requires this.

Premier’s bylaws provide that corporate action may be taken without a meeting of stockholders if authorized by the written consent of a majority of the voting power, unless a different proportion of written consents is required. GreenHouse’s bylaws are silent with respect to stockholder action by written consent.

Number of Directors and Size of Board

The bylaws of GreenHouse provide that the number of directors shall be not less than one or more than seven directors. At each annual meeting of stockholders, the Board shall be elected by the stockholders for a term of one year. The bylaws of Premier state that number of directors shall be not less than one, and the total number may be increased or decreased by resolution of the Board.

Under the bylaws of both companies, the directors are to serve until the next annual meeting of the stockholders.

Removal/Resignation of Directors and Vacancies

Under the DGCL, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote in an election of directors unless provided otherwise by the corporation’s certificate of incorporation. Under the NRS, any director may be removed by the vote of stockholders representing not less than two-thirds of the voting power entitled to vote. The NRS does not distinguish between removal with or without cause.

Premier’s bylaws allow for any and all of the directors to be removed for cause or without cause by the holders of at least two-thirds of the voting power of the outstanding stock of the company. In addition, the Board may remove one or more of the directors for cause. GreenHouse’s bylaws provide for the removal of a director with cause, at any special meeting of the stockholders called for that purpose, by the affirmative vote of the holders of two-thirds of the voting power, and any vacancy may be filled by the stockholders.

Board Quorum and Vote Requirement

Premier’s bylaws provide that a majority of the Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided that such majority shall be at least one-third of the whole Board. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. Pursuant to GreenHouse’s bylaws, the presence of a majority of the total number of directors shall constitute a quorum, and the act of a majority of the directors present at any given meeting at which a quorum is present shall be the act of the Board.

Exculpation; Indemnification of Directors

The NRS and the DGCL each have provisions and limitations regarding directors’ liability. The NRS and DGCL permit a corporation to include in its articles or certificate of incorporation a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages. However, under the DGCL this provision may not eliminate or limit the liability of a director: (1) for any breach of the director’s duty of loyalty to the corporation or its shareholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for declaration of unlawful dividends or illegal redemptions or stock repurchases; or (4) for any transaction from which the director derived an improper personal benefit.

Both the NRS and the DGCL generally permit a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. That determination must be made, in the case of an individual who is a director or officer at the time of the determination: (1) by a majority of the disinterested directors, even though less than a quorum; (2) by independent legal counsel, regardless of whether a quorum of disinterested directors exists; or (3) by a majority vote of the shareholders, at a meeting at which a quorum is present. Both the NRS and the DGCL require indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action. Also, both the NRS and the DGCL permit a corporation to advance expenses relating to the defense of any proceeding to directors and officers contingent upon those individuals’ commitment to repay any advances unless it is determined ultimately that those individuals are entitled to be indemnified.

Pursuant to Premier’s certificate of incorporation, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Further, Premier shall indemnify to the maximum extent permitted by law any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of Premier director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Pursuant to GreenHouse’s articles of incorporation and bylaws, each person who was or is made a party or is threatened to be made a party to or is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of GreenHouse, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by GreenHouse to the full extent authorized by the NRS, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith.

GreenHouse’s bylaws also eliminates the liability of its directors for monetary damages to the fullest extent permitted by the NRS, as the same exists or may hereafter be amended.

Anti-Takeover Provisions

Under the DGCL, a corporation that is listed on a national securities exchange or held of record by more than 2,000 stockholders, is not permitted to engage in a business combination with any interested stockholder for a three-year period following the time the stockholder became an interested stockholder, unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of Premier before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of Premier in the same transaction that makes it an interested stockholder (excluding shares owned by persons who are both officers and directors of Premier, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by Premier’s board of directors and by the holders of at least two-thirds of the Premier’s outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Delaware law defines “interested stockholder” generally as a person who owns 15% or more of the outstanding shares of a corporation’s voting stock.

The NRS defines an interested stockholder as a beneficial owner (directly or indirectly) of 10% or more of the voting power of the outstanding shares of the corporation. Combinations with an interested stockholder are prohibited for three years after the person first became an interested stockholder unless the combination or the transaction by which the interested stockholder became one is approved by the board of directors before the person became an interested stockholder. For a combination with an interested stockholder which takes place more than three years after the person first became an interested stockholder, GreenHouse cannot engage in the combination unless one of the following occurs: (i) the combination was approved by the board before the interested stockholder became one; (ii) the transaction by which the interested stockholder became one was pre-approved by the board; or (iii) the combination is approved by a majority of the noninterested stockholders no earlier than 3 years after the interested stockholder became one; or (iv) the proposed combination satisfies certain fair value requirements set out in the NRS.

Redemption of Stock

Both the NRS and the DGCL permit corporations to purchase or redeem their own shares of capital stock, except, under the DGCL, when the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation.

Preemptive Rights

No holder of Premier or GreenHouse stock has a preemptive right to subscribe to any or all additional issues of the stock of Premier or GreenHouse.

Appraisal Rights

Premier stockholders do not have any appraisal or dissenters’ rights under the DGCC.

GreenHouse stockholders who object to the proposed transaction have appraisal rights under the NRS.

Amendment of Bylaws

Under the DGCL, directors can amend the bylaws of a corporation only if the right to do so is expressly conferred upon the directors in its certificate of incorporation. In contrast, under the NRS, the directors are free to amend the bylaws. Premier’s bylaws may be altered, amended or repealed and new bylaws may be adopted by the stockholders or by its board of directors. GreenHouse’s bylaws may be altered or repealed and new amended bylaws may be made by the affirmative vote, at any meeting of its board of directors, of a majority of its board of directors.

Notification of FINRA

Both Premier and GreenHouse will be required to provide timely notification to FINRA of the merger and its consummation, in order not to adversely affect the ability of the combined company’s common stock to be quoted on the OTC: Bulletin Board.

Effective Time of the Merger

The merger is expected to take place shortly after an affirmative vote at the Special Meeting, and provided that the conditions of each party set forth in the merger agreement are satisfied or waived.

No Regulatory Approval

In order for the transaction to proceed, the registration statement of which this information statement/prospectus is in part must be declared effective by the SEC. Except for the foregoing, there are no regulatory approvals related to the proposed transaction.

Material United States Federal Income Tax Consequences of the Merger

The following discussion summarizes the material U.S. federal income tax consequences of the merger that generally are expected to apply to GreenHouse’s stockholders upon an exchange of their GreenHouse common stock for Premier common stock. This summary is based on current provisions of the Code, existing treasury regulations, and current administrative rulings and court decisions, all of which are subject to change, and the opinion of GreenHouse’s tax counsel, Tarter, Krinsky & Drogin, LLP, possibly with retroactive effect. Any changes in these authorities could substantially alter the tax consequences to Premier, GreenHouse or the stockholders of GreenHouse, as described in this summary.

The discussion below does not address the following:

•	the tax consequences of the merger under U.S. federal non-income tax laws or under state, local, or foreign tax laws;
•	the tax consequences of transactions effectuated before, after, or at the same time as the merger, whether or not they are in connection with the merger;
•	the tax consequences to holders of options issued by GreenHouse that are assumed, replaced, exercised, or converted, as the case may be, in connection with the merger;
•	the tax consequences of the receipt of Premier shares other than in exchange for GreenHouse shares; or
•	the tax consequences for holders of GreenHouse preferred stock of their conversion of GreenHouse preferred stock into GreenHouse common stock.

Moreover, this discussion does not address all U.S. federal income tax consequences of the merger that may be relevant to particular holders of GreenHouse common stock that are subject to special treatment under U.S. federal income tax laws, including, without limitation:

•	dealers, brokers and traders in securities;
•	foreign persons or entities;
•	tax-exempt entities;
•	financial institutions, regulated investment companies, real estate investment trusts or insurance companies;
•	partnerships or limited liability companies that are not treated as corporations for U.S. federal income tax purposes, subchapter S corporations and other pass-through entities and investors in such entities;
•	holders who are subject to the alternative minimum tax provisions of the Code;
•	holders who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions;
•	holders who hold shares that constitute small business stock within the meaning of Section 1202 of the Code;
•	holders with a functional currency other than the U.S. dollar;
•	holders who hold their shares as part of an integrated investment such as a hedge or as part of a hedging, straddle or other risk reduction strategy; or
•	holders who do not hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment will be a capital asset).

Accordingly, holders of GreenHouse common stock are advised and expected to consult their own tax advisors regarding the U.S. federal income tax consequences of the merger in light of their personal circumstances and the consequences of the merger under U.S. federal non-income tax laws and state, local, and foreign tax laws.

It is a condition to the consummation of the merger that counsel to GreenHouse, render a tax opinion to the parties to the effect that the merger will qualify as a reorganization pursuant to Section 368(a) of the Code. The tax opinion is conditioned upon certain assumptions stated in the tax opinion and certain customary representations being delivered by the participants in the merger. Whether counsel to GreenHouse can render such opinion also depends on certain facts that cannot be known on the date hereof including, in particular, the percentage of GreenHouse common stock held by GreenHouse stockholders, if any, who properly perfect appraisal rights and the value of the Premier common stock issued to GreenHouse stockholders pursuant to the merger. If the percentage of GreenHouse capital stock exchanged for cash due to the exercise of appraisal rights is sufficiently high, and depending on certain other factors, the merger would not qualify as a reorganization and counsel would be unable to render such tax opinions. Pursuant to the terms of the merger agreement, the condition that Premier receives such tax opinions may be waived by Premier.

No ruling has been or will be requested from the IRS in connection with the merger. In addition, stockholders of GreenHouse should be aware that as the tax opinion is not binding on the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. In addition, if any of the representations or assumptions upon which the tax opinion is based are inconsistent with the actual facts, GreenHouse stockholders could be adversely effected by the tax consequences of the merger.

The discussion set forth below, subject to the limitations and qualifications set forth above, constitutes the opinion as to the material federal income tax consequences to the GreenHouse stockholders:

•	The merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code;
•	Premier, MergerSub, GreenHouse and the Premier stockholders will not recognize any gain or loss solely as a result of the merger;
•	GreenHouse stockholders will not recognize any gain or loss upon receipt of solely Premier common stock in exchange for their GreenHouse common stock;
•	the aggregate tax basis of the shares of Premier common stock received by a GreenHouse stockholder in the merger will be equal to the aggregate tax basis of the shares of GreenHouse common stock surrendered; and
•	the holding period of the shares of Premier common stock received by a GreenHouse stockholder in the merger will include the holding period of the shares of GreenHouse capital stock formerly held therefor.

For purposes of the above discussion of the bases and holding periods for shares of GreenHouse common stock and Premier common stock, stockholders who acquired different blocks of GreenHouse capital stock at different times for different prices must calculate their basis, gains and losses, and holding periods separately for each identifiable block of such stock exchanged, converted, canceled or received in the merger.

The above discussion does not apply to GreenHouse stockholders who properly perfect appraisal rights. Generally, a GreenHouse stockholder who perfects appraisal rights with respect to such stockholder’s shares of GreenHouse capital stock will recognize capital gain or loss equal to the difference between such stockholder’s tax basis in those shares and the amount of cash received in exchange for those shares.

Certain noncorporate GreenHouse stockholders may be subject to backup withholding, at a rate of 28%, on cash received pursuant to the merger. Backup withholding will not apply, however, to a GreenHouse stockholder who (i) furnishes a correct taxpayer identification number and certifies that the GreenHouse stockholder is not subject to backup withholding on IRS Form W-9 or a substantially similar form, (ii) provides a certification of foreign status on an appropriate Form W-8 or successor form, or (iii) is otherwise exempt from backup withholding. If a GreenHouse stockholder does not provide a correct taxpayer identification number on IRS Form W-9 or a substantially similar form, the GreenHouse stockholder may be subject to penalties imposed by the IRS. Amounts withheld, if any, are generally not an additional tax and may be refunded or credited against the GreenHouse stockholder’s U.S. federal income tax liability, provided that the GreenHouse stockholder timely furnishes the required information to the IRS.

Accounting Treatment

Premier will account for this transaction under the acquisition method as described in Financial Accounting Standards Board Accounting Standards Codification 805 — “Business Combinations”, under which all assets and liabilities will be recorded at their fair market values as of the date of the acquisition. Purchase consideration in excess of the net assets acquired will be recorded as goodwill.

Litigation Related to the Merger

There is no pending, nor to the knowledge of Premier and GreenHouse, threatened, litigation related to or affecting the proposed merger.

MERGER AGREEMENT

On December 1, 2011, Premier, MergerSub and GreenHouse entered into a merger agreement (the “Merger Agreement”).

The following is a summary of the material terms of the Merger Agreement. Each stockholder is urged to review the entire Merger Agreement, a copy of which is annexed to this proxy statement/prospectus as Exhibit A.

Parties to the Merger Agreement

Premier, MergerSub and GreenHouse.

Parties to the Merger

MergerSub and GreenHouse.

The Merger

MergerSub will merge with and into GreenHouse, with GreenHouse as the survivor. All of the GreenHouse stock will be cancelled and GreenHouse stockholders will receive newly issued shares of common stock of Premier, except for escrow shares (as described below). GreenHouse will issue 100 shares to Premier and thus become a wholly owned subsidiary of Premier.

Effective Time of Merger

The effective time of the Merger is when a certificate of merger is filed by GreenHouse with the Secretary of State of Nevada. Such filing shall take place when all of the conditions to closing set forth in the Merger Agreement have been satisfied or waived.

Merger Consideration

The GreenHouse stockholders will receive, in the aggregate, common stock of Premier representing approximately 40% of the fully diluted Premier common stock (excluding Premier options and warrants) after issuance of the same. Some of such shares, which otherwise would be delivered to the controlling shareholders of GreenHouse, and certain officers and directors, will not be delivered following the merger, but will be delivered to an escrow agent, to be delivered by the escrow agent at a later date upon the achievement of certain revenue goals and the satisfaction of certain indemnification obligations. Premier holds $500,000 of GreenHouse convertible debt and will deduct the Premier shares allocable to the conversion of such debt from such 40% amount. In addition, if any of the following debt exists on the Effective Date: (a) accounts payable 60 days or older; (b) advanced from Premier to GreenHouse for transaction expenses, less any reimbursement and (c) project financing from Premier to GreenHouse, less any reimbursement, such debt will be deemed to be the equivalent of that number of shares of GreenHouse common stock derived by dividing the same by 70% of the volume weighted average price of GreenHouse common stock for the 20 days prior to the Effective Date, and the number of shares of Premier common stock into which the same would have been converted on the merger shall also be deducted from the 40% figure discussed above.

In carrying out this computation, the common stock that may be issued on account of outstanding options and warrants of both Premier and GreenHouse will be disregarded.

As part of the transaction, Premier will replace the outstanding GreenHouse options and warrants with Premier options and warrants adjusted for the merger.

Escrow Shares

2,299,195 shares (based on Premier’s capitalization at November 30, 2011) of the merger consideration (“Escrow Shares”) will, be issued to an escrow agent at the time of the merger and will be delivered, if at all, at a later date, by the escrow agent, when certain revenue targets and indemnification obligations are satisfied. The Escrow Shares will accrue quarterly, on a pro-rata basis, to the extent that GreenHouse revenues, in the Measuring Period, exceed $12 million (“Revenue Floor”), up to $30 million (“Revenue Target”). For example, if at the end of 3 quarters of the Measuring Period, GreenHouse revenues are $18 million, then $6 million, in excess of the Revenue Floor, of the $30 million Revenue Target would have been achieved, or one-third thereof, and so, with prior accruals of Escrow Shares, a total of one-third of the Escrow Shares would then be accrued, subject to indemnification provisions described below. In general, the Escrow Shares are those otherwise deliverable to the executive officers, directors and controlling stockholders of GreenHouse, and will not affect any other GreenHouse stockholder.

Certificate of Incorporation of GreenHouse

Following the merger, the certificate of incorporation of MergerSub will become the certificate of incorporation of GreenHouse.

Exchange of Stock Certificates

Following the merger, each GreenHouse stockholder shall receive a transmitted letter from Continental Stock Transfer & Trust Company, the exchange agent. The transmittal letter will request GreenHouse stockholders to transmit to the exchange agent their GreenHouse stock certificates in order to receive new Premier stock certificates. If a former GreenHouse stockholder cannot locate its stock certificates, the transmittal letter will indicate the procedure to be followed by the GreenHouse stockholder, including an affidavit and a payment to insure the missing GreenHouse stock certificates.

Tax Consequences of the Merger

It is intended that the merger shall be classified as a tax free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “IRC”). If that is the case, GreenHouse stockholders would not recognize gain or loss upon the merger, and their cost basis in their GreenHouse shares should be carried over to their Premier shares. If for any reason this tax treatment is not available, GreenHouse stockholders would recognize gain or loss upon the merger, based on the value of the Premier shares and their tax basis in the GreenHouse shares, and if there is a gain, the GreenHouse stockholder would incur a tax liability related to the same. The Merger Agreement does not provide for any payment in cash to GreenHouse stockholders that could be used for the payment of such tax liability, which a GreenHouse stockholder would have to pay from other sources.

Representations of GreenHouse

As part of the Merger Agreement, GreenHouse has made representations concerning its business, including the following:

•	Organization; Qualifications
•	Capital Stock
•	Corporate Authority; No violation
•	Financial Statements
•	No Undisclosed Liability
•	No Default; Compliance with Applicable Laws
•	Environmental Matters
•	Litigation
•	Licenses and Permits
•	Employer Plans
•	Labor Matters
•	Absence of Certain Change or Events
•	Tax Matters
•	Absence of Questionable Payment
•	Title and Related Matters

•	Contracts
•	Insurance
•	Intellectual Property
•	Minute Books; Stock Record Books
•	Bank Records; Powers of Attorney
•	Disclosure
•	Disputes with Customers
•	Accounts Receivable
•	Certain Transactions
•	Brokers or Finders
•	Exclusivity of Representations

Representations of Premier

As part of the Merger Agreement, Premier has made representations about its business, including the following:

•	Organization; Qualification
•	Capital Stock
•	Corporate Authority; No Violation
•	Reports and Financial Statements
•	Tax Matters
•	No Defaults; Compliance with Applicable Laws
•	Litigation
•	Permits
•	Title and Related Matters
•	Intellectual Property
•	No Undisclosed Liabilities
•	Absence of Certain Changes or Events
•	Disclosure
•	Broker or Finder
•	No Prior Activities
•	Exclusivity of Representations

Registration of Shares

Premier has agreed to register the shares being issued to GreenHouse stockholders under the Securities Act, and is carrying out such obligation under this proxy statement/prospectus.

Operation of GreenHouse Pending the Merger

Between the signing and closing of the Merger Agreement, GreenHouse has agreed to not take the following actions without the consent of Premier and MergerSub:

•	Engage in activities outside the ordinary course of its business.

•	Purchase assets other than for inventory.
•	Incur debts other than in the ordinary course of its business.
•	Hire administrative employees.
•	Make any changes to employee benefits or benefit programs.
•	Conduct discussions with another prospective purchaser of the assets of GreenHouse.

GreenHouse Preferred Stock

Prior to the closing of the Merger Agreement, GreenHouse has the obligation to have all of its outstanding preferred stock converted into GreenHouse common stock.

Conditions to Closing

Each party’s obligation to close are conditioned on satisfaction by the other party of the following:

•	Its representations are true and correct in all material respects.
•	Its covenants have been complied with in all material respects.
•	There are no proceedings instituted or threatened relating to the merger.
•	No material adverse effect has occurred affecting it, its business or prospects.
•	All governmental approvals and consents have been obtained.
•	All closing deliveries have been made.
•	The merger has been approved by the GreenHouse stockholders.

Closing Delivers of GreenHouse

At closing, GreenHouse is to deliver the following:

•	Copies of resolutions of the Board of Directors approving the Merger.
•	Key corporate documents.
•	Authorizations and consents.
•	An escrow agreement relating to the Escrow Shares.
•	Employment agreements of the GreenHouse executive officers and key management.
•	Opinion of counsel of GreenHouse.
•	Tax opinion.

Closing Delivers of Premier

At closing, Premier is to deliver the following:

•	Copy of the resolutions of the Board of Directors approving the merger.
•	The merger consideration to the non-executive officers and directors of GreenHouse.
•	The Escrow Shares to the escrow agent under the escrow agreement.
•	The employment agreements with the GreenHouse executive officers and key management being entered into by Premier.

Indemnification

Each of Premier on the one hand, and GreenHouse executive officers and directors and controlling stockholders on the other hand, will be required to indemnify the other for breaches of representation and covenants. The obligation of Premier shall be satisfied solely by the issuance of additional shares of Premier Common Stock, such that the number of shares of Primier Common Stock multiplied by the Merger Share

Value shall equal the dollar amount of the indemnification obligation; provided that the total number of shares do not exceed the accrued Escrow Shares then held in escrow. The obligation of the GreenHouse executive officer and director and controlling stockholders will be limited to the agreed value of the Escrow Shares, except, in the event of fraud, willful malfeasance or gross negligence by GreenHouse, or any officer, director, representative, affiliate or subsidiary. Indemnification by Premier will be paid through the issuance of new Premier shares valued at the volume weighted average price of Premier common stock for the 20 days prior to the Effective Date (the “Merger Share Value”).

Termination of Merger Agreement

Either party may terminate the Merger Agreement if the other party is in material breach of the Merger Agreement, or if a closing has not occurred by July 31, 2012 through no fault of the terminating party, or if Premier is not satisfied with the results of its due diligence concerning GreenHouse. In addition, Premier can terminate the Merger Agreement if the holders of more than 2% of the GreenHouse shares seek appraisal rights. Further, Premier can terminate the Merger Agreement if it is not satisfied with its continuing due diligence of the GreenHouse business.

Expenses

Pending a closing, each of Premier and GreenHouse shall bear its respective expenses of the transaction, including legal, accounting and financial advisor expenses among others.

APPRAISAL RIGHTS AND PROCEDURES

Under NRS 92A.300 to 92A. 500, inclusive, any holder of GreenHouse common stock who does not wish to become a stockholder of Premier may seek to receive the fair value (exclusive of any element of value arising from the accomplishment or expectation of the proposed merger) for his or her shares of GreenHouse common stock, judicially determined if necessarily, in cash, together with a fair rate of interest, if any, provided that the stockholder fully complies with the provisions of NRS 92A.300 to 92A.500, inclusive. If, however, holders of more than 2% of GreenHouse’s outstanding common stock exercise their appraisal rights, Premier has the right to terminate the merger agreement.

Ensuring the perfection of your appraisal rights can be complicated. The procedural rules are specific and must be followed precisely. Failure to comply with the procedural rules may cause a termination or waiver of your appraisal rights. The information contained in this proxy statement/prospectus is only a summary of the material provisions of the statutory procedures you must follow to perfect your appraisal rights. Please review NRS 92A.300 to 92A.500, inclusive for the complete procedure. We will not give you any notice other than as described in this proxy statement/prospectus and as required by the NRS. A copy of NRS 92A.300 to 92A.500, inclusive is attached hereto as Exhibit B.

Any stockholder wanting to exercise dissenters’ rights must deliver written notice to GreenHouse before the vote at the Special Meeting stating that the stockholder intends to demand payment for his, her or its shares of GreenHouse common stock if the proposed merger is approved (NRS 92A.420.1(a)). In addition, the stockholder must not vote his, her or its shares in favor of the proposed merger (NRS 92A.420.1(b)). Notices transmitted before the meeting should be addressed to John Galt. At the Special Meeting, notices may be handed to John Galt Stockholders who vote in favor of the proposed merger or grant a proxy will be deemed to have waived their dissenter’s rights.

A stockholder whose shares of GreenHouse common stock are held in “street name” or in the name of anyone other than the stockholder must obtain written consent from the person or firm in whose name the shares are registered, allowing the stockholder to file the notice demanding payment for the shares in question, and must deliver the consent to GreenHouse no later than the time that dissenter’s rights are asserted (NRS 92A.400.2(a)). Also, the dissent must be asserted as to all shares of GreenHouse common stock that the stockholder beneficially owns or has power to vote at the Special Meeting (NRS 92A.400.2(b)).

Any stockholder who does not complete the requirements of NRS 92A.400 and 92A.420.1(a) and (b) as described above is not entitled to payment for his, her or its shares of GreenHouse common stock (NRS 92A.420.2).

If you fail to comply strictly with the procedures described above, you will lose your appraisal rights. Consequently, if you wish to exercise your appraisal rights, we strongly urge you to consult a legal advisor before attempting to exercise your appraisal rights.

If GreenHouse receives the requisite vote or written consent to proceed with the merger, and there are demands for appraisal, GreenHouse must send a written dissenters’ notice to all stockholders entitled to assert dissenters’ rights within 10 days of the consummation of the merger. The notice must (a) state where demand for payment must be sent and, where and when share certificates, if any, must be deposited; (b) inform the holders of uncertificated shares to what extent transfer will be restricted pending receipt of the payment demand; (c) supply a form for the payment demand that includes (i) date of the first announcement of the terms of the proposed action and (ii) requires the dissenter to certify whether or not the dissenter acquired beneficial ownership of the shares before that date; (d) set a date by which GreenHouse must receive the payment demand, which may not be less than 30 or more than 60 days after the date the notice is delivered and state that the stockholder will be deemed to have waived the right to demand payment with respect to the shares unless the demand is received by GreenHouse by the specified date; and (e) be accompanied by a copy of NRS 92A.300 to NRS 92A.500.

Upon receiving a dissenters’ notice, a stockholder may choose either to move forward with a demand for payment or withdraw. Stockholders that elect to continue must (a) demand payment, (b) certify that they were beneficial owners before the required date specified in the dissenters’ notice, and (c) deposit the stock certificates, if any, with GreenHouse. Stockholders that decline to exercise dissenters’ rights may withdraw from the appraisal process by notifying GreenHouse in writing by the date set forth in the dissenters’ notice. Withdrawals after that date are only permitted with GreenHouse’s written consent.

For those stockholders that follow the procedures to demand payment, GreenHouse must provide payment in an amount that GreenHouse estimates to be the fair value of each dissenter’s shares. Payment must be accompanied by (i) GreenHouse’s financial statement, (ii) GreenHouse’s estimate of the fair value of such dissenter’s shares, and (iii) a statement setting forth such dissenter’s right to contest GreenHouse’s estimate of fair value and the circumstances under which the dissenter will be deemed to have accepted the tendered payment in full satisfaction of GreenHouse’s obligations.

Pursuant to NRS 92A.480, a dissenter that has received payment and objects to the amount of such payment may demand in writing an amount equal to such dissenter’s own estimate of the fair value of its shares and the amount of interest due, less any payment already received from GreenHouse. The dissenter must notify GreenHouse of its demand within 30 days after receiving GreenHouse’s initial payment. In the event the payment demand remains unsatisfied, GreenHouse must initiate judicial proceedings within 60 days after receiving the dissenter’s demand and petition the court to determine the fair value of the shares and accrued interest. The Nevada Supreme Court has adopted the Delaware approach to determining fair value. The court held that both dissenting stockholder and the corporation have the burden of proving their respective valuation conclusions by a preponderance of the evidence ... [f]inal responsibility ..., however, lies with the court, which must make its own independent value determination. If GreenHouse does not commence judicial proceedings within the 60-day period, it must pay each dissenter with an unsettled demand the amount demanded by such dissenter.

BUSINESS OF PREMIER

Corporate Information

Premier was incorporated on January 5, 2000 as Continuum Group C Inc. under the laws of the State of Nevada. Prior to November 5, 2004 and since inception, Premier had not engaged in any business operations other than organizational activities; and other than issuing shares to stockholders, Premier never commenced operational activities. On that date, Premier consummated a share exchange agreement dated as of October 12, 2004, among Premier, Premier Alliance Group, Inc., a North Carolina corporation (“North Carolina Premier”), and the shareholders of North Carolina Premier. As a result, North Carolina Premier merged with Premier and the name was changed to Premier Alliance Group, Inc.

Overview

From 1995 until it merged with Premier, North Carolina Premier was a provider of information technology consulting services to businesses, primarily throughout the Southeast. The customer base includes businesses in the education, financial, healthcare, insurance, manufacturing, professional service, retail, textile, transportation, and utility industries, as well as governmental agencies. Upon consummation of the share exchange with the shareholders of North Carolina Premier, Premier acquired North Carolina Premier’s business by acquiring North Carolina Premier itself; on merging North Carolina Premier into Premier, and Premier started conducting that business.

Premier’s business consists of providing professional services (business and technology consulting focused services) to its customers. Premier’s services began a transformation in 2005 from a pure technology focus to a business consulting focus which can encompass technology impact and effort. Premier now provides 360° Intelligence Delivery, a holistic approach and view to customers business initiatives or problems. Premier does this by providing knowledge based expertise which helps its customers drive key initiatives forward. Much of its expertise is focused on core areas of business processes used throughout the corporate world including: project management, business analysis, business consulting, and strategic consulting. Typical initiatives in which Premier provides solutions include compliance and regulatory, merger and acquisition, and business process reengineering efforts. With technology being such an integral part of business, many of Premier’s consultants possess knowledge and experience that encompasses technology and are typically well versed in the IT business-solution life cycle.

A typical Premier customer is an organization with complex business processes, large amounts of data to manage, and changing business requirements. Premier promotes its services through its two delivery channels, namely, its Professional Services and Consulting divisions. These divisions operate as one from an accounting and overall management perspective; however they are differentiated from a marketing and customer presentation perspective only. Management reviews and oversees the divisions as one combined entity, utilizes resources across both areas, and makes operational assessments and plans together.

Advisory services are provided by Premier’s Knowledge Based Experts within its core areas of expertise: (a) Governance, Risk and Compliance (GRC), (b) Business Performance & Technology (BP&T) and (c) Finance & Accounting (F&A). Advisory engagements within this realm include: (a) GRC efforts with enterprise risk management, control and governance frameworks, internal audit services, regulatory and compliance, (b) BP&T efforts with systems planning, organizational effectiveness, business process re-engineering, workflow analysis, and (c) F&A efforts with financial reporting and financial advisory services. Engagements are typically structured in a Statement of Work and can be billed on fixed fee / delivery based arrangements or on a time-and-materials basis for all work performed. Premier is focused on providing Knowledge Based Expertise (KBE) and because of the expertise involved and the complexity of a typical initiative, customers seeking such services from Premier typically engage Premier on strategic or high priority initiatives.

Consulting services are provided across a broad range of knowledge, skills and expertise including project management, systems implementation and architecture, information management, business intelligence, business expertise and analysis. Premier recruits, retains, manages, and provides to its clients skilled business, technical, financial and accounting expertise, which helps lead and train customers or supplement their knowledge requirements. Because of the expertise involved and the complexity of a typical initiative, many customers seeking such services from Premier commit to long-term engagements that are usually a minimum of 9 months in which Premier consultants work on site at customer facilities under the daily direction of the customer.

Acquisitions.  In October 2009, Premier completed an asset purchase of Peoplesource Inc, a Winston Salem, NC based organization. In April 2010 Premier completed an asset purchase of Intronic Solutions Group LLC, a Kansas City, MO based organization. In September 2010 the Company completed a merger with Q5Group, Inc, a San Diego based organization. These transactions have all contributed to a broader customer base, added industry exposure, better geographic coverage, deeper professional services strengths, and more capabilities in the business development and fulfillment areas.

Recent Developments.  On March 3, 2011 Premier closed an agreement to issue and sell to two accredited investors an aggregate of 2,380,952 shares of our newly designated 7% $2.10 Series C Preferred Stock and 7,142,856 warrants to purchase common stock. The warrants are exercisable during the five-year period commencing on the date of issuance at $0.77 per share. Based on the purchase price of $5,000,000, the Company received gross proceeds of $5,000,000, paid cash commissions totaling $650,000, and issued 714,285 warrants, for net cash proceeds of $4,350,000.

Strategy

Premier’s focus is to provide subject matter expertise through its consulting team in a variety of ways that continue to help its clients navigate the changing business climate they must deal with. Premier’s approach is built 100% around its people — it is about knowledge, expertise and execution. Premier has a focus on building its knowledge practices with talent in core areas it feels offer opportunity: compliance/regulatory, merger and acquisition, and business process reengineering/analysis. Premier’s recruiting and sales organization work with customers closely — a consultative approach — to understand the business direction, initiatives or issues they are dealing with. Premier then provides subject matter experts that can bring the expertise and knowledge to the client to allow for successful efforts.

Premier’s typical customers have historically been Fortune 500 companies (including AIG, Lincoln Financial Group, Duke Power, Bank of America, and Wells Fargo), and they continually seek expertise and knowledge in areas such as project management, business consulting, and business analysis. With Premier’s recent acquisitions, Premier is better positioned to service emerging business and mid market arena, especially as it relates to life sciences, biotech and technology focused companies.

In delivering its services, Premier has five key functional areas or groups that ensure delivery and support our Professional Services and Consulting divisions:

(a)  Talent Acquisition — sources and identifies the business and consulting staff we hire;

(b)  Business Development — works with Premier’s customers in a consultative approach to identify opportunities where we can assist and provide our services; (c) Operations — provides the day to day support of the consulting staff in the field as well as all back office functions (HR, finance);

(c)  Practice Areas — Premier’s knowledge based experts, works with customers on strategic and complex issues

(d)  Consultants — these are Premier’s knowledge based experts and professionals that deliver consulting services to our customers.

Talent Acquisition

Premier’s success depends on its ability to hire and retain qualified employees. Premier’s recruiting team contacts prospective employment candidates by telephone, through postings on the internet, and by means of our internal recruiting software and databases. For internet postings, Premier maintains its own web page at www.premieralliance.com and uses other internet job-posting bulletin board services as well as professional and social networking sites. Premier uses a sophisticated computer application as its central repository to track applicants’ information, manage skills verification, background checks, etc. and then match them with potential customer opportunities. Premier only hires candidates after they have gone through a rigorous qualification process involving multiple interviews and screening.

Business Development

Premier’s business development team is its primary interface with the customer, prior to delivery of services. They develop and maintain business relationships by building knowledge on Premier’s client businesses, technical environments and strategic direction. Premier’s business development team uses the same central repository system as recruiting, this links recruiter information with customer information to manage the process efficiently and effectively.

Operations

Premier’s operations team encompasses several core functions within Premier (human resources (“HR”) and finance (“Finance”)). Encompassed in HR is our employee relations function, this provides primary support and service for our consultants on a daily basis, which is critical. This support ensures regular interaction and information sharing leading to quality services, better retention, and successful delivery to Premier’s clients. Within HR Premier has the standard human resource functions (benefit administration, payroll, background processing). Finance provides all financial processing — billing, AP, AR, and SEC reporting.

Competition

The market for professional services is highly competitive. It is also highly fragmented, with many providers and no single competitor maintaining clear market leadership. Premier’s competition varies by location, type of service provided, and the customer to whom services are provided. Premier’ competitors fall into four categories: large national or international vendors; software vendors and suppliers of packaged software systems; small regional consulting firms, and internal technology staff at customers and potential customers. As a professional service firm with a focus on providing business expertise and talent Premier’s customers can group Premier with IT and business staffing firms for procurement purposes. Premier believes that to compete successfully, it must differentiate itself from the glut of technology “staffing” firms by providing expertise that encompass business and process knowledge first and technology capabilities second. This approach is believed to provide expertise and value to the customer and can have a positive impact on our relationship with the customers as well as alter the procurement process (in a positive manner) that Premier engages with to service its customers.

Contracts

When servicing customers, Premier typically signs master contracts for a one to three year period. The contracts typically set rules of engagement and can include pricing guidelines. The contracts manage the relationship and are not indicators of guaranteed work. Individual contracts are put in place (under the master agreement) for each consultant assigned to the client site and cover logistics of length of contract and bill rate per hour for the particular assignment. In most cases contracts can be terminated with a notice of 10 to 30 days.

Legal Proceedings

As of November 30, 2011, Premier was not a party to any pending or threatened legal proceeding.

Properties

Premier’s practice is to lease commercial office space. Premier’s headquarters is located in a modern four-story building in Charlotte, North Carolina. Premier leases approximately 5200 square feet of space at that location, under a lease that will expire in August 2012.

In addition Premier has offices in:

1.	Winston Salem, North Carolina — approximately 2000 square feet, under a lease that will expire in December 2011.
2.	Kansas City, Missouri — approximately 1400 square feet, under a lease that will expire in April 30, 2012.
3.	San Diego, California — approximately 2175 square feet, under a lease that will expire in December 31, 2012

4.	Los Angeles, California — approximately 1656 square feet, under a lease that will expire in March 31, 2012.

Most of these facilities serve as sales and support offices and vary in size, depending on the number of people employed at that office. Lease terms vary from periods of less than a year to three years and generally have flexible renewal options. Premier believes that existing facilities are adequate to meet our current needs.

Employees

As of November 30, 2011, Premier employed a total of 170 persons, as follows: 6 executive employees, 140 consultants and 24 administrative and operations personnel. Premier believes its employee relations are good.

BUSINESS OF GREENHOUSE

Corporate History

R Squared Contracting, Inc. (“R Squared”) was incorporated in the State of California on January 2, 2007. GreenHouse was organized under the laws of the State of Nevada on September 18, 2009. On September 20, 2009, a securities exchange agreement was entered into by and among GreenHouse and R Squared and all of the equity holders of R Squared (“R Squared Shareholders”). Under this agreement, GreenHouse acquired all of the issued and outstanding shares of R Squared from the R Squared Shareholders in exchange for an aggregate of 800,000 shares of GreenHouse common stock. R Squared became a wholly owned subsidiary of GreenHouse and the 800,000 shares represent 100% of the total outstanding shares of GreenHouse.

On January 7, 2010, GreenHouse approved an amendment to its Articles of Incorporation (the “Amendment”) to change its name to GreenHouse Holdings, Inc. and to effect a forward-split such that 5 shares of common stock were issued for every 1 share of common stock issued and outstanding immediately prior to filing of the Amendment (the “Forward Split”). On January 7, 2010, GreenHouse entered into an Agreement and Plan of Share Exchange (the “Exchange Agreement”) with GreenHouse Holdings, Inc., a Nevada corporation, and the stockholders of GreenHouse whereby GreenHouse acquired all of the issued and outstanding common stock of GreenHouse in exchange (the “Exchange”) for 19,800,000 newly issued shares of common stock and options to purchase 784,000 shares of common stock (after giving effect to the Forward Split) of GreenHouse. As a result, GreenHouse completed a reverse merger in which GreenHouse merged with the Company and GreenHouse became a wholly-owned subsidiary of the Company (the “Merger”).

On June 2, 2010, GreenHouse incorporated a 99.8% owned subsidiary in Mexico, GreenHouse Soluciones S.A. de C.V. (“GH Soluciones”).

On September 8, 2010, GreenHouse and its wholly-owned subsidiary, GreenHouse Holdings, Inc., entered into an Agreement and Plan of Share Exchange (the “LPI Agreement”) with Life Protection, Inc., a North Carolina corporation (“Life Protection”) and shareholders of Life Protection (the “Life Protection Holders”). Pursuant to the LPI Agreement, GreenHouse acquired, from the Life Protection Holders, all of the capital stock of Life Protection in exchange for an aggregate of 1,118,750 shares of the GreenHouse’s newly issued shares of common stock, par value $.001 per share. The purchase price was determined by the total market value of the newly issued shares on September 8, 2010, totaling $3,546,348, which was based on the closing market price of the GreenHouse’s common stock on the acquisition date.

On May 23, 2011, GreenHouse consummated an Agreement and Plan of Share Exchange with Control Engineering, Inc., a Delaware corporation (“CEI”), David Lautner and Carlos Carrillo, whereby GreenHouse acquired all of the capital stock of CEI in exchange for an aggregate of 653,856 shares of GreenHouse’s common stock. The agreement also provides the sellers can earn an additional 147,000 shares of common stock based upon the gross revenues of CEI for 2011. The agreement contains customary representations, warranties and covenants of GreenHouse, CEI and the sellers for like transactions.

Overview

GreenHouse is a provider of energy efficiency and sustainable facilities solutions. GreenHouse designs, engineers and installs products and technologies that enable our clients to reduce their energy costs and carbon footprint. GreenHouse has two business segments, energy efficiency solutions (“EES”) and sustainable facilities solutions (“SFS”). We serve residential, industrial, commercial, government and military markets in the United States and abroad. Substantially all of GreenHouse’s revenue has historically come from their EES business segment to this point, but GreenHouse anticipates that the SFS business segment will be a significant contributor in 2012 and thereafter.

Energy Efficiency Solutions

The Energy Efficiency Solutions segment offers GreenHouse’s clients a full range of services to address their energy efficiency needs based on GreenHouse’s ability to identify and deliver significant return on GreenHouse’s clients’ investments, improve the quality of their physical workspaces, maximize their operational savings and reduce their maintenance costs. Specifically, the EES segment provides the following services:

Energy Efficiency and Demand Response Solutions.  In collaboration with Southern California Edison, Pacific Gas and Electric and San Diego Gas and Electric companies and their respective Auto Demand Response and various energy efficiency programs, GreenHouse provides site assessment, feasibility studies, project development, engineering, and installation of incentive qualifying, enabling technologies including complete processing of all required utility and regulatory documentation. These services are scalable and replicable necessary to partner with electric utilities nationwide.

This business commercializes the energy efficiency and demand response incentives that are deployed by local utilities as a resource for short and long-term system load management strategies. These utilities are paying their customers for shedding noncritical loads in response to a pricing, system reliability or program signal and making incentives available to reduce baseline consumption levels are a popular and cost effective means for utilities to avoid costly alternatives.

 — Facility Retrofitting.  GreenHouse sells and installs various eco-friendly insulation, energy efficient windows and doors, solar photovoltaics, specialty exterior coatings and low volume faucets and fixtures to residential, commercial and industrial customers.

 — Renewable Energy and Cogeneration.  There are a wide variety of alternative and renewable sources of energy (solar, wind, biofuels, geothermal, hydroelectric, etc.). The main challenges are to make renewables cost-effective and to minimize unintended consequences (such as solar vs. desert habitat; windfarms vs. birds, hydro power vs. river wildlife, and biofuels vs. food production). GreenHouse offers services from consultation for proper application of the technologies to the design, construction and operation of client hosted installations.

The Sustainable Facilities Solutions segment develops, designs and constructs rapidly deployable, sustainable facilities primarily for use by the United States military and for disaster relief and security organizations in austere regions. Major customers for these products include the U.S. Department of Defense and local law enforcement agencies.

One of SFS’ major products is the Rapidly Deployable Units (“RDUs”), a structure that can be assembled in less than 40 minutes and disassembled in less than 10 minutes, that are utilized for military training and non-military uses such as shelter and storage. The Company has the exclusive global rights to distribute RDUs made out of DyneemaTM, a highly durable material that is believed stronger than steel. The DyneemaTM RDUs have passed the Oklahoma City Bombing test (an internal U.S. Department of Defense standard for ballistic safety), a major safety milestone that makes it particularly attractive for military and law-enforcement customers.

Products and Services

GreenHouse offers its clients an array of services within its various business units, specifically:

Automated Demand Response Services;  GreenHouse provides site assessments, feasibility studies, project development, engineering and installation of ADR technologies as an approved vendor for Southern California Edison. These services allow SCE customers to take advantage of significant financial incentives from the utility and provide needed load shed capability during times of peak electricity demand.

Facility Energy Efficiency Retrofit;  GreenHouse offers a suite of solutions to residential, commercial and government customers in California, many of which qualify for significant rebates from the gas, electric and water service providers, including:

—	CoolWall: An exterior coating that can reduce the outer wall temperature of a building by up to 40% and has a lifetime guarantee not to chip or peel.
—	GreenFiber: An insulation made from 85% recycled materials that is a class A fire retardant and can save a homeowner up to 26% on their heating and cooling costs.
—	Dual Pane Windows: These windows are as much as 1,000 times more energy efficient than single pane windows.
—	Solar Photovoltaic (PV) Generation Systems: These systems provide alternative energy solutions to our customers with exceptional return on investment, often as high as 21%.
—	Efficiency Products: Solar tube lighting, low flow rate fixtures, dimmers and sensor light switches, whole house fans, weatherization and solar water heating.
•	Modular Automated Ethanol Fuel System; MEFS are stackable ethanol distillery systems that can be scaled in 20 gallon per hour increments and completely automated or controlled remotely. Each system can be customized to the particular sugar or alcohol based waste stream of a GreenHouse customer for cost effective conversion into cleaner burning ethanol.
•	Biomass Burners; Converting biomass waste streams, such as sawdust, into alternative energy. These are designed to replace traditional heating fuels but can also be customized to produce electricity in conjunction with a steam turbine.
•	Rotary Collider; An innovative and commercialized method for particle size reduction. Specifically designed to reduce solid materials that are capable of fracturing into a particle-sized powder within seconds.
•	Rapidly Deployed Units (RDUs); Structures that can be assembled in just a few hours and disassembled in half that time are utilized for military training and non-military uses such as shelter and storage.
•	ELOO Sanitation System; An environmentally friendly sanitation solution that requires no dumping, chemicals, electricity or water and has practically no discharge.
•	1-Link Service; A cross platform interoperability and data integration solution designed to provide crisis management and event recognition. This software based real-time information presentation system also provides interoperability between radio, cell phone and VoIP communications for complete end-to-end connectivity.
•	GSW700; A rapidly deployable, remotely command and controlled, self-erecting, 106-foot cell tower that is powered by alternative energies. We are the exclusive distributor to NPP Global for the deployment of its 3G network services.
•	Baffled Range Target System: Fully reactive, pneumatic turning target systems with remote reset capabilities and a combination of paper and steel targets.

Industry Overview

Energy efficiency is a growing sector in the energy industry. Growth in the sector is driven by volatile energy prices, advances in services and technologies, incentive programs, and customer awareness.

According to the Energy Institute of America, energy demand in the U.S. alone is expected to increase substantially. GreenHouse believes that deploying energy efficiency strategies and tactics is now and will continue to be the most cost effective means of managing the growing demand for electricity.

Competition

GreenHouse currently faces competition from companies that provide a variety of green products and solutions. Also, as seller of alternative fuels, GreenHouse competes with some of the largest and most successful companies in the world. In general, GreenHouse competes with both groups on the basis of design, innovation, costs, sales and marketing, and selling price, based on the following factors:

•	Innovative technologies;
•	Wide range of high-quality product offerings;
•	Recruitment and retention of qualified personnel.

GreenHouse expects its markets to remain competitive and to reflect rapid technological evolution and continuously evolving customer and regulatory requirements. GreenHouse believes its ability to remain competitive depends in part upon developing new and enhanced advanced wireless solutions and introducing these systems at competitive prices on a timely basis.

Sales and Marketing

As of November 30, 2011, GreenHouse employed a sales force comprised of 4 sales personnel operating from 3 offices. GreenHouse’s sales force is organized into teams and is compensated based on the revenues generated by each team. GreenHouse actively pursues new talent and has been hiring sales personnel with relevant industry expertise as well as training sales personnel who are new to the industry.

GreenHouse expects to continue to have new business opportunities with our existing clients and to generate business from new clients through a combination of referrals, trade shows and cold calls. GreenHouse employs a proposal system combining proposal-generation software and a proprietary database based on our experience in the energy efficiency business.

In addition to GreenHouse’s sales group, GreenHouse employs full-time and part-time marketing personnel focusing on targeting GreenHouse’s potential clients’ industries.

Manufacturing and Suppliers

GreenHouse supplies our products through suppliers and assembly from third-party subcontractors. Many of GreenHouse’s products, components and sub-components are purchased from third party suppliers. GreenHouse has selected suppliers based on their ability to produce these products per GreenHouse’s specifications, to achieve the best quality product at the most cost effective price.

Research and Product Development

GreenHouse’s general focus of GreenHouse’s research and product development team is the design and integration of our suppliers’ products. Through these efforts, GreenHouse seeks to enhance its existing products, design new products and develop solutions for customer applications.

Backlog

As of November 30, 2011 and 2010, GreenHouse had a backlog of approximately $309,000 and $0, respectively. Backlog is defined as enforceable customer contracts with GreenHouse for specific and enforceable orders.

Seasonality

The businesses of GreenHouse and its subsidiaries have not been subject to significant seasonal fluctuations, although sales in the 2nd and 3rd quarters are generally higher than the 1st and 4th quarters of the year.

Employees

As of November 30, 2011, GreenHouse had approximately 21 employees, including 4 in management, 4 in sales and marketing and 4 in administration. None of GreenHouse’s employees are members of any labor union. GreenHouse believes its employee relations are good.

MARKET PRICE OF AND DIVIDENDS ON PREMIER COMMON STOCK AND
RELATED STOCKHOLDER MATTERS

Market information.

Premier’s common stock is traded on the OTC Bulletin Board under the symbol “PIMO” The following table sets forth the range of high and low bid prices for the Premier common stock for each of the periods indicated as reported by the OTC: Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

PIMO – Fiscal Year Ending December 31, 2011	High $	Low $
Quarter Ended
March 31, 2011	1.02	0.70
June 30, 2011	1.02	0.73
September 30, 2011	0.95	0.66

PIMO – Fiscal Year Ending December 31, 2010	High $	Low $
Quarter Ended
March 31, 2010	1.01	0.66
June 30, 2010	1.00	0.65
September 30, 2010	1.00	0.70
December 31, 2010	1.00	0.52

PIMO – Fiscal Year Ending December 31, 2009	High $	Low $
Quarter Ended
March 31, 2009	0.46	0.15
June 30, 2009	0.65	0.30
September 30, 2009	1.01	0.55
December 31, 2009	1.01	0.70

Premier considers its common stock to be thinly traded and, accordingly, reported sales prices or quotations may not be a true market-based valuation of our common stock.

Holders.

As of November 30, 2011, there were 152 record holders of the Premier common stock. Premier believes there are more owners of its common stock whose shares are held by nominees or in street name.

Dividends.

Holders of Premier common stock are entitled to receive dividends, as and when declared by its Board of Directors, out of funds legally available therefor, subject to the dividend and liquidation rights of preferred stock issued and outstanding. Premier has never declared or paid any dividends on its common stock, nor does it anticipate paying any cash dividends on our common stock in the foreseeable future.

MANAGEMENT OF THE
COMBINED COMPANY

Executive officers and directors of combined company following the merger.

The following sets forth information on the executive officers and directors of the combined company following the merger.

Name	Age	Position
Mark S. Elliott	50	Chief Executive Officer; Director
Graeme Booth	58	President – Premier Operations
John Galt	40	President – GreenHouse Operations
Larry Brumfield	53	Chief Financial Officer
Keven Hasenfus	54	Executive Vice President
Mike Rose	56	Executive Vice President
Robert Yearwood	63	Executive Vice President
Isaac Blech	61	Director
Kevin Carnahan	54	Director
Patrick M. Kolenik	60	Director
Gregory C. Morris	50	Director
Cary W. Sucoff	59	Director
Stephen W. Yarbrough	53	Director

Information on each of the persons named above is set forth below.

Mark S. Elliott

Mr. Elliott has been Chief Executive Officer and President of Premier since November 2004. Mr. Elliott has over 25 years of business experience spanning the financial, retail, consulting and government sectors and includes time at fortune 500 and regional firms. Mr. Elliott began his consulting and management career as a director for Contract Data Services (acquired by Inacom). This position involved all aspects of the business including staff management, business development and strategy and managing the profitability of multiple divisions. As President of Premier, Mr. Elliott oversees the strategic direction and operation of the company. Mr. Elliott has had financial reporting and processing responsibilities within Premier for over 10 years, and is adept at analyzing and evaluating financial statements, and internal controls over financial reporting and processing.

Graeme Booth

Mr. Booth has been Executive Vice President of Premier since January 2011 and will be President – Premier Operations of Premier after the Effective Date. Mr. Booth has over 30 years of experience gained across a variety of industries including financial services, technology, manufacturing, and professional services. His experience is unique and includes partnership with a major accounting firm, regulatory and supervisory experience, as well as Chief Executive Officer experience in the technology sector. While in professional services, he held international, national, and service leadership positions and was responsible for client service and delivery on a number of key accounts in financial services and technology. In addition, his practice leadership responsibilities spanned practice management, human resource management, business planning, internal risk management, and delivery. At Premier, Mr. Booth is responsible for leading the development and implementation of Premier’s practice area capability and is charged with driving activities around branding and market positioning.

John Galt

Mr. Galt is expected to be made President – GreenHouse Operations of the Registrant after the Effective Date. Since February 2011, Mr. Galt has been principally employed as the Chief Executive Officer of GreenHouse. Mr. Galt founded the Galt Corporation in 2003, a real estate development company that has invested and built over 100 projects nationwide. Galt Corp. projects consisted of multi-unit and single-family homes in Florida, Maryland, Massachusetts, Virginia, Tennessee, Arizona, Nevada and California. Galt Corp.

was responsible for the energy efficiency or sustainable solutions retrofit of over 5,000 homes in the Southern California region. Between 1995 and 2002, Mr. Galt worked as a private government contractor for the security and intelligence sectors. Mr. Galt is a certified Green Building Professional through the Build It Green organization, a member of the U.S. Green Building Council. Premier believes Mr. Galt’s extensive experience in sustainable building and background in government contracting make him an ideal candidate to serve the combined company.

Larry Brumfield

Mr. Brumfield has been Chief Financial Officer of Premier since October 2011. Mr. Brumfield has over 30 years of diversified financial, accounting and consulting experience, both in industry and in the accounting firms. Mr. Brumfield most recently served as Principal of LWB Development Group, a consulting and real estate development firm. Over the past decade he has been directly involved in the raising of more than $400 million in capital and in acquiring over $200 million in commercial transactions. He has participated in over $1.8 billion in public and private capital raises. Prior to LWB Development Group, Mr. Brumfield was a Senior and Founding Partner of Strand Capital Group, LLC, a boutique corporate finance advisory firm and real estate developer. Just prior to forming Strand Capital Group, LLC, Mr. Brumfield was Chief Financial Officer, Secretary and Treasurer of Blue Rhino Corporation. Prior to joining Blue Rhino Corporation, Mr. Brumfield held increasingly responsible roles at Coopers & Lybrand (now PricewaterhouseCoopers) most recently as a director and manager in the Corporate Finance Group where he participated in numerous transactions including IPO’s and follow on offerings. Mr. Brumfield will lead the finance and accounting functions of the Registrant including SEC reporting and participate in strategic acquisitions.

Kevin Hasenfus

Mr. Hasenfus has been Executive Vice President of Premier since November 2004. Mr. Hasenfus has over 25 years of professional information-technology experience. He started his career in technology, moved into a senior product manager role in the treasury management department at Bank of America, where he was accountable for the strategic planning and implementation of the online banking system. He was named as a marketing director for a southeast-regional technology consulting company and was responsible for all business development and marketing activity for a 2 state territory. Mr. Hasenfus is responsible for driving the delivery group within Premier.

Mike Rose

Mr. Rose has been Executive Vice President of Premier since September 2010. Mr. Rose has over 25 years of finance, accounting, and consulting based experience. Mr. Rose is versed in general accounting, tax and SEC reporting, business finance including IPOs and mergers, and IT systems management. Mr. Rose has held positions as controller and CFO in various organizations and has experience inclusive of biotech, pharmaceutical and high-tech industries. He most recently served as CEO of RoseRyan and Q5Group, west coast finance and accounting consulting firms where he was responsible for leading them through significant growth periods by formulating business, marketing and implementation strategies. Mr. Rose is responsible for leading the operations team within Premier which includes the branch offices and business development teams.

Robert Yearwood

Mr. Yearwood has been Executive Vice President of Premier since November 2004. Mr. Yearwood has been in the consulting industry for more than 35 years. Mr. Yearwood was founder and president of Software Data Services, Inc. (“SDS”) from March 1988 until May 1999. His responsibilities included overseeing the company strategy as well as directing overall business development efforts. Prior to forming SDS, Mr. Yearwood worked with three large regional consulting organizations in progressively responsible positions beginning with a sales position at Applied Management Systems (now known at CTG) to branch manager at Systems and Programming Consultants (now known as Compuware) and finally director of marketing at Metro Information Services (now known as Keane). Mr. Yearwood is responsible for expanding marketing efforts for Premier’s practice areas into all markets.

Isaac Blech

Mr. Blech has been a director of Premier since June 2011. Mr. Blech over the past three decades has established some of the leading biotechnology companies in the world. These include Celgene Corporation, ICOS Corporation, Nova Pharmaceutical Corporation, Pathogenesis Corporation, and Genetics Systems Corporation. Collectively, these companies have produced major advances in a broad array of diseases including the diagnosis and treatment of cancer, chlamydia, sexual dysfunction, cystic fibrosis, and AIDS. Their combined value is in excess of $30 billion. Celgene Corporation introduced two major cancer drugs, and has a current value of over $25 billion. ICOS Corporation discovered the drug Cialis, and was acquired by Eli Lilly for over $2 billion. Nova Pharmaceutical Corporation developed a new treatment for brain cancer, and after merging with Scios Corporation, was purchased for $2 billion by Johnson and Johnson. Pathogeneses Corporation created TOBI for cystic fibrosis, the first inhaled antibiotic approved by the Food and Drug Administration, and was acquired by Chiron Corp for $660 million. Genetics Systems Corporation developed the first inexpensive and accurate test to diagnosis chlamydia, allowing tens of thousands of babies to be born to women who otherwise would have become sterile from pelvic inflammatory disease. Genetics Systems was acquired for 3% of Bristol Myers’ stock. Mr. Blech is a board member of ContraFect Corporatio, a private company, is on the board of directors for Socialwise and is on the Strategic Advisory Board of Medgenics.

Kevin Carnahan

Mr. Carnahan has been a director of Premier since September 2011. Mr. Carnahan has worked for three decades in the consulting industry. His professional experience spans management consulting, systems integration, and outsourcing for a variety of Global 1000 companies. Previously, Mr. Carnahan led a series of profit and loss groups for Accenture, including overseeing the Systems Integration business as well as holding a variety of other operational management roles for Accenture. Currently, Mr. Carnahan works as an independent consultant focusing on transformational change as well as is a community volunteer and director in the non-profit sector.

Patrick M. Kolenik

Mr. Kolenik has been a director of Premier since January 2011. Mr. Kolenik has a 40 year history working in positions involving all areas of securities trading and management with retail brokerage firms; equities and management of trading desk personnel and investment banking. Mr. Kolenik is currently the President of Cyndel and Company, an advisory consulting company and is also a General Partner in Huntington Laurel Partners, a hedge fund. Prior to this he held a variety of roles at Sherwood Securities where he progressed to Chairman and CEO, as well as was President of WinCapital corporation, a full service brokerage firm. He has served as a board member for Sherwood Securities, Paradigm Medical, and WinCapital Corporation.

Gregory C. Morris

Mr. Morris has been a director of Premier since May 2008. Mr. Morris has worked in positions involving finance, investments, benefits and risk management for more than 25 years. Mr. Morris is currently the Vice President, Human Resource Operations for Lance Inc. (a NASDAQ listed company with revenue over $760 million) and has been in that role since January 2010. Prior to that he was the Senior Director over Benefits and Risk Management and had functioned in that role since April 2000. Mr. Morris is responsible for all aspects of human resources, group benefits program, as well as the qualified and non-qualified retirement plans. The retirement plans have total assets of over $180 million. He is responsible for the risk management program, which includes coverage for property, auto, general liability, workers compensation, employment practices, executive protection, and product recall. Mr. Morris is the Chairman of the Risk Management Committee, which consists of members from the Human Resources and Finance Departments. He also chairs the Business Continuity Plan Steering Committee that is responsible for the disaster recovery plan and emergency response plans for all manufacturing sites. He is a Member of the Corporate Mergers & Acquisitions team. Mr. Morris currently serves as the Chairman on the audit committee for Premier Alliance Group.

Cary W. Sucoff

Mr. Sucoff has been a director of the Premier since June 2011. Mr. Sucoff has over 28 years of securities industry experience encompassing supervisory, banking and sales responsibilities. Since February 2006 Mr. Sucoff has owned and operated Equity Source Partners, LLC, a FINRA member firm operating as a boutique investment bank. Mr. Sucoff provides investment banking and consulting services to public and private companies and institutional investors. Mr. Sucoff currently serves on the Board of Directors of Contrafect Corp., a biotech company specializing in the use of mono-clonal antibodies to treat infectious disease. He has been a member of the Board of Trustees of New England Law/Boston for over 20 years and is the current Chairman of the Endowment Committee. Mr. Sucoff was a Professor of Law at New England School of Law in the 1980s and is currently a member of the Adjunct Faculty of New England Law/Boston where he teaches a third year seminar entitled “Perspectives In Law: Lawyers as Entrepreneurs and as Representatives of Entrepreneurs”. Mr. Sucoff received a B.A. from SUNY Binghamton (1974) and a J.D. from New England School of Law (1977) where he was the Managing Editor of the Law Review and graduated Magna Cum Laude. Mr. Sucoff has been a member of the Bar of the State of New York since 1978.

Stephen W. Yarbrough

Mr. Yarbrough has been a director of Premier since June 2010. Mr. Yarbrough has a 30 year history working in positions involving all areas of securities trading and management with retail brokerage firms; equities and taxable fixed-income trading, trading desk management, institutional/dealer sales and management and management of trading desk personnel. Mr. Yarbrough most recently served as Chief Executive Officer for First Ballantyne, a fixed-income securities broker/dealer and had been in that role since December 2002. Mr. Yarbrough was a founder of the firm and led the effort to obtain FINRA approval and raise initial capital for First Ballantyne. The firm focuses on position trading and market making in investment grade corporate bonds and mortgage-backed securities and manages in excess of $50 million of revenue. Prior to this he was in senior management roles with Wachovia Securities, Interstate Johnson Lane, Advest, and Newhard, Cook and Co. He has served as a board member for Newhard, Cook and Co. as well as on the executive committee of the Corporate Bond Division for The Bond Market Association. Mr. Yarbrough has his Series 7, 8, 24, 53, and 55 licenses.

Director Independence

The following directors may be deemed “independent” based on a determination by Premier’s Board of Directors that such persons do not have relationships with or related to Premier or GreenHouse such that they would likely affect the exercise of independent judgment in carrying out the responsibility of directors; Messrs. Blech, Carnahan, Kolenik, Morris, Sucoff and Yarbrough.

Commitment of the Board of Directors

Premier has, and the combined company will have, an Audit Committee described below:

Audit Committee

The primary functions of the audit committee are to represent and assist the board of directors with the oversight of:

•	the integrity of the combined company’s financial statements and internal controls;
•	the combined company’s compliance with legal and regulatory requirements;
•	the independent auditor’s qualifications and independence; and
•	the performance of the audit function by the independent auditor.

The audit committee has ultimate authority to select, evaluate and, where appropriate, replace the independent auditor, approve all audit engagement fees and terms, and engage outside advisors, including its own counsel, as it deems necessary to carry out its duties. The audit committee is also responsible for performing other related responsibilities set forth in its charter.

It is expected that the board of the combined company will determine that each member of the combined company’s audit committee is “independent” under applicable rules promulgated by the SEC that each member of the audit committee is able to read and understand fundamental financial statements, including the combined company’s balance sheet, income statement and cash flow statement, and that at least one member of the audit committee meets the definition of “audit committee financial expert” under applicable SEC rules.

Compensation Committee

The primary function of the compensation committee is to discharge the responsibilities of the board of directors relating to the compensation of the combined company’s chief executive officer and other named executive officers, employees and non-employee directors and relating to the combined company’s retirement, welfare and other benefit plans. The compensation committee has the power to delegate authority to subcommittees and, to the extent permitted by applicable law, regulations and listing standards, may delegate authority to one or more members of the board or the combined company’s officers. The compensation committee will oversee the combined company’s compensation and stock-based plans.

It is expected that the board of the combined company will determine that each member of the combined company’s compensation committee is “independent” under applicable rules promulgated by the SEC, and that each member of the compensation committee also qualifies as a “non-employee director” under Rule 16b-3 under the Exchange Act and as an “outside director” under Section 162(m) of the Code.

Nominating and Corporate Governance Committee

The primary functions of the nominating and corporate governance committee are to:

•	identify individuals qualified to become members of the combined company’s board of directors;
•	approve and recommend candidates to fill vacancies on, or to be elected to, the board of directors;
•	develop, update as necessary, and recommend to the board of directors corporate governance principles and policies applicable to the combined company; and
•	monitor compliance with such principles and policies.

The nominating and corporate governance committee also recommends candidates for election as chief executive officer and other corporate officers, oversees succession planning for senior management and performs other related responsibilities set forth in its charter.

It is expected that the board of directors of the combined company will determine that each member of the combined company’s nominating and corporate governance committee is “independent” under applicable rules promulgated by the SEC.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of Premier’s board of directors is charged with administering its executive compensation programs. The Compensation Committee evaluates the performance and, based on such evaluation, sets the compensation of our CEO/President and other executive officers and administers its equity compensation plans.

Executive Compensation Policy

The objectives of executive compensation programs are to:

•	Attract, retain and motivate key executive personnel who possess the skills and qualities to perform successfully in the business and technology consulting industries and achieve our objective of maximizing stockholder value;
•	Closely align the interests of Premier executives with those of Premier stockholders;
•	Provide a total compensation opportunity that is competitive with Premier’s market for executive talent; and
•	Align Premier’s executives’ compensation to Premier’s operating performance with performance-based compensation that will provide actual compensation above the market median when Premier delivers strong financial performance and below the market median when performance is not strong.

While Premier competes for talent with companies across all industries and sectors, Premier primarily focuses on professional services companies in the business and technology consulting industries. While Premier often competes for talent outside this market, these companies define Premier’s market for compensation purposes. The Compensation Committee reviews data from these companies, along with other data as it deems appropriate, to determine market compensation levels from time to time and also can seek advice from outside compensation consultants.

Compensation Components

The Compensation Committee primarily uses a combination of base salary, discretionary bonuses and long-term incentive programs to compensate Premier’s executive officers. Each element aligns the interests of Premier’ executive officers with the interests of Premier’s stockholders by focusing on both our short-term and long-term performance.

Base Salaries

Premier is committed to retaining talented executives capable of diverse responsibilities and, as a result, believe base salaries for executives should be maintained at rates at or slightly ahead of market rates. The Compensation Committee assesses base salaries for each position, based on the value of the individual’s experience, performance and/or specific skill set, in the ordinary course of business, but generally not less than once each year as part of Premier’s budget determination process. Other than market adjustments that may be required from time to time, the Compensation Committee believes annual merit percentage increases for executives, if any, should generally not exceed, in any year, the average merit increase percentage earned by our non-executives. The base salaries received by the executive team have not been adjusted in fiscal 2010. In January 2011, Graeme Booth was appointed to an Executive Vice President role and his compensation was set at a base of $220,000. The Board of Directors voted to increase the base salary of Mark Elliott, President/CEO to $210,000 effective July 1, 2011.

Discretionary Annual Bonuses

The Compensation Committee has the authority to award discretionary annual cash or share bonuses to Premier’s executive officers based on individual and Company performance. Premier believes these bonuses are an important tool in motivating and rewarding the performance of Premier’s executive officers. Performance-based cash incentive compensation is expected to be paid to Premier’s executive officers based on individual and/or overall performance standards. No discretionary bonuses for the executive management team were issued in 2010 and 2011.

Long-Term Incentives

The Compensation Committee also believes that a portion of each executive’s annual total compensation should be a long-term incentive, both to align each executive with the interests of Premier’s stockholders and also to provide a retention incentive. The Compensation Committee approved Premier’s 2008 Stock Incentive Plan in May 2008 and received stockholder approval in 2009 (the “Plan”). As of December 31, 2010, 1,150,000 stock options have been granted to executives under the Plan. The Summary Compensation Table below details the stock options granted to executives under the Plan since 2009.

The following table sets forth the information as to compensation paid to or earned by Premier’s Chief Executive Officer and Premier’s two other most highly compensated executive officers during the fiscal years ended December 31, 2010 and 2009. These individuals are referred to in this proxy statement/prospectus as Premier’s named executive officers. As none of Premier’s named executive officers received any stock awards, non-equity incentive plan compensation, or nonqualified deferred compensation earnings during the fiscal years ended December 31, 2010 and 2009, Premier has omitted those columns from the table.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus ($)	Option Awards(1)	Other Compensation(2)	Total Compensation
Mark S. Elliott President	2010	$180,000	0	75,000	$3,936	$183,396
	2009	$180,000	0	0	$3,936	$183,396
Robert. N Yearwood Exec Vice President	2010	$180,000	0	75,000	$10,800	$190,800
	2009	$180,000	0	0	$10,800	$190,800
Kevin J. Hasenfus Exec Vice President	2010	$180,000	0	75,000	$10,800	$190,800
	2009	$180,000	0	0	$10,800	$190,800

1)	Represents stock options granted to these executives in consideration for personal guarantees provided by the executives in connection with our bank line of credit. These options were not considered compensation and have been disclosed herein solely for information purposes.
2)	The amount under “Other Compensation” represents a car allowance or allocations.

Director Compensation

Premier compensates non-employee directors as follows: 50,000 warrants are issued to each individual upon initial nomination and acceptance of a board position. For each year of renewal 25,000 warrants are issued. Directors are also compensated $2,500 for participation in each quarterly board meeting and are compensated $1,500 for each committee meeting they participate in during the year. For strategic board positions, as designated by the board, warrant allocations can be altered. Premier does not compensate employee directors for their services.

Employment Contracts

On September 1, 2010, Premier entered into a two-year employment agreement with Michael Rose, as part of the acquisition Q5Group, Inc. The terms of the employment agreement provide for a $170,000 annual base salary. Additionally, Mr. Rose received (a) $50,000 for confidentiality and non-compete provisions, and (b) 25,000 stock options under Premier’s 2008 Stock Incentive Plan, exercisable for a period of ten years at $1.00 per share. Additional options and stock awards may be issued upon certain milestones and as determined by Premier’s board of directors.

On June 1, 2011, Premier entered into a three year employment agreement with Mark Elliott. The terms of the employment agreement provide for a $180,000 annual base salary. Additional options and stock awards may be issued upon certain milestones and as determined by Premier’s board of directors.

On June 1, 2011, Premier entered into a two year employment agreement with Kevin Hasenfus. The terms of the employment agreement provide for a $180,000 annual base salary. Additional options and stock awards may be issued upon certain milestones and as determined by Premier’s board of directors.

On June 1, 2011, Premier entered into a two year employment agreement with Robert Yearwood. The terms of the employment agreement provide for a $180,000 annual base salary. Additional options and stock awards may be issued upon certain milestones and as determined by Premier’s board of directors.

2008 Stock Incentive Plan

The following table provides information about the number of outstanding equity awards held by Premier’s named executive officers at December 31, 2010. As of September 30, 2011, options to purchase 1,500,000 shares of Premier’s common stock were outstanding.

Outstanding Equity Awards at Fiscal Year-End

Option awards						Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Mark Elliott	75,000			1.00	12/2020
	200,000			0.75	5/2018
Kevin Hasenfus	75,000			1.00	12/2020
	200,000			0.75	5/2018
Robert Yearwood	75,000			1.00	12/2020
	200,000			0.75	5/2018
Graeme Booth	100,000			1.00	12/2020
	200,000			1.00	6/2020
Michael Rose	25,000			1.00	9/2020

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF PREMIER

The following table sets forth certain information, as of November 30, 2011, with respect to the beneficial ownership of Premier’s outstanding common and preferred stock by (i) each person known to own beneficially more than 5% of each class of Premier’s securities; (ii) each of Premier’s executive officers and directors; and (iii) all of Premier’s directors and executive officers as a group.

Unless otherwise indicated in the footnotes below, Premier believes the persons and entities named in the table have sole voting or investment power with respect to all shares owned. And unless otherwise indicated, the address of each person is care of Premier Alliance Group, Inc., 4521 Sharon Road, Suite 300, Charlotte, North Carolina 28211.

Name	Number of Shares of Common Stock Beneficially Owned	Percent of Class(1)	Number of Shares of Series C Preferred Stock Beneficially Owned	Percent of Class	Number of Shares of Series B Preferred Stock Beneficially Owned	Percent of Class
Mark S. Elliott(2)	926,016	11.0%	0	0	0	0
Robert N. Yearwood(2)	1,877,119	22.4%	0	0	0	0
Kevin J. Hasenfus(2)	1,567,031	18.7%	0	0	0	0
Gregory C. Morris(3)	50,000	*	0	0	0	0
Larry Brumfeld(4)	200,000	2.4%	0	0	0	0
Graeme Booth(5)	450,000	5.3%	0	0	0	0
Stephen W. Yarbrough(3)	50,000	*	0	0	0	0
Patrick Kolenik(6)	589,117	6.9%	0	0	0	0
Cary Sucoff(7)	614,375	7.1%	0	0	0	0
Richard C. Siskey(8)	1,051,944	12.9%	0	0	0	0
Vicki Morse	618,516	7.6%	0	0	0	0
Michael Rose(9)	425,000	5.2%	0	0	0	0
Kevin Carnahan(10)	100,000	1.2%	0	0	0	0
Isaac Blech(11)	50,000	0.6%	0	0	0	0
Miriam Blech(12)	8,571,427	51.4%	1,428,571	60%	0	0
River Charitable Remainder Unitrust f/b/o Isaac Blech(13)	5,714,285	41.3%	952,381	40%	0	0
Maxim Group, LLC(14)	714,285	8.1%	0	0	0	0
Philip Kolenik(15)	160,000	1.9%	0	0	160,000	13.3%
Jenco Business Advisors, Inc.(14)	140,000	1.7%	0	0	140,000	11.7%
Louis Eckley(15)	100,000	1.2%	0	0	100,000	8.3%
Equity Trust Company, dba Sterling Trust Custodian FBO David J. Mahoney IRA(15)	100,000	1.2%	0	0	100,000	8.3%
Rozsak Capital LLLP(14)	80,000	1.0%	0	0	80,000	6.7%
K&A Trust(15)	80,000	1.0%	0	0	80,000	6.7%
Matthew McFee(15)	80,000	1.0%	0	0	80,000	6.7%
Michael Burkhard & Teresa Hawkins(15)	60,000	*	0	0	60,000	5%
Equity Trust Company, dba Sterling Trust Custodian FBO Thomas W. Brake IRA(15)	60,000	*	0	0	60,000	5%
All directors and named officers as a group (12 persons)(2)(3)(4)(5)(6)(7)	19,759,370	63.4%	2,380,283	100%	0	0

*	Less than 1%
(1)	For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock they have the right to acquire within 60 days of September 30, 2011. When computing beneficial ownership percentages, shares of common stock that may be acquired within 60 days are considered outstanding for that holder only, not for any other holder. The number and percentage of shares beneficially owned are based on 8,106,325 shares of common stock issued and outstanding as of November 30, 2011.
(2)	Includes 275,000 shares issuable upon exercise of stock options held each by Mark Elliott, Kevin Hasenfus, and Robert Yearwood. The options were granted in May 2008 and December 2010.
(3)	Includes 50,000 shares issuable upon exercise of warrants held each by Greg Morris and Stephen Yarbrough. Warrants were granted in June 2011.
(4)	Includes 200,000 shares issuable upon exercise of stock options held by Larry Brumfield.
(5)	Includes 450,000 shares issuable upon exercise of stock options by Graeme Booth.
(6)	Includes 390,000 shares issuable upon exercise of warrants. The warrants were granted in April 2010, March 2011 and June 2011 and expire in 5 years from issue. Also includes 155,044 shares of common stock held by Huntington Laurel Partners LP of which Mr. Kolenik is a General Partner. Mr. Kolenik shares investment and voting power of the Huntington Laurel Partners shares, and disclaims beneficial ownership to 77,522 of those shares.
(7)	Includes 556,440 shares issuable upon exercise of warrants. The warrants were granted in April, June, and December of 2010 and March 2011 and June 2011 and expire in 5 years from issue.
(8)	Includes 70,000 shares issuable upon exercise of warrants. The warrants were granted in December 2010 and expire in December 2015.
(9)	Includes 25,000 shares issuable upon exercise of stock options. The options were granted in September 2010.
(10)	Includes 100,000 shares issuable upon exercise of warrants held by Kevin Carnahan. Warrants were granted in September 2011.
(11)	See notes 12 and 13.
(12)	Represents (a) 1,428,571 shares of Series C Preferred Stock convertible into 4,285,713 shares of common stock, and (b) 4,285,714 shares of common stock issuable upon the exercise of warrants. Does not include 952,381 shares of Series C Preferred Stock convertible into 2,857,143 shares of common stock and 2,857,142 shares of common issuable upon the exercise of warrants beneficially owned by River Charitable Remainder Unitrust f/b/o Isaac Blech (the “Trust”), of which Isaac Blech is the sole trustee. Miriam Blech is Isaac Blech’s wife and a beneficiary under the Trust. Mrs. Blech disclaims beneficial ownership of the shares held by the Trust, except to the extent of any pecuniary interest therein. Mr. Blech disclaims beneficial interest in the shares held by Mrs. Blech.
(13)	Represents (a) 952,381 shares of Series C Preferred Stock convertible into 2,857,143 shares of common stock, and (b) 2,857,142 shares of common stock issuable upon the exercise of warrants. Does not include 1,428,571 shares of Series C Preferred Stock convertible into 4,285,713 shares of common stock and 4,285,714 shares of common issuable upon the exercise of warrants beneficially owned by Miriam Blech. The sole trustee of the Trust is Isaac Blech, who has sole voting and dispositive power of the Trust. The beneficiaries of the Trust are Miriam and Isaac Blech. Mr. Blech disclaims beneficial ownership of the shares held by Mrs. Blech, except to the extent of the any pecuniary interest therein.
(14)	Represents shares of common stock issuable upon exercise of warrants. The warrants were granted in March 2011 and expire in 5 years from issue.
(15)	Represents shares of common stock underlying Series B Preferred Stock convertible on a one-to-one basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF GREENHOUSE

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of outstanding Common Stock as of November 30, 2011 by (i) each person known by GreenHouse to be the beneficial owner of more than 5% of the outstanding GreenHouse common stock, (ii) each of the GreenHouse directors, (iii) each of the named GreenHouse executive officers (as defined in Item 403(a) of Regulation S-K under the Securities Act), and (iv) all executive officers and directors of GreenHouse as a group. Except as indicated in the footnotes below, the security and stockholders listed below possess sole voting and investment power with respect to their shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(1)	Percent of Class(2)
John Galt	1,899,300	5.96%
Robert Russ Earnshaw	1,798,270	5.64%
Chris Ursitti(3)	1,887,655	5.92%
Justin Farry(4)	321,551	1.00%
Robert L. Davis(5)	65,000	*
Billy C. Jones(6)	181,338	*
Seymour G Siegel(6)	25,000	*
Charles R. Allured(6)(7)	48,834	*
Floyd G. Trogdon(6)	167,764	*
Roy Pharis(8)	3,992,427	11.93%
Sean Entin(9)	1,723,615	5.41%
Isaac Blech(10)	5,537,918	14.80%
All Directors and Executive Officers as a Group (9 persons)	6,394,712	19.85%

*	Less than 1%.
(1)	“Beneficial Owner” means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares, underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power. The mailing address for all officers and directors is 5171 Santa Fe Street, Suite I, San Diego, California 92109.
(2)	For each shareholder, the calculation of percentage of beneficial ownership is based upon 31,877,260 shares of Common Stock outstanding as of November 30, 2011, and shares of Common Stock subject to options, warrants and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days, which are deemed to be outstanding and to be beneficially owned by the shareholder holding such options, warrants, or conversion rights. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants and conversion rights to obtain additional securities and that no other shareholder has exercised such rights.
(3)	Includes 150,000 shares held by Mr. Ursitti’s three minor children, Amanda Ursitti, Layla Ursitti, and Leo Ursitti, of which he has voting and dispositive power.
(4)	Includes 160,000 options exercisable at November 30, 2011, and 40,000 options exercisable within 60 days. Mr. Farry resigned as the Chief Financial Officer of the Company effective November 14, 2011.
(5)	Includes 40,000 options exercisable at November 30, 2011.
(6)	Includes 25,000 options exercisable at November 30, 2011.
(7)	Includes 5,500 warrants exercisable at November 30, 2011.

(8)	Includes 2,404,430 shared held by Pacific Consortium Investments, of which Mr. Pharis is a controlling party and has voting and dispositive power and 1,587,997 shares available for conversion of a $476,399 note payable at November 30, 2011.
(9)	Includes 50,515 shares held by Mr. Entin’s minor daughter, Savannah Entin, of which he has a voting and dispositive power.
(10)	Includes 5,537,918 shares available for conversion of $1,661,376 notes payable at November 30, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Premier’s audit committee reviews any transaction in which Premier or any of Premier’s directors, nominees for director, executive officers or holders of more than 5% of Premier’s common stock or any of their immediate family members, is, was or is proposed to be a participant and the amount involved exceeds $120,000. Premier’s management is responsible for determining whether a transaction contains the characteristics described above requiring review by Premier’s board of directors.

On November 1, 2011, Issac Blech, a director of Premier, entered into a series of transactions involving GreenHouse and certain of its outstanding indebtedness. Mr. Blech purchased approximately $594,254 of indebtedness from certain non-affiliated debt holders. He also purchased $1,067,122 of indebtedness from certain founders and officers of GreenHouse. These purchases represented indebtedness with a face value of $1,661,376. Mr. Blech then exchanged such indebtedness with GreenHouse for convertible demand notes of GreenHouse in the same face amount, bearing interest of 5% per annum, payable in cash or shares of GreenHouse common stock at the election of the holder. The notes are convertible initially at a rate of $.30 per share. The conversion price is adjusted for equity or successor equity at a price less than the then conversion price of the notes. One requirement of the merger agreement is that GreenHouse not have outstanding at the time of the merger indebtedness such as that represented by the notes. Accordingly, on these terms, the notes would need to be converted into GreenHouse common stock as one condition of the merger. At the current conversion price, the conversion would be into approximately 5,537,920 shares of GreenHouse common stock.

Except as set forth in this proxy statement/prospectus, none of Premier’s directors or executive officers and no holder of more than 5% of the outstanding shares of Premier’s common stock, and no member of the immediate family of any such director, officer or security holder, to Premier’s knowledge, had any material interest in any transaction during the fiscal year ended December 31, 2010, or in any currently proposed transaction, to which we were or are a party in which the amount involved exceeds $120,000.

DESCRIPTION OF SECURITIES

The following description of Premier’s capital stock being registered herein is a summary only and is qualified in its entirety by reference to Premier’s certificate of incorporation and bylaws, which are included as Exhibits to the registration statement of which this proxy statement/prospectus is a part.

Common Stock

Premier is authorized to issue up to 45,000,000 shares of common stock, $0.001 par value per share. Holders of Premier’s common stock are entitled to receive dividends when and as declared by Premier’s board of directors out of funds legally available. Holders of Premier’s common stock are entitled to one vote for each share on all matters voted on by stockholders, including the election of directors. Holders of Premier’s common stock do not have any conversion, redemption or preemptive rights. In the event of Premier’s dissolution, liquidation or winding up, holders of Premier’s common stock are entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors and the aggregate liquidation preference of any preferred stock then outstanding. The rights, preferences and privileges of the holders of Premier’s common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that Premier may designate and issue in the future.

Preferred Stock

Premier is authorized to issue up to 5,000,000 shares of preferred stock, $0.001 par value per share. Premier may issue any class of preferred stock in any series. Premier’s board of directors has the authority to establish and designate series, and to fix the number of shares included in each such series and the variations in the relative rights, preferences and limitations as between series, provided that, if the stated dividends and amounts payable on liquidation are not paid in full, the shares of all series of the same class shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. Shares of each series when issued shall be designated to distinguish the shares of each series from shares of all other series. All outstanding shares of Premier’s preferred stock are fully paid and non-assessable. Premier has designated 2,500,000 shares of its authorized preferred stock as Series C Preferred Stock and 2,000,000 shares as Series B Preferred Stock.

Transfer Agent and Registrar

The transfer agent and registrar for Premier’s common stock is Continental Stock Transfer & Trust Company.

LEGAL MATTERS

Premier is not a party to any legal action except in the ordinary course of its business.

GreenHouse is not a party to any legal action except in the ordinary course of its business.

EXPERTS

The financial statements of Premier as of and for the year ended December 31, 2010 and for the years in the two-year period ended December 31, 2010 have been audited by Scharf Pera & Co., PLLC, an independent registered public accounting firm, as set forth in their report therein dated March 29, 2011. Such financial statements are incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of GreenHouse as of and for the year ended December 31, 2010 and for the years in the two-year period ended December 31, 2010 have been audited by PKF, Certified Public Accountants, a Professional Corporation, an independent registered public accounting firm, as set forth in their report therein dated March 29, 2011. Such consolidated financial statements are incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Intronic Solutions Group as of and for the year ended December 31, 2009 have been audited by ONG and Company, Certified Public Accountants, as set forth in their report therein dated April 20, 2010. The financial statements of Intronic Solutions Group as of and for the three months ended March 31, 2010 have been reviewed by ONG and Company as set forth in their report therein dated June 28, 2010. Such financial statements are incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Q5Group as of and for the year ended December 31, 2009 have been audited by Stonefield Josephson, Inc., Certified Public Accountants, as set forth in their report therein dated July 30, 2010. Such financial statements are incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Life Protection, Inc. (LPI) as of and for the year ended December 31, 2009 and for the years in the two-year period ended December 31, 2009 have been audited by PKF, Certified Public Accountants, a Professional Corporation, an independent registered public accounting firm, as set forth in their report therein dated November 29, 2011. Such consolidated financial statements are incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Premier and GreenHouse are each subject to the informational and reporting requirements of the Securities Exchange Act, and, in accordance with that statute, have filed various reports, proxy statements and other information with the SEC. You may inspect these reports, proxy statements and other information at the public reference facilities of the Securities and Exchange Commission at its principal offices at 100 F Street, N.E. Washington, D.C. 20549, and at its regional offices located at 3 World Financial Center, New York, NY 10021. You can get copies of these reports and other information from these offices upon payment of the required fees. These reports and other information can also be accessed from the web site maintained by the SEC at http://www.sec.gov. The public may obtain information on operations of the public reference room by calling the SEC at (800) SEC-0330.

Premier has filed a registration statement on Form S-4 with the SEC under the Securities Act with respect to the shares offered by this proxy statement/prospectus. This proxy statement/prospectus, which forms a part of the registration statement, provides information as to the shares covered by the filing. However, this proxy statement/prospectus does not contain all of the information included in the registration statement and the accompanying exhibits. You can get copies of the registration statement and the accompanying exhibits from the SEC upon payment of the required fees or it may be inspected free of charge at the public reference facilities and regional offices referred to above.

You may view any of the information described above at www.sec.gov after searching for “Premier Alliance Group, Inc.” and then searching for “S-4”.

You may rely only on the information contained in this proxy statement/prospectus. We have not authorized anyone to provide information that is different from that contained in this prospectus. This prospectus may only be used where it is legal to sell these securities. The information in this proxy statement/prospectus may not be accurate after the date appearing on the cover.

OTHER MATTERS

Stockholder Proposals

Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to GreenHouse’s 2012 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be submitted in writing to GreenHouse’s corporate secretary at its principal executive offices and received no later than ___________. The submission of a stockholder proposal does not guarantee that it will be included in GreenHouse’s proxy statement.

In addition, GreenHouse’s bylaws require an eligible stockholder who wishes to submit a qualified proposal for consideration at an annual meeting of stockholders to provide written notice to GreenHouse’s corporate secretary in the manner required by the restated bylaws, not fewer than 120 days nor more than 150 days prior to the date of the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the meeting is more than 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 15 th day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made, whichever first occurs.

GreenHouse reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

FINANCIAL STATEMENTS

PREMIER ALLIANCE GROUP, INC.

UNAUDITED PRO-FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Introduction to Unaudited Pro Forma Combined Condensed Financial Statements	F-3
Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 2011	F-4
Unaudited Pro Forma Combined Condensed Statement of Operations for the Nine Months Ended September 30, 2011	F-5
Unaudited Pro Forma Combined Condensed Statement of Operations for the Year Ended December 31, 2010	F-6
Notes to Unaudited Pro Forma Combined Condensed Financial Statements	F-7

PREMIER ALLIANCE GROUP, INC.

INTRODUCTION TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS AS OF SEPTEMBER 30 2011, AND THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND THE YEAR ENDED DECEMBER 31, 2010

The following unaudited pro forma combined condensed balance sheet, pro forma combined condensed statements of operations and the explanatory notes give effect to the acquisition of Intronic Solutions Group, LLC (Intronics) and the acquisition of Q5Group, Inc.(Q5) in 2010 by Premier Alliance Group, Inc. (Premier or the Company), and the acquisition of Life Protection, Inc.(LPI) in 2010 by Greenhouse Holdings, Inc. (GHH) for the year ended December 31, 2010 and the contemplated acquisition by Premier of GHH.

The pro forma combined condensed balance sheet, pro forma combined condensed statements of operations and explanatory notes are based on the estimates and assumptions set forth in the explanatory notes. These pro forma combined condensed balance sheet and pro forma combined condensed statements of operations have been prepared utilizing the historical financial statements of Premier, Intronic Solutions Group, LLC, Q5 Group, Inc., Greenhouse Holdings, Inc., and Life Protection, Inc. and should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this filing.

The pro forma combined condensed statements of operations for the year ended December 31, 2010 have been prepared as if the acquisitions during 2010 by Premier and GHH had been consummated on January 1, 2010, as well as the acquisition by Premier of GHH. The pro forma combined condensed statements of income for the Nine Months ended September 30, 2011 have been prepared as if the GHH acquisition by Premier had been consummated January 1, 2010. The pro forma combined condensed balance sheet has been prepared as if the contemplated acquisition of GHH by Premier was consummated on September 30, 2011.

These pro forma combined condensed financial statements are provided for illustrative purposes only, and does not purport to be indicative of the actual financial position or results of operations had the acquisitions occurred at the beginning of the periods presented, nor are they necessarily indicative of the results of future operations. The unaudited pro forma combined condensed financial statements do not reflect any operating efficiencies and/or cost savings that the combined entity may achieve with respect to the combined companies.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET AS OF
SEPTEMBER 30, 2011 (UNAUDITED)

	Historical Premier Alliance Group, Inc.	Historical Greenhouse Holdings, Inc. and Subsidiaries	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash	$3,982,073	$31,405			$4,013,478
Accounts receivable	2,422,608	277,417			2,700,025
Costs and estimated earnings in excess of billings	—	64,014			64,014
Marketable securities	30,304	—			30,304
Deferred tax asset – current portion	775,000	—			775,000
Income tax receivable	266,425	—			266,425
Deferred issuance costs		43,620			43,620
Prepaid expenses and other current assets	133,774	96,470			230,244
Total current assets	7,610,184	512,926	—		8,123,110
PROPERTY AND EQUIPMENT – at cost less accumulated depreciation	81,393	513,442	—		594,835
OTHER ASSETS:
Goodwill	2,894,075	3,574,902	5,228,048	(b)	11,697,025
Intangible assets – net	448,257	1,713,933			2,162,190
Distribution rights, net		656,667			656,667
Investment in equity-method investee	173,951	—			173,951
Investment in cost-method investee	100,000	—			100,000
Cash surrender value of officers’ life insurance	325,474	—			325,474
Deposits and other assets	14,855	9,139			23,994
	3,956,612	5,954,641	5,228,048		15,139,301
TOTAL ASSETS	$11,648,189	$6,981,009	$5,228,048		$23,857,246
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Note payable	$253,000	$873,610	$(873,610)	(c)	$253,000
Current portion of long-term debt	414,894	—			414,894
Current portion of notes payable, related parties		571,286	(571,286)	(c)	—
Convertible debenture	72,800	—			72,800
Advances from shareholders		44,900	(44,900)	(c)	—
Advances from officers		107,906	(107,906)	(c)	—
Derivative liability	1,819,463	—			1,819,463
Accounts payable	879,052	1,275,991	(946,083)	(c)	1,208,960
Accrued expenses	992,466	523,429			1,515,895
Billings in excess of costs and estimated earnings		148,900			148,900
Income taxes payable	—	—			—
Total current liabilities	4,431,675	3,546,022	(2,543,785)		5,433,912
NONCURRENT LIABILITIES:
Long term debt – net of current portion	13,647	148,089	(148,089)	(c)	13,647
Note payable, net of current portion, related parties	—	1,361,946	(1,361,946)	(c)	—
Acquisition liability	—	54,390			54,390
Deferred tax liability	52,000	672,500			724,500
Total noncurrent liabilities	65,647	2,236,925	(1,510,035)		792,537
COMMITMENTS AND CONTINGENCIES	—	—	—		—
STOCKHOLDERS’ EQUITY	7,150,867	1,198,062	9,281,868	(d)	17,630,797
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,648,189	$6,981,009	$5,228,048		$23,857,246

See Notes to Pro Forma Financial Statements

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 (UNAUDITED)

	Historical Premier Alliance Group, Inc.	Historical Greenhouse Holdings, Inc. and Subsidiaries	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues	$13,651,847	$2,871,583			$16,523,430
Cost of sales	10,114,244	1,863,681			11,977,925
Gross profit	3,537,603	1,007,902			4,545,505
Operating expenses	4,408,387	4,473,244			8,881,631
Other income (expense)	(557,260)	(473,941)			(1,031,201)
Loss before income taxes	(1,428,044)	(3,939,283)			(5,367,327)
Income tax benefit	(476,197)	(127,465)			(603,662)
Net loss	(951,847)	(3,811,818)			(4,763,665)
Preferred stock dividends	(44,429)	—			(44,429)
Deemed dividend on preferred stock	(1,665,292)	—			(1,665,292)
Foreign currency translation loss	—	(32,963)			(32,963)
Net loss available for common shareholders	$(2,661,568)	$(3,844,781)			$(6,506,349)
Net loss income per share;
Basic and diluted	$(0.33)				$(0.35)
Weighted average number of shares, basic and diluted:
Basic and diluted	8,038,810				18,655,757

See Notes to Pro Forma Financial Statements

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010 (UNAUDITED)

	Historical 12 mo. Ended 12/31/2010 Premier Alliance Group, Inc.	Historical 4 mo. Ended 4/30/2010 Intronic Solutions Group, LLC	Historical 8 mo. Ended 8/31/2010 Q5 Group, Inc.	Historical 12 mo. Ended 12/31/2010 Greenhouse Holdings, Inc. and Subsidiaries	Historical 8 mo. Ended 9/8/2010 Life Protection, Inc.	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues	$17,116,865	$1,876,230	$1,646,102	$6,731,986	$3,021,695			$30,392,878
Cost of sales	12,975,197	1,309,623	1,243,482	4,165,958	2,155,600			21,849,860
Gross profit	4,141,668	566,607	402,620	2,566,028	866,095			8,543,018
Operating expenses	3,895,712	423,390	657,461	6,616,067	264,553	264,296	(e)	12,121,479
Other income (expense)	(19,268)	(28,405)	(13,590)	(594,835)	(17,832)			(673,930)
Income (loss) before income taxes	226,688	114,812	(268,431)	(4,644,874)	583,710	(264,296)		(4,252,391)
Income tax expense (benefit)	77,779	—	(54,610)	800	—	(37,623)	(f)	(13,654)
Income (loss) before noncontrolling interest	148,909	114,812	(213,821)	(4,645,674)	583,710	(226,673)		(4,238,737)
Income attributable to noncontrolling interest	—	—	—	708	(415,192)	—		(414,484)
Net income (loss)	148,909	114,812	(213,821)	(4,644,966)	168,518	(226,673)		(4,653,221)
Deemed dividend on preferred stock	(273,663)	—	—	—	—	—		(273,663)
Net income (loss) available for common shareholders	$(124,754)	$114,812	$(213,821)	$(4,644,966)	$168,518	$(226,673)		$(4,926,884)
Net loss per share;
Basic and diluted	$(0.02)							$(0.27)
Weighted average number of shares, basic and diluted:
Basic and diluted	7,201,699							18,417,131

See Notes to Pro Forma Financial Statements

PREMIER ALLIANCE GROUP, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
STATEMENTS AS OF SEPTEMBER 30 2011, AND THE NINE MONTHS ENDED
SEPTEMBER 30, 2011 AND THE YEAR ENDED DECEMBER 31, 2010

1. Basis of Pro Forma Presentation

These unaudited pro forma combined condensed financial statements have been compiled from and include:

(a)	An unaudited condensed balance sheet of Premier as of September 30, 2011.
(b)	An unaudited condensed consolidated balance sheet of GHH as of September 30, 2011.
(c)	An unaudited condensed statement of operations of Premier for the nine months ended September 30, 2011.
(d)	An unaudited condensed statement of operations of Premier for the year ended December 31, 2010.
(e)	An unaudited condensed statement of operations of Intronics from January 1, 2010 through April 30, 2010 (up to the date of acquisition by Premier).
(f)	An unaudited condensed statement of operations of Q5 from January 1, 2010 through August 31, 2010 (up to the date of acquisition by Premier).
(g)	An unaudited condensed consolidated statement of operations of GHH for the nine months ended September 30, 2011.
(h)	An unaudited condensed consolidated statement of operations of GHH for the year ended December 31, 2010.
(i)	An unaudited condensed consolidated statement of operations of LPI from January 1, 2010 through September 8, 2010 (up to the date of acquisition by GHH).

The unaudited pro forma combined condensed financial statements are based on preliminary valuations of assets and liabilities acquired and consideration paid in the acquisition of GHH. These preliminary amounts could change as additional information becomes available. These changes could result in material variances between the Company’s future financial results and the amounts presented in these unaudited pro forma combined condensed financial statements, including fair values recorded, as well as expenses and cash flows associated with these items.

The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the Company had operated GHH (or for the period December 31, 2010, GHH, Intronics, Q5 and LPI), if the acquisition had occurred as of the date or during the period presented, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma combined condensed financial statements do not reflect any operating efficiencies and/or cost savings that the Company may achieve with respect to the combined companies.

The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical audited financial statements and notes to financial statements of Premier and GHH contained in their respective 2010 Annual Reports on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission and included elsewhere in this registration statement, the historical financial statements of Premier and GHH for the nine months ended September 30, 2011 contained in their respective Quarterly Filings on Form 10-Q, filed with the Securities and Exchange Commission, and included elsewhere in this registration statement, the historical financial statements of Intronics for the three months ended March 31, 2010 and the year ended December 31, 2009 included elsewhere in this registration statement, the historical financial statements of Q5 as of June 30, 2010 and as of December 31, 2009 included elsewhere in this registration statement, and the historical financial statements of LPI as of June 30, 2010 and as of December 31, 2009, also included elsewhere in this registration statement.

PREMIER ALLIANCE GROUP, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
STATEMENTS AS OF SEPTEMBER 30 2011, AND THE NINE MONTHS ENDED
SEPTEMBER 30, 2011 AND THE YEAR ENDED DECEMBER 31, 2010

2. Preliminary Purchase Price Allocation

The following table represents the preliminary purchase price allocation of Premier’s acquisition of GHH as of September 30, 2011:

Consideration	$10,479,930
Assets Acquired:
Current assets	$512,926
Property and equipment	513,442
Intangible assets	1,713,933
Distribution rights	656,667
Deposits and other assets	9,139
Goodwill	8,802,950
Assets Acquired	$12,209,057
Liabilities Assumed:
Accounts payable	$329,908
Accrued expenses	523,429
Billings in excess of costs and estimated earnings	148,900
Assumed acquisition liability	54,390
Deferred tax liability	672,500
Liabilities Assumed	1,729,127
Net Assets Acquired	$10,479,930

The preliminary allocation of the purchase price is based on the best information available to management at the time that these unaudited pro forma combined condensed financial statements were filed. The Company may adjust the preliminary purchase price allocation after obtaining addition information regarding asset valuation, liabilities assumed and revisions of previous estimates at the date of closing.

3. Pro forma adjustments

The adjustments included in the unaudited pro forma combined condensed financial statements are those that are considered to be directly attributable to the acquisitions of Intronics and Q5 by Premier, and of LPI by GHH for the year ended December 31, 2010, and of GHH by Premier and the issuance of common stock under the terms of the Agreement and Plan of Merger and that provide information as to how the combined condensed historical financial statements may have been affected had those events occurred as of September 30, 2011, and at the beginning of the year ended December 31, 2010, for the pro forma statement of operations for the nine months ended September 30, 2011 and the year ended December 31, 2010, respectively. These adjustments are as follows:

(a)	Issuance of Common Shares to GHH in Exchange for all Outstanding Shares of GHH pursuant to the Agreement and Plan of Merger and Impact on Purchase Price Consideration

In connection with the contemplated acquisition of GHH described elsewhere herein, approximately 40% of the total outstanding common shares (as defined) or approximately 10,616,947 shares are to be issued to GHH stockholders in exchange for all the issued and outstanding shares of GHH, at which time GHH will become a wholly owned subsidiary of Premier. The consideration was calculated by taking the average five day closing price of Premier immediately prior to, and including, September 30, 2011 and multiplying this by the total number of newly issued common shares to be issued to the GHH stockholders. This amount could change based on the average five day closing stock price of Premier immediately prior to the actual

PREMIER ALLIANCE GROUP, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
STATEMENTS AS OF SEPTEMBER 30 2011, AND THE NINE MONTHS ENDED
SEPTEMBER 30, 2011 AND THE YEAR ENDED DECEMBER 31, 2010

3. Pro forma adjustments  – (continued)

Closing Date of the Merger and this change could be significant and would affect the calculation of purchase price and its allocation as shown in Note 2 above. See (d) below for the actual amount recorded to equity for the issuance of these shares.

(b)	Goodwill and other intangibles
Goodwill

We recorded a pro forma adjustment related to goodwill of $8,802,950 as a result of the purchase price allocation of the acquired assets and liabilities of GHH assuming the transaction occurred on September 30, 2011. This adjustment also includes the removal of the historical GHH goodwill as of September 30, 2011 of $3,574,902, resulting in a net increase in goodwill of $5,228,048.

Other Intangibles

We evaluated the intangible assets of GHH and determined that no adjustment to the recorded amounts or estimated useful lives was necessary, as these are representative of the fair values and remaining estimated useful lives at September 30, 2011.

(c)	Debt

The Agreement and Plan of Merger, as a condition to Closing, provides that all indebtedness, except trade indebtedness 60 days or less past due, will be satisfied or converted into GHH stock prior to the merger and then will be subject to the issuance of stock pursuant to the acquisition. Accordingly, the following indebtedness was removed from the balance sheet as of September 30, 2011; note payable of $873,610, notes payable-related parties of $1,933,232, advances from shareholders of $44,900, advances from officers of $107,906 long term debt of $148,089 and accounts payable greater than sixty days past due per agreement of $946,083.

(d)	Stockholders’ equity adjustments

We recorded the following adjustments to the equity accounts:

• To eliminate the existing capital stock – GHH	($27,078)
• To eliminate additional paid in capital – GHH	(11,768,801)
• To eliminate accumulated deficit – GHH	10,564,854
• To eliminate accumulated other comprehensive loss – GHH	32,963
• Record capital stock issuance to GHH per Merger Agreement, at par	10,617
• Record additional paid-in-capital from GHH Merger Share issuance	10,469,313
$9,281,868
(e)	Depreciation and amortization

We recorded the following adjustments to amortization:

For the year ended December 31, 2010 a total of $264,296 was recorded as follows:

•	Additional amortization of intangibles for Intronics in the amount of $1,800, related to customer list, was recorded to reflect the acquisition as if it had occurred on January 1, 2010.
•	Additional amortization of intangibles for Q5 in the amount of $19,418 was recorded for non-compete agreements and customer lists to reflect the acquisition as if it had occurred on January 1, 2010.

PREMIER ALLIANCE GROUP, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
STATEMENTS AS OF SEPTEMBER 30 2011, AND THE NINE MONTHS ENDED
SEPTEMBER 30, 2011 AND THE YEAR ENDED DECEMBER 31, 2010

3. Pro forma adjustments  – (continued)

•	Additional amortization of intangibles for LPI in the amount of $243,078 was recorded for various intangibles and distribution rights to reflect the acquisition as if it had occurred on January 1, 2010.
(f)	Income tax expense (benefit)

We recorded the following adjustments, totaling a net tax benefit of $37,623 as follows:

•	We recorded additional income tax expense related to Intronics in the amount of $43,629 to give effect to the acquisition as if it had occurred effective January 1, 2010.
•	We recorded an income tax benefit related to Q5 in the amount of $81,252 to give effect to the acquisition as if it had occurred effective January 1, 2010.

4. Pro Forma Earnings Per Share

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma combined condensed statements of operations are based on the weighted average number of the Company’s common shares outstanding at September 30, 2011 and December 31, 2010 as adjusted for the following:

	September 30, 2011	December 31, 2010
Premier Weighted Average Shares Outstanding	8,038,810	7,201,699
Additional shares to give effect to Intronics acquisition effective January 1, 2010	—	265,152
Additional shares to give effect to Q5 acquisition effective January 1, 2010	—	333,333
Issuance of shares to GHH	10,616,947	10,616,947
Combined Pro Forma Weighted Average Shares	18,655,757	18,417,131

Common stock equivalents were not considered as there effects were anti-dilutive for all periods presented.

PREMIER ALLIANCE GROUP, INC.

Condensed Financial Statements as of September 30, 2011 and 2010

PREMIER ALLIANCE GROUP, INC.

BALANCE SHEETS
SEPTEMBER 30, 2011 AND DECEMBER 31, 2010

	(Unaudited) September 30, 2011	December 31, 2010
ASSETS
CURRENT ASSETS:
Cash	$3,982,073	$404,588
Accounts receivable	2,422,608	2,279,952
Marketable securities	30,304	31,748
Deferred tax asset – current portion	775,000	39,000
Income tax receivable	266,425	0
Prepaid expenses and other current assets	133,774	61,420
Total current assets	7,610,184	2,816,708
PROPERTY AND EQUIPMENT – at cost less accumulated depreciation	81,393	83,827
OTHER ASSETS:
Goodwill	2,894,075	2,894,075
Intangible assets – net	448,257	439,709
Investment in equity-method investee	173,951	177,762
Investment in cost-method investee	100,000	100,000
Cash surrender value of officers’ life insurance	325,474	407,403
Deferred tax asset	0	0
Deposits and other assets	14,855	20,025
Total other assets	3,956,612	4,038,974
TOTAL ASSETS	$11,648,189	$6,939,509
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Note payable	$253,000	$339,000
Current portion of long-term debt	414,894	531,653
Convertible debenture	72,800	12,735
Derivative liability	1,819,463	71,650
Accounts payable	879,052	450,084
Accrued expenses	992,466	779,536
Income taxes payable	0	0
Total current liabilities	4,431,675	2,184,658
NONCURRENT LIABILITIES:
Long term debt – net of current portion	13,647	22,177
Deferred tax liability	52,000	119,000
Total noncurrent liabilities	65,647	141,177
COMMITMENTS AND CONTINGENCIES	0	0
STOCKHOLDERS’ EQUITY:
Class A convertible preferred stock, $.001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding	0	0
Class B convertible preferred stock, $.001 par value, 2,000,000 shares authorized, 1,200,000 shares issued and outstanding	1,200	1,200
Class C convertible preferred stock, $.001 par value, 2,500,000 shares authorized, 2,380,952 shares issued and outstanding	2,381	0
Common stock, $.001 par value, 45,000,000 shares authorized, 8,106,325 shares issued and outstanding	8,106	7,968
Additional paid-in capital	11,084,640	5,888,399
Accumulated deficit	(3,945,460)	(1,283,893)
Total stockholders’ equity	7,150,867	4,613,674
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,648,189	$6,939,509

See Notes to Financial Statements

PREMIER ALLIANCE GROUP, INC.

STATEMENTS OF OPERATIONS
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010
(Unaudited)

	Three months ended Sept 30, 2011	Three months ended Sept 30, 2010	Nine months ended Sept 30, 2011	Nine months ended Sept 30, 2010
NET REVENUE	$4,604,396	$4,779,321	$13,651,847	$11,626,607
OPERATING EXPENSES:
Cost of revenues	3,361,179	3,582,664	10,114,244	8,941,687
Selling, general and administrative	1,476,243	1,055,785	4,390,136	2,510,489
Depreciation	6,176	3,188	18,251	6,198
Total operating expenses	4,843,598	4,641,637	14,522,631	11,458,374
(LOSS) INCOME FROM OPERATIONS	(239,202)	137,684	(870,784)	168,233
OTHER (EXPENSE) INCOME:
Interest expense, net	(50,470)	(72,889)	(156,365)	(110,802)
Loss on extinguishment			(80,316)
Officers’ life insurance	(89,844)	36,497	(81,929)	1,395
Equity in net (loss) income of equity-method investee	(210)	(498)	(3,811)	(8,665)
Derivative (expense) income	(118,310)		(235,859)
Other (expense) income	(2,495)	1,215	1,020	2,282
Total other (expense) income	(261,329)	(35,675)	(557,260)	(115,790)
NET (LOSS) INCOME BEFORE INCOME TAXES	(500,531)	102,009	(1,428,044)	52,443
INCOME TAX BENEFIT (EXPENSE)	163,445	(16,796)	476,197	(19,714)
NET (LOSS) INCOME	(337,086)	85,213	(951,847)	32,729
PREFERRED STOCK DIVIDENDS	—	—	(44,429)	—
DEEMED DIVIDEND ON PREFERRED STOCK	—	(13,434)	(1,665,292)	(273,663)
NET (LOSS) INCOME AVAILABLE TO COMMON STOCKHOLDERS	$(337,086)	$71,779	$(2,661,568)	$(240,934)
Net (loss) income per share
Basic	$(0.04)	$0.01	$(0.33)	$(0.03)
Diluted	$(0.04)	$0.01	$(0.33)	$(0.03)
Weighted average number of shares
Basic	8,105,311	6,949,359	8,038,810	7,579,984
Diluted	8,105,311	8,162,408	8,038,810	8,746,120

See Notes to Financial Statements

PREMIER ALLIANCE GROUP, INC.

STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010
(Unaudited)

	2011	2010
Cash flows from operating activities:
Net (loss) income	$(951,847)	$32,729
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	122,103	35,749
Amortization of debt discount	137,248	83,755
Decrease (increase) of cash surrender value of officers’ life insurance	81,929	(1,395)
Loss from change in value of derivatives	235,859
Loss on extinguishment	80,316
(Increase) decrease in Deferred income taxes	(220,898)	1,000
Stock option/Warrant expense	138,796	47,805
Stock issues for services	10,000
Equity in (gain) loss of equity-method investee	(189)	8,665
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(142,654)	(970,901)
Decrease in marketable securities	1,444	2,591
(Increase) Decrease in prepaid expenses	(72,354)	(39,030)
Decrease in deposits and other assets	9,170	3,303
Increase in accounts payable	428,970	266,461
Increase in accrued expenses	212,929	281,589
(Increase) in income taxes receivable	(266,425)	(61,623)
(Decrease) in income taxes payable	0	(31,889)
Net cash (used in) operating activities	(195,603)	(341,191)
Cash flows from investing activities:
Acquisitions	(60,000)	(517,191)
Purchases of property and equipment	(15,818)	—
Net cash used in investing activities	(75,818)	(517,191)
Cash flows from financing activities:
Additional paid in capital
Common stock		40
Preferred stock	4,215,065	664,510
Preferred stock dividends	(44,429)
(Payments on)/Proceeds from issuance of convertible debentures	(70,000)	284,000
Net (payments)/Proceeds from long-term debt	(165,730)
Net (payments)/Proceeds from line of credit	(86,000)	415,000
Net cash provided by financing activities	3,848,906	1,363,550
Net increase in cash	3,577,485	505,168
Cash – beginning of period	404,588	—
Cash – end of period	$3,982,073	$505,168

See Notes to Financial Statements

PREMIER ALLIANCE GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010
(Unaudited)

Note 1 — Basis of Presentation:

The accompanying unaudited interim financial statements of Premier Alliance Group, Inc. (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”) and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s Annual Report filed with the SEC on Form 10-K. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for fiscal year 2010 as reported in the 10-K have been omitted.

Deemed dividends to preferred shareholders for the three and nine months ended September 30, 2010 have been revised to reflect the impact of a correction of an error in the determination of the value of deemed dividends on the issuance of preferred stock. This was properly recorded during the preparation of the financial statements for the year ended December 31, 2010. See Note 11 in our Annual Report on Form 10-K for additional information.

Note 2 — Cash and Cash Equivalents:

Cash equivalents consist of all highly liquid investments with an original maturity of three months or less. As a result of the Company’s cash management system, checks issued but not presented to the banks for payment may create negative book cash balances. Such negative balances are included in accounts payable.

Note 3 — Business Combinations:

On January 1, 2011, the Company purchased business from an individual and accounted for the transaction under the acquisition method. In consideration of the purchase, the Company agreed to pay (a) the sum of $90,000 in cash, and (b) 164,384 stock options with an exercise price of $1.00 and maturing in ten years. The Company paid $60,000 and delivered 82,192 options upon closing.

Additional consideration will be paid on January 15, 2012, subject to certain conditions, as follows: If the purchased Unit of Premier achieves $2,000,000 in gross revenue in 2011 and has a minimum gross margin of 30%, an additional 82,192 stock options and $30,000 of cash will be paid. The Company also entered into employment agreements with the principal which included $20,000 for execution of a non-competition agreement. The employment agreements contain cash and stock option bonuses, and stock option incentives based on achieving certain target revenues. The estimated fair value of the total options to be issued in the deal of $23,554 was calculated using the Black-Scholes option valuation method with the following assumptions: a risk free interest rate of 4.13%, an estimated volatility of 8.3% and no dividend yield. The total present value of all consideration expected to be paid as part of this agreement was $112,400 and has been recorded as a customer relationship intangible asset to be amortized over its expected useful life of four years.

PREMIER ALLIANCE GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010
(Unaudited)

Note 4 — Pro-Forma Financial Information:

The following unaudited pro-forma data summarizes the results of operations for the three and nine months ended September 30, 2011 and 2010, as if the purchase of Intronic Solutions Group, LLC and Q5Group, Inc. had all been completed January 1, 2010. The pro-forma financial information is presented for informational purposes only and is not indicative of the results of operations that would have been achieved if the acquisition had taken place on January 1, 2010.

	Three months ended September 30, 2010	Nine months ended September 30, 2010
Net revenues	$5,290,313	$15,148,939
Operating income	84,910	61,527
Net income per share – basic	0.00*	(0.03)*
Net income per share – diluted	0.00*	(0.03)*

	Three months ended September 30, 2011	Nine months ended September 30, 2011
Net revenues	$4,604,396	$13,651,847
Operating (loss)	(239,202)	(870,784)
Net (loss) per share – basic	(0.08)	(0.33)*
Net (loss) per share – diluted	(0.08)	(0.33)*

Revenue contributed for the three month period ended September 30, 2011 from the Intronic Solutions Group, LLC acquisition accounted for$555,458 with an operating loss before taxes of $30,871. Revenue contributed for the nine month period ended September 30, 2011 from the Intronic Solutions Group, LLC acquisition accounted for $2,315,814 with an operating loss before taxes of $262,126.

Revenue contributed for the three month period ended September 30, 2011 from the Q5Group, Inc. acquisition accounted for $634,384 with operating income before taxes of $54,446. Revenue contributed for the nine month period ended September 30, 2011 from the Q5Group, Inc. acquisition accounted for $1,685,076 with an operating loss before taxes of $105,836.

As disclosed in Note 3, the company acquired business from an individual and there is no discreet financial information to include in the proforma results.

* — accounts for a deemed dividend related to the preferred stock issuance, which increases the net loss.

Note 5 — Series B Convertible Preferred Stock:

On April 14, 2010, the Company designated 2,000,000 shares of its preferred stock as Series B Convertible Preferred Stock, $.001 par value per share (“Series B Preferred Stock”). The Series B Preferred Stock (a) is convertible into one share of common stock, subject to certain adjustments, (b) pays 7% dividends per annum, payable annually in cash or shares of common stock, at the Company’s option, (c) is automatically converted into common stock should the price of the Company’s common stock exceed $2.50, and (d) for a period of one year from the issuance date provides full-ratchet anti-dilution provisions on issuances of securities at a price less than $0.70 per share of common stock, subject to certain exceptions.

As of June 30, 2011, 1,200,000 shares of Series B Convertible Preferred stock have been issued. These shares of preferred stock were issued in conjunction with warrants. Dividends paid in the first quarter of 2011 on these shares totaled $44,429.

PREMIER ALLIANCE GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010
(Unaudited)

Note 6 — Series C Convertible Preferred Stock:

On March 1, 2011, and amended on March 3, 2011, the Company designated 2,500,000 shares of its preferred stock as Series C Convertible Preferred Stock, $.001 par value per share (“Series C Preferred Stock”), each share is priced at $2.10 and includes 3 warrants at an exercise price of $0.77 which expire in 5 years. The Series C Preferred Stock (a) is convertible into three shares of common stock, subject to certain adjustments, (b) pays 7% dividends per annum, payable annually in cash or shares of common stock, at the Company’s option, (c) is automatically converted into common stock should the price of the Company’s common stock exceed $2.50 for 30 consecutive trading days.

On March 3, 2011, the Company closed an offering of its securities to accredited investors. The Company sold 2,380,952 shares of Series C Preferred Stock and 7,142,856 warrants for gross proceeds of $5,000,000. In connection with the sale of these securities $650,000 was paid and 714,285 warrants were issued, with an exercise price of $0.77, to a registered broker. In addition a $100,000 advisory fee was paid and 360,000 warrants, with an exercise price of $0.77 were paid to a registered broker. The issuance of these preferred shares contained an embedded beneficial conversion feature and the intrinsic value of this feature of $1,665,292 was recorded as a deemed dividend to preferred shareholders.

The 8,217,141 warrants issued in connection with the preferred stock contain full-ratchet anti-dilution provisions that require them to be recorded as a derivative instrument. The fair market value of the warrants at the issuance date of $1,511,954 was recorded as a derivative liability as a reduction to the additional paid in capital of $929,852 and as a corresponding deferred tax asset of $582,102. The derivative liability was adjusted to the fair market value of the warrants at September 30, 2011, of $1,722,313, with the change in value during the three and nine months ended September 30, 2011 of $110,110 and $210,359, respectively, being recorded as derivative expense on the statement of operations.

Note 7 — Convertible Debenture:

On May 21, 2010, the Company issued a 9% senior secured convertible debenture in the principal amount of $350,000 with an 8% original issue discount of $28,000 (the “Debenture”). Interest is payable monthly. Beginning January 2011, monthly principal payments of $17,500 are due. The remaining balance at November 2011 of $175,000 is due in full. The debenture is convertible at a conversion value of $0.70 per share. The Debenture was issued with 500,000 detachable warrants with an exercise price of $0.77 and expire in five years and contain full-ratchet and other standard anti-dilution protections. The Debenture is subordinate to the Company’s line of credit, and is secured by all the Company’s assets. In connection with the Debenture issuance, the Company issued the debenture holder 40,000 shares of common stock for $40 and paid a commitment fee of $20,000. Legal fees associated with the transaction totaled $18,000.

The Company has accounted for these transactions in accordance with FASB ASC Topic 470-20 “Debt with Conversion and Other Options”. Due to the full-ratchet anti-dilution protection in the warrants, they are considered to be derivative instruments. As such, the fair market value of the warrants of $86,950 was recorded as a debt discount and as a derivative liability. Additional debt discounts included the original issue discount of $28,000, a commitment fee of $20,000, stock issue discount of $31,960, and a beneficial conversion feature of $183,090. The intrinsic value of the beneficial conversion feature was calculated as the difference between the fair value of the Debenture if converted on the commitment date and the effective conversion price as stated in the debenture. The discounts totaling $350,000 are being amortized under the interest method over the term of the debenture and being recorded as interest expense. During the three months ended September 30, 2011,$44,333 of interest expense related to this convertible debenture has been recorded, $137,248 of interest expense has been recorded for the nine months ended September 30, 2011. During the three months ended September 30, 2011 there were no conversion of debt to common stock. During the nine months ended September 30, 2011, $87,500 of the convertible debt was converted to common

PREMIER ALLIANCE GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010
(Unaudited)

Note 7 — Convertible Debenture:  – (continued)

stock. On these conversions, expenses totaling $0 and $80,316 for the three and nine months ended September 30, 2011 were recorded in other income (expense).

The derivative liability was adjusted to the fair market value of the warrants at September 30, 2011, of $97,150, with the change in value of $8,200 and $25,500 being recorded as derivative expense on the statement of operations for the three and nine months ended September 30, 2011.

Note 8 — Stock Options and Warrants:

As discussed in Note 3, on January 1, 2011, the Board granted an aggregate of 82,192 incentive stock options under the 2008 Stock Incentive Plan to one employee. The options have no vesting schedule and are exercisable at $1.00 per share and the options expire in 2021. The options were granted as consideration for the purchase of customer accounts related to the employment contract of the individual hired. The estimated fair value of the options of $11,959 was calculated using the Black-Scholes option valuation method with the following assumptions: a risk free interest rate of 4.13%, an estimated volatility of 8.3% and no dividend yield.

On June 1, 2011, the Board granted an aggregate of 150,000 incentive stock options under the 2008 Stock Incentive Plan to one executive employee. The options have no vesting schedule and are exercisable at $1.10 per share and the options expire in 2021. The estimated fair value of the options of $42,705 was calculated using the Black-Scholes option valuation method with the following assumptions: a risk free interest rate of 3.83%, an estimated volatility of 8.5% and no dividend yield.

The following represents the activity under the stock incentive plan as of September 30, 2011 and changes during the year:

Options	Shares	Weighted Average Exercise Price
Outstanding at January 1, 2009	889,291	$1.40
Expired	289,291	$2.75
Outstanding at January 1, 2010	600,000	$0.75
Issued	925,000	$1.00
Outstanding at December 31, 2010	1,525,000	$0.90
Issued	82,192	$1.00
Outstanding at March 31, 2011	1,607,192	$0.91
Issued	150,000	$1.10
Outstanding at June 30, 2011	1,757,192	$0.92
Issued	0	$0.00
Outstanding at September 30, 2011	1,757,192	$0.92

On March 3, 2011 the Board granted an aggregate of 240,000 warrants to a consultant for strategic consulting services. The warrants are exercisable at $0.77 and expire on March 3, 2016. The Company accounted for the issuance of the warrants in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 718 “Compensation — Stock Compensation” that requires the recognition of compensation expense in the financial statements based on the grant date fair value of the warrants. The estimated fair value of the warrants of $44,160 was calculated using the Black-Scholes option valuation method with the following assumptions: a risk free interest rate of 4.4%, an estimated volatility of 8.6% and no dividend yield.

PREMIER ALLIANCE GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010
(Unaudited)

Note 8 — Stock Options and Warrants:  – (continued)

As discussed in Note 6, a total of 7,142,856 warrants were issued in the quarter ended March 31, 2011 with Class C convertible preferred stock. Additionally, 1,074,285 warrants were issued as commission on the sale of these securities.

On May 2, 2011 the Board granted an aggregate of 50,000 warrants to an Investor Relations/Public Relations firm for strategic consulting services. The warrants are exercisable at $1.10 and expire on May 2, 2016. The Company accounted for the issuance of the warrants in accordance with FASB ASC 718 “Compensation — Stock Compensation” that requires the recognition of compensation expense in the financial statements based on the grant date fair value of the warrants. The estimated fair value of the warrants of $7,205 was calculated using the Black-Scholes option valuation method with the following assumptions: a risk free interest rate of 4.14%, an estimated volatility of 8.5% and no dividend yield.

On June 1, 2011 the Board granted an aggregate of 33,000 warrants to a search firm for consulting services related to board members. The warrants are exercisable at $1.10 and expire on June 1, 2016. The Company accounted for the issuance of the warrants in accordance with FASB ASC 718 “Compensation —  Stock Compensation” that requires the recognition of compensation expense in the financial statements based on the grant date fair value of the warrants. The estimated fair value of the warrants of $4,686 was calculated using the Black-Scholes option valuation method with the following assumptions: a risk free interest rate of 3.83%, an estimated volatility of 8.5% and no dividend yield.

On June 10, 2011 the independent Board Members were compensated with an aggregate of 250,000 warrants, 50,000 to each member for joining the board. The warrants are exercisable at $1.05 and expire on June 10, 2016. The Company accounted for the issuance of the warrants in accordance with FASB ASC 718 “Compensation — Stock Compensation” that requires the recognition of compensation expense in the financial statements based on the grant date fair value of the warrants. The estimated fair value of the warrants of $39,500 was calculated using the Black-Scholes option valuation method with the following assumptions: a risk free interest rate of 3.87%, an estimated volatility of 8.6% and no dividend yield.

On September 16, 2011 a new independent Board Member was added to the board and was compensated with an aggregate of 100,000 warrants for joining the board. The warrants are exercisable at $1.05 and expire on September 16, 2016. The Company accounted for the issuance of the warrants in accordance with FASB ASC 718 “Compensation — Stock Compensation” that requires the recognition of compensation expense in the financial statements based on the grant date fair value of the warrants. The estimated fair value of the warrants of $320 was calculated using the Black-Scholes option valuation method with the following assumptions: a risk free interest rate of 2.97%, an estimated volatility of 8.6% and no dividend yield.

The following represents the activity of warrants as of September 30, 2011 and changes during the year:

Warrants	Shares	Weighted Average Exercise Price
Outstanding at January 1, 2010	0	0
Issued	1,778,940	$0.78
Outstanding at December 31, 2010	1,778,940	$0.78
Issued	8,457,141	$0.77
Outstanding at March 31, 2011	10,236,081	$0.77
Issued	333,000	$1.06
Outstanding at June 30, 2011	10,569,081	$0.78
Issued	100,000	$1.05
Outstanding at September 30, 2011	10,669,081	$0.78

PREMIER ALLIANCE GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010
(Unaudited)

Note 9 — Related party transactions:

During the three months ended September 30, 2011, the Company engaged two board members to provide additional consulting services related to merger and acquisition activity. These board members were compensated $100,000 for these services.

Note 10 — Pending material transactions:

On September 16, 2011, the Company executed a Letter of Intent to acquire all of the issued and outstanding stock of GreenHouse Holdings, Inc, (GHH) a Nevada corporation, and all of its subsidiaries in a merger. The transaction is subject to due diligence, execution of a definitive merger agreement and plan of merger, both boards’ approval and GHH shareholder approval.

Note 11 — Subsequent events:

The Company evaluated all events and transactions through November 10, 2011, the date we issued these financial statements. On November 2, 2011, the Company entered into a Secured Convertible Promissory Note where a bridge loan in the amount of $500,000 was loaned to GreenHouse Holdings. The Note is due April 30, 2012, and accrues interest at eight percent, compounded quarterly, and is payable at the maturity date. The Note is convertible into shares of Common Stock at the rate of 70% of the volume weighted average price for the twenty (20) trading days prior to the date a notice of conversion is given to the Company. The Note is secured by a general security interest in all of GreenHouse Holdings’ assets.

PREMIER ALLIANCE GROUP, INC.

Financial Statements as of December 31, 2010 and 2009

Scharf Pera & Co., PLLC
Certified Public Accountants
4600 Park Road
Suite 112
Charlotte, North Carolina 28209
704-372-1167
Fax: 704-377-3259

Audit Committee
Premier Alliance Group, Inc.
Charlotte, North Carolina

INDEPENDENT AUDITORS’ REPORT

We have audited the accompanying balance sheets of Premier Alliance Group, Inc. as of December 31, 2010 and 2009, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Premier Alliance Group, Inc. is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Premier Alliance Group, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Scharf Pera & Co., PLLC

March 29, 2011
Charlotte, North Carolina

PREMIER ALLIANCE GROUP, INC.

BALANCE SHEETS
DECEMBER 31, 2010 AND 2009

	2010	2009
ASSETS
CURRENT ASSETS:
Cash	$404,588	$0
Accounts receivable	2,279,952	1,121,186
Marketable securities	31,748	30,918
Deferred tax asset – current portion	39,000	15,000
Prepaid expenses and other current assets	61,420	37,216
Total current assets	2,816,708	1,204,320
PROPERTY AND EQUIPMENT – at cost less accumulated depreciation	83,827	11,728
OTHER ASSETS:
Goodwill	2,894,075	1,450,578
Intangible assets – net	439,709	79,800
Investment in equity-method investee	177,762	190,432
Investment in cost-method investee	100,000	100,000
Cash surrender value of officers’ life insurance	407,403	370,032
Deferred tax asset	0	46,000
Deposits and other assets	20,025	6,100
Total other assets	4,038,974	2,242,942
TOTAL ASSETS	$6,939,509	$3,458,990
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Note payable	$339,000	$211,000
Current portion of long-term debt	531,653	133,152
Convertible debenture	12,735	0
Derivative liability	71,650	0
Accounts payable	450,084	320,027
Accrued expenses	779,536	384,990
Income taxes payable	0	33,086
Total current liabilities	2,184,658	1,082,255
NONCURRENT LIABILITIES:
Long-term debt – net of current portion	22,177	114,606
Deferred tax liability	119,000	0
Total noncurrent liabilities	141,177	114,606
COMMITMENTS AND CONTINGENCIES	0	0
STOCKHOLDERS’ EQUITY:
Class A convertible preferred stock, liquidation preference of $0.05 per share, $.001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding	0	561
Class B convertible preferred stock, No liquidation preference $.001 par value, 2,000,000 shares authorized, 1,200,000 shares issued and outstanding	1,200	0
Common stock, $.001 par value, 45,000,000 shares authorized, 7,967,992 shares issued and outstanding	7,968	6,072
Additional paid-in capital	5,888,399	3,414,635
Accumulated deficit	(1,283,893)	(1,159,139)
Total stockholders’ equity	4,613,674	2,262,129
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,939,509	$3,458,990

See Notes to Financial Statements

PREMIER ALLIANCE GROUP, INC.

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009
NET REVENUES	$17,116,865	$9,347,993
OPERATING EXPENSES:
Cost of revenues	12,975,197	6,926,166
Selling, general and administrative	3,817,511	2,117,122
Depreciation and amortization	78,201	9,699
Total operating expenses	16,870,909	9,052,987
INCOME FROM OPERATIONS	245,956	295,006
OTHER INCOME (EXPENSE):
Interest expense, net	(67,373)	(12,232)
Gain on marketable securities	829	12,522
Officers’ life insurance income	37,371	76,274
Equity in net loss of equity-method investee	(12,670)	(9,607)
Derivative income	15,300	0
Other income	7,275	4,800
Total other income (expense)	(19,268)	71,757
NET INCOME BEFORE INCOME TAXES	226,688	366,763
INCOME TAX EXPENSE	(77,779)	(115,175)
NET INCOME	148,909	251,588
DEEMED DIVIDEND ON PREFERRED STOCK	(273,663)	0
NET (LOSS) INCOME AVAILABLE FOR COMMON STOCKHOLDERS	$(124,754)	$251,588
Net (loss) income per share:
Basic	$(0.02)	$0.04
Diluted	$(0.02)	$0.04
Weighted average number of shares, basic and diluted:
Basic	7,201,699	5,926,438
Diluted	7,201,699	6,487,184

See Notes to Financial Statements

PREMIER ALLIANCE GROUP, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	Class A Preferred stock		Class B Preferred stock		Common Stock		Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2008	560,746	$561	0	$0	5,867,945	$5,868	$3,289,339	$(1,410,727)	$1,885,041
Stock options issued for services rendered					50,000	50	25,450		25,500
Stock issued for acquisition					153,846	154	99,846		100,000
Net income								251,588	251,588
Balance at December 31, 2009	560,746	561	0	0	6,071,791	6,072	3,414,635	(1,159,139)	2,262,129
Preferred Shares converted	(560,746)	(561)			560,746	561			0
Stock options issued for services rendered							34,423		34,423
Stock warrants issued for services rendered							42,054		42,054
Preferred Stock issued – net of issue costs			1,200,000	1,200			761,869		763,069
Stock issued in acquisitions					1,295,455	1,295	1,198,705		1,200,000
Stock options issued in acquisitions							67,800		67,800
Debt discount on convertible debt					40,000	40	95,250		95,290
Deemed dividend on preferred stock							273,663	(273,663)	0
Net income								148,909	148,909
Balance at December 31, 2010	0	$0	1,200,000	$1,200	7,967,992	$7,968	$5,888,399	$(1,283,893)	$4,613,674

See Notes to Financial Statements

PREMIER ALLIANCE GROUP, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$148,909	$251,588
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization expense	78,201	9,699
Increase in cash surrender value of officers’ life insurance	(37,371)	(76,274)
Stock options and issued for services	76,477	25,500
Income from change in value of derivatives	(15,300)	0
Amortization of debt discounts	12,735	0
Decrease in net deferred tax assets	39,200	5,000
Equity in loss of equity-method investee	12,670	9,607
Changes in operating assets and liabilities:
Increase in accounts receivable	(795,180)	(86,357)
Increase in marketable securities	(830)	(12,523)
(Increase) decrease in prepaid expenses	(13,030)	2,808
Decrease in deposits and other assets	627	218
Increase in accounts payable	130,057	71,465
Increase in accrued expenses	257,626	23,387
Decrease in income taxes payable	(52,024)	(47,118)
Net cash (used in) provided by operating activities	(157,233)	177,000
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions	(517,191)	(140,000)
Purchases of property and equipment	(39,146)	0
Net cash used in investing activities	(556,337)	(140,000)
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	40	0
Issuance of Class B Preferred Stock	763,070	0
Issuance of convertible debentures	284,000	0
Net (payments)/proceeds from long-term debt	(56,952)	0
Net proceeds/(payments) on line of credit	128,000	(37,000)
Net cash provided by (used in) financing activities	1,118,158	(37,000)
Net increase in cash	404,588	0
Cash – beginning of year	0	0
Cash – end of year	$404,588	$0

See Notes to Financial Statements

PREMIER ALLIANCE GROUP, INC.

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009
(continued)

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

	2010	2009
Cash payments for:
Interest	$63,500	$9,444
Income taxes	$72,177	$157,293
Cash received for:
Interest	$1,232	$0
Summary of non-cash operating activities:
Stock issued for services rendered	$0	$25,500
Stock warrants issued for services rendered	$42,054	$0
Stock options issued for services rendered	$34,423	$0

See Notes to Financial Statements

PREMIER ALLIANCE GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010 AND 2009

Note 1 — Organization and Business:

Premier Alliance Group, Inc. (“Old Premier”) was organized under the laws of North Carolina in June 1995. Old Premier provided information technology solution and consulting services to customers operating in a variety of industries throughout the United States.

On November 5, 2004, Old Premier and its shareholders consummated a share exchange agreement with Premier Alliance Group, Inc. (the “Company”). The Company was an inactive public company that was organized in Nevada in January 2000. Pursuant to the exchange agreement, shareholders of Old Premier were issued 36,176,863 shares of common stock and 4,323,157 shares of Class A convertible preferred stock in exchange for all of their outstanding common stock and preferred stock in Old Premier. As a result of the share exchange agreement, the shareholders of Old Premier acquired a majority (90%) of the issued and outstanding common and preferred stock of the merged company. For accounting purposes, the transaction was accounted for as a reverse merger. Old Premier was merged into the Company and immediately after the merger the Company was renamed Premier Alliance Group, Inc. The Company accounted for the share exchange using the purchase method of accounting as prescribed by Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 141 “Business Combinations”. The Company did not record any amount for goodwill on the share exchange.

Acquisitions:

On October 1, 2009, the Company purchased substantially all of the assets of Peoplesource, Inc., a North Carolina corporation pursuant to an Asset Purchase Agreement dated September 18, 2009. In consideration of the purchased assets, including service contracts and office equipment, the Company agreed to pay 153,846 shares of common stock, equal to $100,000 at the closing date and an estimated $400,000 in cash over two years ($140,000 after closing, $120,000 thirteen months from closing, and the balance 24 months from closing). The total consideration, including value of stock, is calculated as the gross revenue from Peoplesource, Inc.’s unit during the first year after acquisition multiplied by 25 percent. The final calculation of total consideration to be paid was $574,477. The Company accounted for this acquisition under the acquisition method as described in FASB Accounting Standards Codification (“ASC”) 805 —  “Business Combinations”.

The following table summarizes the estimated fair values of the assets acquired at October 1, 2009:

Current assets	$0
Property and equipment	5,000
Intangible assets – customer relationships	84,000
Goodwill	398,758
Total assets acquired	487,758
Current liabilities assumed	0
Net assets acquired	$487,758

Goodwill acquired in this acquisition of $398,758 is expected to be deductible for income tax purposes.

The business acquisition provided broader geographic coverage, added additional strength in sales and fulfillment as well as broadened the customer base for the Company.

On April 30, 2010, the Company purchased substantially all of the assets of Intronic Solutions Group, LLC, (“Intronic”) a privately held, Kansas-based technology consulting and staffing company.

PREMIER ALLIANCE GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010 AND 2009

Note 1 — Organization and Business:  – (continued)

In consideration of the purchased assets (as defined), including intangible assets and office equipment, the Company paid to Intronic (a) the sum of $300,000 in cash, and (b) issued 795,455 shares of common stock, equal to $700,000 at a price per share of $0.88, which is based on the 5-day average closing price of the common stock for the five days prior to the Closing Date. The Company also entered into employment agreements with two of the principals of Intronic. The following summarizes the fair values of the assets acquired:

Current assets	$0
Property and equipment	20,000
Intangible assets – customer relationships	268,000
Goodwill	712,000
Total assets acquired	1,000,000
Liabilities assumed	0
Net assets acquired	$1,000,000

On September 1, 2010, the Company acquired all of the capital stock of Q5Group, Inc., a privately held California business and financial consulting company (“Q5Group”), and merged with Q5Group whereby the Company is the surviving entity.

In consideration for all of Q5Group’s capital stock, the Company agreed to pay to Q5Group, subject to certain conditions (a) the sum of $200,000 in cash, and (b) 800,000 shares of common stock equal to $800,000 at a price per share of $1.00, which was based on the 5-day average closing price of the common stock for the five days prior to the closing date. The Company paid $125,000 and delivered 500,000 shares of stock upon closing. Additional consideration will be paid on September 30, 2011, subject to certain conditions, as follows: If the Q5 Unit of Premier achieves $4,000,000 in gross revenue in the previous twelve months, $150,000 in common stock will be issued and if the Q5 Unit achieves $4,000,000 in gross revenue and has a minimum gross margin of 30 percent for the previous twelve months, an additional $150,000 in common stock and $75,000 cash will be issued and paid on October 1, 2011. The Company also entered into employment agreements with three of the principals of Q5Group, which included an aggregate of $57,500 in sign on bonuses and $57,500 for execution of non-competition agreements. The employment agreements contain cash and stock option bonuses, and stock option incentives based on achieving certain target revenues. Additionally, an aggregate of 250,000 stock options were issued to certain Q5Group affiliates, at an exercise price per share of $1.00 and expiring in ten years. These options were valued using the Black-Scholes option valuation method at $67,800. See Note 11 for further information on these options.

The following summarizes the fair values of the assets acquired:

Current assets	$407,693
Property and equipment	25,562
Intangible assets – non compete	57,500
Intangible assets – customer relationships	100,000
Goodwill	731,497
Total assets acquired	1,322,252
Liabilities assumed	(151,430)
Aggregate purchase price	$1,170,822

PREMIER ALLIANCE GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010 AND 2009

Note 2 — Summary of Significant Accounting Policies:

Cash and cash equivalents:

The Company considers all highly liquid investments having an original maturity of three months or less to be cash equivalents. Amounts invested may exceed federally insured limits at any given time. As a result of the Company’s cash management system, checks issued but not presented to the banks for payment may create negative book cash balances. Such negative balances are included in trade accounts payable and totaled $0 and $61,481 at December 31, 2010 and 2009, respectively.

Accounts receivable:

The Company considers accounts receivable to be fully collectible. If amounts become uncollectible, they are charged to operations when that determination is made.

Marketable securities:

Marketable equity securities are accounted for as trading securities and are stated at market value with unrealized gains and losses accounted for in current income from operations.

Property and equipment:

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets ranging from three to seven years. Maintenance and repair costs are expensed as incurred. Gains or losses on dispositions are reflected in income. Property and equipment includes equipment under capital leases of $35,469, and $0, respectively at December 31, 2010 and 2009. Amounts included on the balance sheet under capital leases are net of accumulated depreciation of $1,182 and $0, respectively.

Goodwill and intangible assets:

Purchased goodwill in the amount of $2,718,385 was being amortized over 15 years until December 31, 2001. Accumulated amortization at December 31, 2001 was $487,101. Effective January 1, 2002, the Company ceased amortization of goodwill in accordance with FASB SFAS No. 142, “Goodwill and Other Intangible Assets”. The Company assesses goodwill for impairment annually. No impairment losses were recorded for the years ended December 31, 2010 and 2009.

Acquired intangible assets consist of customer relationships and non-competition agreements. The fair market value of the customer relationships were determined by discounting the expected future cash flows from the acquired customers. The value of the non-competition agreements were estimated based off of the percentage of discounted cash flows expected to be lost if the agreement was not in place. The $452,000 of customer relationships acquired are being amortized over the estimated useful life of five years. The $57,500 of non-competition agreements are being amortized over the life of the agreement. At December 31, 2010, accumulated amortization on intangible assets totaled $69,791. The amortization expense on these intangible assets of $65,591 and $4,200 for the years ended December 31, 2010 and 2009, respectively, is included under depreciation and amortization on the statement of operations.

PREMIER ALLIANCE GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010 AND 2009

Note 2 — Summary of Significant Accounting Policies:  – (continued)

Amortization expense related to intangible assets is expected to be as follows for the years ended:

December 31, 2011	$101,900
December 31, 2012	101,900
December 31, 2013	101,900
December 31, 2014	97,700
December 31, 2015	36,309
$439,709

Revenue recognition:

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of any agreement exists, services have been rendered, and collectability is reasonably assured, therefore, revenue is recognized when the Company invoices customers for completed services at contracted rates and terms.

Income taxes:

Effective with the conversion to a C Corporation, the Company accounts for income taxes under FASB ASC Topic 740 “Income Taxes”. Under FASB ASC Topic 740-10-30, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be removed or settled (see Note 12).

The Company accounts for income taxes in accordance with FASB ASC Topic 740. FASB ASC Topic 740-10 clarifies the accounting for income taxes, by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the balance sheet. It also provides guidance on derecognition, measurement and classification of amounts related to uncertain tax positions, accounting for and disclosure of interest and penalties, accounting in interim period disclosures and transition relating to the adoption of new accounting standards. Under FASB ASC Topic 740-10, the recognition for uncertain tax positions should be based on a more-likely-than-not threshold that the tax position will be sustained upon audit. The tax position is measured as the largest amount of benefit that has a greater than fifty percent probability of being realized upon settlement.

Use of accounting estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosures. Accordingly, the actual amounts could differ from those estimates. Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined.

Fair value of financial instruments:

The Company’s financial instruments include cash, accounts receivable, prepaid expenses, accounts payable, accrued expenses, and credit facilities. The carrying amounts of cash, accounts receivable, prepaid expenses, accounts payable and accrued expenses approximate fair value due to the short maturity of these instruments. The fair value of the Company’s notes payable and long-term debt, estimated based on the current borrowing rates available to the Company, approximates the carrying value of these liabilities.

The Company did not have any outstanding financial derivative instruments.

PREMIER ALLIANCE GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010 AND 2009

Note 2 — Summary of Significant Accounting Policies:  – (continued)

Derivative instruments:

The Company records derivative instruments in accordance with FASB ASC Topic 815 “Derivatives and Hedging”. Certain warrants issued by the Company are considered derivative instruments due to their full-ratchet anti-dilution protection. For these transactions, a derivative liability is booked for the fair market value of the warrants at the date of issuance and changes in the fair market value of the warrants are recorded as derivative income in the statement of operations. See Note 13 for further discussion.

Reclassifications:

Certain reclassifications have been made in the prior year financial statements to conform to classifications used in the current year.

Subsequent events:

The Company evaluated all events and transactions through March 28, 2011, the date these financial statements were issued. Subsequent to December 31, 2010, the Company closed an agreement to issue and sell to two accredited investors an aggregate of 2,380,952 shares of the Company’s newly designated 7% $2.10 Series C Preferred Stock and 7,142,856 warrants to purchase common stock. The Preferred Stock has a liquidation preference of $2.10. The warrants are exercisable during the five-year period commencing on the date of issuance at $0.77 per share. Based on the purchase price of $5,000,000, the Company received gross proceeds of $5,000,000, paid cash commissions totaling $650,000, and issued 714,285 warrants, for net cash proceeds of $4,350,000.

Recent accounting pronouncements:

Since January 1, 2009, there have been several new accounting pronouncements and updates to the Accounting Standards Codification. Each of these updates has been reviewed by Management who does not believe their adoption has had or will have a material impact on the Company’s financial position or operating results.

Note 3 — Property and Equipment:

The principal categories and estimated useful lives of property and equipment are as follows:

	2010	2009	Estimated Useful Lives
Office equipment	$370,483	$293,846	5 years
Furniture and fixtures	63,247	55,175	7 years
Computer software	17,100	17,100	3 years
	450,830	366,121
Less: accumulated depreciation	(367,003)	(354,393)
	$83,827	$11,728

PREMIER ALLIANCE GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010 AND 2009

Note 4 — Marketable Securities Classified as Trading Securities:

Under FASB ASC Topic 320-10-25 “Investments — Debt and Equity Securities”, securities that are bought and held principally for the purpose of selling them in the near term (thus held only for a short time) are classified as trading securities. Trading generally reflects active and frequent buying and selling, and trading securities are generally used with the objective of generating profits on short-term differences in price. All inputs used to value the securities are based on Level 1 inputs under FASB ASC Topic 820 “Fair Value Measurements and Disclosures”. The unrealized holding loss as of December 31, 2010, is as follows:

	Cost	Fair Market Value	Holding Loss
Equity Investments	$46,092	$31,748	$14,344

The unrealized holding loss as of December 31, 2009, is as follows:

	Cost	Fair Market Value	Holding Loss
Equity Investments	$46,092	$30,918	$15,174

Note 5 — Investment in Equity-Method Investee:

In 2004, the Company invested $250,000 for a 33 percent ownership of Critical Analytics, Inc. Critical Analytics, Inc. is in the business of software development and financial consulting services.

In January 2007, the Company’s ownership percentage increased to 35 percent. The Company accounts for this investment using the equity method. The Company records its proportionate share of income or loss from Critical Analytics, Inc.’s results of operations; correspondingly, the carrying amount of the investment is increased by equity in earnings and reduced by equity in losses. During 2010 and 2009, the Company recorded losses of $12,670 and $9,607 as its equity in Critical Analytics, Inc., respectively. Summarized financial information of Critical Analytics, Inc. at December 31, 2010 and 2009 is as follows:

	2010	2009
Assets:
Current assets	$182,316	$220,003
Property and equipment – net	54,926	55,796
	$237,242	$275,799
Liabilities and stockholders’ equity:
Current liabilities	$614	$1,160
Stockholders’ equity	236,628	274,639
	$237,242	$275,799
Gross revenue	$0	$0
Other income	576	20,718
Operating expenses	(38,586)	(49,538)
Net loss	$(38,010)	$(28,820)

PREMIER ALLIANCE GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010 AND 2009

Note 6 — Investment in Limited Liability Company:

The Company has an investment in a limited liability company, which owns approximately 33 percent of the office building that the Company leases office space from in Charlotte, North Carolina. The Company’s investment represents an approximate 3 percent share of ownership in the limited liability company. Because the limited liability company interest does not have a readily determinable fair value, the Company accounts for its investment using the cost method. Accordingly, the carrying value of $100,000 is equal to the capital contribution the Company has made. Income is recognized when capital distributions are received by the Company and totaled $4,800 and $4,800 for the years ended December 31, 2010 and 2009, respectively.

Note 7 — Goodwill Impairment:

The Company completed an annual impairment evaluation for the years ended December 31, 2010 and 2009, and recorded no impairment losses. In determining impairment charges, the Company uses various valuation techniques using both the income approach and market approach. The balance recorded as goodwill as of December 31, 2010 and 2009 is $2,894,075 and $1,450,578, respectively, net of accumulated impairment of $1,179,464.

Note 8 — Accrued Expenses:

Accrued expenses consisted of the following at December 31, 2010 and 2009:

	2010	2009
Accrued payroll	$540,060	$298,675
Accrued vacation	107,093	29,979
Other accrued liabilities	132,383	56,336
	$779,536	$384,990

Note 9 — Notes Payable:

As of December 31, 2009, the Company had entered into a loan agreement for a line of credit with a financial institution, providing the Company with a maximum credit line of $900,000 that was secured by all accounts receivable and the assignment of two life insurance policies and accrued interest at LIBOR plus 3 percent. At December 31, 2009, this line of credit had an outstanding balance of $211,00 and an interest rate of 3.23 percent. During the year ended December 31, 2010, this line of credit was paid off in full and closed.

During the year ended December 31, 2010, the Company entered into a loan agreement for a line of credit with a different financial institution, providing the Company with a maximum credit line of $1,500,000. The line of credit is due on October 31, 2011, and is secured by all assets of the company and personal guarantees by three executives. Borrowings under the agreement bear interest at LIBOR plus 2.75 percent, payable monthly, with a set minimum interest rate of 4 percent and maximum interest rate of 25 percent. At December 31, 2010, the interest rate was 4 percent. The line of credit is also subject to certain financial covenants. Outstanding borrowings under this loan agreement were $339,000 at December 31, 2010.

PREMIER ALLIANCE GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010 AND 2009

Note 10 — Long-Term Debt:

Long-term debt as of December 31, 2010 and 2009 consists of the following:

	2010	2009
Note payable to owner of Peoplesource, Inc., related to acquisition on October 1, 2009. Balance due on October 1, 2011, with imputed interest at 3.23 percent. At December 31, 2010, accrued interest totaled $10,038. See Note 1 for further details on acquisition and contingencies.	$157,200	$247,758
Note payable to former owners of Q5Group, Inc., related to acquisition on September 1, 2010. Balance due October 1, 2011, with imputed interest at 3.00 percent, of which $300,000 is payable in stock. See Note 1 for further details on acquisition and contingencies.	363,023	0
Capitalized lease obligations, due in 36 monthly installments of $1,047 ending in October 2013. Payments include interest at 4.00 percent. Secured by property costing $35,469.	33,607	0
	553,830	247,758
Current portion	(531,653)	(133,152)
Long-term portion	$22,177	$114,606

As of December 31, 2010, principal payments due on long-term debt, including capital leases, is as follows:

2011	$531,653
2012	11,896
2013	10,281
Thereafter	0
$553,830

Note 11 — Stockholders’ Equity:

Common Stock:

On November 5, 2004, the Company issued 36,176,863 shares to the stockholders of Old Premier in exchange for all the outstanding common stock of Old Premier. The total number of shares outstanding post-merger was 40,676,863 including, 4,500,000 shares held by the former stockholders of Old Premier. On December 16, 2004, the Company effected a 7:1 reverse split of its outstanding common stock resulting in 5,811,093 common shares outstanding. Additionally, the company issued 56,852 shares of common stock upon conversion of an equal number of preferred shares during the year ended December 31, 2007.

During 2009, the Company issued 50,000 shares of common stock in exchange for consulting services. Consulting expenses related to this issuance of $25,500 was recorded in operating expenses.

On October 1, 2009, the Company issued 153,846 shares of common stock related to the acquisition of Peoplesource, Inc. See Note 1 for further details.

On April 30, 2010, the Company issued 795,455 shares of common stock related to the acquisition of Intronic Solutions Group LLC. See Note 1 for further details.

On August 31, 2010, the Company issued 500,000 shares of common stock related to the acquisition of Q5Group, Inc. See Note 1 for further details.

PREMIER ALLIANCE GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010 AND 2009

Note 11 — Stockholders’ Equity:  – (continued)

Class A Convertible Preferred Stock:

As of December 31, 2010, all shares of Class A Convertible Preferred Stock had been converted to common stock. On January 11, 2011, the Company withdrew its designation of Class A Convertible Preferred Stock.

7% Series B Convertible Preferred Stock:

On April 14, 2010, the Company designated 2,000,000 shares of its preferred stock as 7% Series B Convertible Preferred Stock, $.001 par value per share (“Series B Preferred Stock”). The Series B Preferred Stock (a) is convertible into one share of common stock, subject to certain adjustments, (b) pays 7 percent dividends ($58,800) per annum, payable annually in cash or shares of common stock, at the Company’s option, (c) is automatically converted into common stock should the price of the Company’s common stock exceed $2.50, and (d) for a period of one year from the issuance date provides full-ratchet anti-dilution provisions on issuances of securities at a price less than $0.70 per share of common stock, subject to certain exceptions. These shares of preferred stock were issued in conjunction with warrants. The issuance of preferred stock contained an embedded beneficial conversion feature and the intrinsic value of this feature of $273,663 was recorded as a deemed dividend to preferred shareholders.

Stock Options and Warrants:

In 2004, the Company issued options to a consultant to the Company. The options are for 289,291 common shares on the “option price date” at an exercise price equal to the average market price of the Company’s common stock during the 10 trading days immediately prior to the “option price date”. The “option price date” is defined as the 90th day after the commencement of the trading of shares of the Company’s common stock. At the “option price date” of May 1, 2007, the options were for 289,291 common shares with an exercise price of $2.75 per share. The options expired May 1, 2009 without being exercised.

In May 2008, the Company and shareholders adopted a stock incentive plan, entitled the 2008 Stock Incentive Plan (the “Plan”), authorizing the Company to grant stock options of up to 10,000,000 common shares for employees and key consultants.

On May 16, 2008, 600,000 non-statutory stock options were granted to three officers and directors. The options have an exercise price of $0.75 per share and expire on May 16, 2018. The Company accounted for the issuance of the options in accordance with FASB SFAS 123(R) “Share Based Payment” that requires the recognition of compensation expense in the financial statements based on the grant date fair value of the options. The estimated fair value of the options of $50,700 was calculated using the Black-Scholes option valuation method with the following assumptions: a risk free interest rate of 4.57 percent, an estimated volatility of 5.32 percent and no dividend yield.

On June 1, 2010, the Board granted an aggregate of 325,000 incentive stock options under the Plan to five employees. The options vest over one to four years and are exercisable at $1.00 per share and the options expire in 2020. Compensation expense related to these options will be recognized as vested totaling $20,138 in 2011, $12,083 in 2012, $12,083 in 2013, and $8,054 in 2014. The Company accounted for the issuance of all stock options and warrants in accordance with FASB ASC Topic 718 “Compensation-Stock Compensation” that requires the recognition of compensation expense in the financial statements based on the grant date fair value of the options. The compensation expense determined by the estimated fair value of the options of $52,358 was calculated using the Black-Scholes option valuation method with the following assumptions: a risk free interest rate of 4.03 percent, an estimated volatility of 8.50 percent and no dividend yield.

PREMIER ALLIANCE GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010 AND 2009

Note 11 — Stockholders’ Equity:  – (continued)

On September 1, 2010, the Board granted an aggregate of 250,000 incentive stock options under the Plan to four Q5Group shareholders as discussed in Note 1. The options had no vesting schedule, are exercisable at $1.00 per share and expire in 2020. The estimated fair value of the options of $67,800, which was included in the purchase consideration of Q5Group, was calculated using the Black-Scholes option valuation method with the following assumptions: a risk free interest rate of 3.35 percent, an estimated volatility of 9.20 percent and no dividend yield. In addition, 25,000 incentive stock options were also granted to the president of Q5Group. These options vest after 1 year and are exercisable at $1.00 per share and expire in 2020. The estimated fair value of the options using the Black-Scholes option valuation method and assumptions above was $6,780, which was recorded as compensation expense.

On December 1, 2010, the Board granted an aggregate of 225,000 incentive stock options under the Plan to three executives for execution of personal guarantees on a line of credit for the Company. The options had no vesting schedule, are exercisable at $1.00 per share and expire in 2020. The estimated fair value of the options of $19,643, included in selling, general and administrative costs in the statement of operations, was calculated using the Black-Scholes option valuation method with the following assumptions: a risk free interest rate of 3.95 percent, an estimated volatility of 8.50 percent and no dividend yield.

On December 31, 2010, the Board granted an aggregate of 100,000 incentive stock options under the Plan to a newly appointed executive for the Company. The options had no vesting schedule, are exercisable at $1.00 per share and expire in 2020. The estimated fair value of the options of $14,780, included in selling, general and administrative costs in the statement of operations, was calculated using the Black-Scholes option valuation method with the following assumptions: a risk free interest rate of 4.13 percent, an estimated volatility of 8.60 percent and no dividend yield.

The following represents the activity under the stock incentive plan as of December 31, 2010 and changes during the two years then ended:

Options	Shares	Weighted Average Exercise Price
Outstanding at January 1, 2009	889,291	$1.40
Expired	289,291	$2.75
Outstanding at January 1, 2010	600,000	$0.75
Issued	925,000	$1.00
Outstanding at December 31, 2010	1,525,000	$0.90

On April 30, 2010, the Board granted an aggregate of 150,000 warrants to consultants. The warrants are exercisable at $0.77 and expire on April 30, 2015. The grant date estimated fair value of the warrants of $40,920, included in selling, general and administrative expenses on the statement of operations, was calculated using the Black-Scholes option valuation method with the following assumptions: a risk free interest rate of 4.36 percent, an estimated volatility of 8.9 percent and no dividend yield.

On December 1, 2010, the Board granted 70,000 warrants to a consultant. The warrants are exercisable at $1.00 and expire on December 1, 2015. The grant date estimated fair value of the options of $1,134, included in selling, general and administrative expenses on the statement of operations, was calculated using the Black-Scholes option valuation method with the following assumptions: a risk free interest rate of 3.95 percent, an estimated volatility of 8.5 percent and no dividend yield.

During the year ended December 31, 2010, a total of 900,000 warrants have been issued in connection with the issuance of 1,200,000 shares of Class B Convertible Preferred Stock. These warrants contained a beneficial conversion feature valued at $273,663, which was recorded as a deemed dividend to preferred shareholders. Additionally, 158,940 warrants were issued as commission on the sale of these securities.

PREMIER ALLIANCE GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010 AND 2009

Note 11 — Stockholders’ Equity:  – (continued)

As discussed in the convertible debentures section of this note, 500,000 warrants were issued with convertible debentures.

The following represents the activity of warrants as of December 31, 2010, and changes during the year:

Options	Shares	Weighted Average Exercise Price
Outstanding at January 1, 2010	0	0
Issued	1,778,940	$0.78
Outstanding at December 31, 2010	1,778,940	$0.78

Convertible Debentures and Derivative Liability:

On May 21, 2010, the Company issued a 9 percent senior secured convertible debenture in the principal amount of $350,000 with an 8 percent original issue discount of $28,000 (the “Debenture”). Interest is payable monthly. Beginning January 2011, monthly principal payments of $17,500 are due. The remaining balance at November 2011 of $175,000 is due in full. The debenture is convertible at a conversion value of $0.70 per share. The Debenture was issued with 500,000 detachable warrants with an exercise price of $0.77 and expire in five years and contain full-ratchet and other standard anti-dilution protections. The Debenture is subordinate to the Company’s line of credit, and is secured by all the Company’s assets. In connection with the Debenture issuance, the Company issued the debenture holder 40,000 shares of common stock for $40 and paid a commitment fee of $20,000. Legal fees associated with the transaction totaled $18,000.

The Company has accounted for these transactions in accordance with FASB ASC Topic 470-20 “Debt with Conversion and Other Options”. Due to the full-ratchet anti-dilution protection in the warrants, they are considered to be derivative instruments. As such, the fair market value of the warrants of $86,950 was recorded as a debt discount and as a derivative liability. Additional debt discounts included the original issue discount of $28,000, a commitment fee of $20,000, stock issue discount of $31,960, and a beneficial conversion feature of $183,090. The intrinsic value of the beneficial conversion feature was calculated as the difference between the fair value of the Debenture if converted on the commitment date and the effective conversion price as stated in the debenture. The discounts totaling $350,000 are being amortized under the interest method over the term of the debenture and being recorded as interest expense. During the year ended December 31, 2010, $12,736 of interest expense related to this convertible debenture has been recorded.

The derivative liability was adjusted at December 31, 2010 to the fair market value of the warrants of $71,650, with the resulting income of $15,300 being recorded as derivative income on the statement of operations.

Note 12 — Income Taxes:

Significant components of the income tax provision are summarized as follows:

	2010	2009
Current provision:
Federal	$32,123	$90,457
State	6,456	19,718
Deferred provision:
Federal	34,600	4,000
State	4,600	1,000
	$77,779	$115,175

PREMIER ALLIANCE GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010 AND 2009

Note 12 — Income Taxes:  – (continued)

A reconciliation of the statutory federal income tax rate to the Company’s effective income tax rate on income before income taxes for the years ended December 31, 2010 and 2009 follows:

	2010	2009
Federal statutory rate	34.0%	34.0%
State income taxes, net of federal income tax benefit	4.5	4.5
Permanent differences	(4.2)	(7.1)
	34.3%	31.4%

The Company provides for income taxes using the liability method in accordance with FASB ASC Topic 740 “Income Taxes”. Deferred income taxes arise from the differences in the recognition of income and expenses for tax purposes. Deferred tax assets and liabilities are comprised of the following at December 31, 2010 and 2009:

	2010	2009
Deferred income tax assets:
Accrued compensation	$33,000	$9,000
Trading securities	6,000	6,000
Intangible assets	0	28,000
Investment in equity-method investee	28,000	23,000
Total deferred tax assets	67,000	66,000
Less: valuation allowance	0	0
Deferred income tax assets	$67,000	$66,000
Deferred income tax liabilities:
Property and equipment	$(32,000)	$(5,000)
Intangible assets	(23,000)	0
Debt discount and derivative liability	(92,000)	0
Total deferred tax liabilities	$(147,000)	$(5,000)
Net deferred income tax assets:
Current	$39,000	$15,000
Non-current	(119,000)	46,000
	$80,000	$61,000

PREMIER ALLIANCE GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010 AND 2009

Note 13 — Net (Loss) Income Per Share:

In accordance with FASB ASC Topic 260-1-50, “Earnings per Share”, and SEC Staff Accounting Bulletin No. 98, basic net income or loss per common share is computed by dividing net income or loss for the period by the weighted — average number of common shares outstanding during the period. Under FASB ASC Topic 260-10-50, diluted income or loss per share is computed by dividing net income or loss for the period by the weighted — average number of common and common equivalent shares, such as stock options, warrants and convertible securities outstanding during the period. Such common equivalent shares have not been included in the Company’s computation of net income (loss) per share when their effect would have been anti-dilutive based on the strike price as compared to the average trading price or due to the Company’s net losses attributable to common stockholders.

	2010	2009
Basic:
Numerator – net (loss) income available to common stockholders	$(124,754)	$251,588
Denominator – weighted – average shares outstanding	7,201,699	5,926,438
Net (loss) income per share – Basic	$(0.02)	$0.04
Diluted:
Numerator – net (loss) income available to common stockholders	$(124,754)	$251,588
Denominator – weighted – average shares outstanding	7,201,699	5,926,438
Assumed conversion of Class A preferred stock	0	560,746
	7,201,699	6,487,184
Net (loss) income per share – Diluted	$(0.02)	$0.04
Incremental common shares (not included due to their anti-dilutive nature)
Stock options	1,525,000	600,000
Stock warrants	1,778,940	0
Convertible debt	500,000	0
Convertible preferred stock	1,200,000	0
	5,003,940	600,000

Note 14 — Commitments and Contingencies:

The Company is obligated under various operating leases for office space and automobiles and is obligated under non-cancelable contracts with job search firms.

The future minimum payments under non-cancelable operating leases and non-cancelable contracts with initial remaining terms in excess of one year (including the related party lease), as of December 31, 2010, are as follows:

Year Ending December 31,	Required Payments
2011	$347,889
2012	170,263
2013	0
Thereafter	0
$518,152

Expenses for operating leases during 2010 and 2009 were approximately $187,130 and $171,174, respectively.

PREMIER ALLIANCE GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010 AND 2009

Note 14 — Commitments and Contingencies:  – (continued)

The Company has a three percent ownership interest in a limited liability company that owns approximately 33 percent of the building the Company leases office space from in Charlotte, North Carolina. Additionally, an individual stockholder of the Company owns approximately 30 percent of the same limited liability company. Rent expense pertaining to this operating lease during 2010 and 2009 was approximately $123,907 and $151,693, respectively.

Note 15 — Employee Benefit Plan:

The Company has a 401(k) plan which covers substantially all employees. Plan participants can make voluntary contributions of up to 15 percent of compensation, subject to certain limitations. Under this plan, the Company matches a portion of employee deferrals. Total company contributions to the plan for the years ended December 31, 2010 and 2009 were approximately $26,600 and $10,254, respectively.

Note 16 — Advertising:

The Company expenses advertising costs as incurred. Advertising expenses for the years ended December 31, 2010 and 2009 were $9,026 and $4,615, respectively.

Note 17 — Major Customers:

Approximately 50 and 71 percent of total revenues were earned from the Company’s top three customers for the years ended December 31, 2010 and 2009, respectively.

Note 18 — Segment Information:

FASB ASC Topic 280, “Segment Reporting”, establishes standards for reporting information regarding operating segments in annual financial statements. Operating segments are identified as components of an enterprise for which separate discrete financial information is available for evaluation by the chief operating decision-maker, or decision-making group in making decisions on how to allocate resources and assess performance. The Company’s chief operating decision-maker, as defined under FASB ASC Topic 280, is the Company’s chief executive officer. Based on the information reviewed by its chief executive officer, the Company operates in one business segment.

Note 19 — Pro-Forma Financial Information:

The following unaudited pro-forma data summarizes the results of operations for the years ended December 31, 2010 and 2009, as if the purchase of Peoplesource, Inc., Intronic Solutions Group, LLC and Q5Group, Inc. had all been completed January 1, 2009. The pro-forma financial information is presented for informational purposes only and is not indicative of the results of operations that would have been achieved if the acquisition had taken place on January 1, 2009.

	December 31, 2010	December 31, 2009
Net revenues	$20,639,195	$15,360,383
Operating income	104,341	170,321
Net (loss) income per share – basic	(0.03) *	0.02
Net (loss) income per share – diluted	(0.03) *	0.02

Revenue contributed for the twelve month period ended December 31, 2010 from the Peoplesource, Inc. acquisition accounted for $2,326,736 with income before taxes of $314,458. Revenue contributed for the twelve month period ended December 31, 2009 from the Peoplesource, Inc. acquisition accounted for $2,138,237 with income before taxes of $109,370.

PREMIER ALLIANCE GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010 AND 2009

Note 19 — Pro-Forma Financial Information:  – (continued)

Revenue contributed for the twelve month period ended December 31, 2010 from the Intronic Solutions Group, LLC acquisition accounted for $5,094,352 with income before taxes of $311,760. Revenue contributed for the twelve month period ended December 31, 2009 from the Intronic Solutions Group, LLC acquisition accounted for $3,779,521 with a net loss before taxes of $112,065.

Revenue contributed for the twelve month period ended December 31, 2010 from the Q5Group, Inc. acquisition accounted for $2,653,895 with an operating loss before taxes of $209,395. Revenue contributed for the twelve month period ended December 31, 2009 from the Q5Group, Inc. acquisition accounted for $611,407 with a net loss before taxes of $108,164.

* — accounts for a deemed dividend related to the preferred stock issuance, which creates a Net loss.

INTRONIC SOLUTIONS GROUP, LLC

Financial Statements as of March 31, 2010

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors
Intronic Solutions Group, LLC
Overland Park, KS

We have reviewed the accompanying balance sheet of Intronic Solutions Group, LLC as of March 31, 2010, and the related statements of income, member’s equity and cash flows for the three months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Intronic Solutions Group, LLC.

A review consists primarily of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we don’t express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

Our review was made for the purpose of expressing limited assurance that there are no material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles. The information included in the accompanying Schedules I is presented only for supplementary analysis purposes. Such information has been subjected to the inquiry and analytical procedures applied in the review of the basic financial statements, and we are not aware of any material modifications that should be made thereto.

ONG & COMPANY
June 28, 2010

Corporate Woods, Building 32 • 9225 Indian Creek Parkway, Suite 100 • Overland Park, Kansas 66210 •
www.OngAndCompany.com

INTRONIC SOLUTIONS GROUP, LLC

BALANCE SHEET
As of March 31, 2010

ASSETS
Current Assets
Cash	$195,904
Accounts receivables (Note 2)	140,955
Due from Members	14,866
Total Current Assets	351,725
Property, Plant, and Equipment, Net (Note 3)	250,383
Other Assets
Intangible Assets (Note 4)	5,086
Total Assets	$607,194
LIABILITIES AND MEMBER’S EQUITY
Current Liabilities
Credit Card Financing	$74,570
Lines of Credit (Note 5)	146,153
Current portion of long-term debt (Note 6)	28,272
Other Current Liabilities	190,276
Total Current Liabilities	439,271
Long-Term Debt, Less Current Portion (Note 6)	196,324
Member’s Equity (Accumulated Deficit)	(28,401)
Total Liabilities & Equity	$607,194

See accompanying notes and independent auditor’s report.

INTRONIC SOLUTIONS GROUP, LLC

STATEMENT OF INCOME AND MEMBER’S EQUITY
For the Three Months Ended March 31, 2010

Contract Revenues Earned	$1,374,058
Cost of Revenues Earned	(961,781)
Gross Profit	412,277
Expenses:
General and administrative
Salaries & Wages	142,080
Payroll Taxes	101,971
Equipment Leasing	161
Bank Service Charges	847
Vehicle Lease Expense	5,379
Vehicle Expense, Other	5,387
Dues & Subscriptions	8,446
Insurance	13,018
Marketing	2,918
Meals & Entertainment	6,981
Office Supplies	1,390
Professional Fees	5,500
Telephone	7,549
Travel	25,022
Amortization	94
Depreciation	2,906
Other General & Admin Expense	3,344
Total Expenses	332,993
Income (Loss) from Operations	79,284
Other Income (Expenses)
Interest expense	(21,038)
Total Other Income (Expenses)	(21,038)
Net Income (Loss)	$58,246
MEMBER’S EQUITY (Accumulated Deficit)
Balance at December 31, 2009	(86,647)
Net Income (Loss)	58,246
Balance at March 31, 2010	$(28,401)

See accompanying notes and independent auditor’s report.

INTRONIC SOLUTIONS GROUP, LLC

STATEMENT OF CASH FLOWS
For the Three Months Ended March 31, 2010

Cash Flows from Operating Activities
Net Income (Loss)	$58,246
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	2,906
Amortization	94
(Increase) decrease in:
Accounts receivable	(55,626)
Increase (decrease) in:
Credit cards payable	7,058
Accrued expenses	176,551
Net cash provided by operating activities	189,229
Cash Flows from Investing Activities
Purchases of property and equipment	(2,131)
Net cash used in investing activities	(2,131)
Cash Flows from Financing Activities
Payments on lines-of-credit debt	(2,766)
Payments on long-term debt	(2,883)
Net cash used in financing activities	(5,649)
Net Increase in Cash and Cash Equivalents	181,449
Cash and Cash Equivalents at Beginning of Year	14,455
Cash and Cash Equivalents at End of Year	$195,904
Supplemental Disclosures:
Cash paid during the year for:
Income taxes	$—
Interest	$21,038

See accompanying notes and independent auditor’s report.

INTRONIC SOLUTIONS GROUP, LLC

NOTES TO FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 2010

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

Intronic Solutions Group, LLC (the Company) is engaged in the business of supplying skilled temporary personnel to clients requiring temporary information technology personnel for short term commitments or permanent hire positions.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

Revenue and Cost Recognition

The Company recognizes revenues as they are earned under the accrual method of accounting.

Costs related to revenue production are recognized in the period in which they are incurred. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on receivables are provided for on an annual basis.

Accounts Receivable

Receivables are recorded when invoices are issued and are presented in the balance sheet net of the allowance for doubtful accounts. Receivables are written off when they are determined to be uncollectible. The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions and the financial stability of its customers.

Depreciation

Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally from five to forty years.

Amortization

Amortization is provided on the straight-line method over fifteen years.

Income Taxes

The Company’s members have elected to be taxed as an S Corporation in which earnings and losses of the Company are included in the personal returns of the members. As a result, no provision for federal income taxes is included in the accompanying financial statements.

NOTE 2 — ACCOUNTS RECEIVABLE

Accounts Receivable is presented in the balance sheet net of the allowance for doubtful accounts. As of March 31, 2010, the allowance for doubtful accounts was $0.

INTRONIC SOLUTIONS GROUP, LLC

NOTES TO FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 2010

NOTE 3 — PROPERTY AND EQUIPMENT

Property and equipment at March 31, 2010 consists of:

Buildings	$187,033
Improvements	58,065
Furniture and fixtures	11,936
Machinery and equipment	20,437
277,471
Less: Accumulated depreciation	(27,088)
Net Property and equipment	$250,383
Depreciation expense for period	$2,906

NOTE 4 — INTANGIBLE ASSETS

Intangible Assets at March 31, 2010 consists of:

Loan Fees	$5,600
Less: Accumulated amortization	(514)
Net intangible assets	$5,086
Amortization expense for the period	$94

NOTE 5 — LINES OF CREDIT

The Company maintained a two separate lines-of-credit. Each line renews annually, with the United Bank of Kansas note renewing in January and the US Bank note renewing in November. The credit lines are personally guaranteed by the members.

	Limit	Balance
Lines of Credit at March 31, 2010, were comprised of:
United Bank of Kansas, 5.25% interest rate (variable)	$100,000	$99,900
US Bank, 5.25% interest rate (variable)	50,000	46,253
	$150,000	$146,153

NOTE 6 — LONG-TERM DEBT

Long-term debt at March 31, 2010 consists of the following:

Note payable at 0%, due on demand from private investor	$25,000
Commercial loan payable $263 per month including interest at 6.53%, collateralized by property and guaranteed by members, maturing March 2033	38,078
Mortgage payable $1,179 per month including interest at 6.53%, collateralized by property and guaranteed by members, maturing March 2031	161,518
224,596
Less: Current maturities	(298,272)
$196,324

INTRONIC SOLUTIONS GROUP, LLC

NOTES TO FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 2010

NOTE 6 — LONG-TERM DEBT  – (continued)

Maturities of long-term debt are as follows:

Year Ending December 31	Amount
2011	$4,618
2012	4,929
2013	5,261
2014	5,615
2015	5,992
Thereafter	169,910
$196,324

NOTE 7 — CONCENTRATIONS OF CREDIT RISK

The Company maintains cash balances at a single financial institution as of March 31, 2010. Accounts at the institution are insured by the Federal Deposit Insurance Corporation up to $250,000 for 2010. At various times during the year, the balances the bank accounts exceed the insured limit. The uninsured balance in all accounts was $0 at March 31, 2010.

NOTE 8 — MAJOR CUSTOMERS

The Company receives revenues from a variety of customers in a variety of industries. More than 68% of the revenues for the period were received from 6 clients. During the period, $599,004, or 43% of the revenues were from two clients, with 31%, or $430,798, received from the largest client.

NOTE 9 — SUBSEQUENT EVENTS-SALE OF COMPANY ASSETS

On April 30, 2010, the Company sold substantially all of its assets, real and personal, tangible and intangible, to a competitor for the sum of one million dollars, consisting of $300,000 in cash and $700,000 in restricted stock of the acquiring company. The two member/managers of the Company entered into employment contracts with the acquiring company.

INTRONIC SOLUTIONS GROUP, LLC

Financial Statements as of December 31, 2009

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors
Intronic Solutions Group, LLC
Overland Park, KS

We have audited the statement of financial condition of Intronic Solutions Group, LLC as of December 31, 2009, and the related statements of income, retained earnings and cash flows for the year then ended in accordance with Generally Accepted Auditing Standards issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Intronic Solutions Group, LLC. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Intronic Solutions Group, LLC as of December 31, 2009, and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

ONG & COMPANY
April 20, 2010

Corporate Woods, Building 32 •   9225 Indian Creek Parkway, Suite 100 •   Overland Park, Kansas 66210 •
www.OngAndCompany.com

INTRONIC SOLUTIONS GROUP, LLC

BALANCE SHEET
As of December 31, 2009

ASSETS
Current Assets
Cash	$14,455
Accounts Receivable (Note 2)	85,329
Due from Members	14,867
Total Current Assets	114,651
Property and Equipment (Note 3)	251,158
Other Assets
Intangible Assets (Note 4)	5,180
Total Assets	$370,989
LIABILITIES AND MEMBER’S EQUITY
Current Liabilities
Accounts payable – credit cards	$67,512
Lines of Credit (Note 5)	148,919
Current portion of long-term debt (Note 6)	29,327
Other current liabilities	13,726
Total Current Liabilities	259,484
Long-Term Debt, Less Current Portion (Note 6)	198,152
Members’ Equity (Accumulated Deficit)	(86,647)
Total Liabilities and Equity	$370,989

The accompanying notes are an integral part of these financial statements.

INTRONIC SOLUTIONS GROUP, LLC

STATEMENT OF INCOME AND MEMBERS’ EQUITY
For the Year Ended December 31, 2009

Contract Revenues Earned	$3,779,521
Cost of Revenues Earned	(2,646,151)
Gross Profit	1,133,370
Expenses
General & Administrative
Salaries & Wages	674,901
Payroll Taxes	191,156
Equipment Leasing	4,386
Bank Service Charges	1,512
Vehicle Lease Expense	24,633
Vehicle Expense, Other	11,741
Dues & Subscriptions	54,346
Insurance	29,553
Marketing	17,132
Meals & Entertainment	29,195
Office Supplies	13,614
Professional Fees	12,516
Telephone	38,984
Travel	42,331
Amortization	374
Depreciation	11,058
Other General & Admin Expense	23,413
1,180,845
Income (Loss) from Operations	(47,475)
Other Income (Expense)
Interest expense	(64,590)
(64,590)
Net Income (Loss)	$(112,065)
MEMBERS’ EQUITY (Accumulated Deficit)
Balance at January 1, 2009	$25,418
Net Income (Loss)	(112,065)
Balance at December 31, 2009	$(86,647)

The accompanying notes are an integral part of these financial statements.

INTRONIC SOLUTIONS GROUP, LLC

STATEMENT OF CASH FLOWS
For the Year Ended December 31, 2009

Cash Flows from Operating Activities
Net Income (Loss)	$(112,065)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	11,058
Amortization	374
Accounts receivable decrease	153,194
Accounts payable increase	15,189
Other liabilities decrease	(92,076)
Net cash provided by operating activities	(24,326)
Cash Flows from Investing Activities
Purchase of property and equipment	(37,765)
Net cash used in investing activities	(37,765)
Cash Flows from Financing Activities
Borrowings on lines-of-credit debt	51,919
Repayments of long-term debt	(2,149)
Advances to members	(19,076)
Net cash provided by financing activities	30,694
Net Increase in Cash	(31,397)
Cash – January 1, 2009	45,852
Cash – December 31, 2009	$14,455
Supplemental Disclosures:
Interest Paid	$64,590

The accompanying notes are an integral part of these financial statements.

INTRONIC SOLUTIONS GROUP, LLC

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

Intronic Solutions Group, LLC (the Company) is engaged in the business of supplying skilled temporary personnel to clients requiring temporary information technology personnel for short term commitments or permanent hire positions.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

Revenue and Cost Recognition

The Company recognizes revenues as they are earned under the accrual method of accounting.

Costs related to revenue production are recognized in the period in which they are incurred. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on receivables are provided for on an annual basis.

Accounts Receivable

Receivables are recorded when invoices are issued and are presented in the balance sheet net of the allowance for doubtful accounts. Receivables are written off when they are determined to be uncollectible. The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions and the financial stability of its customers.

Depreciation

Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally from five to forty years.

Amortization

Amortization is provided on the straight-line method over fifteen years.

Income Taxes

The Company’s members have elected to be taxed as an S Corporation in which earnings and losses of the Company are included in the personal returns of the members. As a result, no provision for federal income taxes is included in the accompanying financial statements.

NOTE 2 — ACCOUNTS RECEIVABLE

Accounts Receivable is presented in the balance sheet net of the allowance for doubtful accounts. As of December 31, 2009, the allowance for doubtful accounts was $0.

INTRONIC SOLUTIONS GROUP, LLC

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 3 — PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2009 consists of:

Buildings	$187,033
Improvements	58,065
Furniture and fixtures	11,936
Machinery and equipment	18,306
275,340
Less: Accumulated depreciation	(24,182)
$251,158
Depreciation expense for 2009	$11,058

NOTE 4 — INTANGIBLE ASSETS

Intangible Assets at December 31, 2009 consists of:

Loan Fees	$5,600
Less: Accumulated amortization	(420)
$5,180
Amortization expense for 2009	$374

NOTE 5 — LINES OF CREDIT

The Company maintained a two separate lines-of-credit. Each line renews annually, with the United Bank of Kansas note renewing in January and the US Bank note renewing in November. The credit lines are personally guaranteed by the members.

Lines of Credit at December 31, 2009, were comprised of:

	Limit	Balance
United Bank of Kansas, 5.25% interest rate (variable)	$100,000	$99,900
US Bank, 5.25% interest rate (variable)	50,000	49,019
	$150,000	$148,919

NOTE 6 — LONG-TERM DEBT

Long-term debt at December 31, 2009 consists of the following:

Note payable at 0%, due on demand from private investor	$25,000
Commercial loan payable $263 per month including interest at 6.53%, collateralized by property and guaranteed by members, maturing March 2033	38,551
Mortgage payable $1,179 per month including interest at 6.53%, collateralized by property and guaranteed by members, maturing March 2031	163,928
227,479
Less: Current maturities	(29,327)
$198,152

INTRONIC SOLUTIONS GROUP, LLC

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 6 — LONG-TERM DEBT  – (continued)

Maturities of long-term debt are as follows:

Year Ending December 31	Amount
2011	$4,618
2012	4,929
2013	5,261
2014	5,615
2015	5,992
Thereafter	171,737
$198,152

NOTE 7 — CONCENTRATIONS OF CREDIT RISK

The Company maintains cash balances at a single financial institution as of December 31, 2009. Accounts at the institution are insured by the Federal Deposit Insurance Corporation up to $250,000 for 2009. At various times during the year, the balances the bank accounts exceed the insured limit. The uninsured balance in all accounts was $0 at December 31, 2009.

NOTE 8 — MAJOR CUSTOMERS

The Company receives revenues from a variety of customers in a variety of industries. More than 74% of the revenues for 2009 were received from eight clients. During 2009, $1,424,590, or 36.8% of the annual revenues were from two clients, with 24.1%, or $933,380, received from the largest client.

NOTE 9 — SUBSEQUENT EVENTS — SALE OF COMPANY ASSETS

On April 30, 2010, the Company sold substantially all of its assets, real and personal, tangible and intangible, to a competitor for the sum of one million dollars, consisting of $300,000 in cash and $700,000 in restricted stock of the acquiring company. The two member/managers of the Company entered into employment contracts with the acquiring company.

Q5 GROUP, INC.

Financial Statements as of June 30, 2010

Q5 GROUP, INC.

BALANCE SHEETS
AS OF JUNE 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009

	June 30, 2010 (Unaudited)	December 31, 2009
Assets
Cash and cash equivalents	$130,689	$47,975
Accounts receivable, net of allowance for doubtful accounts of $20,055 as of June 30, 2010 and $20,645 as of December 31, 2009	197,414	360,621
Unbilled work-in-process	38,728	118,928
Prepaid expenses	20,591	27,364
Other current assets	56,305	50,635
Total current assets	443,727	605,523
Property and equipment, net of accumulated depreciation and amortization	27,635	28,764
Deferred tax asset	—	40,452
Total assets	$471,362	$674,739
Liabilities and Stockholders’ Equity
Accounts payable	$16,340	$32,618
Accrued expenses	85,059	178,429
Advances payable to related party	—	16,020
Line of credit payable to stockholder	45,000	45,000
Deferred tax liability	—	114,000
Total current liabilities	146,399	386,067
Deferred Rent Liability	10,541	—
Commitments and contingencies (Note 7)
Stockholders’ Equity
Common stock, $.00001 stated value; 10,000,000 shares authorized; 1,250,000 shares issued and outstanding	12	10
Additional paid-in capital	563,465	354,157
Accumulated deficit	(249,055)	(65,495)
Total stockholders’ equity	314,422	288,672
Total liabilities and stockholders’ equity	$471,362	$674,739

The accompanying notes are an integral part of these financial statements.

Q5 GROUP, INC.

STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2010 (UNAUDITED)
AND FROM OCTOBER 23, 2009 (INCEPTION) TO DECEMBER 31, 2009

	For the Six Months Ended June 30, 2010 (Unaudited)	From October 23, 2009 (Inception) to December 31, 2009)
Sales	$1,135,109	$611,407
Costs and expenses:
Cost of sales	851,907	420,410
General and administrative	492,291	200,038
Sales and marketing	18,336	96,380
Depreciation and amortization	7,076	2,572
Total costs and expenses	1,369,610	719,400
Loss from operations	(234,502)	(107,993)
Interest expense	2,869	171
Loss before income taxes	(237,370)	(108,164)
Income tax benefit	(53,810)	(42,669)
Net loss	$(183,560)	$(65,495)

The accompanying notes are an integral part of these financial statements.

Q5 GROUP, INC.

STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2010 (UNAUDITED)
AND FROM OCTOBER 23, 2009 (INCEPTION) TO DECEMBER 31, 2009

	For the Six Months Ended June 30, 2010 (Unaudited)	From October 23, 2009 (Inception) to December 31, 2009
Cash flows from operating activities:
Net Loss	$(183,560)	$(65,495)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,0762,572
Stock based compensation	9,310	—
Changes in operating assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	163,207	46,805
Unbilled work-in-process	80,200	(118,928)
Prepaid expenses	6,773	(23,558)
Other current assets	4,330	(35,682)
Deferred tax, net	(73,548)	(42,669)
Increase (decrease) in liabilities:
Accounts payable	(16,278)	1,124
Accrued expenses	(93,370)	56,541
Advance payable to related party	—	3,906
Line of credit payable to stockholder	—	20,535
Deferred Rent Liability	10,541	—
Net cash used in operating activities	(85,319)	(154,849)
Cash flows from investing activities:
Purchases of capital equipment	(5,947)	—
Cash and cash equivalents transferred upon formation of the company	—	202,824
Net cash provided by (used in) investing activities	(5,947)	202,824
Cash flows from financing activities:
Proceeds from issuance of common stock	163,980	—
Proceeds from exercise of stock options	10,000	—
Net cash provided by financing activities	173,980	—
Net increase in cash and cash equivalents	82,714	47,975
Cash and cash equivalents – beginning of period	47,975	—
Cash and cash equivalents – end of period	$130,689	$47,975
Supplemental disclosure of cash flow information –
Interest paid	$2,869	$171
Taxes paid	$800	$—
Non-cash transactions
Conversion of related party advance payable to common stock	$16,020	$—

The accompanying notes are an integral part of these financial statements.

Q5 GROUP, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM JANUARY 1, 2010 (UNAUDITED) TO JUNE 30, 2010 (UNAUDITED)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balances at January 1, 2010 (Unaudited)	1,000,000	$10	$354,157	$(65,495)	$288,672
Issuance of Common Stock	204,975	2	163,978	—	163,980
Conversion of Related Party Advance to Common Stock	20,025	—	16,020	—	16,020
Stock Compensation Expense			9,310		9,310
Issuance of Common Stock Upon the Exercise of Options	25,000		20,000		20,000
Net loss for the period from January 1, 2010 to June 30, 2010	—	—	—	(183,560)	$(183,560)
Balances at June 30, 2010 (Unaudited)	1,250,000	$12	$563,465	$(249,055)	$314,422

The accompanying notes are an integral part of these financial statements.

Q5 GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
June 30, 2010
(Unaudited)

1. Organization and Nature of Operations

Q5 Group, Inc. (“the Company”) is a general corporation incorporated in California on October 27, 2009. The Company obtained its Federal Tax Identification number on October 26, 2009. The Company is headquartered in San Diego and provides accounting consulting services to companies in a wide range of industries located in Southern California. The Company was formed as a spin-off from RoseRyan, Inc. (“RoseRyan”) on October 23, 2009 (inception).

On October 23, 2009, as a result of the Release and Settlement Agreement (the “Agreement”) executed between the shareholders of RoseRyan, Q5 Group, Inc. was formed as a wholly-owned subsidiary of RoseRyan. Also, contemporaneously with the execution of the Agreement, on October 23, 2009, Q5 Group, Inc. was spun-off from RoseRyan. This transaction was structured to split the RoseRyan businesses into two distinct and separate businesses, one covering and operating in Northern California and the other covering and operating in Southern California. RoseRyan also transferred to Q5 Group, Inc. all of the assets representing the Southern California business and Q5 Group, Inc. assumed from RoseRyan all of the liabilities associated with the Southern California business. The net assets transferred by RoseRyan to Q5 Group, Inc., totaled $354,157. Such net assets were recorded by the Company at their book values on October 23, 2009 (inception), due to the facts and circumstances surrounding the transaction, and no step up in basis for financial accounting purposes occurred with respect to this transfer.

The Agreement also stipulates certain non-compete and non-solicitation requirements where Q5 Group, Inc. for a period of two years after October 23, 2009 is prohibited from providing accounting consulting services to companies located north of (and including) San Luis Obispo, California and for a period of three years after October 23, 2009 is prohibited from soliciting any shareholders, partners, employees or independent contractors of RoseRyan.

2. Summary of Significant Accounting Policies

Significant accounting policies followed in the preparation of these financial statements are as follows:

Financial Condition and Liquidity

Management of the Company believes that the Company has the ability to continue as a going concern and that there are no conditions or events when considered in the aggregate which indicate there could be substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. Management believes internally generated funds, current cash on hand, available borrowings under the stockholder line of credit along with financing activities in June 2010 and July2010, which provided $200,000 to the Company (Note 8), will be adequate to meet foreseeable liquidity needs.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an initial maturity date at the date of purchase of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are recorded at cost and depreciated over their estimated useful lives on a straight line basis. Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the respective lease. Maintenance and repair costs are charged to expense as incurred. When assets are retired or sold, the assets and accumulated depreciation or amortization are removed from the respective accounts and any gain or loss is recognized at that time.

Revenue Recognition

The Company records revenue when earned. Clients are invoiced every other week for services rendered. The Company executes Master Services Agreements and individual Statements of Work with each client that

Q5 GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
June 30, 2010
(Unaudited)

2. Summary of Significant Accounting Policies  – (continued)

governs the scope of services and related fees. The Company has determined that the earning process for recognizing revenue has been met after these four criteria have been met: 1) persuasive evidence of an arrangement, 2) services have been rendered, 3) sales price is fixed or determinable, and 4) collectability of sales price is reasonably assured.

Travel Costs

Travel costs are charged to cost of sales and general and administrative expenses as incurred. Certain travel costs are charged back to the client as provided in the Master Services Agreements and Statements of Work.

Concentrations of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company maintains cash in a high-credit quality institution. At times, such balances may exceed federally insured limits.

For the period from January 1, 2010 to June 30, 2010, no customer accounted for more than 9% of total sales. As of June 30, 2010 the Company had three customers with accounts receivable balances of approximately 15%, 11%, and 8%, respectively, of total accounts receivable at June 30, 2010, which exposes the Company to a concentration of credit risk. The Company believes any potential credit risk is adequately provided for in its allowance for doubtful accounts.

Income Taxes

Current income tax expense or benefit represents the amount of income taxes expected to be payable or refundable for the current year. A deferred income tax asset or liability is computed for the expected future impact of differences between the financial reporting and income tax bases of assets and liabilities and for the tax benefit to be derived from tax credits and loss carry forwards. Deferred income tax expense or benefit represents the net change during the year in the deferred income tax asset or liability. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Long-Lived Assets

The Company assesses potential impairments to its long-lived assets when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss is recognized when the estimated undiscounted cash flow expected to result from the use of the asset and its eventual disposition is less than its carrying amount. There were no events through June 30, 2010 that indicated that the carrying value of long-lived assets may not be recoverable and as such no impairment losses have been recorded by the Company in the period from January 1, 2010 to June 30, 2010.

Accounts Receivable

The Company records receivables at net realizable value including an allowance for doubtful accounts, if deemed necessary. The allowance for doubtful accounts is based on the Company’s assessment of the collectability of customer accounts. The Company regularly reviews the accounts receivable to determine

Q5 GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
June 30, 2010
(Unaudited)

2. Summary of Significant Accounting Policies  – (continued)

when accounts receivable are past due and the sufficiency of the related allowance for doubtful accounts by considering factors such as historical collection experience, credit quality, the age of accounts receivable balances, and current economic conditions that may affect a customer’s ability to pay. Amounts determined to be uncollectible are charged or written off against the allowance for doubtful accounts. The Company determined that an allowance for doubtful accounts of $20,055 and $20,645 was necessary as of June 30, 2010 and December 31, 2009, respectively.

Unbilled Work-in-Process

Unbilled work-in-process represents consulting services performed, but not yet invoiced to the customer, based on contractual terms, and is presented at net realizable value.

Comprehensive Income

The Company accounts for comprehensive income in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 220 related to Comprehensive Income, which requires comprehensive income and its components to be reported when a company has items of comprehensive income, other than net income. Comprehensive income includes net income plus other comprehensive income (i.e. certain revenues, expenses, gains, and losses reported as separate components of equity rather than net income) and is shown as a component of stockholders’ equity. For the period from January 1, 2010 to June 30, 2010, the Company did not have any items meeting the definition of other comprehensive income.

3. Fair Value of Financial Instruments

The Company’s balance sheet includes the following financial instruments: cash, accounts receivable, unbilled work-in-process, accounts payable, accrued expenses, advances payable to related party, and line of credit payable to stockholder. The Company considers the carrying amount of working capital items to approximate the fair value for these financial instruments because of the relatively short period of time between origination of the instruments and their expected realization.

4. Balance Sheet Components

Prepaid expenses consist of:

	June 30, 2010	December 31, 2009
Prepaid insurance	$4,884	$12,209
Prepaid rent	8,382	8,023
Prepaid dues and subscriptions	7,325	7,132
	$20,591	$27,364

Other current assets consist of:

	June 30, 2010	December 31, 2009
Deposits	$13,801	$14,801
Accrued revenues	31,200	35,000
Other	11,304	834
	$56,305	$50,635

Q5 GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
June 30, 2010
(Unaudited)

4. Balance Sheet Components  – (continued)

Property and equipment, net of accumulated depreciation and amortization consists of:

	June 30, 2010	December 31, 2009
Machinery and equipment	$26,843	$20,896
Furniture and equipment	9,693	9,693
Leasehold improvements	1,120	747
Gross property and equipment	37,656	31,336
Accumulated depreciation and amortization	(10,021)	(2,572)
	$27,635	$28,764

Depreciation and amortization expense of property and equipment was $7,076 for the six months ended June 30, 2010 and $2,572 for the period from October 23, 2009 (inception) to December 31, 2009. Machinery and equipment are depreciated over a useful life of 3-5 years, Furniture and equipment are depreciated over a useful life of 5 years, and Leasehold improvements are amortized over a useful life of 2 years (the lease term).

Accrued expenses consist of:

	June 30, 2010	December 31, 2009
Accrued marketing expenses	$—	$68,425
Accrued compensation and benefits	58,367	95,992
Income tax payable	18,938	—
Other current liabilities	7,754	14,012
	$85,059	$178,429

5. Advances payable to related party

The Vice President of the Company advanced the Company a total of $16,020 in October 2009 and November 2009 for working capital purposes. In June 2010, the Company converted the advances into 20,025 shares of the Company’s common stock at a price of $.80 per share where the conversion price was affected for the June 2010 (Note 8) stock split. As of December 31, 2009, this advance was unsecured, non-interest bearing, and due on demand. Management evaluated the extinguishment of the related party payable and the conversion to equity in accordance with the guidance provided in ASC 740 (“Debt”) and considered the provisions of ASC 740-50 (Debtor’s Accounting for a Modification or Exchange of Debt Instruments). The debt modification was deemed to be substantial with no resulting gain or loss.

6. Line of Credit Payable to Stockholder

On December 29, 2009, the Company entered into a line of credit promissory note with the Company’s stockholder under which the Company may borrow up to $60,000. The outstanding principal balance as of June 30, 2010 and December 31, 2009 was $45,000. The unused portion of the promissory note as of June 30, 201 0 and December 31, 2009 was $15,000. The promissory note bears simple interest at the rate of 8% per annum. Interest on the unpaid balance of the note is due and payable monthly. The principal balance and any unpaid interest is due and payable on December 27, 2010. The promissory note does not include any financial or non-financial covenants.

Q5 GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
June 30, 2010
(Unaudited)

7. Commitments and Contingencies

Lease agreements

The Company leases office and facilities space in San Diego and Orange County. The San Diego office is under a non-cancelable operating lease that expires on December 31, 2012. The lease commenced in October 2009 for a term of 39 months. Under the terms of the lease, the Company is required to pay its proportionate share of property taxes, insurance and normal maintenance costs. The Orange County office is under a non-cancelable operating lease that expires on March 10, 2011. The lease commenced on January 10, 2009 for a term of 26 months. Under the terms of the lease, the Company is required to pay its proportionate share of property taxes, insurance and normal maintenance costs. The lease contains escalation clauses and the Company recognizes rent expense on a straight-line basis over the lease term. The difference between rent expense recorded and amounts paid under the lease agreements is $10,541 as of June 30, 2010. The Company assumed both leases from their predecessor company, RoseRyan, Inc. as part of the Agreement (Note 1).

The Company also leases automobiles for two of its executives. Future non-cancelable minimum payment obligations under operating lease arrangements are as follows at June 30, 2010:

Period Ending December 31,
2010	$72,404
2011	63,042
2012	55,796
2013	2,307
$193,549

The Company also subleases part of its Orange County office. Future minimum rentals to be received under the non-cancelable sublease are as follows at June 30, 2010:

Period Ending December 31,
2010	$13,283
2011	4,428
$17,711

Rent expense for the office facilities was $33,892 net of sublease amounts received, for the six months ended June 30, 2010 and $17,073 net of sublease amounts received, for the period from October 23, 2009 (inception) to December 31, 2009. Auto expense for the leased vehicles was $7,677 for the six months ended June 30, 2010 and $8,280 for the period from October 23, 2009 (inception) to December 31, 2009.

8. Stockholders’ Equity

Common Stock

The Company is authorized to issue only one class of stock and the total number of shares which the Company is authorized to issue is one million (1,000,000) under its original Articles of Incorporation dated October 27, 2009 and ten million (10,000,000) under its June 19, 2010 restated Articles of Incorporation. The stock has a stated value of $.00001 per share. The common stock may be issued in one or more series. The Board of Directors is authorized to establish the number of shares to be included in each such series and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions.

On October 23, 2009, the Company issued 1,000 shares of Series A common stock to its sole stockholder in connection with the Agreement (Note 1). Due to the June 19, 2010 restated Articles of Incorporation the financial statements as of December 31, 2009 reflect the 1:1,000 stock-split.

Q5 GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
June 30, 2010
(Unaudited)

8. Stockholders’ Equity  – (continued)

In June 2010, the Company issued 225,000 shares of common stock at $0.80 per share for net proceeds to the Company of $180,000. The issuance included 20,025 shares of common stock, which were issued to the Vice President of the Company in exchange for the extinguishment of an advance payable to the Vice President of $16,020 (Note 5).

On June 22, 2010 the Board of Directors of the Company adopted the 2010 Stock Incentive Plan (the “Plan”), where 1,000,000 common stock shares of the Company have been reserved for issuance upon the exercise of stock options granted pursuant to the Plan. Options granted under the Plan may be incentive stock options or nonstatutory stock options, as defined by the Plan and as determined by the administrator of the Plan at the time of the grant of the options. The Company may also issue restricted stock under the Plan. The exercise price for the incentive stock options granted to an employee shall be no less than 110% of the fair market value per share on the date of the grant and the exercise price of incentive stock options granted to nonemployees shall be no less than 110% of the fair market value per share on the date of the grant. In the case of nonstatutory stock options granted to any service provider, the per share exercise price shall be no less than 100% of the fair market value per share on the date of the grant. Any option granted is exercisable according to its terms as determined by the administrator and as set forth in the option agreement. The term of the option is generally 5 years from the date of the grant. The term of the Plan is 10 years.

On June 22, 2010 the Company issued stock options to two employees to purchase a total of 25,000 shares of the Company’s common stock at $.80 per share. The options vest upon issuance. Compensation expense, related to these options, of $9,310 has been recognized in June 2010. The Company accounted for the issuance of the options in accordance with ASC Topic 718 Stock Compensation, which requires the recognition of compensation expense in the financial statements based on the grant date fair value of the options. The compensation expense determined by the estimated fair value of the options of $9,310 was calculated using the Black-Scholes option valuation method with the following assumptions: an expected term of 5 years; a risk free interest rate of 1.98 percent, an estimated volatility of 51.83% percent and no dividend yield. The stock options were exercised by the two employees on June 27, 2010 and June 30, 2010. The option exercises resulted in the Company issuing 25,000 shares of common stock at $0.80 per share for net proceeds of $20,000. The Company did not receive the exercise proceeds from one of the employees until July 7, 2010 and accordingly, management recorded an employee receivable of $10,000 as part of other current assets as of June 30, 2010.

The following represents the activity under the stock incentive plan as of June 30, 2010 and changes during the year:

Options	Shares	Weighted Average Exercise Price
Outstanding at January 1, 2010	—	—
Issued	25,000	$0.80
Exercises	25,000	$0.80
Outstanding at June 30, 2010	—	—

Q5 GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
June 30, 2010
(Unaudited)

8. Stockholders’ Equity  – (continued)

The rights and preferences of the Company’s common stock are set forth below:

Voting

The holders of the common stock are entitled to vote on all actions to be taken by the stockholders of the Company.

Dividend

Dividends may be declared and paid on the Company’s common stock, in cash or shares of common stock.

9. Income Taxes

The components of the benefit from income taxes for the interim period ended June 30, 2010 were as follows:

Period ended June 30, 2010
Current:
Federal	$—
State and local	19,738
Total current expense	19,738
Deferred:
Federal	(57,227)
State and local	(16,321)
Total deferred benefit	(73,548)
Total income tax benefit	$(53,810)

The Company’s effective tax rate differs from the federal statutory rate primarily due to state taxes. The following is a reconciliation of the difference between the applicable federal statutory rate and the actual provision for income taxes as a percentage of income (loss) before income taxes:

Period ended June 30, 2010
Provision at U.S. statutory rate	34.0%
State taxes, net of federal benefit	5.8%
Permanent differences	(2.1%)
Adjustment of deferred taxes to filed tax returns	21.3%
Valuation allowance	(7.3%)
Net operating loss utilization	(28.8%)
Other	(0.2%)
22.7%

Q5 GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
June 30, 2010
(Unaudited)

9. Income Taxes  – (continued)

The components of temporary differences which give rise to deferred taxes are as follows:

Period ended June 30, 2010
Non-current assets:
NOL carryforwards	$33,421
State taxes	272
Total non-current assets	33,693
Non-current liabilities:
Depreciation	10,463
Total non-current liabilities	10,463
Subtotal deferred tax assets	23,230
Valuation allowance	(23,230)
Net deferred tax asset	$—

At June 30, 2010, the Company had both federal and state net operating loss (“NOL”) carryforwards of $39,933 and $224,475, respectively. The federal and state NOL carryforwards both begin to expire in 2030. The difference between the federal and state NOLs is attributable to an anticipated NOL carryback claim expected to be filed after the end of the year to obtain refunds on previously paid tax. No such NOL carryback opportunity exists for state purposes.

Deferred tax assets are reduced by a valuation allowance if, based on the weight of the available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all evidence, both positive and negative, the Company determined that it is more likely than not that the Company’s deferred tax assets will not be realized and that a full valuation allowance was deemed necessary as of June 30, 2010.

The Company adopted the authoritative guidance on accounting for uncertainty in income taxes on October 23, 2009. Upon adoption, the Company recognized no adjustment for unrecognized income tax benefits. The Company does not expect that the total amount of unrecognized tax benefits will significantly increase in the next twelve months. The Company recognizes interest and penalties related to uncertain tax positions, if any, in income tax expense. As of June 30, 2010, there is no accrued interest or penalties related to uncertain tax positions. Tax years subject to examination, for which a tax return has been filed but the statute of limitations has not elapsed, include 2009 for both federal and state income taxes. The Company is not currently under examination by any taxing authority nor has it been notified of an impending examination.

10. Subsequent Events

In accordance with ASC Topic 855 Subsequent Events, we have evaluated subsequent events through the date and time the financial statements were available to be issued on October 15, 2010.

On June 22, 2010, the Company signed a letter of intent (“LOI”) to be acquired by Premier Alliance Group, Inc (“Premier”). Premier, founded in 1995, serves clients throughout the Southeast United States and beyond and is publicly traded (PIMO: OTC). Like Q5 Group, Inc., Premier is dedicated to delivering a new class of intelligent business solutions. The LOI stated a purchase price of $800,000 to be paid in the form of the common stock of Premier and $200,000 in cash. The LOI also includes certain stock option awards and a management bonus plan for key executives and employees of Q5 Group, Inc. On August 31, 2010 the acquisition of the Company by Premier was completed.

Q5 GROUP, INC.

Financial Statements for the Period from October 23, 2009 (inception) to December 31, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholder of Q5 Group, Inc.

We have audited the accompanying balance sheet of Q5 Group, Inc. (the “Company”) as of December 31, 2009, and the related statements of operations, stockholder’s equity and cash flows for the period from October 23, 2009 (inception) to December 31, 2009. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Q5 Group, Inc. as of December 31, 2009 and the results of its operations and its cash flows for the period from October 23, 2009 (inception) to December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
July 30, 2010

Q5 GROUP, INC.

BALANCE SHEET
DECEMBER 31, 2009

Assets
Cash and cash equivalents	$47,975
Accounts receivable, net of allowance for doubtful accounts of $20,645	360,621
Unbilled work-in-process	118,928
Prepaid expenses	27,364
Other current assets	50,635
Total current assets	605,523
Property and equipment, net of accumulated depreciation and amortization	28,764
Deferred tax asset	40,452
Total assets	$674,739
Liabilities and Stockholder’s Equity
Accounts payable	$32,618
Accrued expenses	178,429
Advances payable to related party	16,020
Line of credit payable to stockholder	45,000
Deferred tax liability	114,000
Total current liabilities	386,067
Commitments and contingencies (Note 7)
Stockholder’s Equity
Common stock, $.00001 stated value; 10,000,000 shares authorized; 1,000,000 shares issued and outstanding	10
Additional paid-in capital	354,157
Accumulated deficit	(65,495)
Total stockholder’s equity	288,672
Total liabilities and stockholder’s equity	$674,739

The accompanying notes are an integral part of these financial statements.

Q5 GROUP, INC.

STATEMENT OF OPERATIONS
FOR THE PERIOD FROM OCTOBER 23, 2009 (INCEPTION) TO DECEMBER 31, 2009

Sales	$611,407
Costs and expenses:
Cost of sales	420,410
General and administrative	200,038
Sales and marketing	96,380
Depreciation and amortization	2,572
Total costs and expenses	719,400
Loss from operations	(107,993)
Interest and other expense	171
Loss before income taxes	(108,164)
Income tax benefit	(42,669)
Net loss	$(65,495)

The accompanying notes are an integral part of these financial statements.

Q5 GROUP, INC.

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM OCTOBER 23, 2009 (INCEPTION) TO DECEMBER 31, 2009

Cash flows from operating activities:
Net Loss	$(65,495)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,572
Changes in operating assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	46,805
Unbilled work-in-process	(118,928)
Prepaid expenses	(23,558)
Other current assets	(35,682)
Deferred tax, net	(42,669)
Increase (decrease) in liabilities:
Accounts payable, net	1,124
Accrued expenses	56,541
Advances payable to related party	3,906
Line of credit payable to stockholder	20,535
Net cash used in operating activities	(154,849)
Cash flows from investing activities:
Cash and cash equivalents transferred upon formation of the Company	202,824
Net cash provided by investing activities	202,824
Net increase in cash and cash equivalents	47,975
Cash and cash equivalents – beginning of period	—
Cash and cash equivalents – end of period	$47,975
Supplemental disclosure of cash flow information –
Interest paid	$171

The accompanying notes are an integral part of these financial statements.

Q5 GROUP, INC.

STATEMENT OF CASH FLOWS (CONTINUED)
FOR THE PERIOD FROM OCTOBER 23, 2009 (INCEPTION) TO DECEMBER 31, 2009

Supplemental Disclosure of Non-cash Investing Activities:

In connection with the Release and Settlement Agreement (the “Agreement”) (Note 1), RoseRyan, Inc. transferred certain noncash assets to Q5 Group, Inc. and Q5 Group, Inc. assumed certain liabilities from RoseRyan, Inc. The book value of the assets transferred and liabilities assumed were as follows per the Agreement:

Accounts receivable	$407,427
Deposits	14,944
Prepaid rent	3,806
Property and equipment	31,335
Total assets	457,512
Accounts payable	31,494
Accrued vacation	63,175
Accrued payroll	45,333
Advances payable to related party	12,114
Line of credit payable to stockholder	24,465
Other accrued liabilities	13,381
Deferred tax liability	116,217
Total liabilities	306,179
Net noncash assets transferred from RoseRyan, Inc.	$151,333

Also primarily due to this transaction, there were no cash flows from financing activities for the period from October 23, 2009 (inception) to December 31, 2009.

The accompanying notes are an integral part of these financial statements.

Q5 GROUP, INC.

STATEMENT OF STOCKHOLDER’S EQUITY
FOR THE PERIOD FROM OCTOBER 23, 2009 (INCEPTION) TO DECEMBER 31, 2009

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholder’s Equity
	Shares	Amount
Issuance of common stock (affected for stock split, Note 10)	1,000,000	$10		—	$10
Net assets transferred from RoseRyan, Inc.	—	—	$354,157	—	354,157
Net loss for the period from October 23, 2009 (inception) to December 31, 2009	—	—	—	$(65,495)	(65,495)
Balances at December 31, 2009	1,000,000	$10	$354,157	$(65,495)	$288,672

The accompanying notes are an integral part of these financial statements.

Q5 GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 23, 2009 (INCEPTION) TO DECEMBER 31, 2009

1. Organization and Nature of Operations

Q5 Group, Inc. (“the Company”) is a general corporation incorporated in California on October 27, 2009. The Company obtained its Federal Tax Identification number on October 26, 2009. The Company is headquartered in San Diego and provides accounting consulting services to companies in a wide range of industries located in Southern California. The Company was formed as a spin-off from RoseRyan, Inc. (“RoseRyan”) on October 23, 2009 (inception).

On October 23, 2009, as a result of the Release and Settlement Agreement (the “Agreement”) executed between the shareholders of RoseRyan, Q5 Group, Inc. was formed as a wholly-owned subsidiary of RoseRyan. Also, contemporaneously with the execution of the Agreement, on October 23, 2009, Q5 Group, Inc. was spun-off from RoseRyan. This transaction was structured to split the RoseRyan businesses into two distinct and separate businesses, one covering and operating in Northern California and the other covering and operating in Southern California. RoseRyan also transferred to Q5 Group, Inc. all of the assets representing the Southern California business and Q5 Group, Inc. assumed from RoseRyan all of the liabilities associated with the Southern California business. The net assets, transferred by RoseRyan to Q5 Group, Inc., totaled $354,157. Such net assets were recorded by the Company at their book values on October 23, 2009 (inception), due to the facts and circumstances surrounding the transaction, and no step up in basis for financial accounting purposes occurred with respect to this transfer.

The Agreement also stipulates certain non-compete and non-solicitation requirements where Q5 Group, Inc. for a period of two years after October 23, 2009 is prohibited from providing accounting consulting services to companies located north of (and including) San Luis Obispo, California and for a period of three years after October 23, 2009 is prohibited from soliciting any shareholders, partners, employees or independent contractors of RoseRyan.

2. Summary of Significant Accounting Policies

Significant accounting policies followed in the preparation of these financial statements are as follows:

Financial Condition and Liquidity

Management of the Company believes that the Company has the ability to continue as a going concern and that there are no conditions or events when considered in the aggregate which indicate there could be substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. Management believes internally generated funds, current cash on hand, available borrowings under the stockholder line of credit along with financing activities in June 2010, which provided $180,000 to the Company (Note 10), will be adequate to meet foreseeable liquidity needs.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an initial maturity date at the date of purchase of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are recorded at cost and depreciated over their estimated useful lives on a straight line basis. Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the respective lease. Maintenance and repair costs are charged to expense as incurred. When assets are retired or sold, the assets and accumulated depreciation or amortization are removed from the respective accounts and any gain or loss is recognized at that time.

Q5 GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 23, 2009 (INCEPTION) TO DECEMBER 31, 2009

2. Summary of Significant Accounting Policies  – (continued)

Revenue Recognition

The Company records revenue when earned. Clients are invoiced every other week for services rendered. The Company executes Master Services Agreements and individual Statements of Work with each client that govern the scope of services and related fees. The Company has determined that the earning process for recognizing revenue has been met after these four criteria have been met: 1) persuasive evidence of an arrangement, 2) services have been rendered, 3) sales price is fixed or determinable, and 4) collectability of sales price is reasonably assured.

Travel Costs

Travel costs are charged to cost of sales and general and administrative expenses as incurred. Certain travel costs are charged back to the client as provided in the Master Services Agreements and Statements of Work.

Concentrations of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company maintains cash in a high-credit quality institution. At times, such balances may exceed federally insured limits.

For the period from October 23, 2009 (inception) to December 31, 2009, no customer accounted for more than 9% of total sales. As of December 31, 2009 the Company had three customers with accounts receivable balances of approximately 25%, 11%, and 9%, respectively, of total accounts receivable at December 31, 2009, which exposes the Company to a concentration of credit risk. The Company believes any potential credit risk is adequately provided for in its allowance for doubtful accounts.

Income Taxes

Current income tax expense or benefit represents the amount of income taxes expected to be payable or refundable for the current year. A deferred income tax asset or liability is computed for the expected future impact of differences between the financial reporting and income tax bases of assets and liabilities and for the tax benefit to be derived from tax credits and loss carryforwards. Deferred income tax expense or benefit represents the net change during the year in the deferred income tax asset or liability. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized (See Note 9).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Long-Lived Assets

The Company assesses potential impairments to its long-lived assets when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss is recognized when the estimated undiscounted cash flow expected to result from the use of the asset and its eventual disposition is less than its carrying amount. There were no events in 2009 that indicated that the carrying value of long-lived assets may not be recoverable and as such no impairment losses have been recorded by the Company in the period from October 23, 2009 (inception) to December 31, 2009.

Q5 GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 23, 2009 (INCEPTION) TO DECEMBER 31, 2009

2. Summary of Significant Accounting Policies  – (continued)

Accounts Receivable

The Company records receivables at net realizable value including an allowance for doubtful accounts, if deemed necessary. The allowance for doubtful accounts is based on the Company’s assessment of the collectability of customer accounts. The Company regularly reviews the accounts receivable for determining when accounts receivable are past due and the sufficiency of the related allowance for doubtful accounts by considering factors such as historical collection experience, credit quality, the age of accounts receivable balances, and current economic conditions that may affect a customer’s ability to pay. Amounts determined to be uncollectible are charged or written off against the allowance for doubtful accounts. The Company determined that an allowance for doubtful accounts of $20,645 was necessary as of December 31, 2009.

Unbilled Work-in-Process

Unbilled work-in-process represents consulting services performed, but not yet invoiced to the customer, based on contractual terms, and is presented at net realizable value.

Comprehensive Income

The Company accounts for comprehensive income in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 220 related to Comprehensive Income, which requires comprehensive income and its components to be reported when a company has items of comprehensive income, other than net income. Comprehensive income includes net income plus other comprehensive income (i.e. certain revenues, expenses, gains, and losses reported as separate components of equity rather than net income) and is shown as a component of stockholder’s equity. For the period from October 23, 2009 (inception) to December 31, 2009, the Company did not have any items meeting the definition of other comprehensive income.

3. Fair Value of Financial Instruments

The Company’s balance sheet includes the following financial instruments: cash, accounts receivable, unbilled work-in-process, accounts payable, accrued expenses, advances payable to related party, and line of credit payable to stockholder. The Company considers the carrying amount of working capital items to approximate fair value for these financial instruments because of the relatively short period of time between origination of the instruments and their expected realization.

4. Balance Sheet Components

Prepaid expenses consist of:

December 31, 2009
Prepaid insurance	$12,209
Prepaid rent	8,023
Prepaid dues and subscriptions	7,132
$27,364

Other current assets consist of:

December 31, 2009
Deposits	$14,801
Accrued revenues	35,000
Other	834
$50,635

Q5 GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 23, 2009 (INCEPTION) TO DECEMBER 31, 2009

4. Balance Sheet Components  – (continued)

Property and equipment, net of accumulated depreciation and amortization consists of:

	Estimated Useful Lives (Years)	December 31, 2009
Machinery and equipment	3 – 5	$20,896
Furniture and equipment	5	9,693
Leasehold improvements	2	747
Accumulated depreciation and amortization		(2,572)
		$28,764

Depreciation and amortization expense of property and equipment was $2,572 for the period from October 23, 2009 (inception) to December 31, 2009.

Accrued expenses consist of:

December 31, 2009
Accrued marketing expenses	$68,425
Accrued compensation and benefits	95,992
Other current liabilities	14,012
$178,429

5. Advances payable to related party

The Vice President of the Company advanced the Company a total of $16,020 in October 2009 and November 2009 for working capital purposes. In June 2010, the Company converted the advances into 20,025 shares of the Company’s common stock at a price of $.80 per share where the conversion price was affected for the June 2010 (Note 10) stock split. As of December 31, 2009, this advance was unsecured, non-interest bearing, and due on demand.

6. Line of Credit Payable to Stockholder

On December 29, 2009, the Company entered into a line of credit promissory note with the Company’s stockholder under which the Company may borrow up to $60,000. The outstanding principal balance as of December 31, 2009 was $45,000. The unused portion of the promissory note as of December 31, 2009 was $15,000. The promissory note bears simple interest at the rate of 8% per annum. Interest on the unpaid balance of the note is due and payable monthly. The principal balance and any unpaid interest is due and payable on December 27, 2010. The promissory note does not include any financial covenants or non-financial covenants.

7. Commitments and Contingencies

Lease agreements

The Company leases office and facilities space in San Diego and Orange County. The San Diego office is under a noncancelable operating lease that expires on December 31, 2012. The lease commenced in October 2009 for a term of 39 months. Under the terms of the lease, the Company is required to pay its proportionate share of property taxes, insurance and normal maintenance costs. The Orange County office is under a noncancelable operating lease that expires on March 10, 2011. The lease commenced on January 10, 2009 for a term of 26 months. Under the terms of the lease, the Company is required to pay its proportionate share of property taxes, insurance and normal maintenance costs. The lease contains escalation clauses and the Company recognizes rent expense on a straight-line basis over the lease term. The difference between rent

Q5 GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 23, 2009 (INCEPTION) TO DECEMBER 31, 2009

7. Commitments and Contingencies  – (continued)

expense recorded and amounts paid under lease agreements is not material for the period from October 23, 2009 (inception) to December 31, 2009. The Company assumed both leases from their predecessor company, RoseRyan, Inc. as part of the Agreement (Note 1).

The Company also leases cars for two of its executives. Future noncancelable minimum payment obligations under operating lease arrangements are as follows at December 31, 2009:

Period Ending December 31,
2010	$117,425
2011	63,042
2012	55,796
2013	2,307
$238,570

The Company also subleases its Orange County office. Future minimum rentals to be received under the noncancelable sublease are as follows at December 31, 2009:

Period Ending December 31,
2010	$26,565
2011	4,428
$30,993

Rent expense for the office facilities was $17,073 net of sublease amounts received for the period from October 23, 2009 (inception) to December 31, 2009. Auto expense for the leased vehicles was $8,280 for the period form October 23, 2009 (inception) to December 31, 2009.

8. Stockholder’s Equity

Common Stock

The Company is authorized to issue only one class of stock and the total number of shares which the Company is authorized to issue is one million (1,000,000) under its original Articles of Incorporation dated October 27, 2009 and ten million (10,000,000) under its June 19, 2010 restated Articles of Incorporation. The stock has a stated value of $.00001 per share. The common stock may be issued in one or more series. The Board of Directors is authorized to establish the number of shares to be included in each such series and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions.

On October 23, 2009, the Company issued 1,000 shares of Series A common stock to its sole stockholder in connection with the Agreement (Note 1). Due to the June 19, 2010 restated Articles of Incorporation the financial statements as of December 31, 2009 reflect the 1:1,000 stock-split, and accordingly show 1,000,000 shares as issued to the sole stockholder.

The rights and preferences of the Company’s common stock are set forth below:

Voting

The holders of the common stock are entitled to vote on all actions to be taken by the stockholders of the Company.

Dividend

Dividends may be declared and paid on the Company’s common stock, in cash or shares of common stock.

Q5 GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 23, 2009 (INCEPTION) TO DECEMBER 31, 2009

9. Income Taxes

The components of the benefit from income taxes for the period ended December 31, 2009 were as follows:

Period ended December 31, 2009
Current:
Federal	$—
State and local	—
Total current benefit	—
Deferred:
Federal	33,200
State and local	9,469
Total deferred benefit	42,669
Total income tax benefit	42,669

The Company’s effective tax rate differs from the federal statutory rate primarily due to state taxes. The following is a reconciliation of the difference between the applicable federal statutory rate and the actual provision for income taxes as a percentage of income (loss) before income taxes:

Period ended December 31, 2009
Provision at U.S. statutory rate	34.0%
State taxes, net of federal benefit	5.8%
Permanent differences	(0.4%)
39.4%

The components of temporary differences which give rise to deferred taxes are as follows:

Period ended December 31, 2009
Current liabilities:
Accrual to cash adjustments	$114,000
Net current liability	$114,000
Non-current assets:
NOL carryforwards	$76,020
State taxes	5,550
Total non-current assets	81,570
Non-current liabilities:
Accrual to cash adjustments	29,640
Depreciation	11,478
Total non-current liabilities	41,118
Net non-current asset	$40,452

Q5 GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 23, 2009 (INCEPTION) TO DECEMBER 31, 2009

9. Income Taxes  – (continued)

At December 31, 2009, the Company had both federal and state net operating loss (“NOL”) carryforwards of $176,281 and $181,944, respectively. The federal and state NOL carryforwards both begin to expire in 2029.

Deferred tax assets are reduced by a valuation allowance if, based on the weight of the available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all evidence, both positive and negative, the Company determined that it is more likely than not that all of the Company’s deferred tax assets will be realized and that no valuation allowance was deemed necessary as of December 31, 2009.

The Company adopted the authoritative guidance on accounting for uncertainty in income taxes on October 26, 2009. Upon adoption, the Company recognized no adjustment for unrecognized income tax benefits. The Company does not expect that the total amount of unrecognized tax benefits will significantly increase in the next twelve months. The Company recognizes interest and penalties related to uncertain tax positions, if any, in income tax expense. As of December 31, 2009, there is no accrued interest or penalties related to uncertain tax positions. Tax years subject to examination, for which a tax return has been filed but the statute of limitations has not elapsed, include 2009 for both federal and state income taxes. The Company is not currently under examination by any taxing authority nor has it been notified of an impending examination.

10. Subsequent Events

In accordance with ASC Topic 855 Subsequent Events, we have evaluated subsequent events through the date and time the financial statements were issued on July 30, 2010.

On June 10, 2010 the Company amended and restated its original Articles of Incorporation to increase the number of authorized shares of its common stock from 1,000,000 to 10,000,000.

On June 11, 2010 the Company issued 225,000 shares of its common stock to five employees at $.80 per share for total proceeds of $180,000.

On June 19, 2010 the Company declared a 1:1,000 common stock split where every one (1) issued and outstanding share of common stock of the Company is automatically split, subdivided and reclassified as one thousand (1,000) shares of common stock of the Company. As a result, the Company’s financial statements as of December 31, 2009 reflect this stock split.

On June 22, 2010 the Company issued stock options to two employees to purchase a total of 25,000 shares of the Company’s common stock at $.80 per share.

On June 22, 2010 the Board of Directors of the Company adopted the 2010 Stock Incentive Plan (the “Plan”), where 1,000,000 common stock shares of the Company have been reserved for issuance upon the exercise of stock options granted pursuant to the Plan. Options granted under the Plan may be incentive stock options or nonstatutory stock options, as defined by the Plan and as determined by the administrator of the Plan at the time of the grant of the options. The Company may also issue restricted stock under the Plan. The exercise price for the incentive stock options granted to an employee shall be no less than 110% of fair market value per share on the date of the grant and the exercise price of incentive stock options granted to nonemployees shall be no less than 110% of the fair market value per share on the date of the grant. In the case of nonstatutory stock options granted to any service provider, the per share exercise price shall be no less than 100% of the fair market value per share of the date of the grant. Any option granted is exercisable according to its terms as determined by the administrator and as set forth in the option agreement. The term of the option is generally 5 years from the date of the grant. The term of the Plan is 10 years.

Q5 GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 23, 2009 (INCEPTION) TO DECEMBER 31, 2009

10. Subsequent Events  – (continued)

On June 22, 2010, the Company signed a letter of intent (“LOI”) to be acquired by Premier Alliance Group, Inc (“Premier”). Premier, founded in 1995, serves clients throughout the Southeast of the United States and beyond and is publicly traded (PIMO: OTC). Like Q5 Group, Inc., Premier is dedicated to delivering a new class of intelligent business solutions. The LOI stated a purchase price of $800,000 in the form of the common stock of Premier and $200,000 in cash. The LOI also includes certain stock option awards and a management bonus plan for key executives and employees of Q5 Group, Inc.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Financial Statements as of September 30, 2011 and 2010

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2011	December 31, 2010
	(unaudited)
ASSETS
Current assets:
Cash	$31,405	$63,373
Accounts receivable, net	277,417	1,931,408
Costs and estimated earnings in excess of billings	64,014	99,065
Prepaid expenses and other current assets	96,470	151,973
Deferred issuance costs	43,620	—
Total current assets	512,926	2,245,819
Property and equipment, net	513,442	487,513
Non-current assets:
Goodwill	3,574,902	2,244,367
Intangible assets, net	1,713,933	1,957,395
Security deposits	9,139	9,327
Distribution rights, net	656,667	686,667
Total assets	$6,981,009	$7,631,088
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,275,991	$1,754,165
Accrued expenses	523,429	297,799
Billings in excess of costs and estimated earnings	148,900	1,267,726
Advances from shareholders	44,900	50,000
Advances from officers	107,906	57,489
Current portion of notes payable	873,610	197,250
Current portion of notes payable, related parties	571,286	366,330
Total current liabilities	3,546,022	3,990,759
Notes payable, net of current portion	148,089	171,251
Notes payable, net of current portion, related parties	1,361,946	348,670
Acquisition liability	54,390	—
Deferred income taxes	672,500	800,000
Total liabilities	5,782,947	5,310,680
Commitments and contingencies – Note 10
Shareholders’ equity:
Preferred stock, $.001 par value, 10,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value, 300,000,000 shares authorized, 27,077,566 and 25,738,831 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	27,078	25,739
Additional paid in capital	11,768,801	9,047,705
Accumulated deficit	(10,564,854)	(6,753,036)
Accumulated other comprehensive loss	(32,963)	—
Total shareholders’ equity	1,198,062	2,320,408
Total liabilities and shareholders’ equity	$6,981,009	$7,631,088

See accompanying notes to unaudited condensed consolidated financial statements.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues	$470,392	$1,724,277	$2,871,583	$4,427,951
Cost of goods sold	479,930	1,081,904	1,863,681	2,594,196
Gross profit (loss)	(9,538)	642,373	1,007,902	1,833,755
Operating expenses:
Compensation	675,444	728,547	1,922,708	2,010,553
Selling, general and administrative	763,161	876,424	2,550,536	2,310,409
Total operating expenses	1,438,605	1,604,971	4,473,244	4,320,962
Loss from operations	(1,448,143)	(962,598)	(3,465,342)	(2,487,207)
Other income (expense):
Interest	(267,889)	(28,867)	(641,521)	(237,416)
Change in acquisition liability	33,810	—	167,580	—
Other expense	—	—	—	(250,000)
Loss before income taxes	(1,682,222)	(991,465)	(3,939,283)	(2,974,623)
Benefit for income taxes	(42,500)	—	(127,465)	—
Net loss	(1,639,722)	(991,465)	(3,811,818)	(2,974,623)
Other comprehensive loss:
Foreign currency translation loss	(33,705)	—	(32,963)	—
Total comprehensive loss	$(1,673,427)	$(991,465)	$(3,844,781)	$(2,974,623)
Net loss per share – basic and diluted	$(0.06)	$(0.04)	$(0.14)	$(0.13)
Weighted average number of shares outstanding – Basic and Diluted	27,027,625	23,979,685	26,569,030	22,840,848

See accompanying notes to unaudited condensed consolidated financial statements.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
For the Nine Months Ended September 30, 2011
(unaudited)

	Common stock		Additional paid in capital	Accumulated deficit	Accumulated other comprehensive loss	Total shareholders’ equity
	Shares	Amount
Balance, December 31, 2010	25,738,831	$25,739	$9,047,705	$(6,753,036)	$—	$2,320,408
Stock and warrants issued for stock subscriptions	368,004	368	551,632	—	—	552,000
Stock issuance costs	—	—	(51,500)	—	—	(51,500)
Stock issued for payment of accounts payable	94,748	95	142,027	—	—	142,122
Stock issued for services	147,500	147	200,603	—	—	200,750
Warrants issued in conjunction with debentures	—	—	551,748	—	—	551,748
Compensation expense of stock options issued to employees, consultants and vendors	—	—	289,992	—	—	289,992
Stock issued in consideration for extension of debenture payment	74,627	75	49,925	—	—	50,000
Stock issued for the acquistion of Control Engineering	653,856	654	986,669	—	—	987,323
Foreign currency translation adjustment	—	—	—	—	(32,963)	(32,963)
Net loss for the nine months ended September 30, 2011	—	—	—	(3,811,818)	—	(3,811,818)
Balance, September 30, 2011	27,077,566	$27,078	$11,768,801	$(10,564,854)	$(32,963)	$1,198,062

See accompanying notes to unaudited condensed consolidated financial statements.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Net loss	$(3,811,818)	$(2,974,623)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	315,311	38,890
Loss on disposal of property and equipment	4,783	—
Common stock and options issued for services	481,293	79,991
Stock issued in consideration for extension of debenture payment	50,000	—
Interest expense related to converted debt	—	154,153
Interest expense related to converted accounts payable	47,374	—
Accretion of deferred interest on debentures payable	101,361	—
Accretion of warrant discount to debentures payable	353,071	—
Interest accrued on notes payable, related parties	23,982	—
Change in acquisition liability	(167,580)	—
Deferred income taxes	(127,500)	—
Change in allowance for doubtful accounts	9,857	—
Changes in operating assets and liabilities:
Accounts receivable	1,763,987	(1,337,368)
Costs and estimated earnings in excess of billings	35,051	—
Prepaid expenses and other assets	67,465	(159,406)
Accounts payable	(477,183)	403,892
Accrued expenses	225,089	219,602
Billings in excess of costs and estimated earnings	(1,118,826)	924,776
Net cash flows used in operating activities	(2,224,283)	(2,650,093)
Cash flows from investing activities:
Purchase of other intangibles	—	(3,600)
Net cash received from acquisition	42,030	42,333
Purchase of property and equipment	(3,630)	(366,769)
Net cash flows provided by (used in) investing activities	38,400	(328,036)
Cash flows from financing activities:
Deferred issuance costs	(43,620)	(121,233)
Advances from shareholder	7,400	—
Advances from officers	360,271	94,527
Repayments to shareholder	(12,500)	—
Repayments to officers	(309,855)	(101,109)
Payments on notes payable	(96,824)	(105,221)
Payments on notes payable, related parties	(111,817)	(610,364)
Proceeds from notes payable	—	310,802
Proceeds from issuance of debentures	700,000	—
Proceeds from notes payable, related parties	1,166,020	389,828
Stock issuance costs	(51,500)	—
Proceeds from share issuances	552,000	3,396,607
Net cash flows provided by financing activities	2,159,575	3,253,837
Effect of exchange rate fluctuations on cash	(5,660)	—
Net increase (decrease) in cash	(31,968)	275,708
Cash at beginning of period	63,373	3,869
Cash at end of period	$31,405	$279,577

See accompanying notes to unaudited condensed consolidated financial statements.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(unaudited)

	Nine Months Ended September 30,
	2011	2010
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$113,107	$114,361
Income taxes	$—	$800
Non-cash investing and financing activities:
Conversion of notes payable to common stock	$—	$873,533
Issuance of common stock for payment of accounts payable	$94,748	$—
Deferred issuance costs adjusted to additional paid in capital in conjunction with share issuances	$—	$273,973
Issuance of 653,856 shares of common stock for acquistion of Control Engineering, Inc.	$987,323	$—
Contingent acquisition liabilty from acquisition of Control Engineering, Inc.	$221,970	$—
Issuance of 19,800,000 shares of common stock in exchange for retirement of 800,000 shares of common stock in Green House Holdings	$—	$12,560
Issuance of 1,200,000 shares of common stock for reverse merger	$—	$1,200
Issuance of 50,000 shares of common stock in exchange for assignment of distribution rights	$—	$200,000
Issuance of 45,000 shares of common stock for prepaid services	$—	$60,750
Issuance of 1,118,750 shares of common stock for acquisition of Life Protection, Inc.	$—	$3,504,105
Issuance of 321,839 warrants as discount to debentures payable in conjunction with issuance of debentures	$551,748	$—
Issuance of 6,000 shares of common stock for prepaid services	$9,449	$—

The following was the consideration given in the acquisition of Control Engineering, Inc.:

Issuance of 653,856 shares of common stock	$987,323
Contingent acquistion liabilty of 147,000 shares of common stock	221,970

The following were the fair value of identifiable assets acquired and liabilities assumed in the acquisition of Control Engineering, Inc.

Accounts receivable	$119,853
Prepaid expenses	2,325
Property and equipment	96,234
Accounts payable	(93,757)
Accrued expenses	(541)
Notes payable	(147,339)
Notes payable, related parties	(140,047)
Goodwill	1,330,535

See accompanying notes to unaudited condensed consolidated financial statements.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements
September 30, 2011
(unaudited)

Note 1 — Organization and going concern

Organization

R Squared Contracting, Inc. (“R Squared”) was incorporated in the State of California on January 2, 2007. Green House Holdings, Inc. (“GHH”) was organized under the laws of the State of Nevada on September 18, 2009. On September 20, 2009, a securities exchange agreement was entered into by and among GHH and R Squared and all of the equity holders of R Squared (“R Squared Shareholders”). Under this agreement, GHH acquired all of the issued and outstanding shares of R Squared from the R Squared Shareholders in exchange for an aggregate of 800,000 shares of GHH common stock. R Squared became a wholly owned subsidiary of GHH and the 800,000 shares represent 100% of the total outstanding shares of GHH.

On January 7, 2010, GreenHouse Holdings, Inc., f/k/a Custom Q, Inc. (“GreenHouse” or the “Company”) approved an amendment to its Articles of Incorporation (the “Amendment”) to change its name to GreenHouse Holdings, Inc. and to effect a forward-split such that 5 shares of common stock were issued for every 1 share of common stock issued and outstanding immediately prior to filing of the Amendment (the “Forward Split”). On January 7, 2010, GreenHouse entered into an Agreement and Plan of Share Exchange (the “Exchange Agreement”) with Green House Holdings, Inc., a Nevada corporation, and the stockholders of GHH whereby GreenHouse acquired all of the issued and outstanding common stock of GHH in exchange (the “Exchange”) for 19,800,000 newly issued shares of common stock and options to purchase 784,000 shares of common stock (after giving effect to the Forward Split) of GreenHouse. As a result, GreenHouse completed a reverse merger in which GHH merged with the Company and GHH became a wholly-owned subsidiary of the Company (the “Merger”).

On June 2, 2010, the Company incorporated a 99.8% owned subsidiary in Mexico, Green House Soluciones S.A. de C.V. (“GH Soluciones”).

On September 8, 2010, the Company and its wholly-owned subsidiary, Green House Holdings, Inc., entered into an Agreement and Plan of Share Exchange (the “LPI Agreement”) with Life Protection, Inc., a North Carolina corporation (“Life Protection”) and shareholders of Life Protection (the “Life Protection Holders”). Life Protection is headquartered in Grifton, North Carolina and provides innovative training, support, design and construction of facilities and services to meet the needs of the U.S. government, military, and law enforcement agencies.

On May 23, 2011, the Company entered into an Agreement and Plan of Share Exchange (the “CEI Agreement”) with Control Engineering, Inc., a Delaware corporation (“Control Engineering”), and shareholders of Control Engineering (the “Control Engineering Holders”). Control Engineering is headquartered in Costa Mesa, California and is a provider of automation and control solutions including engineering, installation and integration services to a wide range of industries.

The addition of Control Engineering’s suite of services will allow the Company to not only realize greater profit margins on demand response implementations but more importantly be able to package a complete turnkey Auto-Demand Response program that can be adopted by utilities across the country. Pursuant to the CEI Agreement, the Company acquired, from the Control Engineering Holders, all of the capital stock of Control Engineering in exchange for a maximum aggregate of 800,856 shares of the Company’s newly issued shares of common stock, par value $.001 per share (the “Exchange Shares”).

147,000 of the Exchange Shares shall be deposited in escrow (the “Earn-out Shares”). If CEI generates gross revenues in 2011, including pre-acquisition revenue, from its existing line of business totaling between $2,000,000 – $3,999,999 for the year ending December 31, 2011, the escrow agent shall release 73,500 of the Earn-out Shares to the Control Engineering Holders. If CEI generates gross revenues in 2011, including pre-acquisition revenue, from its existing line of business in excess of $4,000,000, the escrow agent shall

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements
September 30, 2011
(unaudited)

Note 1 — Organization and going concern  – (continued)

release 147,000 of the Earn-out Shares to the Control Engineering Holders. If CEI fails to generate gross revenues in 2011, including pre-acquisition revenue, from its existing line of business in excess of $2,000,000, then the escrow agent shall return any and all remaining Earn-out Shares to be cancelled and retired on the books and records of the Company and returned to unissued status.

The purchase price was determined by the total market value of the newly issued shares on May 23, 2011, totaling $1,209,293, which was based on the closing market price of the Company’s common stock on the acquisition date. The Earn-out Shares have been classified as a liability until the performance targets are met (the “Acquisition Liability”). The Acquisition Liability is revalued at the fair market value of the Company’s common stock at each reporting date until the uncertainty has been resolved, and for the three and nine months ended September 30, 2011, resulted in a gain of $33,810 and $167,580, respectively, that has been included in other income in the accompanying condensed consolidated statements of operations.

The acquisition has been accounted for under the purchase method. The initial accounting of the excess of the purchase price paid over the fair value of the assets and liabilities acquired is not complete as a significant portion of the assets acquired were intangible assets that need to be appraised. As a result, the full amount of the excess of the purchase price paid over the fair value of the assets and liabilities has been classified as goodwill as of September 30, 2011. None of the goodwill recognized is expected to be deductible for income tax purposes. Revenue and net loss generated by Control Engineering from the acquisition date through September 30, 2011 was $701,181 and $28,475, respectively.

Consideration Given:
653,856 shares of Green House Holdings common stock	$987,323
147,000 contingent shares of Green House Holdings common stock	221,970
Total consideration	$1,209,293
Fair value of identifiable assets acquired and liabilities assumed:
Cash	$42,030
Accounts receivable	119,853
Prepaid expenses	2,325
Property and equipment, net	96,234
Accounts payable	(93,757)
Accrued expenses	(541)
Notes payable	(147,339)
Notes payable, related parties	(140,047)
Total identifiable net assets	(121,242)
Goodwill	1,330,535
$1,209,293

On September 16, 2011, the Company entered into a letter of intent to transact a stock exchange and merge with and into Charlotte, NC-based Premier Alliance Group, Inc. (“Premier”), a leading provider of business and technology advisory and consulting services. The acquisition is subject to certain requirements including due diligence; execution of a definitive purchase agreement, approval by the boards of both companies and various other customary conditions, including the Company’s shareholder approval.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements
September 30, 2011
(unaudited)

Note 1 — Organization and going concern  – (continued)

The Company is headquartered in San Diego, California and is a provider of energy efficiency and sustainable facilities solutions. The Company designs, engineers and installs disparate products and technologies that enable its clients to reduce their energy costs and carbon footprint. Its target markets for energy efficiency solutions include government and military, as well as commercial, residential and industrial markets. In addition, the Company develops, designs and constructs rapidly deployable, sustainable facilities primarily for use in disaster relief and security in austere regions.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As reflected in the accompanying condensed consolidated financial statements, the Company had an accumulated deficit of $10,564,854 at September 30, 2011, a net loss and net cash used in operations of $3,811,818 and $2,224,284, respectively, for the nine months ended September 30, 2011. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan, raise additional capital, and generate sufficient revenues. During the nine months ended September 30, 2011, the Company raised $552,000 through the issuance of equity securities to outside investors, raised $700,000 from the issuance of debt securities to outside investors, and raised $1,166,020 from the issuance of debt securities to related parties. Management believes that the actions presently being taken to further implement its business plan, raise additional capital, and generate revenues provide the opportunity for the Company to continue as a going concern, but there can be no assurances to that effect.

As a result of the decrease in demand for the Company’s energy efficiency solutions to the residential market, and the growth in the Company’s energy efficiency solutions to the non-residential market, coupled with the Company’s new contracts obtained in its Sustainable Facilities segment as disclosed in Note 3 in the notes to the accompanying condensed consolidated financial statements, management has decided to focus the Company’s efforts in the non-residential market of the Energy Efficiency Solutions segment, and in the Sustainable Facilities Solutions segment, and temporarily reduce its efforts in the residential market of the Energy Efficiency Solutions segment. The Company has significantly reduced its staff involved in the residential market, and accordingly, the potential for future revenues from the residential market are expected to decline significantly until the staffing levels are restored. Total revenues earned from the residential market during the three months ended September 30, 2011 and 2010, totaled $107,998 and $1,724,277, respectively, and $1,738,885 and $4,427,951, for the nine months ended September 30, 2011 and 2010, respectively.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Note 2 — Summary of significant accounting policies

Basis of presentation

The accompanying unaudited condensed consolidated interim financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, all adjustments (which include only normal recurring adjustments except as noted in management’s discussion and analysis of financial condition and results of operations) necessary to present fairly the financial position, results of operations and changes in cash flows have been made.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements
September 30, 2011
(unaudited)

Note 2 — Summary of significant accounting policies  – (continued)

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements and notes thereto included in the 2010 Annual Report on Form 10-K, filed March 31, 2011. The results of operations for the nine months ended September 30, 2011, are not necessarily indicative of the operating results for the full year.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Significant estimates included in these financial statements are: (a) revenue recognition on uncompleted contracts and billings in excess of costs and estimated earnings, (b) the excess of the purchase price paid for Control Engineering over the fair value of the assets and liabilities acquired classified as goodwill and (c) amortization of intangible assets. The revenue recognition estimates are based on the ratio that actual costs incurred to date bear to estimated costs at completion. It is at least reasonably possible that a change in these estimates will occur in the near term.

Consolidation

The condensed consolidated financial statements include the accounts of GHH and its wholly-owned subsidiaries, R Squared, Life Protection, GH Soluciones, and Control Engineering. All material intercompany balances have been eliminated in consolidation.

Accounts receivable

R Squared grants unsecured credit to individuals primarily located in Southern California. Life Protection grants unsecured credit to commercial and military customers primarily located in the United States. Control Engineering grants unsecured credit to commercial and public utility customers primarily located in the United States. Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions. Bad debt expense is included in general and administrative expenses, if any. At September 30, 2011 and December 31, 2010, the allowance for doubtful accounts is $9,857 and $0, respectively.

Outstanding account balances are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure to its customers.

Deferred issuance costs

Costs relating to the future issuance of equity securities are deferred. When the additional equity securities are issued, the deferred costs are charged to additional paid-in-capital. The Company has certain deferred issuance costs as of September 30, 2011 consisting of legal and other expenses relating to the proposed issuance of common stock.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements
September 30, 2011
(unaudited)

Note 2 — Summary of significant accounting policies  – (continued)

Property and equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful lives ranging from 3 years to 5 years. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statements of operations. Leasehold improvements are amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever is shorter.

Goodwill and other intangible assets

Goodwill represents the excess of acquisition consideration paid over the fair value of identifiable net tangible and identifiable intangible assets acquired. Goodwill and other indefinite-lived intangible assets are not amortized, but are reviewed for impairment at least annually, in the third quarter, or earlier upon the occurrence of certain triggering events.

Goodwill is allocated among and evaluated for impairment at the reporting unit level. Management evaluates goodwill for impairment using a two-step process provided by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 350, Intangibles — Goodwill and Other. The first step is to compare the fair value of each of our reporting units to their respective book values, including goodwill. If the fair value of a reporting unit exceeds its book value, reporting unit goodwill is not considered impaired and the second step of the impairment test is not required. If the book value of a reporting unit exceeds its fair value, the second step of the impairment test is performed to measure the amount of impairment loss, if any. The second step of the impairment test compares the implied fair value of the reporting unit’s goodwill with the book value of that goodwill. If the book value of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. The Company determined that there were no impairments of goodwill and other intangible assets as of September 30, 2011 or December 31, 2010. Intangible assets with determinable useful lives are amortized using the straight-line method over the expected life of the assets.

Impairment of long-lived assets

In accordance with ASC 360, Property, Plant, and Equipment, the Company’s long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company determined that there were no impairments of long-lived assets as of September 30, 2011 or December 31, 2010.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements
September 30, 2011
(unaudited)

Note 2 — Summary of significant accounting policies  – (continued)

Revenue recognition

In accordance with ASC 605, Revenue Recognition, contract revenues are recognized using the percentage of completion method in the ratio that costs incurred bear to total estimated costs at completion. Adjustments to contract cost estimates are made in the periods in which the facts which require such revisions become known. Unapproved change orders are not considered as part of the contract until it has been approved by the customer. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. If final total cost is anticipated to exceed the contract amount, the excess of cost over contract amount is immediately recognized as a loss on the contract.

Customer billings and costs and estimated earnings on uncompleted contracts

The Company classifies cumulative customer billings that exceed the sum of total contract costs incurred plus the gross profit earned to date as billings in excess of costs and estimated earnings. Cumulative costs incurred plus estimated gross profit earned to date that exceeds customer billings are classified as costs and estimated earnings in excess of billings. See Note 3, “Costs and estimated earnings on uncompleted contracts,” for further information.

Other expense

Immediately prior to the Merger that was completed on January 7, 2010, the Company consummated a Stock Purchase Agreement with Cindy Kostoff, GreenHouse’s then principal shareholder and officer and director, whereby the Company acquired 4,000,000 of GreenHouse’s 4,240,000 outstanding shares from Ms. Kostoff for the purchase price of $250,000. This expense has been classified as other expense in the nine months ended September 30, 2010.

Foreign currency translation

On June 2, 2010, the Company incorporated a 99.8% owned subsidiary in Mexico, Green House Soluciones S.A. de C.V. (“GH Soluciones”). This subsidiary utilizes the local currency as its functional currency. Assets and liabilities in the condensed consolidated balance sheets have been translated at the rate of exchange as of the balance sheet date. Revenues and expenses are translated at the average exchange rate for the period. The resulting translation adjustments are reported under accumulated other comprehensive income (loss).

Income taxes

The Company follows ASC 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of operations in the period of enactment.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements
September 30, 2011
(unaudited)

Note 2 — Summary of significant accounting policies  – (continued)

The Company adopted the application of uncertain tax positions of ASC 740, Income Taxes, during 2009. The standard addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of September 30, 2011 and December 31, 2010, the Company does not have a liability for unrecognized tax uncertainties.

The Company’s policy is to record interest and penalties on uncertain tax positions as income tax expense. As of September 30, 2011 and December 31, 2010, the Company has no accrued interest or penalties related to uncertain tax positions.

Net loss per common share

Net loss per common share is computed pursuant to ASC 260, Earnings Per Share. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. As of September 30, 2010, there were 973,359 warrants and 1,335,000 options outstanding to purchase shares of common stock. As of September 30, 2011, there were 1,745,229 warrants and 934,000 options outstanding to purchase shares of common stock. However, these potentially dilutive shares are considered to be anti-dilutive and are therefore not included in the calculation of net loss per share.

Stock-based compensation

For employee stock options issued under the Company’s stock-based compensation plans, the fair value of each option grant is estimated on the date of grant using the Black-Scholes pricing model, and an estimated forfeiture rate is used when calculating stock-based compensation expense for the period. For employee restricted stock awards and units issued under the Company’s stock-based compensation plans, the fair value of each grant is calculated based on the Company’s stock price on the date of grant and an estimated forfeiture rate when calculating stock-based compensation expense for the period. The Company recognizes the compensation cost of stock-based awards upon vesting of the award.

The Company accounts for stock-based compensation awards to non-employees in accordance with ASC 505-50, Equity-Based Payments to Non-Employees (“ASC 505-50”). Under ASC 505-50, the Company determines the fair value of the warrants or stock-based compensation awards granted as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Any stock options issued to non-employees are recorded in expense and additional paid-in capital in shareholders’ equity over the applicable service periods using variable accounting through the vesting dates based on the fair value of the options at the end of each period.

Any benefits of tax deductions in excess of recognized stock-based compensation will be reported as a financing activity rather than an operating activity in the statements of cash flows. This requirement will reduce net operating cash flows and increase net financing cash flows in certain periods.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements
September 30, 2011
(unaudited)

Note 2 — Summary of significant accounting policies  – (continued)

As there is not sufficient public market history for its common stock, the Company determined the volatility for options granted based on an analysis of reported data for a peer group of companies. The expected volatility of options granted has been determined using an average of the historical volatility measures of this peer group of companies as well as the historical volatility of the Company’s common stock. The expected life of options has been determined utilizing the “simplified” method as prescribed by the SEC’s Staff Accounting Bulletin No. 107, Share-Based Payment. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of the stock options. The Company has not paid and does not anticipate paying cash dividends on its common stock; therefore, the expected dividend yield is assumed to be zero.

Effect of recent accounting pronouncements

The Company reviews new accounting standards as issued. No new standards had any material effect on these condensed consolidated financial statements. The accounting pronouncements issued subsequent to the date of these condensed consolidated financial statements that were considered significant by management were evaluated for the potential effect on these condensed consolidated financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these condensed consolidated financial statements as presented and does not anticipate the need for any future restatement of these condensed consolidated financial statements because of the retro-active application of any accounting pronouncements issued subsequent to September 30, 2011 through the date these condensed consolidated financial statements were issued.

Note 3 — Costs and estimated earnings on uncompleted contracts

Costs and estimated earnings on uncompleted contracts as of September 30, 2011 and December 31, 2010 consisted of the following:

Costs incurred on uncompleted contracts	$657,014	$1,164,719
Estimated earnings	435,596	341,611
	1,092,610	1,506,330
Less: billings to date	1,177,496	2,674,991
	$(84,886)	$(1,168,661)

Included in the accompanying condensed consolidated balance sheets at September 30, 2011 and December 31, 2010, costs and estimated earnings on uncompleted contracts consisted of the following:

	September 30, 2011	December 31, 2010
Costs and estimated earnings in excess of billings on uncompleted contracts	$64,014	$99,065
Billings in excess of costs and estimated earnings on uncompleted contracts	(148,900)	(1,267,726)
	$(84,886)	$(1,168,661)

As of September 30, 2011 and December 31, 2010, the Energy Efficiency Solutions (“EES”) segment had a backlog of approximately $0 and $747,000, respectively. See Note 11, “Subsequent events”, for additional work won in the EES segment subsequent to September 30, 2011. In the Sustainable Facilities Solutions (“SFS”) segment, in January 2011, Life Protection signed a contract (the “OceanSafe Contract”) to provide sustainable textured coating product to OceanSafe, a manufacturer of leading-edge steel structural insulated panels, for use in the construction of energy efficient buildings. The contract value is not to exceed $28,000,000. Subject to required regulatory approvals, the delivery of coating is expected to start in the

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements
September 30, 2011
(unaudited)

Note 3 — Costs and estimated earnings on uncompleted contracts  – (continued)

first quarter of 2012 and continue for a period of approximately 18 months. In May 2011, Life Protection signed a contract (the “Pinnacle Contract”) with Pinnacle Performance Group for the design, development and construction of a national security training center. As of September 30, 2011, the estimated contract value is approximately $100,000,000 and is expected to start in the first quarter of 2012 and continue for a period of approximately two years. In August 2011, Life Protection signed a contract with SAAB Training USA (the “SAAB Contract”) for the design, development and construction of a blast observation booth at a United States military location. As of September 30, 2011, the estimated contract value is approximately $171,000 and is expected to be completely performed in the fourth quarter of 2011. See Note 11, “Subsequent events”, for additional work won in the SFS segment subsequent to September 30, 2011.

Note 4 — Property and equipment, net

Property and equipment at September 30, 2011 and December 31, 2010 consisted of:

	September 30, 2011	December 31, 2010
Land	$290,735	$318,036
Vehicles	129,777	112,776
Leasehold improvements	198,099	94,887
Furniture and equipment	60,327	53,876
	678,938	579,575
Less: accumulated depreciation and amortization	(196,365)	(122,456)
Project in progress	30,869	30,394
Property and equipment, net	$513,442	$487,513

Depreciation and amortization expense for the three months ended September 30, 2011 and 2010 was $6,144 and $14,446, respectively. Depreciation and amortization expense for the nine months ended September 30, 2011 and 2010 was $41,849 and $38,890, respectively.

The carrying amount of the vehicles that serve as collateral on the vehicle loans is $31,015 and $55,685 at September 30, 2011 and December 31, 2010, respectively.

As of September 30, 2011 and December 31, 2010, the Company had assets with a net book value of $293,915 and $320,892, respectively, that were held outside of the United States.

Note 5 — Intangible assets, net

Intangible assets, net, consisted of the following at September 30, 2011 and December 31, 2010:

	Average life (in years)	September 30, 2011	December 31, 2010
Non-amortizable:
Trademarks	Indefinite	$3,600	$3,600
Amortizable:
Customer relationships	7	1,033,000	1,033,000
Technologies	8	359,000	359,000
Licenses	5	315,000	315,000
Trade names	8	236,000	236,000
Other	3	119,000	119,000
		2,065,600	2,065,600
Accumulated amortization		(351,667)	(108,205)
Total other intangibles, net		$1,713,933	$1,957,395

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements
September 30, 2011
(unaudited)

Note 5 — Intangible assets, net  – (continued)

Amortization of intangible assets was $81,150 and $0 for the three months ended September 30, 2011 and 2010, respectively, $243,462 and $0 for the nine months ended September 30, 2011 and 2010, respectively, and is included in selling, general and administrative expenses in the accompanying condensed consolidated statements of operations.

Expected remaining amortization of intangible assets for each of the next five years is as follows:

Remainder of 2011	$81,152
2012	$324,616
2013	$311,389
2014	$284,948
2015	$263,948

Note 6 — Distribution rights

Pursuant to an agreement dated January 14, 2009 between the Company and E-Fuel Corporation (“E-Fuel”), (the “Distribution Agreement”), the Company acquired exclusive rights to distribute E-Fuel equipment, parts and accessories used in the production of ethanol for certain counties in the state of California. The term of the Distribution Agreement is for three years and may be extended for an additional one year term by the mutual written consent of the Company and E-Fuel. Under the terms of the Agreement, the Company is required to order minimum quantities (See Note 10). The Company paid E-Fuel a $500,000 distribution fee to acquire the limited exclusive distribution rights. The distribution fee will be amortized using the straight-line method over the initial three year term of the Distribution Agreement; beginning when the Company completes its beta testing of the E-Fuel equipment. The Company anticipates yearly amortization expense to be approximately $167,000.

On August 10, 2010, the Company acquired the exclusive distribution rights to distribute Polyethylene Ballistic Material to the Department of Defense from G3 Shielding Technology, Inc. The term of the Distribution Agreement is for two years and may be extended for additional one year periods. The Company has estimated the useful life of the agreement to be five years. The Company issued 50,000 shares of its restricted common stock to acquire the exclusive distribution rights. The distributions rights were recorded at the market value of the Company’s common stock on August 10, 2010 of $4.00 per share or $200,000. The distribution fee is being amortized over the five year estimated useful life. $10,000 and $0 was amortized in the three months ended September 30, 2011 and 2010, respectively, and $30,000 and $0 in the nine months ended September 30, 2011 and 2010, respectively, and is included in selling, general and administrative expense in the accompanying condensed consolidated statements of operations. The Company anticipates $40,000 of amortization expense in the years 2011, 2012, 2013 and 2014 and $26,667 in 2015.

Note 7 — Advances from shareholders and officers

During the year ended December 31, 2010, the Company received an unsecured advance of $50,000 from an unaffiliated shareholder. The amount owing on the advance was $37,500 and $50,000 as of September 30, 2011 and December 31, 2010, respectively.

During the nine months ended September 30, 2011 and the year ended December 31, 2010, the Company received unsecured advances of $91,283 and $58,979, respectively, from Justin Farry, its Chief Financial Officer. The amount owing on the advances was $31,438 and $21,909 as of September 30, 2011 and December 31, 2010, respectively.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements
September 30, 2011
(unaudited)

Note 7 — Advances from shareholders and officers  – (continued)

During the nine months ended September 30, 2011 and the year ended December 31, 2010, the Company received unsecured advances of $268,987 and $103,633 from Chris Ursitti, its Chief Innovation Officer. The amount owing on the advances was $76,468 and $5,292 as of September 30, 2011 and December 31, 2010, respectively. Subsequent to September 30, 2011, Chris Ursitti sold and assigned this indebtedeness to a third party. See Note 11, “Subsequent events”, for further information.

During the nine months ended September 30, 2011, the Company received unsecured advances of $7,400 from an affiliated shareholder. The amount owing on the advances was $7,400 as of September 30, 2011.

During the year ended December 31, 2009, the Company received unsecured advances of $37,588 from Russ Earnshaw, its President. The amount owing on the advance was $0 and $30,288 as of September 30, 2011 and December 31, 2010, respectively.

Note 8 — Notes payable

Notes payable at September 30, 2011 and December 31, 2010 consisted of:

	September 30, 2011	December 31, 2010
Vehicle and equipment loans	$53,109	$45,500
Debentures payable, net of discount	793,177	190,493
Promissory notes	175,413	132,508
Related party promissory notes	1,933,232	715,000
Total long-term debt	2,954,931	1,083,501
Less: current portion	1,444,896	563,580
Long-term portion	$1,510,035	$519,921

Minimum future obligations under the notes payable as of September 30, 2011 are as follows:

Twelve Months ending September 30,
2012	$1,444,896
2013	329,049
2014	8,783
2015	2,380
2016	—
Thereafter	1,169,823
$2,954,931

Vehicle and Equipment loans

In 2008, the Company purchased two vehicles that were financed through GMAC. Interest on the GMAC loans is 9.75% per annum and monthly payments approximate $950. Final payments for both loans are due in July 2013. In 2009, the Company purchased one vehicle that was financed through Ford Motor Credit. Interest on the Ford Motor Credit loan is 10.89% per annum and monthly payments approximate $570. Final payment on the loan is due in May 2014. The vehicle loans are secured by the vehicles.

In 2007, Control Engineering purchased a vehicle that was financed through Ironstone Bank. Interest on the Ironstone Bank loan is 7.99% and monthly payments approximate $346. Final payment on the loan is due in July 2012. The vehicle loan is secured by the vehicle.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements
September 30, 2011
(unaudited)

Note 8 — Notes payable  – (continued)

In July 2009, Control Engineering purchased computer equipment that was financed through Dell Commercial Credit. Interest on the loan is 29.99% and monthly payments approximate $367. Final payment on the loan is due in May 2015.

In May 2011, Control Engineering purchased computer equipment that was financed through Dell Financial. Interest on the loan is 18% and monthly payments approximate $166. Final payment on the loan is due in May 2015.

Debentures payable

On October 22, 2010, the Company authorized the issuance of debentures in an aggregate amount of $344,828 and warrants to purchase 137,931 shares of common stock at the price of $2.50 per share which expire in five years, in connection with a Securities Purchase Agreement with certain purchasers. The debentures carried an original issue discount of $44,828 that is accreted over the term of the debenture as interest expense. The warrants issued in connection with the debentures have been valued at $147,443 and have been recorded as a discount to the debentures. The warrant value is amortized as interest expense over the term of the debentures. On February 18, 2011, the debenture holders agreed to amend the repayment terms of the debentures, deferring the start of the ten equal, monthly repayments to August 1, 2011, and extending the maturity date to May 1, 2012. In consideration for the amendment, the Company issued to the debenture holders an additional debenture with a maturity date of May 1, 2012, with a principal amount equal to $44,828, payable in ten equal, monthly repayments beginning August 1, 2011. On August 18, 2011, the debenture holders agreed to extend the due date of the August 1, 2011 monthly repayment to November 1, 2011, in consideration for 24,349 shares of the Company’s common stock, par value $0.001 per share. The amount of the debentures, net of the original issue and warrant discounts, is $309,473 and $190,493 as of September 30, 2011 and December 31, 2010, respectively. Subsequent to September 30, 2011, the Company agreed to settle and pay the debentures. See Note 11, “Subsequent events”, for further information.

On February 18, 2011, the Company authorized the issuance of debentures in an aggregate amount of $804,598 and warrants to purchase 321,839 shares of common stock at the price of $2.50 per share which expire in five years, in connection with a Securities Purchase Agreement with certain purchasers. The debentures carried an original issue discount of $104,598 that is accreted over the term of the debenture as interest expense. The warrants issued in connection with the debentures have been valued at $551,748 and have been recorded as a discount to the debentures. The warrant value is amortized as interest expense over the term of the debentures. The debentures are repayable in ten equal, monthly repayments beginning on August 1, 2011, with a maturity date of May 1, 2012. On August 18, 2011, the debenture holders agreed to extend the due date of the August 1, 2011 monthly repayment to November 1, 2011, in consideration for 50,278 shares of the Company’s common stock, par value $0.001 per share. The amount of the debentures, net of the original issue and warrant discounts, is $483,704 as of September 30, 2011. Subsequent to September 30, 2011, the Company agreed to settle and pay the debentures. See Note 11, “Subsequent events”, for further information.

Promissory notes

On July 22, 2010, Green House Soluciones, S.A. de C.V., a subsidiary of the Company, purchased approximately 25 acres of land in Jalisco, Mexico, for a total price of approximately $318,000. The purchase was financed by a promissory note to the sellers. The note is non-interest bearing and is secured by the land. A 10% deposit of approximately $31,000 was paid on July 22, 2010 and an additional payment of $62,000 was made on August 20, 2010. The balance of the purchase price is payable in 10 monthly payments of approximately $21,000 beginning on September 30, 2010 and ending on June 30, 2011. The Company is currently negotiating an extension of the past due repayments. The balance outstanding on the promissory note totaled $50,472 and $132,508 at September 30, 2011 and December 31, 2010, respectively.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements
September 30, 2011
(unaudited)

Note 8 — Notes payable  – (continued)

On July 5, 2008, Control Engineering, a subsidiary of the Company, modified a promissory note it entered into with Ironstone Bank on April 5, 2007 in the original amount of $150,000 (the “Ironstone Note”). Interest accrues on the Ironstone Note at the rate of 6.25% per annum and is secured by a 2nd lien deed of trust on the office space occupied by Control Engineering. Under the Ironstone Note, Control Engineering shall make 59 monthly payments of $1,259 beginning August 5, 2008, and a final payment of the entire balance then due of approximately $113,000 on July 5, 2013. The balance on the Ironstone Note totaled $124,941 at September 30, 2011.

Related party promissory notes

On October 8, 2008, the Company issued an unsecured promissory note (the “Note”) to Pacific Consortium Investments (“Pacific”) in the amount of $300,000. Interest accrues on the note at the rate of 5% per annum. Under the term of the Note, the Company shall make 36 monthly payments beginning on June 15, 2010. Subsequent to execution of the Note, Pacific advanced the Company additional amounts totaling $200,000 which are treated as additional borrowings under the Note. The controlling party of Pacific is an unaffiliated shareholder of the Company. The last monthly payment made was on January 15, 2011 and the Company is currently negotiating an extension of the past due repayments. The principal amount owing under the Note was $476,399 and $490,000 as of September 30, 2011 and December 31, 2010, respectively.

During the year ended December 31, 2009, the Company issued an unsecured note payable in the amount of $300,000 and received an additional unsecured loan in the amount of $30,536 from one of its principal shareholders and former Chief Executive Officer. During the year ended December 31, 2010, the Company received an additional unsecured loan in the amount of $42,100 from its principal shareholder and former Chief Executive Officer. The note has a stated interest rate of 4%, with interest payments due monthly, and is due upon receipt of equity financing by the Company of at least $5 million. The unsecured loans were fully repaid during the year ended December 31, 2010. The amount owing under the note as of June 30, 2011 and December 31, 2010 was $154,784 and $215,000, respectively. The loans are non-interest bearing. Subsequent to September 30, 2011, Chris Ursitti sold and assigned this indebtedeness to a third party. See Note 11, “Subsequent events”, for further information.

During the year ended December 31, 2009, the Company issued an unsecured note payable in the amount of $25,000 to an unaffiliated shareholder. This note was payable upon receipt of equity financing by the Company on or before January 4, 2010, and is non-interest bearing. The note holder received 15,000 shares of common stock upon receipt of equity financing by the Company. The amount owing under the note was $10,000 as of September 30, 2011 and December 31, 2010.

During the nine months ended September 30, 2011, the Company borrowed $176,745 from an unaffiliated shareholder and issued an unsecured note payable in the amount of $176,745 to the unaffiliated shareholder. Interest accrues on the note at the rate of 5% per annum and is payable on the maturity date of the note. The maturity date of the note is December 31, 2025. The amount owing under the note, including accrued interest of $4,673, was $181,418 as of September 30, 2011.

During the nine months ended September 30, 2011, the Company issued an unsecured note payable in the amount of $250,000 to an unaffiliated shareholder. Interest accrues on the note at the rate of 5% per annum and is payable on the maturity date of the note. The maturity date of the note is December 31, 2025. The amount owing under the note, including accrued interest of $5,208, was $255,208 as of September 30, 2011.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements
September 30, 2011
(unaudited)

Note 8 — Notes payable  – (continued)

During the nine months ended September 30, 2011, the Company issued an unsecured note payable in the amount of $237,800 to an unaffiliated shareholder. Interest accrues on the note at the rate of 5% per annum and is payable on the maturity date of the note. The maturity date of the note is December 31, 2025. The amount owing under the note, including accrued interest of $4,582, was $242,382 as of September 30, 2011. Subsequent to September 30, 2011, the unaffiliated shareholder sold and assigned this indebtedeness to a third party. See Note 11, “Subsequent events”, for further information.

During the nine months ended September 30, 2011, the Company issued an unsecured note payable in the amount of $132,256 to an unaffiliated shareholder. Interest accrues on the note at the rate of 5% per annum and is payable on the maturity date of the note. The maturity date of the note is December 31, 2025. The amount owing under the note, including accrued interest of $2,952, was $135,208 as of September 30, 2011. Subsequent to September 30, 2011, the unaffiliated shareholder sold and assigned this indebtedeness to a third party. See Note 11, “Subsequent events”, for further information.

During the nine months ended September 30, 2011, the Company issued an unsecured note payable in the amount of $351,219 to an unaffiliated shareholder. Interest accrues on the note at the rate of 5% per annum and is payable on the maturity date of the note. The maturity date of the note is December 31, 2025. The amount owing under the note, including accrued interest of $4,390, was $355,609 as of September 30, 2011.

During the nine months ended September 30, 2011, simultaneous with the closing of the CEI Agreement, the Company issued unsecured notes payable in the aggregate amount of $86,645 to the Control Engineering Holders and an unsecured note payable in the amount of $53,402 to a company controlled by one of the Control Engineering Holders to replace the outstanding loans owed to them by Control Engineering as of the closing date of the CEI Agreement. The notes are payable on May 19, 2012 and bear interest at the rate of 5% per annum. The notes are convertible at any time at the option of the holders into shares of the Company’s common stock at a conversion price equal to the closing bid price of the Company’s common stock on the date of delivery of a notice of conversion, subject to customary anti-dilution adjustments. The amount owing under the notes, including accrued interest of $2,177, was $122,224 as of September 30, 2011.

Note 9 — Shareholders’ equity

Private offering of equity securities

Subsequent to the Merger, the Company accepted additional subscriptions in an offering of its units comprised of 16,667 shares of common stock and warrants to purchase an additional 5,500 shares of common stock at an exercise price of $2.50 per share and expiring in three years (the “Units”) offered pursuant to Regulation D of the Securities Act of 1933, as amended. The Company sold 140.26 Units for a total of $3,506,610 aggregating to 159.26 Units for a total of $3,981,610 during the year ended December 31, 2010, and an additional 22.08 Units for a total of $552,000 during the nine months ended September 30, 2011. See below for valuation of warrants issued.

Stock and warrants issued for services

During the nine months ended September 30, 2011, two vendors of the Company elected to accept 94,748 shares of the Company’s common stock as payment on accounts payable. The common stock shares were valued at the fair value of the Company’s common stock on the date of issuance of $1.50 per share, resulting in a beneficial conversion expense of $47,374. During the nine months ended September 30, 2011, the Company issued 147,500 shares of its common stock to various individuals and entities for services rendered and to be rendered. The common stock shares were valued at the estimated cash value of the services rendered at a weighted average of $1.36 per share, resulting in an expense of $191,301 which is included in selling, general and administrative expense in the condensed consolidated statement of operations,

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements
September 30, 2011
(unaudited)

Note 9 — Shareholders’ equity  – (continued)

and prepaid expense of $9,449 which is included in prepaid expenses and other current assets in the condensed consolidated balance sheet at September 30, 2011.

2010 equity plan

In January 2010, the Company adopted the 2010 Equity Incentive Plan (the “2010 Plan”). Under the 2010 Plan, the Company may grant stock options, which are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, stock appreciation rights, and restricted stock awards, which are restricted shares of common stock. The Company reserved a total of 2,000,000 shares of common stock for issuance under the 2010 Plan. Generally, the 2010 Plan provides for options with terms of 10 years.

During the nine months ended September 30, 2011, the Company issued no options to employees and non-employee directors. As of September 30, 2011, there was unrecognized compensation costs of $582,461 related to stock options. The Company expects to recognize those costs over a weighted average period of 1.85 years as of September 30, 2011. Future option grants will increase the amount of compensation expense to be recorded in these periods.

During the nine months ended September 30, 2011, the Company issued 45,000 options to non-employee individuals with a weighted-average grant date fair value of $1.88. Due to the variable accounting of stock-based compensation awards to non-employees described in Note 2 above, the Company recognized income of $19,453 and $0 as a recovery of non-employee stock based compensation for the nine months ended September 30, 2011 and 2010, respectively, on the unvested non-employee options outstanding as of September 30, 2011, and on the options that vested during the nine months ended September 30, 2011. Future option grants will increase the amount of compensation expense to be recorded in these periods.

The Company estimated the fair value of non-employee stock options using the Black-Scholes option pricing model. The fair value of non-employee stock options is being expensed over the requisite service period of the awards. The fair value of non-employee stock options was estimated using the following assumptions:

Stock price	$2.95 – $2.99
Contractual term	3 – 10 years
Expected volatility	76 – 82%
Risk-free interest rate	1.8 – 3.5%
Dividend yield	0

Warrants

During the nine months ended September 30, 2011, the Company issued warrants to purchase 121,440 shares of the Company’s common stock in conjunction with sales of its Units. These warrants have lives of three years and were valued at a weighted average of $1.47 per warrant, or $178,930 using the Black-Scholes option pricing model with the following assumptions:

Stock price	$2.11 – $2.94
Contractual term	3 years
Expected volatility	85 – 87%
Risk free interest rate	1.9 – 2.4%
Dividend yield	0

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements
September 30, 2011
(unaudited)

Note 9 — Shareholders’ equity  – (continued)

The volatility was based on comparable volatility of other companies since the Company had no significant historical volatility. The risk free interest rate was based on the three year treasury rates, as applicable to the contract term. The dividend yield was assumed to be zero. The fair value of the warrants issued for the sale of the Company’s Units totaling $178,930 for the nine months ended September 30, 2011 was recorded to additional paid-in capital.

On February 18, 2011, the Company issued debentures in the amount of $804,598 and warrants to purchase 321,839 shares of the Company’s common stock at an exercise price of $2.50. The warrants have a life of five years and were valued at $1.714 per warrant, or $551,748, based upon a valuation utilizing Monte-Carlo simulation analysis. The stock price on the date of grant was $2.40. Volatility, which was determined to be 82%, was based on comparable volatility of other companies since the Company had no significant historical volatility. The risk free interest rate was based on the twenty-year treasury rate and the probability of future financing was estimated at 100%. The fair value of the warrants was recorded as a discount to the debentures and is amortized, using the straight-line method, as interest expense over the term of the debentures. Subsequent to September 30, 2011, the warrants were re-priced. See Note 11, “Subsequent events”, for further information.

Note 10 — Commitments and contingencies

Distribution agreement

Pursuant to the Distribution Agreement (Note 6), the Company will be required to order a minimum number of units of the E-Fuel equipment which will be determined upon completion of the beta testing. The Company is not required to purchase any units of E-Fuel equipment until the Company completes its beta testing of the E-Fuel equipment.

Master Subscription Agreement

The Company is subject to a Master Subscription Agreement (“MSA”) with SalesForce.com, Inc., a San Diego based software licensing company (“SalesForce”), for the provision of SalesForce licenses and related products and services to the Company. The MSA calls for advance subscription payments of $12,600 each on February 24, 2011, August 24, 2011 and February 24, 2012. The August 24, 2011 payment has not yet been made. The MSA terminates on August 24, 2012.

Dissolution agreement

On November 9, 2010, the Company’s subsidiary, Life Protection, entered into an agreement with the other members of its subsidiary, LPI-R.O.A.D. House, LLC, for the dissolution of the LLC. Pursuant to the agreement, Life Protection was required to pay to the other members a lump-sum payment of $115,000 upon the completion of, and collection on, a specific contract in progress, and after all contract vendors have been paid. This required payment was made during the second quarter of 2011 and is included in selling, general and administrative expense for the nine months ended September 30, 2011. Additionally, Life Protection will be required to make payments of $50,000 each should two specific potential customer contracts be consummated. As of the date of this report, these potential contracts have not been consummated, nor is there any assurance that such contracts will ever be consummated.

General litigation

The Company is involved in certain claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters is not expected to have a material adverse effect on the Company’s financial position, results of operations, or liquidity.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements
September 30, 2011
(unaudited)

Note 11 — Subsequent events

In October 2011, Life Protection was selected to provide its Rapidly Deployable Units (“RDU’s”) for an Urban Warfare Training Center at Fort Benning. The first phase of the overall contract represents $130,000 in revenue to the Company. The project entails remodeling of the existing facility with uniquely designed, rapidly deployable structures that will be coated to create the appearance of specific urban settings. LPI and Yeargan Construction, the primary contractor for the winning bid, were selected over several other reputable companies, opening the door to future opportunities with the Department of Defense and Fort Benning.

In November 2011, Control Engineering received a purchase order for approximately $811,000 to perform controls automation and energy efficient upgrades to a state mental hospital.

On November 1, 2011, the Company entered in a letter agreement with certain of its holders (the “Holders”) of debentures in the aggregate amount of $1,194,254 (the “Debentures”) whereby the Company and the Holders agreed to settle and pay the Debentures (the “Settlement”). The Company agreed to issue the Holders an aggregate of 2,000,000 shares of the Company’s common stock (the “Shares”), par value $0.001 per share (the “Common Stock”), 1,000,000 of which were deliverable upon execution of the agreement and the balance on December 1, 2011, in exchange for an aggregate amount of $600,000 of the Debentures (the “Exchange Debentures”). In addition, the Holders warrants to purchase an aggregate 459,770 shares of Common Stock at the exercise price of $2.50 per share were re-priced to $0.40 per share with additional anti-dilution provisions. If the daily volume weighted average price (“VWAP”) of the Shares for each of the 20 trading days immediately following the issuance of the Shares divided by 20 is less than $0.30, then, within 3 trading days after the end of such 20 trading day period, the Company shall issue to the Holders an additional number of shares of Common Stock equal to the difference between (a) the original principal amount of the Exchange Debentures divided by the VWAP average and (b) the Shares. In terms of the Settlement, the Holders agreed to sell and assign the remaining aggregate amount of $594,254 of the Debentures to Isaac Blech (“Blech”), a Director of Premier, with whom the Company has signed a letter of intent to merge with and into. In exchange for Blech’s surrender of such assigned Debentures to the Company, the Company issued to Blech a demand convertible promissory note in the amount of $594,254, convertible into shares of Common Stock at the price of $0.30 per share, subject to adjustment.

In addition, on November 1, 2011, Blech purchased indebtedness of the Company in the aggregate amount of $1,067,122 from certain shareholders and lenders of the Company (the “Founders”) which were the holders and/or makers of promissory notes, loans, advances and other indebtedness of the Company and/or one of its affiliates, originally issued to the Founders. Upon the sale and assignment of such indebtedness to Blech from the Founders, the Company issued to Blech a demand convertible promissory note in the amount of $1,067,122, convertible into shares of Common Stock at the price of $0.30 per share, subject to adjustment.

Further, on November 1, 2011, in consideration for a bridge loan in the amount of $500,000, the Company made a Secured Convertible Promissory Note in favor of Premier, in the principal amount of $500,000 (the “Bridge Note”). The Bridge Note is convertible into shares of Common Stock at the rate of 70% of the volume weighted average price for the twenty (20) trading days prior to the date a notice of conversion is given to the Company. The Note is secured by a general security interest in all of the Company’s assets.

Note 12 — Segment information

The Company operates in two business segments: Energy Efficiency Solutions (“EES”) and Sustainable Facilities Solutions (“SFS”). The EES segment provides the following services: Energy Efficiency and Demand Response Solutions, Automation and Control Solutions, Facility Retrofitting and Renewable Energy and Cogeneration. The SFS segment develops, designs and constructs rapidly deployable, sustainable facilities primarily for use by the United States military and for disaster relief and security organizations in austere regions.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements
September 30, 2011
(unaudited)

Note 12 — Segment information  – (continued)

The performance of the business is evaluated at the segment level. Cash, debt and income taxes generally are managed centrally. Accordingly, we evaluate performance of our segments based on operating earnings inclusive of an appropriate allocation of corporate overhead expenses exclusive of financing activities and income taxes. Reporting segment assets are the owned or allocated assets used by each segment. Segment information is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue
Energy Efficiency Solutions	$442,903	$1,724,277	$2,520,716	$4,427,951
Sustainable Facility Solutions	27,489	—	350,867	—
	$470,392	$1,724,277	$2,871,583	$4,427,951
Loss from operations
Energy Efficiency Solutions	$(1,148,079)	$(962,598)	$(2,490,902)	$(2,487,207)
Sustainable Facility Solutions	(300,064)	—	(974,440)	—
	$(1,448,143)	$(962,598)	$(3,465,342)	$(2,487,207)
Depreciation and amortization expense
Energy Efficiency Solutions	$6,144	$14,446	$41,849	$38,890
Sustainable Facility Solutions	91,150	—	273,462	—
	$97,294	$14,446	$315,311	$38,890
Capital Expenditures
Energy Efficiency Solutions	$(14,948)	$324,099	$1,212,922	$366,769
Sustainable Facility Solutions	—	—	—	—
	$(14,948)	$324,099	$1,212,922	$366,769

	September 30, 2011	December 31, 2010
Total Assets
Energy Efficiency Solutions	$4,401,473	$3,141,606
Sustainable Facility Solutions	2,579,536	4,489,482
	$6,981,009	$7,631,088

Note 13 — Unaudited Pro Forma Condensed Combined Statement of Operations

The following unaudited pro forma condensed combined statement of operations is presented to illustrate the estimated effects of the CEI Agreement. The unaudited pro forma condensed combined statement of operations was prepared using the unaudited historical condensed statement of operations of the Company and Control Engineering. The unaudited pro forma condensed combined statement of operations should be read in conjunction with the Company’s audited statement of operations for the year ended December 31, 2010 which is included in its December 31, 2010 Annual Report on Form 10-K.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2011 assumes that the CEI Agreement was consummated at the beginning of the period presented. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2011 combines the unaudited condensed statement of operations of the Company for the nine months ended September 30, 2011 with the unaudited condensed statement of operations of Control Engineering for the period January 1, 2011 to May 23, 2011.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements
September 30, 2011
(unaudited)

Note 13 — Unaudited Pro Forma Condensed Combined Statement of Operations  – (continued)

The information presented in the unaudited pro forma condensed combined statement of operations does not purport to represent what the Company’s results of operations would have been had the CEI Agreement occurred as of the dates indicated, nor is it indicative of our future results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the CEI Agreement. The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SETEMBER 30, 2011 (UNAUDITED)

	Green House Holdings, Inc. and Subsidiaries Historical	Control Engineering, Inc. Historical	Pro Forma Adjustments	Ref	Combined
		(1)
Revenues	$2,871,583	$454,134	$—		$3,325,717
Cost of goods sold	1,863,681	283,220	—		2,146,901
Gross profit	1,007,902	170,914	—		1,178,816
Operating expenses	4,473,244	150,532	—		4,623,776
(Loss) income from operations	(3,465,342)	20,382	—		(3,444,960)
Other income (expense)	(346,476)	(1,745)	—		(348,221)
Loss (income) before income taxes	(3,811,818)	18,637	—		(3,793,181)
Income tax expense (benefit)	—	—	—		—
Loss (income) before noncontrolling interest	(3,811,818)	18,637	—		(3,793,181)
Income attributable to noncontrolling interest	—	—	—		—
Net (loss) income	(3,811,818)	18,637	—		(3,793,181)
Preferred stock dividends	—	—	—		—
Deemed dividend on preferred stock	—	—	—		—
Net (loss) income available for common shareholders	$(3,811,818)	$18,637	$—		$(3,793,181)
Net (loss) income per share:
Basic	$(0.14)	$0.03	$—		$(0.14)
Diluted	$—	$—	$—		$—
Weighted average number of shares, basic and diluted:
Basic	26,569,030	653,856	(323,335)	(2)	26,899,551
Diluted	26,569,030	653,856	(323,335)	(2)	26,899,551

(1)	Represents unaudited results of operations of Control Engineering, Inc. from January 1, 2011 to May 23, 2011. Control Engineering’s results of operations from May 24, 2011 to September 30, 2011 are consolidated with GreenHouse Holdings, Inc.
(2)	The adjustment to weighted average number of common shares outstanding reflects the change necessary to calculate shares outstanding as if Control Engineering was acquired on January 1, 2011.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Financial Statements as of December 31, 2010 and 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
GreenHouse Holdings, Inc. and Subsidiaries
San Diego, California

We have audited the consolidated balance sheets of GreenHouse Holdings, Inc. and Subsidiaries (the “Company”), as of December 31, 2010 and 2009, and the related consolidated statements of operations, shareholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We have conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audits included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstance, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GreenHouse Holdings, Inc. at December 31, 2010 and 2009, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As reflected in the accompanying financial statements, the Company had an accumulated deficit of $6,753,036, a net loss and net cash used in operations of $4,644,966 and $3,509,800, respectively, for the year ended December 31, 2010. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PKF
San Diego, California March 29, 2011	PKF Certified Public Accountants A Professional Corporation

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
December 31, 2010 and 2009

	2010	2009
ASSETS
Current assets:
Cash	$63,373	$3,869
Accounts receivable	1,931,408	887,503
Costs and estimated earnings in excess of billings	99,065	—
Prepaid expenses and other current assets	151,973	15,560
Deferred issuance costs	—	152,740
Total current assets	2,245,819	1,059,672
Property and equipment, net	487,513	165,953
Non-current assets:
Goodwill	2,244,367	—
Intangible assets, net	1,957,395	—
Security deposits	9,327	6,000
Distribution rights, net	686,667	500,000
Total assets	$7,631,088	$1,731,625
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,754,165	$588,958
Accrued expenses	297,799	213,397
Billings in excess of costs and estimated earnings	1,267,726	999,091
Advances from shareholder	50,000	—
Advances from officers	57,489	63,206
Current portion of notes payable	197,250	12,914
Current portion of notes payable, related parties	366,330	210,454
Total current liabilities	3,990,759	2,088,020
Notes payable, net of current portion	171,251	794,033
Notes payable, net of current portion, related parties	348,670	945,082
Deferred income taxes	800,000	—
Total liabilities	5,310,680	3,827,135
Commitments and contingencies — Note 11
Shareholders’ equity (deficit):
Preferred stock, $.001 par value, 10,000,000 shares authorized, none outstanding	—	—
Common stock, no par value, 1,000,000 shares authorized, 800,000 shares issued and outstanding at December 31, 2009	—	12,560
Common stock, $.001 par value, 300,000,000 shares authorized, 25,738,831 shares issued and outstanding at December 31, 2010	25,739
Additional paid-in capital	9,047,705	—
Accumulated deficit	(6,753,036)	(2,108,070)
Total shareholders’ equity (deficit)	2,320,408	(2,095,510)
Total liabilities and shareholders’ equity (deficit)	$7,631,088	$1,731,625

See accompanying notes to consolidated financial statements.

GREEN HOUSE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2010 and 2009

	2010	2009
Revenues	$6,731,986	$4,490,186
Cost of goods sold	4,165,958	2,753,743
Gross profit	2,566,028	1,736,443
Operating expenses:
Compensation	2,913,455	1,257,090
Selling, general and administrative	3,702,612	2,100,276
Total operating expenses	6,616,067	3,357,366
Loss from operations	(4,050,039)	(1,620,923)
Other expense:
Interest	(344,835)	(63,747)
Other expense	(250,000)	—
Loss before income taxes	(4,644,874)	(1,684,670)
Provision for income taxes	800	2,119
Net loss before noncontrolling interest	(4,645,674)	(1,686,789)
Net loss attributable to noncontrolling interest	708	—
Net loss	$(4,644,966)	$(1,686,789)
Net loss per share – basic and diluted	$(0.20)	$(2.11)
Weighted average number of shares outstanding – Basic and Diluted	23,529,837	800,000

See accompanying notes to consolidated financial statements.

GREEN HOUSE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)
For the Years Ended December 31, 2010 and 2009

	Common stock		Additional paid in capital	Accumulated deficit	Noncontrolling interest	Total Shareholders’ equity (deficit)
	Shares	Amount
Balance December 31, 2008	800,000	$12,560	$—	$(421,281)	$—	$(408,721)
Net loss for the year ended December 31, 2009	—	—	—	(1,686,789)	—	(1,686,789)
Balance, December 31, 2009	800,000	12,560	—	(2,108,070)	—	(2,095,510)
Retirement of shares in share exchange on January 7, 2010	(800,000)	(12,560)	—	—	—	(12,560)
Issuance of shares in share exchange on January 7, 2010	19,800,000	19,800	(7,240)	—	—	12,560
Issuance of shares for reverse merger on January 7, 2010	1,200,000	1,200	(1,200)	—	—	—
Compensation expense of stock options issued to employees, consultants and vendors	—	—	228,032	—	—	228,032
Stock and warrants issued for converted debt	785,125	785	972,748	—	—	973,533
Warrants issued in conjunction with debentures	—	—	147,443	—		147,443
Value of beneficial conversion feature of convertible debt	—	—	204,153	—	—	204,153
Stock and warrants issued for stock subscriptions	2,654,456	2,654	3,978,956	—	—	3,981,610
Stock issuance costs	—	—	(449,400)	—	—	(449,400)
Stock issued for distribution rights	50,000	50	199,950	—	—	200,000
Stock and warrants issued for services	130,500	131	228,944	—	—	229,075
Issuance of shares for acquisition of Life Protection, Inc.	1,118,750	1,119	3,545,319	—	—	3,546,438
Noncontrolling interest acquired in Life Protection, Inc. acquisition	—	—	—	—	4,262	4,262
Distributions to noncontrolling interest	—	—	—	—	(3,554)	(3,554)
Net loss for year ended December 31, 2010	—	—	—	(4,644,966)	(708)	(4,645,674)
Balance, December 31, 2010	25,738,831	$25,739	$9,047,705	$(6,753,036)	$—	$2,320,408

See accompanying notes to consolidated financial statements.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2010 and 2009

	2010	2009
Cash flows from operating activities:
Net loss	$(4,644,966)	$(1,686,789)
Adjustments to reconcile net loss to net cash used in operations:
Noncontrolling interest	(708)	—
Depreciation and amortization	175,611	43,127
Common stock, warrants and options issued for services	396,357	—
Beneficial conversion of converted debt	204,153	—
Accretion of warrant discount to debentures payable	25,484	—
Accretion of original issue discount	12,452
Changes in operating assets and liabilities:
Accounts receivable	(1,043,905)	(778,104)
Costs and estimated earnings in excess of billings	(99,065)	—
Prepaid expenses and other current assets	(73,663)	(13,560)
Security deposits	(3,327)	—
Accounts payable	1,165,207	539,396
Accrued expenses	107,935	190,915
Billings in excess of costs and estimated earnings	268,635	874,914
Net cash used in operating activities	(3,509,800)	(830,101)
Cash flows from investing activities:
Purchase of other intangibles	(3,600)	—
Net cash received from acquisition	42,333	—
Purchase of property and equipment	(89,089)	(26,550)
Net cash used in investing activities	(50,356)	(26,550)
Cash flows from financing activities:
Deferred issuance costs	(296,660)	(152,740)
Distributions to noncontrolling interest	(3,554)	—
Advances from shareholder	50,000	—
Advances from officers	162,612	—
Repayments to officers	(168,329)	—
Payments on notes payable	(169,914)	(11,412)
Payments on notes payable, related parties	(630,364)	(66,926)
Proceeds from notes payable	4,431	750,000
Proceeds from issuance of debentures	300,000	—
Proceeds from notes payable, related parties	389,828	341,598
Proceeds from share issuances	3,981,610	—
Net cash provided by financing activities	3,619,660	860,520
Net increase in cash	59,504	3,869
Cash at beginning of year	3,869	—
Cash at end of year	$63,373	$3,869

See accompanying notes to consolidated financial statements.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
For the Years Ended December 31, 2010 and 2009

	2010	2009
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$102,316	$13,341
Income taxes	$800	$2,119
Non-cash investing and financing activities:
Purchase of vehicle from proceeds of note payable	$—	$26,287
Notes payable to related parties for acquisition of distribution rights	$—	$500,000
Conversion of notes payable to common stock	$973,533	$—
Deferred issuance costs adjusted to additional paid in capital in conjunction with share issuances	$449,400	$—
Issuance of 19,800,000 shares of common stock in exchange for retirement of 800,000 shares of common stock in Green House Holdings	$12,560	$—
Issuance of 1,200,000 shares of common stock for reverse merger	$1,200	$—
Issuance of 50,000 shares of common stock in exchange for assignment of distribution rights	$200,000	$—
Issuance of 45,000 shares of common stock for prepaid services	$60,750	$—
Issuance of 1,118,750 shares of common stock for acquisition of Life Protection, Inc.	$3,504,105	$—
Deferred income tax liability and goodwill associated with the acquisition of Life Protection, Inc.	$800,000	$—
Purchase of land from issuance of notes payable	$286,544	$—
Issuance of 137,931 warrants as discount to debentures payable in conjunction with issuance of debentures	$147,443	$—

See accompanying notes to consolidated financial statements.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2010 and 2009

Note 1. Organization and operations

R Squared Contracting, Inc. (“R Squared”) was incorporated in the State of California on January 2, 2007. Green House Holdings, Inc. (“GHH”) was organized under the laws of the State of Nevada on September 18, 2009. On September 20, 2009, a securities exchange agreement was entered into by and among GHH and R Squared and all of the equity holders of R Squared (“R Squared Shareholders”). Under this agreement, GHH acquired all of the issued and outstanding shares of R Squared from the R Squared Shareholders in exchange for an aggregate of 800,000 shares of GHH common stock. R Squared became a wholly owned subsidiary of GHH and the 800,000 shares represent 100% of the total outstanding shares of GHH.

On January 7, 2010, GreenHouse Holdings, Inc., f/k/a Custom Q, Inc. (“GreenHouse” or the “Company”) approved an amendment to its Articles of Incorporation (the “Amendment”) to change its name to GreenHouse Holdings, Inc. and to effect a forward-split such that 5 shares of common stock were issued for every 1 share of common stock issued and outstanding immediately prior to filing of the Amendment (the “Forward Split”). On January 7, 2010, GreenHouse entered into an Agreement and Plan of Share Exchange (the “Exchange Agreement”) with Green House Holdings, Inc., a Nevada corporation, and the stockholders of GHH whereby GreenHouse acquired all of the issued and outstanding common stock of GHH in exchange (the “Exchange”) for 19,800,000 newly issued shares of common stock and options to purchase 784,000 shares of common stock (after giving effect to the Forward Split) of GreenHouse. As a result, GreenHouse completed a reverse merger in which GHH merged with the Company and GHH became a wholly-owned subsidiary of the Company (the “Merger”).

On June 2, 2010, the Company incorporated a 99.8% owned subsidiary in Mexico, Green House Soluciones S.A. de C.V. (“GH Soluciones”).

On September 8, 2010, the Company and its wholly-owned subsidiary, Green House Holdings, Inc., entered into an Agreement and Plan of Share Exchange (the “ LPI Agreement”) with Life Protection, Inc., a North Carolina corporation (“Life Protection”) and shareholders of Life Protection (the “Life Protection Holders”). Life Protection is headquartered in Grifton, North Carolina and provides innovative training, support, design and construction of facilities and services to meet the needs of the U.S. government, military, and law enforcement agencies. Revenue and loss generated by Life Protection from the acquisition date through December 31, 2010 was $648,526 and $(128,508), respectively.

The Company is headquartered in San Diego, California and provides energy-efficiency products, energy management systems, eco-friendly infrastructure, scalable waste-to-fuel bio-fuel and closed loop systems, as well as other proprietary technologies and products that are financially sound and sustainable to residential, commercial, industrial and government markets around the globe.

Note 2. Accounting policies

The Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and the Hierarchy of Generally Accepted Accounting Principles (“GAAP”), which became the single official source of authoritative, nongovernmental GAAP. The historical GAAP hierarchy was eliminated and the ASC became the only level of authoritative GAAP, other than guidance issued by the SEC. All other literature became non-authoritative. ASC is effective for financial statements issued for interim and annual periods ending after September 15, 2009.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2010 and 2009

Note 2. Accounting policies  – (continued)

Significant estimates included in these financial statements are: (a) revenue recognition on uncompleted contracts and billings in excess of costs and estimated earnings, and (b) allocation of the Life Protection purchase price between the fair value of the assets acquired, intangible assets and goodwill. The revenue recognition estimates are based on the ratio that actual costs incurred to date bear to estimated costs at completion. It is at least reasonably possible that a change in these estimates will occur in the near term.

Consolidation

The consolidated financial statements include the accounts of GHH and its wholly-owned subsidiaries, R Squared, Life Protection and GH Soluciones. All material inter-company balances have been eliminated in consolidation. Life Protection had a 49% membership interest in LPI-R.O.A.D.House, LLC (“Roadhouse”). Roadhouse was dissolved on November 9, 2010. The results of activity attributed to the non-controlling interest of the outside members of Roadhouse is recorded in the consolidated statement of operations for the non-controlling members share in the net income or loss of LPI-R.O.A.D.House, LLC.

Reclassifications

Certain items on the 2009 consolidated balance sheet, statement of operations, and statement of cash flows have been reclassified to conform to current period presentation.

Cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Accounts receivable

R Squared grants unsecured credit to individuals primarily located in Southern California. Life Protection grants unsecured credit to commercial and military customers primarily located in the United States. Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions. Bad debt expense is included in general and administrative expenses, if any. At December 31, 2010 and 2009, the allowance for doubtful accounts is $0.

Outstanding account balances are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure to its customers.

Deferred issuance costs

Costs relating to the future issuance of equity securities are deferred. When the additional equity securities are issued, the deferred costs are charged to additional paid-in-capital. The Company had certain deferred issuance costs as of December 31, 2009 consisting of legal and other expenses relating to the issuance of common stock that were issued in 2010 (See Note 10).

Property and equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful lives ranging from 3 years to 5 years. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statements of operations. Leasehold improvements are amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever is shorter.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2010 and 2009

Note 2. Accounting policies  – (continued)

Goodwill and other intangible assets

Goodwill represents the excess of acquisition consideration paid over the fair value of identifiable net tangible and identifiable intangible assets acquired. Goodwill and other indefinite-lived intangible assets are not amortized, but are reviewed for impairment at least annually, in the third quarter, or earlier upon the occurrence of certain triggering events.

Goodwill is allocated among and evaluated for impairment at the reporting unit level. Management evaluates goodwill for impairment using a two-step process provided by FASB ASC Topic 350, Intangibles —  Goodwill and Other. The first step is to compare the fair value of each of our reporting units to their respective book values, including goodwill. If the fair value of a reporting unit exceeds its book value, reporting unit goodwill is not considered impaired and the second step of the impairment test is not required. If the book value of a reporting unit exceeds its fair value, the second step of the impairment test is performed to measure the amount of impairment loss, if any. The second step of the impairment test compares the implied fair value of the reporting unit’s goodwill with the book value of that goodwill. If the book value of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. See Note 6, “Goodwill and intangible assets,” for further information. The Company determined that there were no impairments of goodwill and other intangible assets as of December 31, 2010 or 2009. Intangible assets are amortized using the straight-line method over the expected life of the assets.

Impairment of long-lived assets

In accordance with FASB ASC 360, Property, Plant, and Equipment, the Company’s long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company determined that there were no impairments of long-lived assets as of December 31, 2010 or 2009.

Fair value of financial instruments

FASB ASC 820, Fair Value Measurements and Disclosures, establishes a framework for measuring fair value and expands disclosures about fair value measurements. FASB ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC 820 states that a fair value measurement should be determined based on the assumptions the market participants would use in pricing the asset or liability. In addition, FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the types of valuation information (“inputs”) are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2010 and 2009

Note 2. Accounting policies  – (continued)

The three broad levels defined by FASB ASC 820 hierarchy are as follows:

Level 1 — quoted prices for identical assets or liabilities in active markets.

Level 2 — pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reported date.

Level 3 — valuations derived from methods in which one or more significant inputs or significant value drivers are unobservable in the markets. These financial instruments are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment to estimation.

Valuations based on unobservable inputs are highly subjective and require significant judgments. Changes in such judgments could have a material impact on fair value estimates. In addition, since estimates are as of a specific point in time, they are susceptible to material near-term changes. Changes in economic conditions may also dramatically affect the estimated fair values.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable, and accrued expenses, approximate their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at December 31, 2010 or 2009, nor gains or losses are reported in the consolidated statements of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the years ended December 31, 2010 or 2009.

Revenue recognition

In accordance with FASB ASC 605, Revenue Recognition, contract revenues are recognized using the percentage of completion method in the ratio that costs incurred bear to total estimated costs at completion. Adjustments to contract cost estimates are made in the periods in which the facts which require such revisions become known. Unapproved change orders are not considered as part of the contract until it has been approved by the customer. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. If final total cost is anticipated to exceed the contract amount, the excess of cost over contract amount is immediately recognized as a loss on the contract.

Customer billings and costs and estimated earnings on uncompleted contracts

The Company classifies cumulative customer billings that exceed the sum of total contract costs incurred plus the gross profit earned to date as billings in excess of costs and estimated earnings. Cumulative costs incurred plus estimated gross profit earned to date that exceeds customer billings are classified as costs and estimated earnings in excess of billings. See Note 4, “Costs and estimated earnings on uncompleted contracts,” for further information.

Advertising

Advertising expense is comprised of media, agency and promotion costs. Advertising expenses are charged to operations as incurred. Advertising expenses charged to operations totaled $34,058 and $19,033 for the years ended December 31, 2010 and 2009, respectively.

Other expense

Immediately prior to the reverse merger described below, the Company consummated a Stock Purchase Agreement with Cindy Kostoff, GreenHouse’s then principal shareholder and officer and director, whereby the Company acquired 4,000,000 of GreenHouse’s 4,240,000 outstanding shares from Ms. Kostoff for the purchase price of $250,000. This expense has been classified as other expense.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2010 and 2009

Note 2. Accounting policies  – (continued)

Foreign Currency Translation

On June 2, 2010, the Company incorporated a 99.8% owned subsidiary in Mexico, Green House Soluciones S.A. de C.V. (“GH Soluciones”). This subsidiary utilizes the local currency as its functional currency. Assets and liabilities in the consolidated balance sheets have been translated at the rate of exchange as of the balance sheet date. Revenues and expenses are translated at the average exchange rate for the year. Translation adjustments for the year ended December 31, 2010 were immaterial to the presentation of the consolidated statement of operations and consolidated statement of changes in shareholders’ equity and were therefore not separately disclosed.

Income taxes

The Company follows FASB ASC 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of operations in the period of enactment.

The Company adopted the application of uncertain tax positions of FASB ASC 740, Income Taxes, during 2009. The standard addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FASB ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. FASB ASC 740 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. At the date of adoption, and as of December 31, 2010 and 2009, the Company does not have a liability for unrecognized tax uncertainties.

The Company’s policy is to record interest and penalties on uncertain tax positions as income tax expense. As of December 31, 2010 and 2009, the Company has no accrued interest or penalties related to uncertain tax positions.

Net loss per common share

Net loss per common share is computed pursuant to FASB ASC 260, Earnings Per Share. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of December 31, 2009. As of December 31, 2010, there were 1,301,950 warrants and 1,149,000 options outstanding to purchase shares of common stock. However, these potentially dilutive shares are considered to be anti-dilutive and are therefore not included in the calculation of net loss per share.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2010 and 2009

Note 2. Accounting policies  – (continued)

Stock Based Compensation

For employee stock options issued under the Company’s stock-based compensation plans, the fair value of each option grant is estimated on the date of grant using the Black-Scholes pricing model, and an estimated forfeiture rate is used when calculating stock-based compensation expense for the period. For employee restricted stock awards and units issued under the Company’s stock-based compensation plans, the fair value of each grant is calculated based on the Company’s stock price on the date of grant and an estimated forfeiture rate when calculating stock-based compensation expense for the period. The Company recognizes the compensation cost of stock-based awards upon vesting of the award.

The Company accounts for stock-based compensation awards to non-employees in accordance with FASB ASC 505-50, Equity-Based Payments to Non-Employees (“ASC 505-50”). Under ASC 505-50, the Company determines the fair value of the warrants or stock-based compensation awards granted as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Any stock options issued to non-employees are recorded in expense and additional paid-in capital in shareholders’ equity/(deficit) over the applicable service periods using variable accounting through the vesting dates based on the fair value of the options at the end of each period.

Any benefits of tax deductions in excess of recognized stock-based compensation will be reported as a financing activity rather than an operating activity in the statements of cash flows. This requirement will reduce net operating cash flows and increase net financing cash flows in certain periods.

As there is not sufficient public market history for its common stock, the Company determined the volatility for options granted based on an analysis of reported data for a peer group of companies. The expected volatility of options granted has been determined using an average of the historical volatility measures of this peer group of companies as well as the historical volatility of the Company’s common stock. The expected life of options has been determined utilizing the “simplified” method as prescribed by the SEC’s Staff Accounting Bulletin No. 107, Share-Based Payment. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of the stock options. The Company has not paid and does not anticipate paying cash dividends on its common stock; therefore, the expected dividend yield is assumed to be zero.

Recently issued accounting pronouncements

In October 2009, the FASB issued ASU No. 2009-13 “Revenue Recognition (Topic 605): Multiple- Deliverable Revenue Arrangements (formerly EITF Issue No. 08-1)”. This standard modifies the revenue recognition guidance for arrangements that involve the delivery of multiple elements, such as product, software, services or support, to a customer at different times as part of a single revenue generating transaction. This standard provides principles and application guidance to determine whether multiple deliverables exist, how the individual deliverables should be separated and how to allocate the revenue in the arrangement among those separate deliverables. The standard also expands the disclosure requirements for multiple deliverable revenue arrangements. This standard is effective for fiscal years beginning on or after June 15, 2010. The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2010 and 2009

Note 2. Accounting policies  – (continued)

In January 2010, the FASB issued ASU No. 2010-06 “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements”. This Update amends Subtopic 820-10 that require new disclosures about transfers in and out of Levels 1 and 2 and activity in Level 3 fair value measurements. This Update also amends Subtopic 820-10 to clarify certain existing disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010. The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In April 2010, the Financial Accounting Standards Board issued ASU 2010-13, “Compensation — Stock Compensation (Topic 718) — Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades.” Under Topic 718, awards of equity share options granted to an employee of an entity’s foreign operation that provide a fixed exercise price denominated in (1) the foreign operation’s functional currency or (2) the currency in which the employee’s pay is denominated should not be considered to contain a condition that is not a market, performance, or service condition. However, U.S. generally accepted accounting principles do not specify whether a share-based payment award with an exercise price denominated in the currency of a market in which the underlying equity security trades has a market, performance, or service condition.

Diversity in practice has developed on the interpretation of whether such an award should be classified as a liability when the exercise price is not denominated in either the foreign operation’s functional currency or the currency in which the employee’s pay is denominated. ASU 2010-13 provides amendments to Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. ASU 2010-13 is effective for periods beginning after December 15, 2010. The adoption of ASU 2010-13 is not expected to have an impact on the Company’s consolidated financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3. Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As reflected in the accompanying financial statements, the Company had an accumulated deficit of $6,753,036 at December 31, 2010, a net loss and net cash used in operations of $4,644,966 and $3,509,800, respectively, for the year ended December 31, 2010. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan, raise additional capital, and generate sufficient revenues. In January through December, 2010, the Company raised $3,981,610 through the issuance of equity securities (See Note 10). Management believes that the actions presently being taken to further implement its business plan, raise additional capital, and generate revenues provide the opportunity for the Company to continue as a going concern, but there can be no assurances to that effect.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2010 and 2009

Note 3. Going concern  – (continued)

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Note 4. Costs and estimated earnings on uncompleted contracts

Costs and estimated earnings on uncompleted contracts as of December 31, 2010 and 2009 consist of the following:

	2010	2009
Costs incurred on uncompleted contracts	$1,164,719	$378,986
Estimated earnings	341,611	190,290
	1,506,330	569,276
Less: billings to date	2,674,991	1,568,367
	$(1,168,661)	$(999,091)

Included in the accompanying consolidated balance sheets at December 31, 2010 and 2009, costs and estimated earnings on uncompleted contracts consist of the following:

	2010	2009
Costs and estimated earnings in excess of billings on uncompleted contracts	$99,065	$—
Billings in excess of costs and estimated earnings on uncompleted contracts	(1,267,726)	(999,091)
	$(1,168,661)	$(999,091)

As of December 31, 2010 and 2009, there was a backlog of approximately $747,000 and $547,000, respectively.

Note 5. Property and equipment

Property and equipment at December 31, 2010 and 2009 consisted of:

	2010	2009
Land	$318,036	$—
Vehicles	112,776	102,477
Leasehold improvements	94,887	94,436
Furniture and equipment	53,876	10,873
	579,575	207,786
Less: accumulated depreciation and amortization	(122,456)	(68,383)
Project in progress	30,394	26,550
Property and equipment, net	$487,513	$165,953

Depreciation and amortization expense for the years ended December 31, 2010 and 2009 was $54,073 and $43,127, respectively.

The carrying amount of the vehicles that serve as collateral on the vehicle loans is $55,685 and $67,597 at December 31, 2010 and 2009, respectively.

As of December 31, 2010 and 2009, the Company had assets with a net book value of $320,892 and $0, respectively, that were held outside of the United States.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2010 and 2009

Note 6. Goodwill and Other Intangibles

On September 8, 2010, the Company acquired 100% of the outstanding capital stock of Life Protection, Inc. (“Life Protection”). Life Protection had a 49% membership interest in LPI R.O.A.D.House, LLC but this entity was dissolved prior to December 31, 2010. Life Protection provides innovative training, support, design and construction of facilities and services to meet the needs of the U.S. government, military, and law enforcement agencies. As a result of this acquisition, the Company is expected to yield significant cross-selling opportunities in government markets.

The Company acquired all of the capital stock of Life Protection in exchange for an aggregate of 1,118,750 newly issued shares of the Company’s common stock, par value $.001 per share. The purchase price was determined based on the total market value of the newly issued shares on September 8, 2010, totaling $3,546,348, which was based on the closing market price of the Company’s common stock on the acquisition date.

The acquisition has been accounted for under the purchase method. Management’s estimate of the fair value of the identifiable, intangible assets acquired was $2,062,000. None of the goodwill recognized or amortization of intangible assets is expected to be deductible for income tax purposes. Accordingly, in conjunction with the valuation of intangible assets acquired, it was determined that a deferred income tax liability of $800,000 shall be recorded to reflect the book to tax differences of the acquisition. The excess of the purchase price paid over the fair value of the assets acquired and liabilities assumed amounted to $2,244,367 and was allocated to goodwill.

The following table summarizes the consideration given for Life Protection and the fair values of the assets acquired and liabilities assumed recognized at the acquisition date, as well as the fair value at the acquisition date of the noncontrolling-interest in LPI-R.O.A.D.House, LLC.

Consideration Given:
1,118,750 shares of GreenHouse Holdings common stock	$3,546,438
Fair value of identifiable assets acquired and liabilities assumed:
Cash	$42,333
Prepaid expenses	2,000
Identifiable intangible assets	2,062,000
Total identifiable net assets	2,106,333
Deferred income taxes	(800,000)
Noncontrolling interest in LPI-R.O.A.D.House, LLC	(4,262)
Goodwill	2,244,367
$3,546,438

Customer relationships, technologies, trade names and other were valued based on the discounted projected cash flows over their expected lives. Licenses were valued using the cost approach, which estimates the cost to re-create the license.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2010 and 2009

Note 6. Goodwill and Other Intangibles  – (continued)

Intangible assets, net, consists of the following at December 31, 2010:

	Average life (in years)	December 31, 2010
Non-amortizable:
Trademarks	Indefinite	$3,600
Amortizable:
Customer relationships	7	1,033,000
Technologies	8	359,000
Licenses	5	315,000
Trade names	8	236,000
Other	3	119,000
		2,065,600
Accumulated amortization		(108,205)
Total intangible assets, net		$1,957,395

Amortization of intangible assets was $108,205 and $0 for the years ended December 31, 2010 and 2009, respectively, and is included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

Expected amortization of intangible assets for each of the next five years is as follows:

2011	$324,616
2012	$324,616
2013	$311,389
2014	$284,948
2015	$263,948

Note 7. Distribution rights

Pursuant to an agreement dated January 14, 2009 between the Company and E-Fuel Corporation (“E-Fuel”), (the “Distribution Agreement”), the Company acquired exclusive rights to distribute E-Fuel equipment, parts and accessories used in the production of ethanol for certain counties in the state of California. The term of the Distribution Agreement is for three years and may be extended for an additional one year term by the mutual written consent of the Company and E-Fuel. Under the terms of the Agreement, the Company is required to order minimum quantities (See Note 13). The Company paid E-Fuel a $500,000 distribution fee to acquire the limited exclusive distribution rights. The distribution fee will be amortized using the straight-line method over the initial three year term of the Distribution Agreement; beginning when the Company completes its beta testing of the E-Fuel equipment. The Company anticipates yearly amortization expense to be approximately $167,000.

On August 10, 2010, the Company acquired the exclusive distribution rights to distribute Polyethylene Ballistic Material to the Department of Defense from G3 Shielding Technology, Inc. The term of the Distribution Agreement is for two years and may be extended for additional one year periods. The Company has estimated the useful life of the agreement to be five years. The Company issued 50,000 shares of its restricted common stock to acquire the exclusive distribution rights. The distributions rights were recorded at the market value of the Company’s common stock on August 10, 2010 of $4.00 per share or $200,000. The distribution fee is being amortized over the five year estimated useful life. $13,333 was amortized in the year ended December 31, 2010 and is included in selling, general and administrative expense in the accompanying consolidated statement of operations. The Company anticipates $40,000 of amortization expense in the years 2011, 2012, 2013 and 2104 and $26,667 in 2015.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2010 and 2009

Note 8. Advances from shareholder and officers

During the year ended December 31, 2010, the Company received an unsecured advance of $50,000 from an unaffiliated shareholder. The amount owing on the advance was $50,000 as of December 31, 2010.

During the year ended December 31, 2010, the Company received unsecured advances of $58,979 from Justin Farry, its Chief Financial Officer. The amount owing on the advances was $21,909 as of December 31, 2010.

During the year ended December 31, 2009, the Company received an unsecured advance of $25,618 from Chris Ursitti, its Chief Executive Officer. During the year ended December 31, 2010, the Company received an additional $103,633 in unsecured advances from Mr. Ursitti. The amount owing on the advances was $5,292 and $25,618 as of December 31, 2010 and 2009, respectively.

During the year ended December 31, 2009, the Company received unsecured advances of $37,588 from Russ Earnshaw, its President. During the year ended December 31, 2010, the Company repaid $7,300 on the advance. The amount owing on the advance was $30,288 and $37,588 as of December 31, 2010 and 2009, respectively.

Note 9. Notes payable

Notes payable at December 31, 2010 and 2009 consisted of:

	2010	2009
Vehicle loans	$45,500	$56,947
Convertible notes	—	750,000
Debentures payable, net of discounts	190,493	—
Promissory notes	132,508	—
Related party promissory notes	715,000	1,155,536
Total long-term debt	1,083,501	1,962,483
Less: current portion	563,580	223,368
Long term portion	$519,921	$1,739,115

Minimum future obligations under the notes payable as of December 31, 2010 are as follows:

Year ending December 31,
2010	$563,580
2011	385,801
2012	131,346
2013	2,774
2014	—
$1,083,501

Vehicle loans

In 2008, the Company purchased two vehicles that were financed through GMAC. Interest on the GMAC loans is 9.75% per annum and monthly payments approximate $950. Final payments for both loans are due in July 2013. In 2009, the Company purchased one vehicle that was financed through Ford Motor Credit. Interest on the Ford Motor Credit loan is 10.89% per annum and monthly payments approximate $570. Final payment on the loan is due in May 2014. The vehicle loans are secured by the vehicles.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2010 and 2009

Note 9. Notes payable  – (continued)

Convertible notes

During the year ended December 31, 2009, the Company issued $750,000 of unsecured convertible notes payable (the “Convertible Notes”) to investors. The Convertible Notes were due and payable on the earlier of (1) 24 months from the date of issuance or (2) upon receipt of financing by the Company, whether by debt or equity, of gross proceeds of at least $3 million. The Convertible Notes accrued interest at the rate of 8% per annum. Interest was payable semi annually in cash. Accrued interest at December 31, 2009 was $21,033. Should the Company complete any financings, debt or equity, which include any equity component or provide for a right to convert into equity, and if the entire principal of the loan remains outstanding, the investors shall have the option to convert, on an all-or-none basis, the entire principal and outstanding interest of the Convertible Notes into said financing at a price equal to 85% of the purchase price of said financing. All of the Convertible Notes were converted to common stock in January and February 2010 (See Note 10).

Debentures payable

On October 22, 2010, the Company authorized the issuance of debentures in an aggregate amount of $344,828 and warrants to purchase 137,931 shares Common Stock, at the price of $2.50 per share which expire in five years, in connection with a Securities Purchase Agreement with certain purchasers. The debentures are due May 1, 2012 and call for equal monthly payments beginning July 1, 2011. The debentures carried an original issue discount of $44,828 which will be accreted over the term of the debenture as interest expense. The warrants issued in connection with the debentures have been valued at $147,443 and have been recorded as a discount to the debentures. See Note 10 for valuation of warrants. The warrant value will be amortized as interest expense over the term of the debentures. The amount of the debentures, net of the original issue and warrant discounts, is $190,493 at December 31, 2010.

Promissory notes

On July 22, 2010, Green House Soluciones, S.A. de C.V., a subsidiary of the Company, purchased approximately 25 acres of land in Jalisco, Mexico, for a total price of approximately $318,000. The purchase was financed by a promissory note to the sellers. The note is non-interest bearing and is secured by the land. A 10% deposit of approximately $31,000 was paid on July 22, 2010 and an additional payment of $62,000 was made on August 20, 2010. The balance of the purchase price is payable in 10 monthly payments of approximately $21,000 beginning on September 30, 2010 and ending on June 30, 2011. The balance outstanding on the promissory note totaled $132,508 at December 31, 2010.

Related party promissory notes

On October 8, 2008, the Company issued an unsecured promissory note (the “Note”) to Pacific Consortium Investments (“Pacific”) in the amount of $300,000. Interest accrues on the note at the rate of 5% per annum. Under the term of the Note, the Company shall make 36 monthly payments beginning on June 15, 2010. Subsequent to execution of the Note, Pacific advanced the Company additional amounts totaling $200,000 which are treated as additional borrowings under the Note. The controlling party of Pacific is an unaffiliated shareholder of the Company. The principal amount owing under the Note was $490,000 and $500,000 as of December 31, 2010 and 2009, respectively.

During the year ended December 31, 2010, the Company borrowed $247,728 from Galt Corp. The controlling party of Galt Corp. is the Company’s Executive Chairman. The note was unsecured, non-interest bearing, and due on demand. The note was fully repaid during the year ended December 31, 2010.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2010 and 2009

Note 9. Notes payable  – (continued)

During the year ended December 31, 2009, the Company issued an unsecured note payable in the amount of $300,000 and received an additional unsecured loan in the amount of $30,536 from one of its principal shareholders and former Chief Executive Officer. During the year ended December 31, 2010, the Company received an additional unsecured loan in the amount of $42,100 from its principal shareholder and former Chief Executive Officer. The note has a stated interest rate of 4%, with interest payments due monthly, and is due upon receipt of equity financing by the Company of at least $5 million. The unsecured loans were fully repaid during the year ended December 31, 2010. The amount owing under the note as of December 31, 2010 and 2009 was $215,000 and $300,000, respectively. The loans are non-interest bearing. The amount owing under the loans was $0 and $30,536 as of December 31, 2010 and 2009, respectively.

During the year ended December 31, 2009, the Company issued an unsecured note payable in the amount of $100,000 to an unaffiliated shareholder. Principal in the amount of $100,000 plus a one-time interest payment of $10,000 was due on May 28, 2010; however, the shareholder agreed to accept weekly repayments of $5,000 until the note was fully repaid. The principal amount owing under the note was $0 and $100,000 as of December 31, 2010 and 2009, respectively.

During the year ended December 31, 2010, the Company issued an unsecured note payable in the amount of $100,000 to an unaffiliated shareholder. The note was non-interest bearing. The note was fully repaid during the year ended December 31, 2010.

During the year ended December 31, 2009, the Company issued two unsecured notes payable of $100,000 each to unaffiliated shareholders. During the year ended December 31, 2010, one of the Company’s unaffiliated shareholders elected to discharge the note by entering into a Securities Purchase agreement with the Company for 78,432 shares of the Company’s common stock and warrants to purchase an additional 25,883 shares of the Company’s common stock at an exercise price of $2.50 per share and expiring in three years. On October 1, 2010, the other unaffiliated shareholder elected to discharge their note by entering into a Securities Purchase agreement with the Company for 100,000 shares of the Company’s common stock and warrants to purchase an additional 30,000 shares of the Company’s common stock at an exercise price of $2.00 per share and expiring in three years. See Note 10 for valuation of the warrants. The principal amount owing under the notes was $0 and $200,000 as of December 31, 2010 and 2009, respectively.

During the year ended December 31, 2009, the Company issued an unsecured note payable in the amount of $25,000 to an unaffiliated shareholder. This note is payable upon receipt of equity financing by the Company and is non-interest bearing. The note holder will receive 15,000 shares of common stock upon receipt of equity financing by the Company. The amount owing under the note was $10,000 and $25,000 as of December 31, 2010 and 2009, respectively.

Note 10. Shareholders’ equity

Reverse merger

On January 7, 2010, GreenHouse Holdings, Inc., f/k/a Custom Q, Inc. (“GreenHouse” or the “Company”) approved an amendment to its Articles of Incorporation (the “Amendment”) to change its name to GreenHouse Holdings, Inc. and to effect a forward-split such that 5 shares of common stock were issued for every 1 share of common stock issued and outstanding immediately prior to filing of the Amendment (the “Forward Split”). On January 7, 2010, GreenHouse entered into an Agreement and Plan of Share Exchange (the “Exchange Agreement”) with Green House Holdings, Inc., a Nevada corporation (“GHH”), and the stockholders of GHH whereby GreenHouse acquired all of the issued and outstanding common stock of GHH in exchange (the “Exchange”) for 19,800,000 newly issued shares of common stock and options to purchase 784,000 shares of common stock (after giving effect to the Forward Split) of GreenHouse. As a result, GreenHouse completed a reverse merger in which GHH merged with the Company and GHH became a wholly-owned subsidiary of the Company (the “Merger”).

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2010 and 2009

Note 10. Shareholders’ equity  – (continued)

Immediately prior thereto, GHH consummated a Stock Purchase Agreement with Cindy Kostoff, GreenHouse’s principal shareholder and officer and director, whereby GHH acquired 4,000,000 of GreenHouse’s 4,240,000 outstanding shares from Ms. Kostoff for the purchase price of $250,000. These remaining 240,000 shares resulted in 1,200,000 post Forward Split shares. Simultaneously therewith, GreenHouse accepted subscriptions in an offering of its units comprised of 16,667 shares of common stock and warrants to purchase an additional 5,500 shares of common stock at an exercise price of $2.50 per share and expiring in three years (the “Units”) offered pursuant to Regulation D of the Securities Act of 1933, as amended. GreenHouse sold an aggregate of 19 Units for a total of $475,000. See below for valuation of the warrants.

As part of the Amendment, GreenHouse increased its authorized capital to include 300,000,000 shares of common stock, $.001 par value per share, of which 25,738,831 shares were issued and outstanding on December 31, 2010, and 10,000,000 shares of preferred stock, $.001 par value per share, of which no shares were issued and outstanding on December 31, 2010.

Upon completion of the Merger, the officers and directors of GreenHouse resigned and the current officers and directors of the Company were appointed officers and directors of GreenHouse. The Merger has been accounted for as a reverse acquisition with the Company as the accounting acquirer and GreenHouse as the accounting acquiree. GreenHouse is subject to the public reporting requirements of the Securities Exchange Act of 1934, as amended.

Private offering of equity securities

Subsequent to the reverse merger, the Company accepted additional subscriptions in an offering of its units comprised of 16,667 shares of common stock and warrants to purchase an additional 5,500 shares of common stock at an exercise price of $2.50 per share and expiring in three years (the “Units”) offered pursuant to Regulation D of the Securities Act of 1933, as amended. In addition to the 19 units described above, the Company sold an additional 140.26 Units for a total of $3,506,610 aggregating to 159.26 Units for a total of $3,981,610 during the year ended December 31, 2010. See below for valuation of warrants issued.

Conversion of convertible notes

In conjunction with the offering of the Units noted above, the holders of the convertible notes were given the opportunity to convert their notes into shares of common stock at a price of $1.275 per share, prior to the occurrence of the terms stated in the convertible notes. All of the holders of the convertible notes, which were recorded at $750,000 at December 31, 2009, elected to convert their notes, and accrued interest of $23,533, into approximately 606,693 shares of the Company’s common stock in January 2010. The conversion resulted in a beneficial conversion expense of $136,506.

During the year ended December 31, 2009, the Company issued two unsecured notes payable of $100,000 each to unaffiliated shareholders. On July 20, 2010, one of the Company’s unaffiliated shareholders elected to discharge the note by entering into a Securities Purchase agreement with the Company for 78,432 shares of the Company’s common stock and warrants to purchase an additional 25,883 shares of the Company’s common stock at an exercise price of $2.50 per share and expiring in three years. The conversion resulted in a beneficial conversion expense of $17,647. See discussion of warrant valuation below. On October 1, 2010, the other unaffiliated shareholder elected to discharge their note by entering into a Securities Purchase agreement with the Company for 100,000 shares of the Company’s common stock and warrants to purchase an additional 30,000 shares of the Company’s common stock at an exercise price of $2.00 per share and expiring in three years. The conversion resulted in a beneficial conversion expense of $50,000. See discussion of warrant valuation below.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2010 and 2009

Note 10. Shareholders’ equity  – (continued)

Stock and warrants issued for services

During the year ended December 31, 2010, the Company issued 130,500 shares of its common stock and 31,974 common stock warrants to various individuals and entities for services. The common stock shares were valued at the fair value on the date of issuance, at a weighted average of $1.297 per share, resulting in an expense of $169,261 which is included in selling, general and administrative expense in the consolidated statement of operations. The warrants were valued at a weighted-average of $1.87 per share for a total value of $59,814, and is reflected as stock issuance costs, see below for valuation of warrants.

2010 equity plan

In January 2010, the Company adopted the 2010 Equity Incentive Plan (the “2010 Plan”). Under the 2010 Plan, the Company may grant stock options, which are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, stock appreciation rights, and restricted stock awards, which are restricted shares of common stock. The Company reserved a total of 2,000,000 shares of common stock for issuance under the 2010 Plan. Generally, the 2010 Plan provides for options with terms of 10 years.

The Company has granted stock options to employees and non-employee individuals and entities. The following summarizes option activity under the 2010 Plan:

		Common Stock Options Outstanding
	Shares available for grant	Employee	Non- employee	Total	Weighted average exercise price
Shares reserved at plan inception	2,000,000
Options granted	(1,380,000)	1,064,000	316,000	1,380,000	$2.27
Options exercised	—	—	—	—	—
Options cancelled or expired	231,000	(141,000)	(90,000)	(231,000)	2.02
Balance at December 31, 2010	851,000	923,000	226,000	1,149,000	$2.32

The following table summarizes information with respect to stock options outstanding and exercisable by employees and non-employee directors under the 2010 Plan at December 31, 2010:

	Options outstanding				Options vested and exercisable
Exercise price	Number outstanding	Weighted average remaining contractual life (years)	Weighted average exercise price	Aggregate intrinsic value	Number vested	Weighted average exercise price	Aggregate intrinsic value
$1.50	483,000	9.03	$1.50		80,000	$1.50
$2.75	75,000	4.92	$2.75		18,750	$2.75
$2.95	45,000	9.85	$2.95		—	—
$3.17	120,000	4.69	$3.17		—	—
$4.15	200,000	4.52	$4.15		—	—
	923,000		$2.46	$715,350	98,750	$1.74	$119,750

During the year ended December 31, 2010, the Company issued 1,064,000 options to employees and non-employee directors with a weighted-average grant date fair value of $1.20. $52,495 has been recognized as employee stock based compensation for the year ended December 31, 2010. As of December 31, 2010, there was unrecognized compensation costs of $1,065,179 related to these stock options. The Company expects to recognize those costs over a weighted average period of 1.33 years as of December 31, 2010. Future option grants will increase the amount of compensation expense to be recorded in these periods.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2010 and 2009

Note 10. Shareholders’ equity  – (continued)

The Company estimated the fair value of employee stock options using the Black-Scholes option pricing model. The fair value of employee stock options is being expensed upon vesting of the awards. The fair value of employee stock options was estimated using the following assumptions:

Expected term	3.5 – 6.0 years
Expected volatility	78 – 85%
Risk-free interest rate	0.5 – 2.6%
Dividend yield	0

The following table summarizes information with respect to stock options outstanding and exercisable by non-employee individuals and entities under the 2010 Plan at December 31, 2010:

	Options outstanding			Options vested and exercisable
Exercise price	Number outstanding	Weighted average remaining contractual life (years)	Weighted average exercise price	Number vested	Weighted average exercise price
$1.50	192,000	7.87	$1.50	12,000	$1.50
$2.50	19,000	9.02	$2.50	19,000	$2.50
$4.00	15,000	2.56	$4.00	12,500	$4.00
	226,000		$1.75	43,500	$2.66

During the year ended December 31, 2010, the Company issued 316,000 options to non-employee individuals and entities with a weighted-average grant date fair value of $0.56. $175,537 has been recognized as non-employee stock based compensation for the year ended December 31, 2010. Future option grants will increase the amount of compensation expense to be recorded in these periods.

The Company estimated the fair value of non-employee stock options using the Black-Scholes option pricing model. The fair value of non-employee stock options is being expensed over the requisite service period of the awards. The fair value of non-employee stock options was estimated using the following assumptions:

Contractual term	3 – 10 years
Expected volatility	77 – 91%
Risk-free interest rate	1.0 – 3.0%
Dividend yield	0

Warrants

During the year ended December 31, 2010, the Company issued warrants to purchase 1,164,019 shares of the Company’s common stock in conjunction with sales of Units, conversion of notes payable, and for services. These warrants have lives ranging from three to five years and were valued at a weighted average of $1.98 per warrant, or $2,429,511, using the Black-Scholes pricing model with the following assumptions:

Stock price	$1.97 – $4.95
Contractual term	3 – 5 years
Expected volatility	79 – 88%
Risk free interest rate	0.50 – 1.77%
Dividend yield	0

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2010 and 2009

Note 10. Shareholders’ equity  – (continued)

The volatility was based on comparable volatility of other companies since the Company had no significant historical volatility. The risk free interest rate was based on the three or five year treasury rates, as applicable to the contract term. The dividend yield was assumed to be zero.

The fair value of the warrants issued for the conversion of debt and sale of Units totaling $2,369,697, was recorded to additional paid-in capital. The fair value of the warrants issued for stock issuance costs in connection with the sales of the Units totaled $59,814.

On October 22, 2010, the Company issued debentures in the amount of $344,828 and warrants to purchase 137,931 shares of the Company’s common stock at an exercise price of $2.50. The warrants have a life of five years and were valued at $1.069 per warrant, or $147,443, based upon a valuation utilizing Monte-Carlo simulation analysis. The stock price on the date of grant was $3.25. Volatility, which was determined to be 80%, was based on comparable volatility of other companies since the Company had no significant historical volatility. The risk free interest rate was based on the twenty-year treasury rate and the probability of future financing was estimated at 100%. The fair value of the warrants was recorded as a discount to the debentures and will be amortized, using the straight-line method, as interest expense over the term of the debentures.

Note 11. Commitments and contingencies

Distribution agreement

Pursuant to the Distribution Agreement (Note 7), the Company will be required to order a minimum number of units of the E-Fuel equipment which will be determined upon completion of the beta testing. The Company is not required to purchase any units of E-Fuel equipment until the Company completes its beta testing of the E-Fuel equipment.

Master Subscription Agreement

The Company is subject to a Master Subscription Agreement (“MSA”) with SalesForce.com, Inc., a San Diego based software licensing company (“SalesForce”), for the provision of SalesForce licenses and related products and services to the Company. The MSA calls for advance subscription payments of $12,600 each on February 24, 2011, August 24, 2011 and February 24, 2012. The February 24, 2011 payment has been made. The MSA terminates on August 24, 2012.

Dissolution agreement

On November 9, 2010, the Company’s subsidiary, Life Protection, entered into an agreement with the other members of its subsidiary, LPI-R.O.A.D.House, LLC, for the dissolution of the LLC. Pursuant to the agreement, Life Protection is required to pay to the other members a lump-sum payment of $115,000 upon the completion of and collection on a specific contract in progress, and after all contract vendors have been paid. This required payment has been included in the total estimated costs of the job for purposes of recognizing revenue on the contract. The contract is expected to be completed and collected in the second quarter of 2011. Additionally, Life Protection will be required to make payments of $50,000 each should two specific potential customer contracts be consummated. As of the date of this report, these potential contracts have not been consummated, nor is there any assurance that such contracts will ever be consummated.

Operating leases

The Company subleases its headquarters facilities from a shareholder. For the period August 1, 2008 through May 31, 2009, the Company had a month to month lease. The Company has a non-cancelable operating lease beginning June 1, 2009 that expires on July 31, 2013.

The Company also leases office space in Anaheim, California for $587 per month. The term of the lease is thirteen months and expires September 30, 2011.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2010 and 2009

Note 11. Commitments and contingencies  – (continued)

The Company’s subsidiary, Green House Soluciones, S.A de C.V., leases office space in Jalisco, Mexico for approximately $413 per month, with 10% annual increases on each November 15th. The term of the lease is for two years and expires November 14, 2012.

The Company’s subsidiary, Life Protection, Inc., leases office space in Grifton, North Carolina for $300 per month. The lease term is month-to-month.

At December 31, 2010, future minimum lease payments under these leases are as follows:

Year ending December 31,
2011	$86,921
2012	78,256
2013	43,608
Total minimum lease payments	$208,785

Rent expense to the shareholder for the headquarters facility for the years ended December 31, 2010 and 2009 was $69,837 and $67,820, respectively. Total rent expense was $77,277 and $67,820 for the years ended December 31, 2010 and 2009, respectively.

General litigation

The Company is involved in certain claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters is not expected to have a material adverse effect on the Company’s financial position, results of operations, or liquidity.

Note 12. Income taxes

From January 1, 2009 through September 17, 2009, the Company was a Subchapter S-Corporation (“Sub-S”). Under a Sub-S, income and losses of the Company flow through to the shareholders and the Company does not incur federal income taxes. For state income tax purposes, the Company is subject to a 1.5% California tax. As a result, the Company had no provision for income taxes or deferred tax assets or liabilities as of and for the period ended September 17, 2009. On September 18, 2009, the Company became a C-Corporation and is subject to federal and state income taxes. The Company’s tax returns are prepared on the cash basis of accounting whereby, revenues are recognized when received and expense is deducted when paid.

The provision for income taxes consisted of the following for the years ended December 31, 2010 and 2009:

	2010	2009
Current provision:
Federal	$—	$—
State	800	2,119
	800	2,119
Deferred expense:
Federal	—	—
State	—	—
	—	—
Total provision for income taxes	$800	$2,119

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2010 and 2009

Note 12. Income taxes  – (continued)

Deferred taxes consisted of the following as of December 31, 2010 and 2009:

	2010	2009
Deferred tax assets:
Net operating loss carryforwards	$1,415,000	$90,000
Adjustment for cash basis tax return	534,000	367,000
Other	121,000	—
Gross deferred tax assets	2,070,000	457,000
Deferred tax liabilities:
Depreciation and other	—	(6,000)
Intangible assets	(800,000)
Gross deferred tax liabilities	(800,000)	(6,000)
Less valuation allowance	(2,070,000)	(451,000)
Net deferred tax liability	$(800,000)	$—

A reconciliation of the expected income tax at the federal statutory rate to the actual tax expense is as follows at December 31:

	2010	2009
Expected income tax (benefit) expense at 35% statutory rate	$(1,626,000)	$(590,000)
State tax expense	(267,000)	—
Less non-taxable S-Corp loss	—	344,000
Change in valuation allowance	1,619,000	451,000
Nondeductible expenses	209,000	2,000
Deferred tax upon electing C-Corp status	—	(167,000)
State income taxes	800	(37,881)
Other	65,000	—
Actual tax expense	$800	$2,119

A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance of $2,070,000 and $451,000 for the years ended December 31, 2010 and 2009, respectively. The valuation allowance increased by $1,619,000 and $451,000 for the years ended December 31, 2010 and 2009, respectively.

At December 31, 2010, the Company has federal income tax net operating loss carryforwards of approximately $3,466,000 that begin to expire in 2029. At December 31, 2010, the Company has approximately $3,502,000 of California net operating loss carry forwards that begin to expire in 2028. During 2010, the State of California enacted legislation which limits the use of operating loss and tax credit carry forwards for 2010 and 2011.

Use of the Company’s net operating loss carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within any three year period.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2010 and 2009

Note 13. Subsequent events

In January 2011, Life Protection signed a contract to provide sustainable textured coating product to OceanSafe, a manufacturer of leading-edge steel structural insulated panels, for use in the construction of energy efficient buildings. The contract value is not to exceed $28,000,000. Subject to required regulatory approvals, the coating is expected to be delivered by the end of the third quarter of 2011.

On February 18, 2011, the Company authorized the issuance of debentures in the original, principal amount of $804,598, with aggregate proceeds to the Company in the amount of $700,000, and warrants to purchase up to 321,839 shares of common stock at the exercise price of $2.50 per share which expire in five years, in connection with a securities purchase agreement with certain investors.

Subsequent to December 31, 2010, the Company accepted subscriptions in an offering of its units comprised of 16,667 shares of common stock and warrants to purchase an additional 5,500 shares common stock at an exercise price of $2.50 per share and expiring in three years (the “Units”) offered pursuant to Regulation D of the Securities Act of 1933, as amended. The Company sold an aggregate of 22.08 Units for a total of $552,000.

Subsequent to December 31, 2010, two of the Company’s service providers elected to discharge their aggregate debt of $94,748 owing by the Company by entering into a securities purchase agreement with the Company for 94,748 shares of the Company’s common stock.

Subsequent to December 31, 2010, the Company issued 110,000 shares of the Company’s common stock to three of the Company’s service providers in terms of the service agreements with the service providers.

The Company has determined that there are no other events that warrant disclosure or recognition in the financial statements.

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2010 and 2009

Note 14. Segment information

For the year ended December 31, 2010, the Company operated in two business segments: Energy Efficiency Solutions (“EES”) and Sustainable Facility Solutions (“SFS”). The EES segment provides the following services: Energy Efficiency and Demand Response Solutions, Facility Retrofitting and Renewable Energy and Cogeneration. The SFS segment develops, designs and constructs rapidly deployable, sustainable facilities primarily for use by the United States military and for disaster relief and security organizations in austere regions. For the year ended December 31, 2009, the Company only operated in the EES business segment.

The performance of the business is evaluated at the segment level. Cash, debt and income taxes generally are managed centrally. Accordingly, we evaluate performance of our segments based on operating earnings inclusive of an appropriate allocation of corporate overhead expenses exclusive of financing activities and income taxes. The accounting policies of the segments are the same as those described in the summary of significant accounting policies (see Note 2). Reporting segment assets are the owned or allocated assets used by each segment. Segment results were as follows:

	2010	2009
Revenue
Energy Efficiency Solutions	$6,083,460	$4,490,186
Sustainable Facility Solutions	648,526	—
	$6,731,986	$4,490,186
Loss from operations
Energy Efficiency Solutions	$(3,481,607)	$(1,620,923)
Sustainable Facility Solutions	(568,432)	—
	$(4,050,039)	$(1,620,923)
Depreciation and amortization expense
Energy Efficiency Solutions	$54,073	$43,127
Sustainable Facility Solutions	121,538	—
	$175,611	$43,127
Capital Expenditures
Energy Efficiency Solutions	$375,633	$26,550
Sustainable Facility Solutions	3,746,438	—
	$4,122,071	$26,550
Total Assets
Energy Efficiency Solutions	$3,141,607	$1,731,625
Sustainable Facility Solutions	4,489,482	—
	$7,631,088	$1,731,625

GREENHOUSE HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2010 and 2009

Note 15. Unaudited pro forma combined condensed statement of operations

The following unaudited pro forma combined condensed statement of operations is presented to illustrate the estimated effects of the LPI Agreement. The unaudited pro forma combined condensed statement of operations was prepared using the historical condensed statement of operations of the Company and the unaudited historical condensed statement of operations of Life Protection. The unaudited pro forma combined condensed statement of operations should be read in conjunction with the Company’s audited statement of operations for the year ended December 31, 2010.

The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2010 assumes that the LPI Agreement was consummated at the beginning of the period presented. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2010 combines the audited condensed statement of operations of the Company for the year ended December 31, 2010 with the unaudited condensed statement of operations of Life Protection for the period January 1, 2010 to September 8, 2010.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010 (UNAUDITED)

	GreenHouse Holdings, Inc. and Subsidiaries Historical	Life Protection, Inc. Historical	Pro Forma Adjustments	Combined
Revenues	$6,731,986	$3,021,695	$—	$9,753,681
Cost of goods sold	4,165,958	2,155,600	—	6,321,558
Gross profit	2,566,028	866,095	—	3,432,123
Operating expenses	6,616,067	264,553	243,078[a]	7,123,698
(Loss) income from operations	(4,050,039)	601,542	(243,078)	(3,691,575)
Other expense	(595,635)	(17,832)	—	(613,467)
Net (loss) income before noncontrolling interest	(4,645,674)	583,710	(243,078)	(4,305,042)
Net income attributable to noncontrolling interest	708	(415,192)	—	(414,484)
Net (loss) income	$(4,644,966)	$168,518	$(243,078)	$(4,719,526)
Net (loss) income per common share	$(0.20)	$0.15	$—	$(0.19)
Weighted average number of common shares outstanding – basic	23,529,837	1,118,750	(311,740)[b]	24,336,847

Pro Forma adjustments consist of:

a.  Increase in operating expenses of $243,078 represents additional amortization of intangible assets and distribution rights as if Life Protection was acquired at January 1, 2010.

b.  The adjustment to weighted average number of common shares outstanding reflects the change necessary to calculate shares outstanding as if Life Protection was acquired on January 1, 2010.

The Company’s pro forma revenue, net loss, and net loss per common share for the year ended December 31, 2009 would have been approximately $4,924,000, $(2,506,000), and $(0.11) had the Company closed the acquisition of Life Protection and the Merger on January 1, 2009.

LIFE PROTECTION, INC. AND SUBSIDIARIES

Consolidated Financial Statements as of June 30, 2010 and 2009

LIFE PROTECTION, INC. AND SUBSIDIARY

Consolidated Balance Sheets

	June 30, 2010	December 31, 2009
	(unaudited)
ASSETS
Current assets:
Cash	$109,718	$4,854
Accounts receivable	420,918	107,638
Total assets	$530,636	$112,492
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$218,806	$51,189
Advances from officer	—	6,000
Total liabilities	218,806	57,189
Commitments and contingencies (Note 5)
Shareholders' Equity
Preferred stock, no par value, 100,000 shares authorized, 19,000 shares issued and outstanding at June 30, 2010	19,000	—
Common stock – Class A, no par value, 1,000,000 shares authorized, 1,000,000 issued and outstanding	1,000,000	1,000,000
Common stock – Class B, no par value, 100,000 shares authorized, 99,750 and 77,000 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	99,750	77,000
Accumulated deficit	(935,535)	(1,059,713)
Total Life Protection, Inc. shareholders' equity	183,215	17,287
Noncontrolling interest in subsidiary	128,615	38,016
Total shareholders' equity	311,830	55,303
Total liabilities and shareholders' equity	$530,636	$112,492

See accompanying notes to unaudited consolidated financial statements.

LIFE PROTECTION, INC. AND SUBSIDIARY

Consolidated Statements of Operations
For The Three and Six Months Ended June 30, 2010 and 2009
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues	$955,395	$20,050	$3,021,695	$20,050
Cost of goods sold	576,160	20,050	2,155,601	20,050
Gross profit	379,235	—	866,094	—
Operating expenses:
Compensation	950	172,250	17,969	172,250
Selling, general and administrative	124,943	27,667	176,538	55,528
Total operating expenses	125,893	199,917	194,507	227,778
Other expense:
Interest expense	2,799	—	17,832	—
Income (loss) before income taxes	250,543	(199,917)	653,755	(227,778)
Provision for income taxes	—	—	—	—
Net income (loss)	250,543	(199,917)	653,755	(227,778)
Net (income) loss attributable to noncontrolling interest	(184,490)	—	(419,340)	50
Net income (loss) attributable to Life Protection, Inc.	$66,053	$(199,917)	$234,415	$(227,728)
Net income (loss) per share – basic and diluted	$0.06	$(0.21)	$0.22	$(0.26)
Weighted average number of shares outstanding – during the period – basic and diluted	1,093,948	962,489	1,088,760	889,362

See accompanying notes to unaudited consolidated financial statements.

LIFE PROTECTION, INC. AND SUBSIDIARY

Consolidated Statements of Shareholders' Equity
For The Six Months Ended June 30, 2010
(unaudited)

			Common Stock				Accumulated Deficit	Non- controlling Interest	Total
	Preferred Stock		Class A		Class B
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2009	—	$—	1,000,000	$1,000,000	77,000	$77,000	$(1,059,713)	$38,016	$55,303
Common stock issued for conversion of advances payable	—	—	—	—	6,000	6,000	—	—	6,000
Common stock issued for services	—	—	—	—	16,750	16,750	—	—	16,750
Preferred stock issued for services	19,000	19,000	—	—	—	—	—	—	19,000
Dividends paid to Life Protection shareholders	—	—	—	—	—	—	(110,237)	—	(110,237)
Distributions to noncontrolling interest	—	—	—	—	—	—	—	(328,741)	(328,741)
Net income (loss) for the six months ended June 30, 2010 (unaudited)	—	—	—	—	—	—	234,415	419,340	653,755
Balance, June 30, 2010 (unaudited)	19,000	$19,000	1,000,000	$1,000,000	99,750	$99,750	$(935,535)	$128,615	$311,830

See accompanying notes to unaudited consolidated financial statements.

LIFE PROTECTION, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows
For The Six Months Ended June 30, 2010 and 2009
(unaudited)

	Six Months Ended June 30,
	2010	2009
Cash flows from operating activities:
Net income (loss) attributable to Life Protection, Inc.	$234,415	$(227,728)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Noncontrolling interest	419,340	(50)
Stock issued for services	35,750	172,250
Changes in operating assets and liabilities:
Accounts receivable	(313,280)	(20,050)
Accounts payable	167,617	20,050
Net cash provided by (used in) operating activities	543,842	(55,528)
Cash flows from investing activities:
Proceeds from noncontrolling interest's investment in subsidiary	—	1,000
Net cash flows provided by investing activities	—	1,000
Cash flows from financing activities:
Advances from officer	—	6,000
Proceeds from the sale of common stock	—	62,500
Dividend paid to shareholders	(110,237)	—
Distributions made to noncontrolling interest	(328,741)	—
Net cash flows (used in) provided by financing activities	(438,978)	68,500
Net increase in cash	104,864	13,972
Cash at beginning of period	4,854	774
Cash at end of period	$109,718	$14,746
Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$17,832	$—
Income taxes	$—	$—
Non-cash investing and financing activities:
Common stock issued in conversion of advances payable to related party	$6,000	$—

See accompanying notes to unaudited consolidated financial statements.

LIFE PROTECTION, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
June 30, 2010
(unaudited)

Note 1 — Organization and going concern

Organization

Life Protection, Inc. (“Life Protection”) was incorporated in the State of North Carolina on August 30, 2006 to engage in the sales and distribution of training systems and products to the United States government and commercial enterprises.

On February 27, 2009, the Company formed a 50% owned subsidiary, LPI-R.O.A.D.HOUSE, LLC (“LPI-RH”), a North Carolina limited liability company to provide innovative training, support, design and construction of facilities and services to meet the needs of the U.S. government, military, and law enforcement agencies.

The Company is headquartered in Grifton, North California and develops, designs and constructs rapidly deployable, sustainable facilities primarily for use in disaster relief and security in austere regions.

On September 8, 2010, the Company entered into an Agreement and Plan of Share Exchange (the “GreenHouse Agreement”) with GreenHouse Holdings, Inc., a Nevada corporation. As of the date of this report, the Company is a wholly-owned subsidiary of GreenHouse Holdings, Inc.

On November 9, 2010, the Company entered into an agreement with the other members of its subsidiary, LPI-RH, for the dissolution of LPI-RH.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As reflected in the accompanying unaudited consolidated financial statements, the Company had an accumulated deficit of $935,535 as of June 30, 2010. This condition raises substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan, raise additional capital, and generate sufficient revenues. No assurance can be given that the Company will be successful in these efforts. On September 8, 2010, the Company became a wholly-owned subsidiary of GreenHouse Holdings, Inc.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Note 2 — Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

LIFE PROTECTION, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
June 30, 2010
(unaudited)

Note 2 — Summary of significant accounting policies  – (continued)

Significant estimates included in these financial statements are: (a) revenue recognition on uncompleted contracts and billings in excess of costs and estimated earnings, and (b) the valuation of share-based payments. The revenue recognition estimates are based on the ratio that actual costs incurred to date bear to estimated costs at completion.

Consolidation

The consolidated financial statements include the accounts of Life Protection and its 50% owned subsidiary, LPI-RH. All material intercompany balances have been eliminated in consolidation.

Accounts receivable

The Company grants unsecured credit to commercial and military customers primarily located in the United States. Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions. Bad debt expense is included in general and administrative expenses, if any. At June 30, 2010 and December 31, 2009, the allowance for doubtful accounts is $0.

Outstanding account balances are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure to its customers.

Revenue recognition

In accordance with ASC 605, Revenue Recognition, contract revenues are recognized using the percentage of completion method in the ratio that costs incurred bear to total estimated costs at completion. Adjustments to contract cost estimates are made in the periods in which the facts which require such revisions become known. Unapproved change orders are not considered as part of the contract until it has been approved by the customer. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. If final total cost is anticipated to exceed the contract amount, the excess of cost over contract amount is immediately recognized as a loss on the contract.

Customer billings and costs and estimated earnings on uncompleted contracts

The Company classifies cumulative customer billings that exceed the sum of total contract costs incurred plus the gross profit earned to date as billings in excess of costs and estimated earnings. Cumulative costs incurred plus estimated gross profit earned to date that exceeds customer billings are classified as costs and estimated earnings in excess of billings. At June 30, 2010 and December 31, 2009, the Company had no uncompleted contracts.

Income taxes

The Company follows ASC 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of operations in the period of enactment.

LIFE PROTECTION, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
June 30, 2010
(unaudited)

Note 2 — Summary of significant accounting policies  – (continued)

The Company adopted the application of uncertain tax positions of ASC 740, Income Taxes, during 2009. The standard addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of June 30, 2010 and December 31, 2009, the Company does not have a liability for unrecognized tax uncertainties.

The Company's policy is to record interest and penalties on uncertain tax positions as income tax expense. As of June 30, 2010 and December 31, 2009, the Company has no accrued interest or penalties related to uncertain tax positions.

Net Income (loss) per common share

Net income (loss) per common share is computed pursuant to ASC 260, Earnings Per Share. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. As of June 30, 2010 and 2009, there were no potentially dilutive share equivalents outstanding.

Stock-based compensation

The Company accounts for Employee Stock-Based Compensation under ASC 718 “Compensation – Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

The Company accounts for stock-based compensation awards to non-employees in accordance with ASC 505-50, Equity-Based Payments to Non-Employees (“ASC 505-50”). Under ASC 505-50, the Company determines the fair value of the warrants or stock-based compensation awards granted as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Any stock options issued to non-employees are recorded in expense and additional paid-in capital in shareholders' equity over the applicable service periods using variable accounting through the vesting dates based on the fair value of the options at the end of each period.

Any benefits of tax deductions in excess of recognized stock-based compensation will be reported as a financing activity rather than an operating activity in the statements of cash flows. This requirement will reduce net operating cash flows and increase net financing cash flows in certain periods.

The Company does not have a stock option plan and has not granted any stock options or warrants as of June 30, 2010.

LIFE PROTECTION, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
June 30, 2010
(unaudited)

Note 2 — Summary of significant accounting policies  – (continued)

Accounting Standards Codification

The Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) became effective on September 15, 2009. At that date, the ASC became FASB’s officially recognized source of authoritative generally accepted accounting principles (“GAAP”) applicable to all public and non-public non-governmental entities, superseding existing FASB, American Institute of Certified Public Accountants (“AICPA”), Emerging Issues Task Force (“EITF”) and related literature. All other accounting literature is considered non-authoritative. The switch to the ASC affects the way companies refer to U.S. GAAP in financial statements and accounting policies. Citing particular content in the ASC involves specifying the unique numeric path to the content through the Topic, Subtopic, Section and Paragraph structure.

Effect of recent accounting pronouncements

The Company reviews new accounting standards as issued. No new standards had any material effect on these consolidated financial statements. The accounting pronouncements issued subsequent to the date of these consolidated financial statements that were considered significant by management were evaluated for the potential effect on these consolidated financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these consolidated financial statements as presented and does not anticipate the need for any future restatement of these consolidated financial statements because of the retro-active application of any accounting pronouncements issued subsequent to June 30, 2010 through the date these consolidated financial statements were issued.

Note 3 — Advances from officer

During the year ended December 31, 2009, the Company received an unsecured advance of $6,000 from its Chief Executive Officer. On June 28, 2010, the advance was converted into 6,000 shares of the Company’s common stock.

Note 4 — Shareholders’ equity

Authorized capital

On June 2, 2009, the Company’s Board of Directors authorized to increase the Company’s authorized common stock by adding a Class “B” designated common stock of 100,000 shares. As of June 2, 2009, the Company’s authorized capital consists of:

Common stock, Class “A”, no par value	1,000,000 shares
Common stock, Class “B”, no par value	100,000 shares
Preferred stock, no par value	100,000 shares

Both classes of common stock, and the preferred stock, share equivalent voting and distribution rights.

Private offering of equity securities

During the six months ended June 30, 2009, the Company issued 62,500 shares of common stock for a total of $62,500 ($1.00 per share) to various individuals in private placements.

Stock issued for services

During the six months ended June 30, 2009, the Company issued 172,250 shares of its common stock to various individuals for services rendered. The common stock shares were valued at the estimated cash value of the services rendered at $1.00 per share, resulting in an expense of $172,250 which is included in compensation expense in the consolidated statement of operations for the six months ended June 30, 2009.

During the six months ended June 30, 2010, the Company issued 16,750 shares of its common stock to various individuals for services rendered. The common stock shares were valued at the estimated cash value

LIFE PROTECTION, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
June 30, 2010
(unaudited)

Note 4 — Shareholders’ equity  – (continued)

of the services rendered at $1.00 per share, resulting in an expense of $16,750 which is included in compensation expense in the consolidated statement of operations for the six months ended June 30, 2010.

During the six months ended June 30, 2010, the Company issued 19,000 shares of its preferred stock to a vendor in payment for services rendered. The preferred stock shares were valued at the estimated cash value of the services rendered at $1.00 per share, resulting in an expense of $19,000 which is included in selling, general and administrative expense in the consolidated statement of operations for the six months ended June 30, 2010.

Note 5 — Commitments and contingencies

On November 9, 2010, the Company entered into an agreement with the other members of its subsidiary, LPI-RH, for the dissolution of LPI-RH. Pursuant to the agreement, the Company was required to pay to the other members a lump-sum payment of $115,000 upon the completion of, and collection on, a specific contract in progress, and after all contract vendors have been paid. This required payment was made during the second quarter of 2011. Additionally, the Company will be required to make payments of $50,000 each should two specific potential customer contracts be consummated. As of the date of this report, these potential contracts have not been consummated, nor is there any assurance that such contracts will ever be consummated.

Note 6 — Income taxes

No provision for income tax was recorded for the six months ended June 30, 2010 and 2009 as the Company had cumulative operating losses since inception. For the six months ended June 30, 2010 and 2009, the Company incurred net income (loss) for tax purposes of approximately $234,400 and $(227,700), respectively.

The income tax expense (benefit) differs from the amount computed by applying the United States Statutory corporate income tax rate as follows:

	For the Six Months Ended June 30,
	2010	2009
United States statutory corporate income tax rate	34.0%	34.0%
Change in valuation allowance on deferred tax assets	-34.0%	-34.0%
Provision for income tax	0.0%	0.0%

Deferred income taxes reflect the tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. The components of the net deferred income tax assets are as follows:

	June 30, 2010	December 31, 2009
Deferred income tax assets:
Net operating loss carry forwards	$103,000	$183,000
Valuation allowance	(103,000)	(183,000)
Net deferred income tax assets	$—	$—

The Company has established a full valuation allowance on its deferred tax asset because of a lack of sufficient positive evidence to support its realization. The valuation allowance decreased by $80,000 for the six months ended June 30, 2010 and increased by $77,000 for the six months ended June 30, 2009.

LIFE PROTECTION, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
June 30, 2010
(unaudited)

Note 6 — Income taxes  – (continued)

A reconciliation of the expected income tax at the federal statutory rate to the actual tax expense is as follows:

	For the Six Months Ended June 30,
	2010	2009
Expected income tax (benefit) at 34% statutory rate	$80,000	$(77,000)
Change in valuation allowance	(80,000)	77,000
Income tax expense	$—	$—

Federal net operating losses carried forward and available to offset future income tax at June 30, 2010 are approximately $304,000. The federal net operating losses expire as follows:

December 31,
2028	$44,000
2029	260,000
$304,000

At June 30, 2010, the Company has approximately $304,000 of state net operating loss carry forwards that begin to expire in 2028.

Use of the Company's net operating loss carryforwards will be limited if a cumulative change in ownership of more than 50% occurs within any three year period. The Company believes this has occurred as of September 2010. The calculation limiting the use has not been completed.

Note 7 — Subsequent events

On September 8, 2010, the Company entered into an Agreement and Plan of Share Exchange (the “GreenHouse Agreement”) with GreenHouse Holdings, Inc., a Nevada corporation. As of the date of this report, the Company is a wholly-owned subsidiary of GreenHouse Holdings, Inc.

On November 9, 2010, the Company entered into an agreement with the other members of its subsidiary, LPI-RH, for the dissolution of LPI-RH.

The Company has evaluated subsequent events through the date the financial statements were issued. The Company has determined that there are no other events that warrant disclosure or recognition in the financial statements.

LIFE PROTECTION, INC. AND SUBSIDIARIES

Consolidated Financial Statements as of December 31, 2009 and 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Life Protection, Inc. and Subsidiary
Grifton, North Carolina

We have audited the consolidated balance sheets of Life Protection, Inc. and Subsidiary (the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations, shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We have conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audits included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstance, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Life Protection, Inc. at December 31, 2009 and 2008, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As reflected in the accompanying financial statements, the Company had an accumulated deficit of $1,059,713, a net loss and net cash used in operations of $260,237 and $59,746, respectively, for the year ended December 31, 2009. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PKF
San Diego, California November 29, 2011	PKF Certified Public Accountants A Professional Corporation

LIFE PROTECTION, INC. AND SUBSIDIARY

Consolidated Balance Sheets
December 31, 2009 and 2008

	2009	2008
ASSETS
Current assets:
Cash	$4,854	$774
Accounts receivable	107,638	—
Total assets	$112,492	$774
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$51,189	$—
Advances from officer	6,000	—
Total liabilities	57,189	—
Commitments and contingencies (Note 5)
Shareholders' Equity
Preferred stock, no par value, 100,000 shares authorized, no shares issued or outstanding	—	—
Common stock – Class A, no par value, 1,000,000 shares authorized, 1,000,000 and 800,250 issued and outstanding at December 31, 2009 and 2008, respectively	1,000,000	800,250
Common stock – Class B, no par value, 100,000 shares authorized, 77,000 shares issued and outstanding at December 31, 2009	77,000	—
Accumulated deficit	(1,059,713)	(799,476)
Total Life Protection, Inc. shareholders' equity	17,287	774
Noncontrolling interest in subsidiary	38,016	—
Total shareholders' equity	55,303	774
Total liabilities and shareholders' equity	$112,492	$774

See accompanying notes to consolidated financial statements.

LIFE PROTECTION, INC. AND SUBSIDIARY

Consolidated Statements of Operations
For The Years Ended December 31, 2009 and 2008

	2009	2008
Revenues	$392,390	$30,124
Cost of goods sold	282,833	—
Gross profit	109,557	30,124
Operating expenses:
Compensation	202,250	2,500
Selling, general and administrative	112,854	101,349
Total operating expenses	315,104	103,849
Loss before income taxes	(205,547)	(73,725)
Provision for income taxes	—	—
Net loss	(205,547)	(73,725)
Net income attributable to noncontrolling interest	(54,690)	—
Net loss attributable to Life Protection, Inc.	$(260,237)	$(73,725)
Net loss per share – basic and diluted	$(0.27)	$(0.10)
Weighted average number of shares outstanding during the period – basic and diluted	977,585	771,873

See accompanying notes to consolidated financial statements.

LIFE PROTECTION, INC. AND SUBSIDIARY

Consolidated Statements of Shareholders' Equity
For The Years Ended December 31, 2009 and 2008

	Common Shares				Accumulated Deficit	Non- controlling Interest	Total
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance, December 31, 2007	735,750	$735,750	—	$—	$(725,751)	$—	$9,999
Common stock issued for cash	62,000	62,000	—	—	—	—	62,000
Common stock issued for services	2,500	2,500	—	—	—	—	2,500
Net loss for the year ended December 31, 2008	—	—	—	—	(73,725)	—	(73,725)
Balance, December 31, 2008	800,250	800,250	—	—	(799,476)	—	774
Common stock issued for cash	37,500	37,500	37,000	37,000			74,500
Common stock issued for services	162,250	162,250	40,000	40,000			202,250
Noncontrolling interest investment in subsidiary						1,000	1,000
Distributions to noncontrolling interest						(17,674)	(17,674)
Net income (loss) for the year ended December 31, 2009					(260,237)	54,690	(205,547)
Balance, December 31, 2009	1,000,000	$1,000,000	77,000	$77,000	$(1,059,713)	$38,016	$55,303

See accompanying notes to consolidated financial statements.

LIFE PROTECTION, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows
For The Years Ended December 31, 2009 and 2008

	2009	2008
Cash flows from operating activities:
Net loss attributable to Life Protection, Inc.	$(260,237)	$(73,725)
Adjustments to reconcile net loss to net cash used in operations:
Noncontrolling interest	54,690
Stock issued for services	202,250	2,500
Changes in operating assets and liabilities:
Accounts receivable	(107,638)	—
Accounts payable	51,189	—
Net cash used in operating activities	(59,746)	(71,225)
Cash flows from investing activities:
Proceeds from noncontrolling interest's investment in subsidiary	1,000	—
Net cash flows provided by investing activities	1,000	—
Cash flows from financing activities:
Advances from officer	6,000	—
Proceeds from the sale of common stock	74,500	62,000
Distributions made to noncontrolling interest	(17,674)	—
Net cash flows provided by financing activities	62,826	62,000
Net increase in cash	4,080	(9,225)
Cash at beginning of year	774	9,999
Cash at end of year	$4,854	$774
Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$—	$—
Income taxes	$—	$—

See accompanying notes to consolidated financial statements.

LIFE PROTECTION, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2009

Note 1 — Organization and going concern

Organization

Life Protection, Inc. (“Life Protection”) was incorporated in the State of North Carolina on August 30, 2006 to engage in the sales and distribution of training systems and products to the United States government and commercial enterprises.

On February 27, 2009, the Company formed a 50% owned subsidiary, LPI-R.O.A.D.HOUSE, LLC (“LPI-RH”), a North Carolina limited liability company to provide innovative training, support, design and construction of facilities and services to meet the needs of the U.S. government, military, and law enforcement agencies.

The Company is headquartered in Grifton, North California and develops, designs and constructs rapidly deployable, sustainable facilities primarily for use in disaster relief and security in austere regions.

On September 8, 2010, the Company entered into an Agreement and Plan of Share Exchange (the “GreenHouse Agreement”) with GreenHouse Holdings, Inc., a Nevada corporation. As of the date of this report, the Company is a wholly-owned subsidiary of GreenHouse Holdings, Inc.

On November 9, 2010, the Company entered into an agreement with the other members of its subsidiary, LPI-RH, for the dissolution of LPI-RH.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As reflected in the accompanying consolidated financial statements, the Company had an accumulated deficit of $1,059,713 as of December 31, 2009, a net loss and net cash used in operations of $260,237 and $59,746, respectively, for the year ended December 31, 2009. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan, raise additional capital, and generate sufficient revenues. No assurance can be given that the Company will be successful in these efforts. On September 8, 2010, the Company became a wholly-owned subsidiary of GreenHouse Holdings, Inc.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Note 2 — Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

LIFE PROTECTION, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2009

Note 2 — Summary of significant accounting policies  – (continued)

Significant estimates included in these financial statements are: (a) revenue recognition on uncompleted contracts and billings in excess of costs and estimated earnings, and (b) the valuation of share-based payments. The revenue recognition estimates are based on the ratio that actual costs incurred to date bear to estimated costs at completion.

Consolidation

The consolidated financial statements include the accounts of Life Protection and its 50% owned subsidiary, LPI-RH. All material intercompany balances have been eliminated in consolidation.

Accounts receivable

The Company grants unsecured credit to commercial and military customers primarily located in the United States. Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions. Bad debt expense is included in general and administrative expenses, if any. At December 31, 2009 and 2008, the allowance for doubtful accounts is $0.

Outstanding account balances are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure to its customers.

Revenue recognition

In accordance with ASC 605, Revenue Recognition, contract revenues are recognized using the percentage of completion method in the ratio that costs incurred bear to total estimated costs at completion. Adjustments to contract cost estimates are made in the periods in which the facts which require such revisions become known. Unapproved change orders are not considered as part of the contract until it has been approved by the customer. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. If final total cost is anticipated to exceed the contract amount, the excess of cost over contract amount is immediately recognized as a loss on the contract.

Customer billings and costs and estimated earnings on uncompleted contracts

The Company classifies cumulative customer billings that exceed the sum of total contract costs incurred plus the gross profit earned to date as billings in excess of costs and estimated earnings. Cumulative costs incurred plus estimated gross profit earned to date that exceeds customer billings are classified as costs and estimated earnings in excess of billings. At December 31, 2009 and 2008, the Company had no uncompleted contracts.

Income taxes

The Company follows ASC 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of operations in the period of enactment.

LIFE PROTECTION, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2009

Note 2 — Summary of significant accounting policies  – (continued)

The Company adopted the application of uncertain tax positions of ASC 740, Income Taxes, during 2009. The standard addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of December 31, 2009 and 2008, the Company does not have a liability for unrecognized tax uncertainties.

The Company's policy is to record interest and penalties on uncertain tax positions as income tax expense. As of December 31, 2009 and 2008, the Company has no accrued interest or penalties related to uncertain tax positions.

Net loss per common share

Net loss per common share is computed pursuant to ASC 260, Earnings Per Share. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. As of December 31, 2009 and 2008, there were no potentially dilutive share equivalents outstanding.

Stock-based compensation

The Company accounts for Employee Stock-Based Compensation under ASC 718 “Compensation – Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

The Company accounts for stock-based compensation awards to non-employees in accordance with ASC 505-50, Equity-Based Payments to Non-Employees (“ASC 505-50”). Under ASC 505-50, the Company determines the fair value of the warrants or stock-based compensation awards granted as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Any stock options issued to non-employees are recorded in expense and additional paid-in capital in shareholders' equity over the applicable service periods using variable accounting through the vesting dates based on the fair value of the options at the end of each period.

Any benefits of tax deductions in excess of recognized stock-based compensation will be reported as a financing activity rather than an operating activity in the statements of cash flows. This requirement will reduce net operating cash flows and increase net financing cash flows in certain periods.

The Company does not have a stock option plan and has not granted any stock options or warrants as of December 31, 2009.

LIFE PROTECTION, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2009

Note 2 — Summary of significant accounting policies  – (continued)

Accounting Standards Codification

The Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) became effective on September 15, 2009. At that date, the ASC became FASB’s officially recognized source of authoritative generally accepted accounting principles (“GAAP”) applicable to all public and non-public non-governmental entities, superseding existing FASB, American Institute of Certified Public Accountants (“AICPA”), Emerging Issues Task Force (“EITF”) and related literature. All other accounting literature is considered non-authoritative. The switch to the ASC affects the way companies refer to U.S. GAAP in financial statements and accounting policies. Citing particular content in the ASC involves specifying the unique numeric path to the content through the Topic, Subtopic, Section and Paragraph structure.

Effect of recent accounting pronouncements

The Company reviews new accounting standards as issued. No new standards had any material effect on these consolidated financial statements. The accounting pronouncements issued subsequent to the date of these consolidated financial statements that were considered significant by management were evaluated for the potential effect on these consolidated financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these consolidated financial statements as presented and does not anticipate the need for any future restatement of these consolidated financial statements because of the retro-active application of any accounting pronouncements issued subsequent to December 31, 2009 through the date these consolidated financial statements were issued.

Note 3 — Advances from officer

During the year ended December 31, 2009, the Company received an unsecured advance of $6,000 from its Chief Executive Officer. The amount owing on the advance was $6,000 as of December 31, 2009.

Note 4 — Shareholders’ equity

Authorized capital

On June2, 2009, the Company’s Board of Directors authorized to increase the Company’s authorized common stock by adding a Class “B” designated common stock of 100,000 shares. As of June 2, 2009, the Company’s authorized capital consists of:

Common stock, Class “A”, no par value	1,000,000 shares
Common stock, Class “B”, no par value	100,000 shares
Preferred stock, no par value	100,000 shares

Both classes of common stock, and the preferred stock, share equivalent voting and distribution rights.

Private offering of equity securities

During the year ended December 31, 2008, the Company issued 62,000 shares of common for a total of $62,000 ($1.00 per share) to various individuals in private placements.

During the year ended December 31, 2009, the Company issued 74,500 shares of common stock for a total of $74,500 ($1.00 per share) to various individuals in private placements.

Stock issued for services

During the year ended December 31, 2008, the Company issued 2,500 shares of its common stock to an individual for services rendered. The common stock shares were valued at the estimated cash value of the services rendered at $1.00 per share, resulting in an expense of $2,500 which is included in compensation expense in the consolidated statement of operations for the year ended December 31, 2008.

LIFE PROTECTION, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2009

Note 4 — Shareholders’ equity  – (continued)

During the year ended December 31, 2009, the Company issued 202,250 shares of its common stock to various individuals for services rendered. The common stock shares were valued at the estimated cash value of the services rendered at $1.00 per share, resulting in an expense of $202,250 which is included in compensation expense in the consolidated statement of operations for the year ended December 31, 2009.

Note 5 — Commitments and contingencies

On November 9, 2010, the Company entered into an agreement with the other members of its subsidiary, LPI-RH, for the dissolution of LPI-RH. Pursuant to the agreement, the Company was required to pay to the other members a lump-sum payment of $115,000 upon the completion of, and collection on, a specific contract in progress, and after all contract vendors have been paid. This required payment was made during the second quarter of 2011. As the specific contract was commenced in 2010 and completed during 2011, no liability for the lump-sum payment was recorded at December 31, 2009. Additionally, the Company will be required to make payments of $50,000 each should two specific potential customer contracts be consummated. As of the date of this report, these potential contracts have not been consummated, nor is there any assurance that such contracts will ever be consummated.

Note 6 — Income taxes

No provision for income tax was recorded for the years ended December 31, 2009 and 2008 as the Company had cumulative operating losses since inception.

The income tax expense (benefit) differs from the amount computed by applying the United States Statutory corporate income tax rate as follows:

	For the Year Ended December 31,
	2009	2008
United States statutory corporate income tax rate	34.0%	34.0%
Change in valuation allowance on deferred tax assets	-34.0%	-34.0%
Provision for income tax	0.0%	0.0%

Deferred income taxes reflect the tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. The components of the net deferred income tax assets are as follows:

	December 31,
	2009	2008
Deferred income tax assets:
Net operating loss carry forwards	$183,000	$95,000
Valuation allowance	(183,000)	(95,000)
Net deferred income tax assets	$—	$—

The Company has established a full valuation allowance on its deferred tax asset because of a lack of sufficient positive evidence to support its realization. The valuation allowance increased by $88,000 and $25,000 for the years ended December 31, 2009 and 2008, respectively.

LIFE PROTECTION, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2009

Note 6 — Income taxes  – (continued)

A reconciliation of the expected income tax at the federal statutory rate to the actual tax expense is as follows:

	For the Year Ended December 31,
	2009	2008
Expected income tax (benefit) at 34% statutory rate	$(88,000)	$(25,000)
Change in valuation allowance	88,000	25,000
Income tax expense	$—	$—

Federal net operating losses carried forward and available to offset future income tax at December 31, 2009 are approximately $539,000. The net operating losses expire as follows:

December 31,
2026	$50,000
2027	155,000
2028	74,000
2029	260,000
$539,000

At December 31, 2009, the Company has approximately $539,000 of state net operating loss carry forwards that begin to expire in 2026.

Use of the Company's net operating loss carryforwards will be limited if a cumulative change in ownership of more than 50% occurs within any three year period. The Company believes this has occurred as of September 2010. The calculation limiting the use has not been completed.

Note 7 — Subsequent events

On February 25, 2010, the Company issued 16,750 shares of its common stock to various individuals for services rendered. The common stock shares were valued at the estimated cash value of the services rendered at $1.00 per share, resulting in an expense of $16,750.

On June 28, 2010, the Company issued 6,000 shares of its common stock to its Chief Executive Officer (CEO) in conversion of the $6,000 advance owed to the CEO.

On June 28, 2010, the Company issued 19,000 shares of its preferred stock to a vendor for services rendered. The preferred stock shares were valued at the estimated cash value of the services rendered at $1.00 per share, resulting in an expense of $19,000.

On September 8, 2010, the Company entered into an Agreement and Plan of Share Exchange (the “GreenHouse Agreement”) with GreenHouse Holdings, Inc., a Nevada corporation. As of the date of this report, the Company is a wholly-owned subsidiary of GreenHouse Holdings, Inc.

On November 9, 2010, the Company entered into an agreement with the other members of its subsidiary, LPI-RH, for the dissolution of LPI-RH.

The Company has evaluated subsequent events through the date the financial statements were issued. The Company has determined that there are no other events that warrant disclosure or recognition in the financial statements.

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

dated as of December 1, 2011

among

PREMIER ALLIANCE GROUP, INC.,

GHH ACQUISITION COMPANY, INC.

AND

GREENHOUSE HOLDINGS, INC.

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of December 1, 2011, by and among PREMIER ALLIANCE GROUP, INC., a Delaware corporation (“Premier”), GHH ACQUISITION COMPANY, INC. a Nevada corporation (“Merger Sub”) and GREENHOUSE HOLDINGS, INC., a Nevada corporation (“GHH”).

RECITALS

WHEREAS, the Boards of Directors of Premier and Merger Sub and the Board of Directors and the stockholders of GHH have approved this Agreement and the transactions contemplated hereby, including the Merger (as defined in Section 1.1 below), and declared the Merger advisable and fair to, and in the best interests of, their respective stockholders;

WHEREAS, pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of GHH, excluding options and warrants to purchase GHH capital stock (collectively, the “GHH Stock”) shall be converted into the right to receive a number of newly issued shares representing forty (40%) percent of Premier’s issued and outstanding capital stock immediately following the Merger on a fully diluted basis including the merger shares, subject to adjustment resulting from the conversion of the GHH Convertible Note (defined herein) and GHH Closing Debt (defined herein) as provided herein, and excluding options and warrants to purchase Premier capital stock (collectively, the “Merger Shares”);

WHEREAS, after the Merger, Merger Sub shall be merged with and into GHH, with GHH being the surviving entity and remaining a wholly-owned subsidiary of Premier; and

WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants, representations and warranties contained herein, and subject to the terms and conditions set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
THE MERGER

Section 1.1  The Merger.  At the Effective Time (as defined in Section 1.2) and upon the terms and subject to the conditions set forth in this Agreement and in accordance with applicable provisions of the Delaware General Corporation Law (the “Delaware Law”) and the Nevada Revised Statutes (the “Nevada Law”), Merger Sub shall be merged with and into GHH (the “Merger”), with GHH being the surviving corporation of the Merger (the “Surviving Corporation”) and becoming a wholly-owned subsidiary of Premier. Following the Merger, the separate existence of Merger Sub shall cease.

Section 1.2  Effective Time.  At the Closing (as defined in Section 1.3), the parties shall cause the Merger to be consummated by executing and filing a duly executed certificate of merger, in form agreed to by the parties (the “Certificate of Merger”), in accordance with the relevant provisions of Nevada Law. The Merger shall become effective upon satisfaction of the conditions set forth in this Agreement, the conduct of the Closing (defined herein), and upon the filing of the Certificate of Merger or such later date as may be set forth therein (the “Effective Time”).

Section 1.3  The Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Ruskin Moscou Faltischek, P.C., 1425 RXR Plaza, East Tower, 15th Floor, Uniondale, New York 11556 on or about the Effective Time.

Section 1.4  Merger Consideration.

(a)  For purposes of this Agreement, the following terms have the following meanings:

“Escrow Shares” means the Merger Shares allocated to the persons set forth on Schedule 1.4.

“GHH Articles of Incorporation” means GHH’s Articles of Incorporation, as amended, as in effect as of the date hereof.

“GHH Common Stock” means GHH’s Common Stock, par value $0.001 per share.

“GHH Common Shares” means the shares of GHH Common Stock issued and outstanding as of the date hereof.

“GHH Closing Debt” means (1) GHH accounts payable over 60 days old as of the Closing Date; (2) project financing from Premier to GHH to the extent not repaid prior to the Closing; and (3) advances from Premier to GHH in connection with expenses related to the transactions contemplated by this Agreement, to the extent not repaid prior to the Closing. Such GHH Closing Debt will be deemed to be the equivalent of that number of shares of GHH Common Stock derived by dividing the GHH Closing Debt by 70% of the volume weighted average price of the GHH Common Stock for the 20 days prior to the Effective Date, and the number of shares of Premier Common Stock into which the same would have been converted on the Closing shall also be deducted from the Merger Shares.

“GHH Escrowees” means those GHH Stockholders set forth on Schedule 1.4.

“GHH Preferred Shares” means the zero (0) shares of GHH Series A Preferred Stock, par value $0.001 per share, issued and outstanding as of the date hereof.

“Know” or “knowledge” means, (i) in respect of Premier, the knowledge of the executive officers of Premier, and (ii) in respect of GHH, the knowledge of the executive officers of GHH.

“Lien” means, in respect of any asset (including any security) any mortgage, lien, pledge, charge, security interest, or encumbrance of any kind in respect of such asset.

“Merger Consideration” shall mean the Merger Shares.

“Merger Shares” means the shares of Premier Common Stock, $0.001 par value constituting forty (40%) percent of the outstanding voting shares of Premier calculated on an “as-converted” and fully diluted basis immediately after filing of the Certificate of Merger, subject to adjustment resulting from the conversion of a $500,000 convertible preferred promissory note issued by GHH to Premier, dated November 2, 2011 (the “GHH Convertible Note” and GHH Closing Debt as provided herein); and provided, further, that options and warrants to purchase shares of Premier Common Stock and GHH Common Stock shall be excluded from this calculation. Each Merger Share shall be valued at the volume weighted average price of the Premier Common Stock for the 20 days prior to the Effective Date (the “Merger Share Value”).

“Permitted Lien” means a statutory Lien not yet delinquent; a purchase money Lien arising in the ordinary course of business; a Lien reflected in the financial statements of the applicable party; or a Lien which does not materially detract from the value or impair the use of the asset or property in question.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

“Premier Common Stock” means Premier Common Stock, $0.001 par value per share.

“Premier Preferred Shares” means the zero (0), 1,200,000, and 2,380,952 shares of Premier Class A, Class B and Class C Preferred Stock, respectively, issued and outstanding as of the date hereof.

“Premier Class A Preferred Stock” means the Premier Class A Preferred Stock, par value $0.001 per share.

“Premier Class B Preferred Stock” means the Premier Class B Preferred Stock, par value $0.001 per share.

“Premier Class C Preferred Stock” means the Premier Class C Preferred Stock, par value $0.001 per share.

“Subsidiary” means, in respect of any party, any corporation, partnership or other entity or organization, whether incorporated or unincorporated, of which (i) such other party or any other subsidiary of such party is a general partner (excluding such partnerships where such party or any subsidiary of such party does not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions in respect of such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

(b)  At the Effective Time, Premier shall pay to the holders of GHH Common Shares (such holders, individually, a “GHH Stockholder,” and collectively, the “GHH Stockholders”), the Merger Consideration, less the Escrow Shares. At the Effective Time, by virtue of the Merger, and without further action by any Person or entity, (i) the issued and outstanding shares of GHH Common Stock shall automatically be converted into the right to receive a number of shares of Premier Common Stock equivalent to forty (40%) percent of the issued and outstanding Premier Common Stock, on a fully diluted basis after taking into account the Closing of this Agreement, subject to adjustment resulting from the conversion of the GHH Convertible Note and GHH Closing Debt as provided herein, and excluding from this calculation all options and warrants to purchase capital stock of Premier and GHH.

(c)  In order to secure GHH’s obligations to indemnify Premier pursuant to Article 8 below, at the Closing, GHH shall deliver the Escrow Shares, duly endorsed in blank for transfer, to Ruskin Moscou Faltischek, P.C., as “Escrow Agent,” who shall hold the Escrow Shares pursuant to the terms of the Escrow Agreement being entered into simultaneously herewith (the “Escrow Agreement”). The Escrow Agreement will provide, among other things, as follows:

(i)  At the Closing, the Escrow Shares will be held in escrow. During the Measuring Period (defined below), the Escrow Shares will be voted by the Escrow Agent, on such matters as Premier stockholders are then entitled to vote, in accordance with the direction of the Premier Board of Directors.

(ii)  During the Measuring Period, following the achievement of the Revenue Floor (defined below), the Escrow Shares will be accrued to the GHH Escrowees on a quarterly basis, pro-rata, at the end of each full calendar quarter after the Closing, and ending upon the completion of the fourth full calendar quarter after the Closing (the “Measuring Period”) based on revenue generated by the GHH unit, during the Measuring Period (“GHH Revenue”). Notwithstanding anything to the contrary, it is understood and agreed by the parties that no accrual of the Merger Shares will occur unless and until GHH Revenue exceeds Twelve Million ($12,000,000) Dollars (the “Revenue Floor”) up to the revenue target (“Revenue Target”) of Thirty Million ($30,000,000) Dollars, at which time, if any, all Escrow Shares, if any remain unaccrued, will be accrued to the GHH Escrowees. To the extent that Escrow Shares are not accrued to the GHH Escrowees, such Escrow Shares will be released to the Company to be retired.

(iii)  By way of example, and for illustration purposes only, (A) if the Closing occurs as of January 31, 2012, and the first full calendar quarter for escrow purposes ends as of June 30, 2012, and (B) GHH Revenue equals Fifteen Million ($15,000,000) Dollars, then one-sixth of the Merger Shares will be accrued because the GHH unit will have achieved one-sixth of the difference between the Revenue Floor (i.e., $12,000,000) and the Revenue Target ($30,000,000).

Section 1.5  Effects of the Merger.  The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law and Nevada Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the properties, rights, privileges, powers and franchises of Merger Sub shall vest in the Surviving Corporation, and, subject to the representations and warranties of GHH contained herein, all debts, liabilities and duties of Merger Sub and GHH shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.6  Articles of Incorporation and Bylaws.  Effective immediately following the Merger, the articles of incorporation and bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the articles of incorporation and bylaws of the Surviving Corporation, until amended in accordance with applicable law.

Section 1.7  Exchange of Shares.

(a)  Following the merger, each GHH Stockholder shall receive a transmitted letter from Continental Stock Transfer & Trust Company (the “Exchange Agent”). The transmittal letter will request that GHH Stockholders transmit to the Exchange Agent their stock certificates in order to receive new Premier Common Stock certificates or have the same delivered to the Escrow Agent, as the case may be. If a former GHH Stockholder cannot locate its stock certificates, the transmittal letter will indicate the procedure to be followed by such GHH Stockholder, including an affidavit and a payment to insure the missing GHH stock certificates.

(b)  Upon filing of the Certificate of Merger, Merger Sub will be merged with and into GHH, the outstanding shares of GHH Common Stock will be cancelled and in place thereof, the GHH Stockholders will receive shares of Premier Common Stock. Premier will receive one hundred (100) newly issued shares of GHH and GHH will become a wholly owned subsidiary of Premier. The GHH Stockholders will receive the Merger Shares. The number of Merger Shares divided by the outstanding GHH Common Stock at the Effective Time is referred to as the “Exchange Ratio.”

(c)  Prior to the Effective Time, each outstanding option or warrant which can be exercised for GHH Common Shares and set forth on Schedule 1.7(c) of the GHH Disclosure Schedule (collectively, the “GHH Options and Warrants”) shall be cancelled and replaced with Premier options and warrants, adjusted for the merger based on the Exchange Ratio, in the form to be provided by Premier prior to Closing.

Section 1.8  Lost Certificates.  If any GHH Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and an indemnity by such Person against any claim that may be made against Premier with respect to such Certificate, Premier will deliver, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Shares with respect to the GHH Common Stock formerly represented thereby and any unpaid dividends and other distributions deliverable in respect thereof, pursuant to this Agreement.

Section 1.9  Tax Consequences.  It is intended by the parties hereto that the Merger constitute a reorganization within the meaning of Section 368(a) of the Code. Each party hereto shall use its commercially reasonable efforts to cause the Merger to be so qualified, shall report the transactions contemplated by this Agreement in a manner consistent with such reorganization treatment and shall not take any position inconsistent therewith in any Tax Return (as hereinafter defined), refund claim, litigation or otherwise. Neither GHH nor Premier is aware of any fact, condition, or other circumstance, that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

Section 1.10  GHH Stock Transfer Books.  The stock transfer books of GHH shall be closed no less than two (2) business days prior to the Effective Time and there shall be no further registration of transfers of shares thereafter on the records of GHH. On or after the Effective Time, any GHH Certificates presented to Premier for any reason shall be cancelled and a new certificate issued representing the Merger Shares with respect to the shares formerly represented by such Certificates and any unpaid dividends or other distributions to which the holders thereof are entitled.

Section 1.11  No Further Rights.  At and after the Effective Time, holders of GHH Certificates shall cease to be stockholders of GHH.

Section 1.12  Directors and Officers.  As of the Effective Time, the officers and directors of the Surviving Corporation shall be as set forth on Schedule 1.12 hereof, each of whom shall serve in such capacity until their respective successors are duly elected or appointed and qualified.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF GHH

Except as set forth on the Schedule delivered by GHH (which, for purposes of this Article 2 shall include all Subsidiaries) to Premier and Merger Sub in connection with the execution and delivery of this Agreement (the “GHH Disclosure Schedule”), GHH hereby represents and warrants to Premier and Merger Sub as follows:

Section 2.1  Organization; Qualification.

GHH is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority required for it to own its properties and assets and to carry on its business as it is now being conducted. GHH is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on GHH or otherwise prevent GHH from performing its obligations hereunder. As used in this Agreement, “Material Adverse Effect” means any change, effect, event, occurrence, state of facts or developments that materially and adversely affects the assets, liabilities, business, results of operations, condition (financial or otherwise) or prospects of GHH or Premier, as the case may be. Material Adverse Effect shall not include any effect arising out of or attributable to (i) general economic conditions affecting the United States or foreign securities or currency markets generally, (ii) changes in applicable laws or accounting rules, or (iii) changes resulting from earthquake, sabotage, war or acts of terrorism. GHH has made available to Premier copies of its articles of incorporation and bylaws. Such copies are complete and correct and in full force and effect, and GHH is not in violation of any of the provisions of its articles of incorporation or bylaws in any material respect. Except as set forth on Schedule 2.1 of the GHH Disclosure Schedule, GHH has not at any time had any Subsidiaries nor did it at any time ever own any interest in any Person.

Section 2.2  Capital Stock.

(a)  Schedule 2.2(a) of the GHH Disclosure Schedule sets forth as of the date hereof: (i) the number of authorized shares of each class or series of capital stock of GHH; (ii) the number of shares of each class or series of capital stock of GHH which are issued and outstanding (and if convertible into securities of GHH, into how many of such securities each such share of capital stock is convertible into); (iii) the number of shares of each class or series of capital stock which are held in the treasury of GHH; (iv) the number of shares of each class or series of capital stock of GHH which are reserved for issuance, indicating each specific reservation; and (v) the number of shares of each class or series of capital stock of GHH which are subject to stock options or other rights to purchase or receive capital stock granted under such GHH’s stock option plan or other stock based employee or non-employee director benefit plans, indicating the name of the plan, the date of grant, the number of shares and the exercise price thereof. Except as set forth on Schedule 2.2(a) of the GHH Disclosure Schedule, there are no unpaid dividends or unpaid distributions on any shares of capital stock.

(b)  All the outstanding shares of capital stock of GHH are duly authorized, validly issued, fully paid and non-assessable and issued in material compliance with all applicable U.S. state and federal securities laws. Except as set forth in Schedule 2.2(b) of the GHH Disclosure Schedule, as of the date of this Agreement (i) there are no authorized or outstanding options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of GHH, obligating GHH to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest in GHH or securities convertible into or exchangeable for such shares or equity interests, or obligating GHH to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, (ii) there are no outstanding contractual obligations of GHH to repurchase, redeem or otherwise acquire any shares of capital stock of GHH or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other entity, and (iii) there are no shareholder agreements, voting trusts or other agreements to which GHH is a party or to which it is bound relating to the transferability, voting or registration of any shares of the capital stock of GHH.

(c)  GHH, in all material respects, is not in violation of, nor has it violated, any federal or state securities laws in connection with any transaction relating to GHH, including without limitation, the acquisition of any stock, business or assets of any third party or the issuance of any capital stock of GHH.

Section 2.3  Corporate Authority; No Violation.

(a)  GHH has the corporate power and authority to enter into this Agreement, the Escrow Agreement, and other related transaction documents (collectively the “Transaction Documents”) and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of GHH and the stockholders of GHH (the “GHH Stockholder Approval”) and, except for the filing of the Certificate of Merger, no other corporate proceedings on the part of GHH are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by GHH and, assuming this Agreement constitutes a valid and binding agreement of Premier and Merger Sub, constitutes a valid and binding agreement of GHH, enforceable against GHH in accordance with its terms, except as enforceability thereof may be limited by (i) bankruptcy laws and other similar laws affecting creditors’ rights generally or (ii) general principles of equity.

(b)  Except as set forth in Schedule 2.3(b) of the GHH Disclosure Schedule or as may be required under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, the rules and regulations promulgated by the Over-the-Counter Bulletin Board (“OTCBB”) and the Financial Industry Regulation Authority (“FINRA”) state securities or blue sky laws, and the rules and the filing of the Certificate of Merger, none of the execution, delivery or performance of this Agreement by GHH, the consummation by GHH of the transactions contemplated hereby or compliance by GHH with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the articles of incorporation or bylaws of GHH, (ii) require any filing with, or permit, authorization, consent or approval of, any federal, regional, state or local court, arbitrator, tribunal, administrative agency or commission or other governmental or other regulatory authority (including, without limitation, self-regulatory organizations) or agency whether U.S. or foreign (a “Governmental Entity”), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which GHH is a party or by which it or any of its properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, judgment, permit, license, or, to its knowledge, any ordinance, law, statute, rule or regulation (“Law”) applicable to GHH, or any of its properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such filings, permits, authorizations, consents, approvals, violations, breaches or defaults which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on GHH or prevent or delay the consummation of the transactions contemplated hereby.

Section 2.4  Financial Statements.  Each of the consolidated audited financial statements of GHH for the fiscal year ended December 31, 2010 and revised unaudited fiscal quarters ending March 31, 2011, June 30, 2011 and September 30, 2011, have been prepared in all material respects in accordance with the published rules and regulations of the SEC (including Regulation S-X) and in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as otherwise stated in such financial statements, including the related notes) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of GHH as at the respective dates thereof thereof and for the respective periods indicated therein, except as otherwise set forth in the notes thereto (subject, in the case of unaudited statements, to normal and recurring year-end adjustments, none of which is material, individually or in the aggregate, to GHH). GHH has not, since September 30, 2011, made any material change in the accounting practices or policies applied in the preparation of the above financial statements.

Section 2.5  No Undisclosed Liabilities.  Except as set forth on Schedule 2.5 of the GHH Disclosure Schedule, as of the date of this Agreement, GHH has paid or satisfied, and does not have any liabilities or obligations of any nature whether or not required to be set forth on a balance sheet of GHH under GAAP, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which would be reasonably expected to result in such a liability or obligation.

Section 2.6  No Default; Compliance with Applicable Laws.  Except as set forth in Schedule 2.6 of the GHH Disclosure Schedule or as set forth in the GHH Financial Statements, the ownership and operation of the business of GHH is not in conflict with, or in default or violation of, any term, condition or provision of (i) its certificate of incorporation or bylaws, (ii) any Contracts (as defined in Section 2.16), as applicable to GHH or (iii) to its knowledge, any federal, state, local or foreign statute, Law, concession, grant, franchise, Permit (as defined in Section 2.9) or other governmental authorization or approval applicable to GHH, excluding from the foregoing clauses (ii) and (iii), defaults or violations which would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on GHH.

Section 2.7  Environmental Matters.

(a)  GHH has obtained all licenses, permits, authorizations, approvals and consents from Governmental Entities (“Environmental Permits”) which, to its knowledge, are required under any applicable Environmental Law and necessary for it to carry on its business or operations as now conducted, except for such failures to have Environmental Permits which, individually or in the aggregate, do not have a Material Adverse Effect on GHH. Each of such Environmental Permits is in full force and effect, and each of GHH is in compliance in all material respects with the terms and conditions of all such Environmental Permits and with all applicable Environmental Laws.

(b)  There are no Environmental Claims pending, or to the knowledge of GHH, threatened, against GHH or any Person whose liability for any such Environmental Claim GHH has or may have retained or assumed either contractually or by operation of law.

(c)  To the knowledge of GHH, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, threatened release or presence of any Hazardous Material, that would form the basis of any Environmental Claim against GHH, or for which GHH is liable.

(d)  As used in this Agreement: (i) “Environmental Claim” means any claim, action, lawsuit or proceeding by any Person which seeks to impose liability (including, without limitation, liability for investigatory costs, cleanup costs, governmental response costs, natural resources, damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or release or threatened release, of any Hazardous Materials at any location owned or leased by GHH in connection with the business of GHH, or (B) circumstances which would give rise to any violation, or alleged violation, of any Environmental Law; (ii) “Environmental Law” means any law or order of any Governmental Entity relating to (A) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Materials, or (B) the environment or to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment; and (iii) “Hazardous Materials” means (A) any petroleum or petroleum products, radioactive materials or friable asbestos; (B) any chemicals or other materials or substances which are now defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” or “toxic pollutants” under any Environmental Law; and (C) pesticides.

Section 2.8  Litigation.  Except as set forth in Schedule 2.8 of the GHH Disclosure Schedule, (i) there is no suit, claim, action, proceeding or investigation pending or, to GHH’s knowledge, threatened against GHH or any of its assets or properties, (ii) GHH is not subject to any outstanding order, writ, injunction or decree, and (iii) there is no action, suit, proceeding or investigation pending or, to GHH’s knowledge, threatened against any current or former officer, director, employee, consultant, contractor or agent of GHH (in his or her capacity as such) which gives rise or could reasonably be expected to give rise to a claim for contribution or indemnification against GHH.

Section 2.9  Licenses and Permits.  GHH holds, and has at all times held, all permits, licenses, variances, exemptions, orders, and approvals of all Governmental Entities necessary for the lawful conduct of its business (the “Permits”). A true, correct and complete list of all Permits is set forth on Schedule 2.9, true and complete and correct copies of which have been provided to Premier GHH is in material compliance with the terms of GHH’s Permits. No investigation or review by any Governmental Entity in respect of GHH is pending or, to GHH’s knowledge, threatened, nor has GHH received notice from any Governmental Entity of its intention to conduct the same.

Section 2.10  Employee Plans.

(a)  Schedule 2.10(a) of the GHH Disclosure Schedule sets forth a true, correct and complete list of:

(i)  all “employee benefit plans,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which GHH has any obligation or liability, contingent or otherwise (the “Benefit Plans”);

(ii)  all employees, consultants and independent contractors of GHH; and

(iii)  all employment, consulting, termination, profit sharing, severance, change of control, individual compensation or indemnification agreements, and all bonus or other incentive compensation, deferred compensation, salary continuation, disability, severance, stock award, stock option, stock purchase, educational assistance, legal assistance, club membership, employee discount, employee loan, credit union or vacation agreements, policies or arrangements under which GHH has any obligation or liability (contingent or otherwise) in respect of any current or former officer, director, employee, consultant or contractor of GHH (the “Employee Arrangements”).

Benefit Plans and Employee Arrangements which cover current or former employees, consultants, contractors, officers, or directors (or their equivalent) of GHH are separately identified on Schedule 2.10(a) of the GHH Disclosure Schedule.

(b)  In respect of each Benefit Plan and Employee Arrangement of GHH, a complete and correct copy of each of the following documents (if applicable) has been delivered to Premier: (i) the most recent plan and related trust documents, and all amendments thereto; (ii) the most recent summary plan description, and all related summaries of material modifications thereto; (iii) the most recent Form 5500 (including, schedules and attachments); (iv) the most recent Internal Revenue Service (“IRS”) determination, opinion or notification letter; (v) each of the stock option grant agreements used to make grants under GHH’s Option Plans, and all amendments thereto; and (vi) each written employment, consulting or individual severance or other compensation agreement, and all amendments thereto.

(c)  All contributions or other payments required to have been made by GHH to or under any Benefit Plan or Employee Arrangement by applicable Law or the terms of such Benefit Plan or Employee Arrangement (or any agreement relating thereto) have been timely and properly made.

(d)  The Benefit Plans and Employee Arrangements have been maintained and administered in all material respects in accordance with their terms and applicable Laws. In particular, no individual who has performed services for GHH has been improperly excluded from participation in any Benefit Plan or Employee Arrangement.

(e)  There are no pending or, to GHH’s knowledge, threatened actions, claims, or proceedings against or relating to any Benefit Plan or Employee Arrangement (other than routine benefit claims by Persons entitled to benefits thereunder), and, to the knowledge of GHH, there are no facts or circumstances which could reasonably form the basis for any of the foregoing.

(f)  Except as set forth on Schedule 2.10(f) of the GHH Disclosure Schedule, GHH does not have any obligation or liability (contingent or otherwise) to provide post-retirement life insurance or health benefits coverage for current or former officers, directors, employees, consultants or contractors of GHH except (i) as may be required under Part 6 of Title I of ERISA at the sole expense of the participant or the participant’s beneficiary, (ii) a medical expense reimbursement account plan pursuant to Section 125 of the Code, or (iii) through the last day of the calendar month in which the participant terminates employment with GHH.

(g)  To its knowledge, GHH has materially complied with all applicable immigration Laws and similar Laws of the United States and any other country in which its employees work.

Section 2.11  Labor Matters.

(a)  GHH is not a party to any labor or collective bargaining agreement, and no employees of GHH are represented by any labor organization. Within the preceding three years, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to GHH’s knowledge, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Within the preceding three years, to GHH’s knowledge, there have been no organizing activities involving GHH in respect of any group of employees of GHH.

(b)  There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or, to the knowledge of GHH, threatened against or involving GHH. There are no unfair labor practice charges, grievances or complaints pending or, to GHH’s knowledge, threatened by or on behalf of any employee or group of employees of GHH and, to the knowledge of GHH, there are no facts or circumstances which could form the basis for any of the foregoing.

(c)  There are no complaints, charges or claims against GHH pending or, to GHH’s knowledge, threatened to be brought or filed with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by GHH, and, to the knowledge of GHH, there are no facts or circumstances which could form the basis for any of the foregoing.

(d)  GHH is in material compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act, as amended (“WARN Act”), collective bargaining, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding and/or Social Security Taxes and any similar Tax.

(e)  There has been no “mass layoff” or “plant closing” as defined by WARN Act in respect of GHH within the six months prior to the date hereof.

Section 2.12  Absence of Certain Changes or Events.  Except as set forth in Schedule 2.12 of the GHH Disclosure Schedule, since December 31, 2010 (i) the business of GHH has been conducted in all material respects in the ordinary course, and (ii) there has not been:

(a)  a Material Adverse Effect on GHH;

(b)  other than as set forth on the GHH Disclosure Schedule, any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of GHH, or any repurchase, redemption or other acquisition by GHH of any GHH securities;

(c)  any incurrence or assumption by GHH of any indebtedness for borrowed money (or any renewals, replacements, or extensions that increase the aggregate commitments thereunder) except (i) in connection with any capital expenditure permitted by Section 2.12 (j), or (ii) any guarantee, endorsement, or other incurrence or assumption of liability (whether directly, contingently or otherwise) by GHH for the obligations of any other Person;

(d)  any creation or assumption by GHH of any Lien on any material asset of GHH other than Permitted Liens (as defined in Section 5.11);

(e)  any making of any loan, advance or capital contribution to or investment in any Person by GHH that is currently outstanding other than loans or advances to employees, contractors or consultants of GHH, all of which are disclosed in Schedule 2.12(e) of the GHH Disclosure Schedule;

(f)  any (i) contract or agreement entered into by GHH on or prior to the date hereof relating to any material acquisition or disposition of any assets or business or (ii) modification, amendment, assignment, termination or relinquishment by GHH of any contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) other than those contemplated by this Agreement;

(g)  any (i) grant of any severance or termination pay to any director, officer, employee, consultant or contractor of GHH; (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer, employee, consultant or contractor of GHH; (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements; or (iv) increase in compensation, bonus or other benefits payable to directors, officers, employees, consultants or contractors of GHH other than, in the case of clause (iv) only, increases prior to the date hereof in compensation, bonus or other benefits payable to employees, consultants or contractors of GHH in the ordinary course of business or merit increases in salaries of employees, consultants or contractors at regularly scheduled times in customary amounts consistent with past practices;

(h)  any adoption, entering into, amendment, alteration or termination of (partially or completely) any Benefit Plan or Employee Arrangement except as contemplated by this Agreement or to the extent required by applicable Law;

(i)  any (i) making or revoking of any election relating to Taxes (as hereinafter defined), (ii) settlement or compromise of any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or (iii) change to any material methods of reporting income or deductions for federal income tax purposes;

(j)  any capital expenditures in excess of $50,000 in the aggregate;

(k)  any lease, license or grant to any Person of any rights in any of GHH’s assets or properties, other than licenses of GHH’s Software and other Intellectual Property made in the ordinary course of GHH’s business;

(l)  any amendment of the articles of incorporation or bylaws of GHH;

(m)  any material sufferance of any damage, destruction or loss (whether or not covered by insurance) to any material assets of GHH;

(n)  any strike, slowdown or demand for recognition by a labor organization by or with respect to any of the employees of GHH;

(o)  any issuance, or authorization for issuance, of any equity securities of GHH or any option to purchase or otherwise acquire any equity securities of GHH; or

(p)  any resignation or termination of employment of any officer, key consultant or employee of a GHH.

Section 2.13  Tax Matters.

(a)  For purposes of this Agreement: (i) “Taxes” means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added, and (ii) “Tax Return” means any return, report or similar statement (including attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

(b)  All federal, state, local and foreign Tax Returns required to be filed by or on behalf of GHH, have been timely filed or requests for extensions have been timely filed and any such extension has been granted and has not expired, and all such filed Tax Returns are complete and accurate in all material respects. All Taxes due and owing by GHH, including estimates and withheld Taxes, have been paid, or adequately reserved in accordance with GAAP. GHH has not received written notice of any pending audit or examination, deficiency, proposed adjustment or other matter in controversy with respect to a Tax Return or Taxes of GHH. GHH has not commenced any pending refund claim or proceeding with respect to a Tax Return or Taxes of GHH. All assessments for Taxes due and owing by GHH with respect to completed and settled examinations or concluded litigation have been paid. As of November 30, 2011, the unpaid Taxes of GHH, plus any Taxes that would be owed in respect of GHH’s 2010 taxable year if such taxable year terminated on such date, did not exceed the reserve for Tax liability set forth in the GHH Financial Statements. Since November 30, 2011, GHH has not incurred any liability for Taxes other than in the ordinary course of business or as a result of the transactions contemplated by this Agreement. As of November 30, 2011, there were no Taxes of GHH due and owing, whether or not accrued, contingent or otherwise.

(c)  GHH has no employment, severance or termination agreements, other compensation arrangements, or Benefit Plans currently in effect which provide for the payment of any amount (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement that individually or collectively (either alone or upon the occurrence of any additional or subsequent event), could give rise to a payment which is nondeductible by reason of Section 280G of the Code.

(d)  The fair market value of the Merger Shares received by each GHH Stockholder will be approximately equal to the fair market value of the GHH Common Stock surrendered in the exchange.

(e)  Premier, Merger Sub, GHH and the GHH Stockholders will each pay their respective expenses, if any, incurred in connection with the Merger.

(f)  GHH is not under the jurisdiction of a court in a case under title 11 of the United States Code or a receivership, foreclosure, or similar proceeding in a federal or state court.

(g)  None of the compensation received by any shareholder-employees of GHH will be separate consideration for, or allocable to, any of their shares of GHH Stock, and the compensation paid to any shareholder-employees of GHH will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arms’ length for similar services. None of the Merger Consideration received by any shareholder-employees of GHH will be separate consideration for, or allocable to, an employment agreement, and no part of the consideration received by any GHH Stockholder in the Merger will be received by such GHH Stockholder as a creditor, employee, independent contractor or in any capacity other than that of a GHH Stockholder.

(h)  The Merger is being undertaken for valid business purposes and not for the purpose of tax avoidance, and the terms of the Merger are the product of arms’-length negotiations.

Section 2.14  Absence of Questionable Payments.  Neither GHH nor, to GHH’s knowledge, any director, officer, agent, employee, consultant, contractor or other Person acting on behalf of GHH, has used any corporate or other GHH funds for unlawful contributions, payments, gifts, or entertainment, unlawful expenditures relating to political activity to government officials or others or to establish or maintain any unlawful or unrecorded funds in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any other domestic or foreign Law. GHH has not, nor, to GHH’s knowledge has any director, officer, agent, employee, consultant, contractor or other Person acting on behalf of GHH accepted or received any unlawful contributions, payments, gifts or expenditures.

Section 2.15  Title and Related Matters.  Except as set forth on Schedule 2.15 of the GHH Disclosure Schedule, GHH has good, marketable and valid title to, or a valid and enforceable leasehold or contractual interest in, all of the properties and assets reflected in the latest balance sheet included, in the GHH Financial Statements, or acquired after the date thereof (except for properties or assets sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Liens, other than statutory Liens securing payments not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings, and such imperfections or irregularities in title that do not materially and adversely affect the current use of the properties or assets subject thereto or affected thereby, affect the ability to convey title thereto or otherwise materially impair the business operations currently conducted at such properties. As of the date hereof, Schedule 2.16 of the GHH Disclosure Schedule contains a complete and correct list of all real property owned or leased by GHH, of which copies of leases have been delivered or made available to the other party, and a complete and correct list of each title insurance policy insuring title to any of such real properties owned. All rents and mortgages due have been paid.

Section 2.16  Contracts.

(a)  All contracts, agreements and understandings, whether written or oral, (collectively, “Contracts”) to which GHH is party or to which it or its assets are bound are set forth in the GHH Disclosure Schedule. GHH has provided to Premier true and complete copies of all written Contracts with all amendments and modifications thereto, and complete and accurate descriptions of all oral Contracts and all amendments and modifications thereto.

(b)  Each of the Contracts constitutes the valid and legally binding obligations of GHH, enforceable in accordance with its terms, and is in full force and effect, except as may be limited by (A) bankruptcy laws and other similar laws affecting creditors’ rights generally and (B) general principles of equity. GHH is not in breach or default in any material respect of any provisions of any Contract and, to GHH’s knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default by GHH or permit termination, modification or acceleration thereunder, and which with respect to each of the foregoing, could not be timely cured by GHH. GHH does not have any knowledge of any termination or breach or anticipated termination or breach by the other parties to any Contract or commitment to which it is a party or to which any of its assets are subject. There exists no breach or default in any material respects, on the part of GHH, and to GHH’s knowledge, on the part of any third party, of any provisions of any other Contract, to which GHH is a party which, either individually or in the aggregate would have a Material Adverse Effect.

(c)  No party to any such Contract has given notice to GHH of or made a claim against GHH in respect of any breach or default thereunder.

Section 2.17  Insurance.  Schedule 2.17 of the GHH Disclosure Schedule sets forth a true and complete list and brief summary description (including information on the premiums payable in connection therewith, the scope and amount of the coverage provided thereunder, and the expiration dates) of directors and officers liability and general liability insurance policies maintained by GHH. Complete and correct copies of each such policy have been delivered by GHH to Premier. All such policies are in full force and effect and no notice of cancellation has been given with respect to any such policy. All premiums due thereon have been paid in a timely manner. There are no pending claims or, to the knowledge of GHH, threatened claims, under any of GHH’s insurance policies.

Section 2.18  Intellectual Property.

(a)  For purposes of this Agreement, “Intellectual Property” means:

(i)  all issued patents, reissued or reexamined patents, revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name (collectively, “Issued Patents”);

(ii)  all published or unpublished non-provisional and provisional patent applications, reexamination proceedings, invention disclosures and records of invention (collectively “Patent Applications” and, with the Issued Patents, the “Patents”);

(iii)  all copyrights, copyrightable works, semiconductor topography and mask work rights, including all rights of authorship, use, publication, reproduction, distribution, performance transformation, moral rights and rights of ownership of copyrightable works, semiconductor topography works and mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions (collectively, “Copyrights”);

(iv)  common law trademarks, registered trademarks, applications for registration of trademarks, common law service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registrations of trade names and trade dress (collectively, “Trademarks”);

(v)  all technology, ideas, inventions, designs, proprietary information, manufacturing and operating specifications, know-how, formulae, trade secrets, technical data, computer programs, hardware, software and processes related to the business of GHH as such business is currently conducted and as its business is proposed to be conducted;

(vi)  all domain names registered by GHH; and

(vii)  all other intangible intellectual property assets, properties and rights (whether or not appropriate steps have been taken to protect, under applicable law, such other intangible assets, properties or rights).

(b)  GHH’s Intellectual Property constitutes all of the Intellectual Property necessary to enable GHH to conduct its business as such business is currently being conducted. A list of GHH’s registered Intellectual Property is set forth on Schedule 2.18(b) of GHH’s Disclosure Schedule, GHH owns and has good and marketable title to, or possesses legally enforceable rights to use, all Intellectual Property used in the business of GHH as currently conducted, free and clear of all liens, claims or encumbrances. No current or former officer, director, stockholder, employee, consultant, independent contractor or third party has asserted any right, claim or interest in or with respect to any Intellectual Property of GHH and, to the knowledge of GHH, there is no reasonable basis for any such claim. There is no unauthorized use, disclosure or misappropriation of any GHH Intellectual Property, including Third Party Intellectual Property (as defined below), by any employee or, to GHH’s knowledge, former employee of GHH or, to GHH’s knowledge, by any other third party. Except as set forth on Schedule 2.18(b) of the GHH Disclosure Schedule, there are no royalties, fees or other payments payable by GHH to any third Person under any written or oral contract or understanding by reason of the ownership, use, sale or disposition of GHH Intellectual Property including Third Party Intellectual Property (as defined below).

(c)  Schedule 2.18(c) of the GHH Disclosure Schedule contains an accurate list as of the date of this Agreement of all licenses, sublicenses and other agreements to which GHH is a party and pursuant to which GHH is authorized to use any Intellectual Property owned by any third party, excluding “off the shelf” or other software at a cost not exceeding $10,000 and widely available through regular commercial distribution channels on standard terms and conditions and third-party software distributed by GHH in the ordinary course of business (“Third Party Intellectual Property”).

(d)  Except as set forth on Schedule 2.18(d) of the GHH Disclosure Schedule, GHH is not in breach of any license, sublicense or other agreement relating to GHH Intellectual Property or Third Party Intellectual Property rights, which breach could reasonably be expected to result in a Material Adverse Effect. Neither the execution, delivery or performance of this Agreement or any ancillary agreement contemplated hereby nor the consummation of the Merger or any of the transactions contemplated by this Agreement will contravene, conflict with or result in an infringement or termination of any GHH Intellectual Property, including any Third Party Intellectual Property.

Section 2.19  Minute Books; Stock Record Books.  True and correct copies of GHH’s minute books have been made available to Premier. The minute books of GHH reflect in all material respects all corporate actions of GHH which are required by law to be passed upon by the Board of Directors or stockholders of GHH.

Section 2.20  Bank Accounts; Powers of Attorney.  Schedule 2.20 of GHH’s Disclosure Schedule hereto sets forth a complete and correct list showing: (a) all banks in which GHH maintains a bank account or safe deposit box (collectively, “Bank Accounts”); and (b) the names of all Persons holding powers of attorney from GHH, true and correct copies thereof which have been delivered to the other.

Section 2.21  Disclosure.  The representations and warranties by GHH in this Agreement and the statements contained in the schedules, certificates and other writings furnished by GHH to the other party pursuant to this Agreement, when considered as a whole and giving effect to any supplements or amendments thereof prior to the time of signing on the date hereof, do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact necessary to make the statements herein, in light of the circumstances under which they were or shall be made, not misleading.

Section 2.22  Disputes with Customers.  Except as set forth on Schedule 2.22 of the GHH Disclosure Schedule, there are no pending or, to GHH’s knowledge, threatened disputes between GHH and any of its material vendors, suppliers, customers or other parties outside of the ordinary course of business or that in any way relate to the operation of the business of GHH and which can reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on GHH.

Section 2.23  Accounts Receivable.  All accounts receivables of GHH have arisen from bona fide transactions by GHH in the ordinary course of business and are, to GHH’s knowledge, deemed collectible by GHH in the ordinary course of business (without, however, GHH giving any warranty as to any extent of collectability whatsoever), except to the extent reserved for in the GHH Financial Statements. Except as set forth on Schedule 2.23 of the GHH Disclosure Schedule, there are no defenses, claims of disabilities, offsets, refusals to pay or other rights of offset against any such accounts receivable. Any allowances that GHH has established specifically for doubtful accounts have been established on a basis consistent with GHH’s prior practice and credit experience.

Section 2.24  Certain Transactions.  Except as set forth on Schedule 2.24 of the GHH Disclosure Schedule, none of the stockholders, officers, directors or employees of GHH, nor any member of any such Person’s or stockholder’s family is presently a party to any transaction with GHH relating to the business of GHH, including without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services by, (ii) providing for the rental of real or Personal property from, or (iii) otherwise requiring payments (other than for services as officers, directors or employees of GHH), to any such Person or any corporation, partnership, trust or other entity in which any such Person has a substantial interest as a stockholder, officer, director, trustee or partner.

Section 2.25  Brokers or Finders.  GHH represents, as to itself, and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any brokers’ or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement. GHH agrees to indemnify and hold Premier, including its officers, directors, agents or representatives, harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any Person on the basis of any act or statement alleged to have made by such parties or their affiliates.

Section 2.26  Exclusivity of Representations.  Except for the representations and warranties contained in this Agreement, neither GHH nor any other Person makes any other express or implied representation or warranty with respect to GHH, its subsidiaries, their respective businesses, or the transactions contemplated by this Agreement, and GHH disclaims any other representations or warranties, whether made by GHH or any of affiliates, officers, directors, employees, agents or representatives. Except for the representations and warranties contained in this Agreement, Premier and Merger Sub hereby disclaim all liability and responsibility for any representation, warranty, projection, forecast, statement or information made, communicated, or furnished (orally or in writing) to Premier or Merger Sub, or their respective affiliates or representatives (including any information, projection or advice that may have been or may be provided to Premier or Merger Sub or their respective affiliates by any director, officer, employee, agent, consultant or representative of GHH or any of its affiliates).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PREMIER AND MERGER SUB

Except as set forth on the Schedule delivered by Premier to GHH in connection with the execution and delivery of this Agreement (the “Premier Disclosure Schedule”), Premier and Merger Sub hereby represent and warrant to GHH as follows:

Section 3.1  Organization; Qualification.  Premier and Merger Sub are each a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the State of Nevada, respectively, and have the necessary power and authority required for them to own their properties and assets and to carry on their business as it is now being conducted. Premier is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Premier or otherwise prevent Premier from performing its obligations hereunder.

Section 3.2  Capital Stock.

(a)  Schedule 3.2(a) of the Premier Disclosure Schedule sets forth, both as of the date hereof and as proposed as of immediately after the Closing: (i) the number of authorized shares of each class or series of capital stock of Premier; (ii) the number of shares of each class or series of capital stock of Premier which are issued and outstanding (and if convertible into securities of Premier, into how many of such securities each such share of capital stock is convertible into); (iii) the number of shares of each class or series of capital stock which are held in the treasury of Premier; (iv) the number of shares of each class or series of capital stock of Premier which are reserved for issuance (except for shares reserved for issuance under stock option plans or other benefit plans), indicating each specific reservation; and (v) the number of shares of each class or series of capital stock of such Premier which are subject to stock options or other rights to purchase or receive capital stock granted under Premier’s stock option plan or other stock based employee or non-employee director benefit plans, indicating the name of the plan, the date of grant, the number of shares and the exercise price thereof. Except as set forth on Schedule 3.2(a) of the Premier Disclosure Schedule, there are no unpaid dividends or unpaid distributions on any shares of capital stock.

(b)  All the outstanding shares of capital stock of Premier are duly authorized, validly issued, fully paid and non-assessable and issued in material compliance with all applicable U.S. state and federal securities laws. Except as set forth in Schedule 3.2(b) of the Premier Disclosure Schedule, as of the date of this Agreement (i) there are no authorized or outstanding options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Premier or any of its Subsidiaries, obligating Premier or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest in Premier or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating Premier or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, (ii) there are no outstanding contractual obligations of Premier or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Premier or any Subsidiary of Premier or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary of Premier or other entity, and (iii) there are no shareholder agreements, voting trusts or other agreements to which Premier is a party or to which it is bound relating to the transferability, voting or registration of any shares of the capital stock of Premier.

(c)  Premier, in all material respects, is not in violation of, nor has it violated, any federal or state securities laws in connection with any transaction relating to Premier, including without limitation, the acquisition of any stock, business or assets of any third party or the issuance of any capital stock of Premier.

(d)  The Merger Shares, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully-paid, and non assessable. The Merger Shares, immediately following the Effective Time, will represent, in the aggregate, forty (40%) percent of the outstanding Common Stock on a fully diluted basis including the Merger Shares, subject to adjustment resulting from the conversion of the GHH Convertible Note and GHH Closing Debt as provided herein, and excluding options and warrants, of Premier on the Closing Date. The Merger Shares, when issued and delivered in accordance with the Merger Agreement, will be duly authorized, validly issued, fully-paid, and non assessable, and will have rights and preferences senior to, or pari passu with, all capital stock of Premier, including, without limitation, rights set forth in the Premier certificate of incorporation.

Section 3.3  Corporate Authority; No Violation.

(a)  Premier and Merger Sub have the corporate power and authority to enter into this Agreement and the Escrow Agreement and to carry out their obligations hereunder and thereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of each of Premier and Merger Sub and, except for the filing of the Certificate of Merger, no other corporate proceedings on the part of Premier or Merger Sub are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Premier and Merger Sub and, assuming this Agreement constitutes a valid and binding agreement of GHH, constitutes a valid and binding agreement of each of Premier and Merger Sub, enforceable against Premier and Merger Sub in accordance with its terms, except as enforceability thereof may be limited by (i) bankruptcy laws and other similar laws affecting creditors’ rights generally or (ii) general principles of equity.

(b)  Except as set forth in Schedule 3.3(b) of the Premier Disclosure Schedule or as may be required under the Securities Act, and the rules and regulations promulgated thereunder and by the OTCBB and FINRA, state securities or blue sky laws, and the rules and the filing of the Certificate of Merger, none of the execution, delivery or performance of this Agreement by Premier, the consummation by Premier of the transactions contemplated hereby or compliance by Premier with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Premier or any of its Subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Premier or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iv) violate any Law applicable to Premier, or any of its properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such filings, permits, authorizations, consents, approvals, violations, breaches or defaults which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Premier or prevent or delay the consummation of the transactions contemplated hereby.

Section 3.4  Reports and Financial Statements.  The financial statements of Premier (the “Premier Financial Statements”), available through its public filings, have been prepared on a consistent basis and present fairly in all material respects the financial position, results of operations and changes in cash flow of Premier as of such dates and for the periods then ended.

Section 3.5  Tax Matters.  Except as set forth in Schedule 3.5 of the Premier Disclosure Schedule:

(a)  Premier has not acquired and will not acquire any shares of GHH Stock, for consideration other than Premier stock, in contemplation of the Merger or during the Pre-Merger Period. No corporation that is related to Premier within the meaning of Treas. Reg. Section 1.368-1(e)(4) (a “Premier Affiliate”) and no partnership in which Premier or a Premier Affiliate is a partner has acquired or will acquire, directly or through any transaction, agreement or arrangement with any other person, shares of GHH Stock, for consideration other than Premier stock, in contemplation of the Merger or during the Pre-Merger Period.

(b)  Premier does not own, directly or indirectly, any GHH Stock.

(c)  Premier has no plan or intention to cause or permit Merger Sub, following the Merger, to issue any equity interest to any Person other than Premier. There are not outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any Person other than Premier could acquire any equity interest in Merger Sub.

(d)  The Merger is being undertaken for valid business purposes and not for the purpose of tax avoidance, and the terms of the Merger are the product of arms’-length negotiations.

Section 3.6  No Default; Compliance with Applicable Laws.  Except as set forth in Schedule 3.6 of the Premier Disclosure Schedule, the ownership and operation of the business of Premier is not in conflict with, or in default or violation of, any term, condition or provision of (i) its certificate of incorporation or bylaws, (ii) any material contracts to which Premier is a party or (iii) to its knowledge, any federal, state, local or foreign statute, Law, concession, grant, franchise, Permit or other governmental authorization or approval applicable to Premier, excluding from the foregoing clauses (ii) and (iii), defaults or violations which would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Premier.

Section 3.7  Litigation.  Except as set forth in Schedule 3.7 of the Premier Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to Premier’s knowledge, threatened against Premier or any of its assets or properties, (ii) Premier is not subject to any outstanding order, writ, injunction or decree, and (iii) there is no action, suit, proceeding or investigation pending or, to Premier’s knowledge, threatened against any current or former officer, director, employee, consultant, contractor or agent of Premier (in his or her capacity as such) which gives rise or could reasonably be expected to give rise to a claim for contribution or indemnification against Premier, excluding from the foregoing clauses anything which is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Premier.

Section 3.8  Permits.  Premier holds, and has at all times held, all Permits necessary for the lawful conduct of its business, except for such Permits the absence of which would not reasonably be expected to have a Material Adverse Effect on Premier. Premier is in material compliance with the terms of Premier’s Permits. No investigation or review by any Governmental Entity in respect of Premier is pending or, to Premier’s knowledge, threatened, nor has Premier received notice from any Governmental Entity of its intention to conduct the same.

Section 3.9  Title and Related Matters.  Except as set forth on Schedule 3.9 of the Premier Disclosure Schedule, Premier has good, marketable and valid title to, or a valid and enforceable leasehold or contractual interest in, all of the properties and assets reflected in the latest balance sheet included in the Premier Financial Statements, or acquired after the date thereof (except for properties or assets sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Liens, other than statutory Liens securing payments not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings, and such imperfections or irregularities in title that do not materially and adversely affect the current use of the properties or assets subject thereto or affected thereby, affect the ability to convey title thereto or otherwise materially impair the business operations currently conducted at such properties.

Section 3.10  Intellectual Property.

(a)  Premier’s Intellectual Property constitutes all of the Intellectual Property necessary to enable Premier to conduct its business as such business is currently being conducted. To its knowledge, Premier owns and has good and marketable title to, or possesses legally enforceable rights to use, all Intellectual Property used in the business of Premier as currently conducted, free and clear of all liens, claims or encumbrances. No current or former officer, director, stockholder, employee, consultant, independent contractor or third party has asserted any right, claim or interest in or with respect to any Intellectual Property of Premier and, to the knowledge of Premier, there is no reasonable basis for any such claim. To Premier’s knowledge, there is no unauthorized use, disclosure or misappropriation of any Premier Intellectual Property by any employee or, to Premier’s knowledge, former employee of Premier or, to Premier’s knowledge, by any other third party. There are no royalties, fees or other payments payable by Premier to any third Person under any written or oral contract or understanding by reason of the ownership, use, sale or disposition of Premier Intellectual Property.

(b)  Other than in respect of agreements with Premier’s officers and directors, Premier has not entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in standard sales or agreements to end users arising in the ordinary course of business.

(c)  Premier is not in breach of any license, sublicense or other agreement relating to Premier Intellectual Property or Third Party Intellectual Property rights, which breach could reasonably be expected to result in a Material Adverse Effect. To Premier’s knowledge, neither the execution, delivery or performance of this Agreement or any ancillary agreement contemplated hereby nor the consummation of the Merger or any of the transactions contemplated by this Agreement will contravene, conflict with or result in an infringement or termination of any Premier Intellectual Property, including any Third Party Intellectual Property.

(d)  No product liability claims have been communicated in writing to or, to Premier’s knowledge, threatened against Premier.

(e)  Premier is not subject to any proceeding or outstanding decree, order, judgment, or stipulation restricting in any manner the use, transfer, or licensing thereof by Premier, or which may affect the validity, use or enforceability of such Premier Intellectual Property.

Section 3.11  No Undisclosed Liabilities.  Except as set forth on Schedule 3.11 of the Premier Disclosure Schedule or those liabilities and obligations incurred in the ordinary course of business, as of the date of his Agreement, Premier has paid or satisfied, and does not have any liabilities or obligations of any nature whether or not required to be set forth on a balance sheet of Premier under GAAP, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which would be reasonably expected to result in such a liability or obligation.

Section 3.12  Absence of Certain Changes or Events.  Except as set forth in Schedule 3.12 of the Premier Disclosure Schedule, since December 31, 2010 (i) the business of Premier has been conducted in all material respects in the ordinary course, and (ii) there has not been:

(a)  a Material Adverse Effect on Premier;

(b)  any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of Premier, or any repurchase, redemption or other acquisition by Premier of any Premier securities;

(c)  any adoption, entering into, amendment, alteration or termination of (partially or completely) any Benefit Plan or Employee Arrangement except as contemplated by this Agreement or to the extent required by applicable law;

(d)  any amendment of the certificate of incorporation or bylaws of Premier;

(e)  any issuance, or authorization for issuance, of any equity securities of Premier or any option to purchase or otherwise acquire any equity securities of Premier; or

(f)  any resignation or termination of employment of any officer, key consultant or employee of a Premier.

Section 3.13  Disclosure.  The representations and warranties by Premier and Merger Sub in this Agreement and the statements contained in the schedules, certificates and other writings furnished by Premier to the other party pursuant to this Agreement, when considered as a whole and giving effect to any supplements or amendments thereof prior to the time of signing on the date hereof, do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact necessary to make the statements herein, in light of the circumstances under which they were or shall be made, not misleading; it being understood that as used in this Section 3.13 “material” means material to Premier and its Subsidiaries, taken as a whole. The term “material” as used above does not apply to any representation or covenant herein which is already qualified as to materiality.

Section 3.14  Broker or Finders.  Other than Maxim Group, LLC, pursuant to an agreement between Maxim and Premier dated November 7, 2011, Premier represents, as to itself and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any brokers’ or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement. Premier agrees to indemnify and hold GHH, including its officers, directors, agents or representatives, harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any Person on the basis of any act or statement alleged to have been made by such party or its affiliates.

Section 3.15  No Prior Activities.  Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Premier and Merger Sub represents and warrant that Merger Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any Person.

Section 3.16  Exclusivity of Representations.  Except for the representations and warranties contained in this Agreement, neither Premier, Merger Sub, nor any other Person makes any other express or implied representation or warranty with respect to either of Premier or Merger Sub, its subsidiaries, their respective businesses, or the transactions contemplated by this Agreement, and each of Premier and Merger Sub disclaims any other representations or warranties, whether made by Premier and Merger Sub or any of affiliates, officers, directors, employees, agents or representatives. Except for the representations and warranties contained in this Agreement, Premier hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement or information made, communicated, or furnished (orally or in writing) to GHH, or its affiliates or representatives (including any information, projection or advice that may have been or may be provided to GHH or its affiliates by any director, officer, employee, agent, consultant or representative of Premier or Merger Sub or any affiliates.

ARTICLE IV
ADDITIONAL AGREEMENTS

Section 4.1  Public Announcements.  Each of Premier, Merger Sub and GHH will consult with one another before issuing any press release or otherwise making any public statements in respect of the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, as determined by Premier, Merger Sub or GHH, as the case may be, a copy of which shall be sent simultaneously to the other parties upon such release; provided, further, that each party will use its best efforts to provide the other party with a draft of any such public statement with sufficient time for the receiving party to review and, if appropriate, comment on such statement.

Section 4.2  Registration of Shares.

(a)  On or about the time of execution of this Agreement, Premier and GHH will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 (the “Registration Statement”) with respect to the transactions contemplated hereby and the registration of the Merger Shares. Each of the parties agrees to use its best efforts to ensure that the Registration Statement will be declared effective by the SEC as soon as practicable following the date hereof. Each party covenants and agrees that it will cooperate with one another and provide such information as is reasonably required to prepare and file the Registration Statement, and take such actions as are reasonably necessary and required to register the Merger Shares and as are more specifically set forth in the Registration Statement and/or may be required by the SEC in conjunction therewith.

(b)  If at any time prior to the Effective Time any event or circumstance relating to a party, or its respective directors or officers, is discovered which is required to be set forth in an amendment or supplement to the Registration Statement, such party shall promptly inform the other party. All documents that each party is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

(c)  Each party will advise the other, promptly after it receives notice thereof, of any correspondence, comment or request by the SEC for an amendment to the Registration Statement.

(d)  Each party covenants and agrees to cooperate with the other in the preparation and filing of the Registration Statement and will promptly provide all available financial and other information reasonably requested by the other party for inclusion in the Registration Statement and that such information shall be complete and accurate in all material respects.

Section 4.3  Taxes.  Premier will not, prior to the Closing, merge Merger Sub with and into another corporation (other than Premier), sell or otherwise dispose of any of the stock of Merger Sub (other than to Premier), or cause or permit Merger Sub to issue any equity interest to any Person other than Premier. Except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code, Premier will not, prior to the Closing, cause or permit Merger Sub or any transferee described in Section 368(a)(2)(C) of the Code to sell or otherwise dispose of any of the assets of GHH acquired in the Merger (other than to Premier). Following the Merger, one or more members of Premier’s qualified group as defined in Treas. Reg. Section 1.368-1(d)(4)(ii) will either continue the historic business of GHH or use a significant portion of GHH’s historic business assets in a business.

Section 4.4  Operation of GHH Business in Ordinary Course, Etc.  On or prior to the Closing Date, unless this Agreement is terminated in accordance with Article 9 hereof, GHH will not, without the prior written consent of Premier and Merger Sub:

(a)  Engage in any transaction outside the ordinary course of business;

(b)  Purchase any assets other than reasonable items of inventory;

(c)  Sell or encumber or otherwise dispose of any assets except in the ordinary course;

(d)  Incur debts or make financial commitments outside the ordinary course of business;

(e)  Hire any overhead-based employee for a period continuing after the Closing Date;

(f)  Make any change to any employee benefits or benefits program;

(g)  Enter into or conduct any discussions with any other prospective purchaser of the stock, assets or business of GHH, and will promptly notify Premier and Merger Sub in the event any such discussions or conduct take place;

(h)  Enter into any transaction which would render it impossible or uneconomical to consummate the transactions contemplated by this Agreement; or

(i)  Take any action which would violate a representation, warranty or covenant of GHH (including its Subsidiaries) under this Agreement.

In addition, GHH will: (I) promptly notify Premier and Merger Sub of any material changes to the GHH business; and (II) use its best efforts to preserve intact GHH’s business organization and business relationships with its employees, customers, suppliers and others.

Section 4.5  Conduct of Premier Prior to Closing.  On or prior to the Closing Date, unless this Agreement is terminated in accordance with Article 9 hereof, Premier will not, without the prior written consent of GHH:

(a)  amend its Certificate of Incorporation or bylaws;

(b)  split, combine or reclassify its outstanding capital stock;

(c)  declare or pay any dividend or other distribution on its capital stock; materially decrease its working capital;

(d)  increase the salaries or other compensation payable to any employee, or take any action, or fail to take any reasonable action within its control, which would result in a Material Adverse Effect.

Section 4.6  Consents.  GHH shall use its best efforts following the execution of this Agreement to assist Premier and Merger Sub in obtaining any and all third party consents (the “Third Party Consents”) required for the consummation of the transactions contemplated hereby (such consents not to be conditioned on any increased payment or consideration, reduced term, parent company guaranty, or other change of lease terms) in form and substance reasonably satisfactory to Premier, Merger Sub and their counsel.

Section 4.7  Conversion of Preferred Shares.  As of Closing, there shall be no issued and outstanding GHH Preferred Shares.

Section 4.8  Due Diligence Requirement.  Premier and Merger Sub shall have the right of access to inspect the GHH business, assets and all real estate upon which the same are located. Such inspection rights shall include, without limitation, the right to review all books and records, contracts, accounts, agreements, assets, financial information, and other documents or information requested by Premier or Merger Sub in connection with its due diligence, and GHH hereby agrees to make all such documents and information available to Premier and Merger Sub for such purposes and such other inspections as each may request. GHH shall cooperate in making its senior personnel available to Premier and Merger Sub and its representatives at all reasonable times and shall make copies of such materials as Premier or Merger Sub may request. GHH will deliver or cause to be delivered to Premier and Merger Sub such additional instruments, documents, and certificates as they may reasonably request for the purpose of (i) completing all of their due diligence, (ii) verifying the information set forth in this Agreement or on any GHH Disclosure Schedule attached hereto, and (iii) consummating or evidencing the transactions contemplated by this Agreement. Without limiting the information to which Premier and Merger Sub will be entitled hereunder, it is understood and agreed that GHH will provide to Premier and Merger Sub complete and accurate audited financial statements of GHH prepared in accordance with GAAP and which are satisfactory to Premier, Merger Sub and their accountants and counsel.

Section 4.9  Additional Documents and Further Assurances.  At, and from time to time after, the date of this Agreement, at the request of Premier but without further consideration, GHH shall execute and deliver such other instruments of conveyance, assignment, transfer, and delivery and take such other action as Premier reasonably may request in order to more effectively convey, transfer, assign and deliver to the Surviving Corporation, and to place the Surviving Corporation in possession and control of, any of the rights, properties, assets and business intended to be sold, conveyed, transferred, assigned and delivered hereunder, or to assist in the collection or reduction to possession of any and all of such rights, properties, and assets or to enable the Surviving Corporation to exercise and enjoy all rights and benefits of GHH with respect thereto.

Section 4.10  Notification of Certain Matters.  Each party shall give prompt notice to the other party, of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (b) any material failure of GHH, Premier or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (c) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (d) any facts or circumstances that could reasonably be expected to result in a Material Adverse Effect; provided, however, that the delivery of any notice pursuant to this Section 4.10 shall not cure such breach or non-compliance or limit or otherwise affect the rights, obligations or remedies available hereunder to the party receiving such notice.

ARTICLE V
CONDITIONS TO OBLIGATIONS OF PREMIER AND MERGER SUB

The obligation of each of Premier and Merger Sub to consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to Closing, of each of the following conditions, any one or more of which may be waived at the sole option of Premier or Merger Sub:

Section 5.1  Representations and Warranties.  The representations and warranties of GHH contained in this Agreement shall be true and correct in all material respects when initially made and as of the Closing Date, and the GHH Disclosure Schedule will be updated as necessary prior to the Closing and provided to Premier for review not less than three (3) business days prior to the Closing.

Section 5.2  Covenants.  GHH shall have performed and complied in all material respects with all covenants required by this Agreement to be performed and complied with by GHH on or prior to the Closing Date including, without limitation, obtaining the requisite GHH Stockholder Approval.

Section 5.3  Proceedings.  No action, proceeding or order by any court or other governmental agency or body shall have been instituted, threatened whether orally or in writing, or entered concerning GHH or its business or restraining any of the transactions contemplated in this Agreement.

Section 5.4  No Material Adverse Effect.  No material adverse change in the results of operations, assets, properties, financial condition, business or prospects of GHH shall have occurred, and GHH shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance and whether or not such change shall have been caused by the deliberate act or omission of GHH, since September 30, 2011, which change, loss or damage materially affects or impairs the ability of GHH to conduct its business.

Section 5.5  Government Approvals and Required Consents.  All necessary consents of any filings with any Governmental Authority or other Person required to be made or obtained by GHH relating to the consummation of the transactions contemplated in this Agreement shall have been obtained and made and no action or proceeding shall have been instituted or threatened which could materially affect, restrain or prohibit any of the transactions contemplated in this Agreement.

Section 5.6  No Outstanding Accounts Payable, Etc.  Except as set forth on Schedule 5.6, as of the Closing Date, GHH shall have no (a) accounts payable that are outstanding for more than sixty (60) days other than GHH Closing Debt; or (b) debts, liabilities or obligations, contingent or otherwise, except as incurred in the normal course of business and disclosed, in writing, to Premier prior to Closing.

Section 5.7  Dissenting Shares.  Demands for appraisal under Nevada Law shall not have been made for more than two (2%) percent of the shares of GHH Common Stock outstanding on the date of the GHH Stockholders’ meeting to be held in connection with the approval of the transactions contemplated hereby.

Section 5.8  Termination of Employment Agreements.  As of the Closing Date, each of the employment agreements between GHH and John Galt, Russ Earnshaw, Brian Stevens, Rob Davis, David Lautner and Carlos Carillo, respectively, shall be terminated and replaced with employment agreements with Premier, and each of the named employees shall execute a release, in a form satisfactory to Premier and its counsel, with respect to any claims he may have against GHH. In addition, the employment agreements between GHH and Chris Ursitti, Billy Jones, and any other GHH employee not listed in the preceding sentence, shall be terminated prior to Closing.

Section 5.9  Closing Deliveries.  Each of Premier and Merger Sub shall have received all schedules, documents, certificates, instruments, assignments and agreements referred to in Article 7, duly executed and delivered in form reasonably satisfactory to Premier and Merger Sub.

Section 5.10  Other Documents.  Each of Premier and Merger Sub shall have received all such other certificates, instruments or documents that are reasonably required by Premier and Merger Sub or their counsel in order to consummate the transactions contemplated in this Agreement.

ARTICLE VI
CONDITIONS TO OBLIGATIONS OF GHH

The obligation of GHH to consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to Closing, of each of the following conditions, any one or more of which may be waived at the sole option of GHH:

Section 6.1  Representations and Warranties.  The representations and warranties of Premier and Merger Sub contained in this Agreement shall be true and correct in all material respects when initially made and as of the Closing Date.

Section 6.2  Covenants.  Each of Premier and Merger Sub shall have performed and complied in all material respects with all covenants required by this Agreement to be performed and complied with by Premier and Merger Sub on or prior to the Closing Date.

Section 6.3  Proceedings.  No action, proceeding or order by any court or other governmental agency or body shall have been instituted, threatened whether orally or in writing, or entered concerning either Premier or Merger Sub, or its business or restraining any of the transactions contemplated by this Agreement.

Section 6.4  Government Approvals and Required Consents.  All necessary consents of and filings with any Governmental Authority or other Person required to be made or obtained by Premier or Merger Sub relating to the consummation of the transactions contemplated in this Agreement shall have been obtained or made and no action or proceeding shall have been instituted or threatened which could materially affect, restrain or prohibit any of the transactions contemplated by this Agreement.

Section 6.5  Closing Deliveries.  GHH shall have received all schedules, documents, certificates, instruments, assignments and agreements referred to in Article 7 hereof, duly executed and delivered in form reasonably satisfactory to GHH.

Section 6.6  Other Documents.  GHH shall have received all such other certificates, instruments or documents that are reasonably requested by GHH or its counsel in order to consummate the transactions contemplated herein.

ARTICLE VII
CLOSING DELIVERIES OF THE PARTIES

Section 7.1  GHH Deliveries.  At or prior to the Closing Date, GHH shall deliver to Premier and/or Merger Sub the following, all of which shall be in a form reasonably satisfactory to Premier and/or Merger Sub:

(a)  a copy of resolutions of the Board of Directors of GHH authorizing the execution, delivery and performance of this Agreement and the transactions contemplated in this Agreement to which GHH is a party, and all related documents and agreements, each certified by the Secretary of GHH as being true and correct copies of the originals thereof subject to no modifications or amendments;

(b)  evidence of the approval of GHH’s shareholders of the Agreement and the transactions contemplated hereby;

(c)  Articles of Incorporation of GHH and its Subsidiaries certified by the Secretary of State of Nevada and any other applicable jurisdiction;

(d)  Bylaws of GHH and its Subsidiaries certified by the Secretary of GHH and the Subsidiaries, respectively;

(e)  all authorizations, consent, approvals, and Permits referenced in this Agreement;

(f)  a certificate of good standing from the Secretary of State of the State of Nevada and of comparable authority in other jurisdictions in which GHH and its Subsidiaries are incorporated or qualified to do business stating that each is a validly existing corporation in good standing and has filed all requisite tax returns and timely paid all taxes due and owing;

(g)  the Escrow Agreement, duly executed by GHH and the GHH shareholders who are a party thereto;

(h)  the employment agreements of John Galt, Russ Earnshaw, Brian Stevens, Rob Davis, David Lautner and Carlos Carillo (each an “Employment Agreement”), duly executed by the employee named within each respective Employment Agreement;

(i)  GHH shall have received an opinion of Tarter, Krinsky & Drogin, LLP, counsel to GHH, dated the Closing Date, in the form and substance reasonably satisfactory to Premier, Merger Sub and their counsel, which opinion shall include, without limitation, a tax opinion to the effect that the merger will qualify as a reorganization pursuant to Section 368(a) of the Code, unless such opinion is provided by other counsel satisfactory to Premier; and

(j)  such other instruments as shall be necessary or appropriate, as Premier and/or Merger Sub or their counsel shall reasonably request, to carry out and effect the purpose and intent of this Agreement and the transactions contemplated by this Agreement.

Section 7.2  Premier and Merger Sub Deliveries.  At or prior to the Closing Date, Premier and Merger Sub shall deliver to GHH the following, all of which shall be in a form reasonably satisfactory to GHH:

(a)  a copy of resolutions of the Board of Directors of Premier and Merger Sub authorizing the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement to which each of Premier and Merger Sub is a party, and all related documents and agreements, each certified by the Secretary of Premier and Merger Sub as being true and correct copies of the originals thereof subject to no modifications or amendments;

(b)  the Merger Shares;

(c)  the Escrow Agreement, duly executed by Premier and Merger Sub;

(d)  the Employment Agreements, duly executed by Premier or GHH, as the case may be; and

(e)  such other instruments as shall be necessary or appropriate, as GHH or its counsel shall reasonably request, to carry out and effect the purpose and intent of this Agreement and the transactions contemplated in this Agreement.

ARTICLE VIII
SURVIVAL; INDEMNIFICATION

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

Section 8.1  Survival of Representations and Warranties.  All of the representations and warranties of GHH contained in Article II of this Agreement and the representations and warranties of Premier and the Merger Sub in Article III of this Agreement shall remain operative and in full force and effect, regardless of any investigations at any time made by Premier, and shall survive the Closing until the earlier of (a) the Termination Date (as defined in the Escrow Agreement) and (b) twenty-four (24) months after the Closing Date, except as to GHH’s representations and warranties in Sections 2.1 (Organization; Qualification), 2.2 (Capital Stock), 2.3(a) (Corporate Authority; No Violation), and 2.13 (Tax Matters) and Premier’s and Merger Sub’s representations and warranties in Sections 3.1 (Organization; Qualification), 3.2 (Capital Stock), 3.3(a) (Corporate Authority; No Violation), and 3.5 (Tax Matters) which shall survive for the period of the applicable statutes of limitations. Notwithstanding the foregoing, any representation or warranty that would otherwise terminate in accordance with this Section 8.1 will continue to survive if a Notice of Claim shall have been timely given under this Agreement or the Escrow Agreement on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved.

Section 8.2  Indemnification of Premier and Merger Sub by GHH.  Each of GHH and the GHH Escrowees (to the extent of their ownership of Escrow Shares) agrees to, jointly and severally, indemnify, defend, release and hold each of Premier and Merger Sub, its affiliates, subsidiaries or related companies, and their officers, directors, employees, representatives and agents, harmless from and against any and all damages, losses (including loss of goodwill and damage to reputation), penalties, interest obligations, tax liabilities and other liabilities, claims, judgments, causes of action, deficiencies, costs and expenses (including reasonable attorneys’ fees and other costs) (collectively, “Claims”), asserted against or incurred or required to be paid by either Premier or Merger Sub or any other indemnified person on account of or incident or pursuant to: (a) breach of any representation, warranty, covenant or agreement made by GHH in this Agreement or in any Contract or document delivered pursuant to or in connection with this Agreement; (b) the operation of GHH’s business or the ownership, maintenance, use or operation of GHH’s assets prior to the Closing; (c) the failure of GHH to comply with applicable bulk transfer laws, to the extent such failure causes Premier or Merger Sub to be liable for liabilities of GHH other than the liabilities which Premier or Merger Sub specifically assumes pursuant to this Agreement; and (d) any and all lawsuits against GHH or involving any of the assets of GHH which are based on a cause of action arising before the Closing Date, including without limitation, an action based on the transactions contemplated by this Agreement.

Section 8.3  Indemnification of GHH by Premier and Merger Sub.  Each of Premier and Merger Sub, jointly and severally, agrees to indemnify, defend, release and hold GHH and GHH’s officers, directors, employees, representatives and agents harmless from and against any and all Claims asserted against, incurred or required to be paid by GHH or any other indemnified person on account of or incident or pursuant to: (a) breach of any representation, warranty, covenant or agreement made by Premier or Merger Sub in this Agreement or in any contract or document delivered pursuant to or in connection with this Agreement; (b) the business or operations of Premier or Merger Sub before, at or after the date of this Agreement; and (c) the ownership, maintenance, use or operation of the assets of Premier or Merger Sub after the Closing.

Sectio 8.4  Indemnification Procedure.

(a)  Notice.  With respect to any matter for which indemnification is claimed pursuant to this Article, the indemnified person(s) will notify the indemnifying party in writing promptly after becoming aware of such matter. A failure or delay to promptly notify an indemnifying person of a Claim will only relieve such person of its obligation pursuant to this Article 8 to the extent, if at all, that such person is prejudiced by reason of such failure or delay.

(b)  Defense of Claim.  Promptly after receipt of any notice pursuant to Section 8.4(a), the indemnifying person(s) shall defend, contest, settle, compromise or otherwise protect the indemnified person(s) against any such Claim at its (their) own cost and expense. Each indemnified person will have the right, but not the obligation, to participate, at its own expense, in the defense by counsel of its own choosing; provided, however, that the indemnifying person will be entitled to control the defense unless the indemnified person has relieved the indemnifying person in writing from liability with respect to the particular matter. The indemnified person shall reasonably cooperate with the indemnifying person’s requests, and at the indemnifying person’s expense (including, but not limited to, indemnifying person’s paying or reimbursing the indemnified person’s reasonable attorneys’ fees and investigation expenses), concerning the defense of the Claim. The indemnifying party shall include the indemnified party in any settlement discussions.

(c)  Failure to Defend.  If the indemnifying person does not timely defend, contest or otherwise protect against a Claim after receipt of the required notice, the indemnified person will have the right, but not the obligation, to defend, contest or otherwise protect against the same, make any compromise or settlement thereof, and recover the entire cost thereof from the indemnifying person, including, without limitation, reasonable attorneys’ fees, disbursements and all amounts paid as a result of such suit, action, investigation and Claim.

Section 8.5  Limits on Indemnification.

(a)  In the event that Premier and/or Merger Sub are required to indemnify GHH hereunder, such indemnification obligation shall be satisfied solely by the issuance of additional shares of Premier Common Stock, such that the number of shares of Premier Common Stock multiplied by the Merger Share Value shall equal the dollar amount of the indemnification obligation; provided that the total number of shares do not exceed the accrued Merger Shares then held in escrow.

(b)  In the event that GHH is required to indemnify Premier and/or Merger Sub hereunder, such indemnification obligation shall be satisfied by the surrender of unaccrued Merger Shares and/or accrued Merger Shares which would otherwise have been released to GHH Escrowees pursuant to the Escrow Agreement; provided, that the number of shares of Premier Common Stock multiplied by the Merger Share Value shall equal the dollar amount of the indemnification obligation; provided, however, in the event of fraud, willful malfeasance or gross negligence by GHH, or any officer, director, representative, affiliate or Subsidiary, no such limitation on indemnification shall apply.

Section 8.6  Costs, Expenses and Legal Fees.  Each party hereto shall bear its own costs and expenses (including attorneys’ fees) in connection with the transactions contemplated in this Agreement, except that each party hereto agrees to pay the costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the other parties in successfully (i) enforcing any of the terms of this Agreement or (ii) proving that another party breached any of the terms of this Agreement.

ARTICLE IX
TERMINATION OF AGREEMENT

Section 9.1  Termination Prior to Closing.  This Agreement and the transactions contemplated hereby may be terminated (i) at any time prior to the Closing by mutual agreement of all parties; (ii) by any party hereto if the Closing of this Agreement shall not have occurred on or before July 31, 2012, unless such date is mutually extended by the written Agreement of all parties, and provided that the terminating party is not in material breach of any representation, warranty, covenant or other agreement contained in this Agreement; (iii) by Premier or Merger Sub in the event of any material breach of the representations, warranties or covenants of GHH; (iv) by GHH in the event of any breach of the representations, warranties or covenants of Premier or Merger Sub; (v) by Premier or Merger Sub in the event that demands for appraisal under Nevada Law have been made for more than two (2%) percent of the shares of GHH Common Stock outstanding on the date of the GHH Stockholders’ meeting, or (vi) by either Premier or Merger Sub, on the one hand, or GHH on the other, in the event of the other party’s failure to provide the deliveries set forth in Article 7 hereof, and provided that the terminating party is not in material breach of any representation, warranty, covenant or other agreement contained in this Agreement. In addition, notwithstanding anything to the contrary, if, at any time prior to Closing, Premier or Merger Sub shall not be satisfied with the results of any of the due diligence or other inspections contemplated by this Agreement, in the sole and absolute discretion, Premier and Merger Sub shall have the right to terminate this Agreement by notice to GHH.

ARTICLE X
MISCELLANEOUS

Section 10.1  Entire Agreement; Assignment.

(a)  This Agreement and the Escrow Agreement (including exhibits and schedules attached hereto and thereto) constitute the entire agreement among the parties hereto in respect of the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties in respect of the subject matter hereof.

(b)  Except as provided for by the transactions contemplated herein and hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of Law (including by merger or consolidation) or otherwise. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 10.2  Notices.  All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (a) five business days following sending by registered or certified mail, postage prepaid, (b) when sent if sent by facsimile; provided, however, that the facsimile is promptly confirmed by telephone confirmation thereof by the intended recipient, (c) when delivered, if delivered personally to the intended recipient, and (d) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

if to Premier or Merger Sub, to:	Premier Alliance Group, Inc. 45212 Sharon Road, Suite 300 Charlotte, North Carolina 28211 Attn: Mark S. Elliott Facsimile: (704) 521-8078
with copies to:	Ruskin Moscou Faltischek, P.C. East Tower, 15 Floor 1425 RXR Plaza Uniondale, NY 11556-1425 Attention: Seth I. Rubin, Esq. Facsimile: (516) 663-6891
if to GHH:	GreenHouse Holdings, Inc. 5171 Santa Fe Street, Suite 1 San Diego, CA 92109 Attention: John Galt Facsimile: (949) 315-3827
with copies to:	Tarter Krinsky & Drogin, LLP 1350 Broadway New York, New York 10018 Attention: Peter Campitiello, Esq. Facsimile: (212) 216-8001

or to such other address or facsimile number as the Person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

Section 10.3  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof; provided, however, that the corporate laws of the state of a party’s incorporation and/or organization shall govern for purposes of corporate governance and matters of corporate law.

Section 10.4  Expenses.  GHH shall be solely responsible for the legal, accounting and other fees and expenses incurred by GHH in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby. Premier and Merger Sub shall be solely responsible for the legal, accounting and other fees and expenses incurred by Premier and Merger Sub in connection with execution of this Agreement and the consummation of the transactions contemplated hereby.

Section 10.5  Descriptive Headings.  The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 10.6  Amendment; Waivers.  This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all of the parties hereto. Any waiver of any terms and conditions hereof must be in writing, and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

Section 10.7  Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 10.8  Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at Law or in equity.

Section 10.9  Counterparts.  This Agreement may be executed in two or more counterparts, including via facsimile or other electronic means, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 10.10  Further Assurances.  Each party to this Agreement agrees (a) to furnish upon request to the other party such further information, (b) to execute and deliver to the other party such other documents and (c) to do such other acts and things as the other party reasonably requests for the purpose of carrying out the intent of this Agreement and the documents and instruments referred to herein.

Section 10.11  Costs of Enforcement.  Each party (that is, the GHH, on the one hand, and Premier and Merger Sub, on the other) shall be responsible for its own legal fees, costs or expenses incurred in connection with any action, dispute or proceeding in connection with this Agreement.

Section 10.12  Interpretation.

(a)  The words “hereof,” “herein,” “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit, and schedule references are to the articles, sections, paragraphs, exhibits, and schedules of this Agreement, unless otherwise specified. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument, or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

(b)  The phrases “the date of this Agreement,” “the date hereof,” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the opening paragraph of this Agreement.

(c)  The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 10.13  Parties in Interest; No Third Party Beneficiaries.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of the parties hereto and shall be binding upon their respective heirs, legal representatives, successors and assigns. Except as otherwise expressly provided herein, neither this Agreement nor the transactions contemplated hereby shall be deemed to confer upon any person not a party hereto any rights or remedies hereunder.

Section 10.14  Captions.  The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

Section 10.15  Gender and Number.  When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include singular and plural.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the date first above written.

PREMIER ALLIANCE GROUP, INC.
By: /s/ Mark S. Elliott Name: Mark S. Elliott Title: Chief Executive Officer and President
GHH ACQUISITION COMPANY, INC.
By: /s/ Mark S. Elliott Name: Mark S. Elliott Title: President
GREENHOUSE HOLDINGS, INC.
By: /s/ John Galt Name: John Galt Title: Chief Executive Officer

EXHIBIT B

RIGHTS OF DISSENTING OWNERS

NRS 92A.300 Definitions.  As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections. (Added to NRS by 1995, 2086)

NRS 92A.305 “Beneficial stockholder” defined.  “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record. (Added to NRS by 1995, 2087)

NRS 92A.310 “Corporate action” defined.  “Corporate action” means the action of a domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.315 “Dissenter” defined.  “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.410 to 92A.480, inclusive. (Added to NRS by 1995, 2087)

NRS 92A.320 “Fair value” defined.  “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. (Added to NRS by 1995, 2087)

NRS 92A.325 “Stockholder” defined.  “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.330 “Stockholder of record” defined.  “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.335 “Subject corporation” defined.  “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective. (Added to NRS by 1995, 2087)

NRS 92A.340 Computation of interest.  Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances. (Added to NRS by 1995, 2087)

NRS 92A.350 Rights of dissenting partner of domestic limited partnership.  A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity. (Added to NRS by 1995, 2088)

NRS 92A.360 Rights of dissenting member of domestic limited-liability company.  The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity. (Added to NRS by 1995, 2088)

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

1.  Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2.  Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1. (Added to NRS by 1995, 2088)

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1.  Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

(a)  Consummation of a plan of merger to which the domestic corporation is a party:

(1)  If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation and he is entitled to vote on the merger; or

(2)  If the domestic corporation is a subsidiary and is merged with its parent under NRS 92A.180.

(b)  Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner’s interests will be acquired, if he is entitled to vote on the plan.

(c)  Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

2.  A stockholder who is entitled to dissent and obtain payment under NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.390 Limitations on right of dissent:  Stockholders of certain classes or series; action of stockholders not required for plan of merger.

1.  There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

(a)  The articles of incorporation of the corporation issuing the shares provide otherwise; or

(b)  The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

(1)  Cash, owner’s interests or owner’s interests and cash in lieu of fractional owner’s interests of:

(I)  The surviving or acquiring entity; or

(II)  Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner’s interests of record; or

(2)  A combination of cash and owner’s interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

2.  There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130. (Added to NRS by 1995, 2088)

NRS 92A.400 Limitations on right of dissent:  Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1.  A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

2.  A beneficial stockholder may assert dissenter’s rights as to shares held on his behalf only if:

(a)  He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b)  He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

(Added to NRS by 1995, 2089)

NRS 92A.410 Notification of stockholders regarding right of dissent.

1.  If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

2.  If the corporate action creating dissenters’ rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430. (Added to NRS by 1995, 2089; A 1997, 730)

NRS 92A.420 Prerequisites to demand for payment for shares.

1.  If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights:

(a)  Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b)  Must not vote his shares in favor of the proposed action.

2.  A stockholder who does not satisfy the requirements of subsection 1 is not entitled to payment for his shares under this chapter. (Added to NRS by 1995, 2089)

NRS 92A.430 Dissenter’s notice:  Delivery to stockholders entitled to assert rights; contents.

1.  If a proposed corporate action creating dissenters’ rights is authorized at a stockholders’ meeting, the subject corporation shall deliver a written dissenter’s notice to all stockholders who satisfied the requirements to assert those rights.

2.  The dissenter’s notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

(a)  State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b)  Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c)  Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d)  Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

(e)  Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2089)

NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

1.  A stockholder to whom a dissenter’s notice is sent must:

(a)  Demand payment;

(b)  Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c)  Deposit his certificates, if any, in accordance with the terms of the notice.

2.  The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

3.  The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his shares under this chapter. (Added to NRS by 1995, 2090; A 1997, 730)

NRS 92A.450 Uncertificated shares:  Authority to restrict transfer after demand for payment; retention of rights of stockholder.

1.  The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

2.  The person for whom dissenter’s rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action. (Added to NRS by 1995, 2090)

NRS 92A.460 Payment for shares:  General requirements.

1.  Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a)  Of the county where the corporation’s registered office is located; or

(b)  At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

2.  The payment must be accompanied by:

(a)  The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year and the latest available interim financial statements, if any;

(b)  A statement of the subject corporation’s estimate of the fair value of the shares;

(c)  An explanation of how the interest was calculated;

(d)  A statement of the dissenter’s rights to demand payment under NRS 92A.480; and

(e)  A copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2090)

NRS 92A.470 Payment for shares:  Shares acquired on or after date of dissenter’s notice.

1.  A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

2.  To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters’ right to demand payment pursuant to NRS 92A.480. (Added to NRS by 1995, 2091)

NRS 92A.480 Dissenter’s estimate of fair value:  Notification of subject corporation; demand for payment of estimate.

1.  A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

2.  A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares. (Added to NRS by 1995, 2091)

NRS 92A.490 Legal proceeding to determine fair value:  Duties of subject corporation; powers of court; rights of dissenter.

1.  If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2.  A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

3.  The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4.  The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5.  Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a)  For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

(b)  For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

(Added to NRS by 1995, 2091)

NRS 92A.500 Legal proceeding to determine fair value:  Assessment of costs and fees.

1.  The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2.  The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a)  Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b)  Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3.  If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4.  In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5.  This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115. (Added to NRS by 1995, 2092)

[BACK COVER]

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this proxy statement/prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any of the underwriters. This proxy statement/prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this proxy statement/prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

The registrant’s certificate of incorporation provides that each director or officer of the registrant who was or is a party or is threatened to be made a party to or is involved in any proceeding by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the registrant to the fullest extent permitted by the laws of the State of Delaware, as they exist or may be amended (but, in the case of any such amendment, only to the extent such amendment permits the registrant to provide broader indemnification rights), against all costs, charges, expenses, liabilities and losses reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heir, executives and administrators.

Under Section 145 of the DGCL, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The registrant maintains $10,000,000 of insurance to protect itself and any director, officer, employee or agent of the registrant or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the registrant has the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 102(b)(7) of the DGCL enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The registrant’s certificate of incorporation implements such limitation. However, no such provision can eliminate or limit a director’s liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

In addition to the forgoing, on or about November 10, 2011, the registrant entered into indemnification agreements with its executive officers and directors obligating the registrant to provide indemnification to the extent permitted by Delaware law, and related matters.

Item 21. Exhibits and Financial Statement Schedules

Exhibits.

The exhibit index immediately following the signature page to this registration statement is incorporated herein by reference as the list of exhibits required as part of this registration statement.

Item 22. Undertakings

(A)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial, bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(D)  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference in the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(E)  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 2, 2011.

PREMIER ALLIANCE GROUP, INC.
By: /s/ Mark Elliott Mark Elliott Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The signatures below also constitute a power of attorney to Mark Elliott and Larry Brumfield, severally, to execute any amendment to this registration statement on their behalf.

Signature	Title	Date
/s/ Mark S. Elliott Mark S. Elliott	Director	December 2, 2011
/s/ Isaac Blech Issac Blech	Director	December 2, 2011
/s/ Kevin Carnahan Kevin Carnahan	Director	December 2, 2011
/s/ Patrick M. Kolenik Patrick M. Kolenik	Director	December 2, 2011
/s/ Gregory C. Morris Gregory C. Morris	Director	December 2, 2011
/s/ Cary W. Sucoff Cary W. Sucoff	Director	December 2, 2011
/s/ Stephen W. Yarbrough Stephen W. Yarbrough	Director	December 2, 2011

EXHIBIT INDEX

			Incorporated by Reference
Exhibit No	Exhibit Title	Filed Herewith	Form	Exhibit No.	Filing Date
2.1(a)	Agreement and Plan of Merger dated December 1, 2011 and exhibits thereto (included as Exhibit A herein).	X
2.1(b)	Escrow Agreement	X
3.1	Certificate of Incorporation		DEF-14A	A	4/19/11
3.2	By-laws		DEF-14A	B	4/19/11
4.1	Amended and Restated Certificate of Designation of Series B Preferred Stock		8-K/A	4.1	3/11/11
4.2	Amended and Restated Certificate of Designation of Series C Preferred Stock		8-K	4.1	3/7/11
4.3	Form of Series C. Warrant		8-K	4.2	3/7/11
4.4	Form of Unit Warrant issued in connection with the Unit Placement		S-3/A	4.1	8/5/10
4.5	Form of Unit Agent Warrant issued in connection with the Unit Placement		S-3/A	4.4	8/5/10
4.6	Form of Consulting Warrant		S-3/A	4.3	8/5/10
4.7	2008 Stock Incentive Plan		S-8	4.1	8/17/11
5.1	Legal Opinion of Ruskin Moscou Faltischek, P.C. regarding legality*
8.1	Legal Opinion of Tarter, Krinsky & Drogin LLP regarding tax matters*
10.1	Lease Agreement between Bissell Porter Siskey, LLC and the Company		10-KSB/A	10.4	4/27/06
10.2	Securities Purchase Agreement among the Company, Miriam Blech and River Charitable Remainder Unitrust f/b/o Isaac Blech dated March 3, 2011		8-K	10.1	3/7/11
10.3	Employment Agreement dated June 1, 2011 between the Registrant and Robert Yearwood	X

Incorporated by Reference
Exhibit No	Exhibit Title	Filed Herewith	Form	Exhibit No.	Filing Date
10.4	Employment Agreement dated June 1, 2011 between the Registrant and Mark Elliott	X
10.5	Employment Agreement dated June 1, 2011 between the Registrant and Kevin Hasenfus	X
10.6	Officer and Director indemnification agreement	X
10.7	Form of Master Consulting Services Agreement	X
10.8	Form of Employment Agreement between the Registrant and John Galt	X
21.0	Subsidiaries of Registrant	X
23.1	Consent of Scharf Pera & Co., PLLC Independent Registered Public Accounting Firm	X
23.2	Consent of PKF, Certified Public Accountants Independent Registered Public Accounting Firm	X
23.3	Consent of ONG and Company	X
23.4	Consent of Stonefield Josephson, Inc.	X
23.5	Consent of Ruskin Moscou Faltischek, P.C. (to be included in Exhibit 5.1)
23.6	Consent of Watts Capital LLC	X
24.1	Power of Attorney (included on signature page herein)	X
99.1	Consent of Burnham Securities, Inc.	X
99.2	Opinion of Burnham Securities, Inc. financial advisor to Premier Alliance Group, Inc.	X
99.3	Opinion of Watts Capital LLC financial advisor to GreenHouse Holdings, Inc.	X